                                           As filed pursuant to Rule 424(b)(3)
                                           under the Securities Act of 1933
                                           Registration No. 333-14885
PROSPECTUS
----------

                               13,000,000 SHARES

                                      LOGO

                                  COMMON STOCK
                            ------------------------

     All of the 13,000,000 shares of Common Stock of WellPoint Health Networks Inc. ("WellPoint" or the "Company") offered hereby are being sold by the California HealthCare Foundation (the "Foundation" or "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholder. Of the 13,000,000 shares of Common Stock being offered hereby, 10,400,000 shares (the "U.S. Shares") are being offered in the United States and Canada (the "U.S. Offering") by the U.S. Underwriters and 2,600,000 shares (the "International Shares") are being offered outside the United States and Canada (the "International Offering" and, together with the U.S. Offering, the "Offerings") by the International Managers. The price to public and underwriting discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting." The Common Stock of the Company is traded on the New York Stock Exchange under the symbol "WLP." On November 21, 1996, the last sale price of the Common Stock, as reported on the New York Stock Exchange was $28 5/8 per share. See "Price Range of Common Stock."

     As of September 30, 1996, the Foundation owned 53,360,000 shares of the Company's Common Stock (the "Common Stock"), representing approximately 80.3% of the total shares of Common Stock outstanding. Following the Offerings, the Foundation will own 40,360,000 shares of the Company's Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Company's Common Stock, which will represent approximately 57.8% of the outstanding shares). The Company's Articles of Incorporation prohibit any person or entity or affiliated persons or entities (other than the Foundation) from beneficially owning more than one share less than 5% of the outstanding voting securities of the Company. See "Description of Capital Stock."

     SEE "RISK FACTORS" ON PAGES 7 TO 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                      PRICE TO            UNDERWRITING       PROCEEDS TO SELLING
                                       PUBLIC              DISCOUNT(1)         SHAREHOLDER(2)
-------------------------------------------------------------------------------------------------
Per Share......................        $28.00                 $.84                 $27.16
-------------------------------------------------------------------------------------------------
Total(3).......................     $364,000,000           $10,920,000          $353,080,000
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) The Company and the Selling Shareholder have agreed to indemnify the several U.S. Underwriters and International Managers (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Excludes expenses payable by the Company, estimated at $700,000.
(3) The Selling Shareholder has granted to the U.S. Underwriters and the International Managers a 30-day option to purchase an aggregate of 1,560,000 and 390,000 additional shares, respectively, of Common Stock solely to cover over-allotments, if any. See "Underwriting." If all such additional shares are purchased, the total Price to Public, Underwriting Discount, and Proceeds to Selling Shareholder will be $418,600,000, $12,558,000 and $406,042,000, respectively.
                            ------------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or about November 27, 1996.
                            ------------------------
MERRILL LYNCH & CO.                                         SALOMON BROTHERS INC

BEAR, STEARNS & CO. INC.
                           DEAN WITTER REYNOLDS INC.
                                                            MORGAN STANLEY & CO.
                                                                INCORPORATED
                            ------------------------

               The date of this Prospectus is November 21, 1996.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Company's predecessor, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), filed with the Commission are incorporated herein by reference:

          (i) Old WellPoint's Annual Report on Form 10-K (File No. 1-11628) for the year ended December 31, 1995;

          (ii) Old WellPoint's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (iii) Old WellPoint's Current Reports on Form 8-K filed January 9, 1996, February 26, 1996, March 8, 1996 and April 12, 1996.

     The following documents of the Company filed with the Commission (File No. 1-14340) are incorporated herein by reference:

          (i) the Company's Current Report on Form 8-K filed June 3, 1996, Amendment No. 1 on Form 8-K/A filed June 24, 1996, Current Report on Form 8-K filed October 4, 1996, Current Report on Form 8-K filed October 25, 1996 and Amendment No. 1 on Form 8-K/A filed on November 18, 1996;

          (ii) the Company's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A, and for the quarter ended September 30, 1996; and

          (iii) the Company's Registration Statement on Form 8-B filed April 24, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to 21555 Oxnard Street, Woodland Hills, California 91367, Attention: Secretary. The Company's telephone number is
(818) 703-4000.

     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise indicates, references in this Prospectus to the "Company" or "WellPoint" are to WellPoint Health Networks Inc. and its subsidiaries. Except as set forth in the consolidated financial statements or where otherwise noted herein, the information contained in this Prospectus (i) assumes no exercise of the Underwriters' over-allotment option and (ii) assumes the reduction in shares outstanding as a result of the Company's May 1996 Recapitalization described under "The Company -- Recent Recapitalization."

                                  THE COMPANY

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including health maintenance organizations ("HMO"), preferred provider organizations ("PPO"), point-of-service ("POS") and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     Blue Cross of California. The Company's primary market for its managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets. Membership in WellPoint's HMO plan, CaliforniaCare, has grown to approximately 981,000 members as of September 30, 1996 from 123,000 members as of December 31, 1987, a compound annual growth rate of approximately 27% over such period. For the two-year period ended September 30, 1996, the compound annual growth rate was 20%. As of September 30, 1996, the HMO network included approximately 24,500 primary care and specialist physicians and approximately 410 hospitals throughout California. There were approximately 2.3 million members, including administrative service members, enrolled in WellPoint's California PPO health care plans as of September 30, 1996, approximately 50% of whom were individuals or employees of small groups. The PPO network included approximately 40,200 primary care and specialty physicians and 420 hospitals as of such date. WellPoint's large membership base allows it to provide for the delivery of health care services at lower cost than traditional health insurance companies, primarily due to its provider network arrangements that specify favorable rates and incorporate utilization management and other cost-control measures.

     Geographic Expansion Strategy -- UNICARE. The Company believes that its success in the highly competitive California managed care market is attributable to its broad range of managed care products which target the specific needs and demands of different customer segments. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to select from the Company's broad range of managed care products. As of September 30, 1996, the Company had approximately 1.1 million members enrolled in its UNICARE health plans. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group products.

     The Company acquired the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company ("MassMutual") in March 1996 (the "MMHD Acquisition"). The acquired MMHD operations, which have been renamed UNICARE Life & Health Insurance Company, focus on the large employer group market (employers with 251 to 3,000 employees) and provide administrative services, PPO and indemnity insurance products to members in 50 states. Most of the Company's current UNICARE members were previously MMHD members. On October 10, 1996, the Company signed a definitive agreement to purchase certain portions of the Group Benefits Operations (the "GBO Operations") of John Hancock Mutual Life Insurance Company ("John Hancock"). The GBO Operations target the "jumbo" employer segment (employers with 3,000 or more employees) and currently provide administrative services, PPO and indemnity insurance products. This transaction, which is subject to regulatory approvals and other closing conditions, is currently expected to close in January 1997.

     Specialty Managed Health Care Plans. The Company offers pharmacy, dental, workers' compensation and other managed health care plans through its specialty managed care networks. As of September 30, 1996, WellPoint's pharmacy plans served approximately 12.2 million risk and non-risk members and had approximately 44,200 participating pharmacies. The Company's dental products (which include a dental HMO and PPO) served approximately 1.5 million members. The Company is expanding its specialty managed care business by marketing these plans to its existing HMO, PPO and POS members, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

     In May 1996, the Company completed a recapitalization (the
"Recapitalization") with its former majority shareholder, Blue Cross of California ("BCC"). See "The Company -- Recent Recapitalization."

                                 THE OFFERINGS

Common Stock offered by the
  Selling Shareholder:
  U.S. Offering..............................  10,400,000 shares
  International Offering.....................  2,600,000 shares
          Total..............................  13,000,000 shares
Common Stock to be outstanding
  after the Offerings........................  66,484,298 shares(1)
Common Stock to be owned by the Selling
  Shareholder after the Offerings............  40,360,000 shares(2)
Use of Proceeds..............................  The Company will not receive any proceeds from the sale of shares offered hereby. See
                                               "Use of Proceeds."
New York Stock Exchange symbol...............  WLP

---------------
(1) Excludes approximately 3,050,485 shares of Common Stock subject to outstanding options granted by the Company under certain stock option plans, of which 144,858 were exercisable as of September 30, 1996.

(2) Assumes that the over-allotment options in an aggregate amount of 1,950,000 shares granted to the Underwriters are not exercised. If such over-allotment options are exercised in full, the Selling Shareholder will own 38,410,000 shares of Common Stock after the Offerings.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth for the periods indicated selected historical and pro forma consolidated financial data and historical operating statistics for the Company. For the years ended December 31, 1991 and 1992, WellPoint's business was conducted by BCC. The selected historical consolidated financial data and operating statistics presents WellPoint's results of operations for such periods as if it had been operating as a separate stand-alone entity. For the years ended December 31, 1991 through 1995 and as of December 31, 1995, the selected historical consolidated financial data does not include the commercial operations of BCC (the "BCC Commercial Operations"). Information as of December 31, 1995 and for each of the three years ended December 31, 1995 has been derived from the Consolidated Financial Statements of WellPoint contained herein, which have been audited by Coopers & Lybrand L.L.P., independent public accountants for WellPoint, whose report appears elsewhere in this Prospectus. Information for the years ended December 31, 1991 and 1992 has been derived from WellPoint's audited consolidated financial statements. The selected historical financial data presented for the nine months ended September 30, 1995 and 1996 has been derived from WellPoint's unaudited consolidated financial statements and contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the operating results to be expected for the full year. The unaudited pro forma income statement data for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the MMHD Acquisition, the Recapitalization (including the acquisition of the BCC Commercial Operations) and the pending acquisition of the GBO Operations as if each such transaction had been consummated as of the beginning of each period presented. The unaudited pro forma balance sheet data at September 30, 1996 gives effect to the acquisition of the GBO Operations as if such transaction had been consummated as of such date.

                                              YEAR ENDED DECEMBER 31,                           NINE MONTHS ENDED SEPTEMBER 30,
                       ----------------------------------------------------------------------  ----------------------------------
                                                                                      1995                                1996
                          1991        1992        1993        1994        1995     PRO FORMA      1995      1996(7)    PRO FORMA
                       ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING STATISTICS)
INCOME STATEMENT DATA:
 Revenues............. $1,926,724  $2,275,155  $2,449,175  $2,791,672  $3,107,079  $5,140,104  $2,328,418  $3,013,727  $3,956,188
 Operating expenses:
   Operating expenses
     (excluding
     nonrecurring
     costs)...........  1,698,896   1,983,641   2,133,245   2,431,643   2,734,541   4,772,315   2,038,939   2,714,735   3,669,657
   Nonrecurring
     costs............         --          --          --          --      57,074(5)   57,074(5)       --          --          --
 Operating income.....    227,828     291,514     315,930     360,029     315,464     310,715     289,479     298,992     286,531
 Interest
   expense(1).........         --          --          --          --          --      66,969          --      23,319      50,762
 Income before
   extraordinary gain
   and cumulative
   effect of
   accounting
   changes............    140,489     174,758     186,644     213,170     179,989     146,130     166,710     154,986     140,892
 Net income...........    159,699     174,758     165,384     213,170     179,989     146,130     166,710     154,986     140,892
 Earnings per
   share(2):
   Income before
     extraordinary
     gain and
     cumulative effect
     of accounting
     changes..........      $2.12       $2.63       $2.81       $3.21       $2.71       $2.20       $2.51       $2.33       $2.12
   Net income.........       2.41        2.63        2.49        3.21        2.71(6)     2.20(6)     2.51        2.33        2.12
OPERATING
 STATISTICS(3):
 Loss ratio...........       74.3%       73.6%       73.0%       72.8%       75.6%                   75.2%       77.1%
 Selling expense
   ratio..............        5.7         5.9         6.2         6.3         6.4                     6.4         5.7
 General and
   administrative
   expense ratio......       12.0        12.1        11.2        12.5        11.6                    11.5        13.4
 Net income ratio.....        8.6         8.0         7.0         7.9         6.1                     7.5         5.3
 Number of medical
   members at end of
   period(4)..........  1,938,000   2,162,000   2,322,000   2,617,000   2,797,000               2,778,000   4,388,000

                                                                                                            SEPTEMBER 30, 1996
                                                                                         DECEMBER 31,     -----------------------
                                                                                             1995           ACTUAL     PRO FORMA
                                                                                       ----------------   ----------   ----------
                                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets.......................................................................     $2,679,257      $3,447,883   $4,241,812
  Stockholders' equity...............................................................      1,670,226         812,110      812,110

---------------
(1) Interest expense for the pro forma income statement data gives effect to the debt issued with respect to the MMHD Acquisition, the payment of a special dividend in connection with the Recapitalization and the pending acquisition of the GBO Operations as if the transactions had been consummated at the beginning of each period presented. The income statement data for the period ended September 30, 1996 includes the actual interest expense and goodwill amortization incurred with respect to the completed transactions.
(2) Earnings per share for all periods presented prior to 1996 have been recomputed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares, plus the weighted average number of shares issued since the Recapitalization.
(3) The loss ratio represents health care services and other benefits as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue combined.
(4) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by each contract.
(5) This charge included $29.8 million of costs, primarily professional fees, associated with the proposed recapitalization of the Company and the terminated acquisition of Health Systems International, Inc. and $27.3 million for the impairment of the Company's pharmaceutical benefits management business.
(6) Earnings per share for the year ended December 31, 1995 includes nonrecurring costs of $0.52 per share.
(7) On May 20, 1996, the Company completed the Recapitalization, including the payment of a special dividend in the aggregate amount of $995.0 million, which was financed in part by the incurrence of $775.0 million in indebtedness. On March 31, 1996, the Company completed the MMHD Acquisition.

                        CAUTIONARY DISCLOSURE REGARDING
                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" such as statements concerning potential or future loss ratios and administrative expense ratios, certain statements contained in "Business" such as the Company's geographic expansion and other business strategies, the effect of recent health care reform legislation and small group membership growth, and other statements contained herein regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")). Such statements involve a number of risks and uncertainties which may cause actual results to differ from those projected. Factors that can cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors" and in other documents filed from time to time by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby.

HEALTH CARE COSTS AND PREMIUM PRICING PRESSURES

     WellPoint's profitability will depend in large part on accurately predicting health care costs and on its ability to control future health care costs through underwriting criteria, utilization management, product design and negotiation of favorable provider contracts. The aging of the population and other demographic characteristics and advances in medical technology continue to contribute to rising health care costs. Government-imposed limitations on Medicare and Medicaid reimbursement have also caused the private sector to bear a greater share of increasing health care costs. Changes in health care practices, inflation, new technologies, clusters of high-cost cases, changes in the regulatory environment and numerous other factors affecting the cost of health care are beyond any health plan's control and may adversely affect WellPoint's ability to predict and control health care costs as well as WellPoint's financial condition or results of operations. See
"Business -- Managed Health Care Industry Overview" and "Business -- Government Regulation."

     In addition to the challenge of controlling health care costs, the Company faces pressure to contain premium prices. Employer-sponsored and government-sponsored programs are subject to renegotiation as payors seek to control their costs. Fiscal concerns regarding the continued viability of programs such as Medicare and Medicaid may cause decreasing reimbursement rates for government-sponsored programs. WellPoint's financial condition or results of operations would be adversely affected by any limitation on the Company's ability to increase or maintain its premium levels.

HEALTH CARE REGULATIONS; LEGISLATIVE REFORM

     WellPoint's operations are subject to substantial regulation by Federal, state and local agencies. WellPoint offers its managed health care plans in California principally through subsidiaries whose businesses are subject to regulation by the California Department of Corporations (the "DOC") under the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act"). In addition, due in part to the MMHD Acquisition in March 1996, as well as previously existing Company operations, the Company is subject to regulation by the Departments of Insurance in California and various other states. There can be no assurance that any future regulatory action by the DOC or any such other agencies will not have a material adverse effect on the profitability or marketability of WellPoint's health plans or on its financial condition or results of operations. See "Business -- Government Regulation." Because of the Company's participation in government-sponsored programs such as Medicaid and Medicare, changes in government regulations or policy with respect to, among other things, reimbursement levels, could also adversely affect WellPoint's financial condition or results of operations.

     In August 1996, the President signed into law the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The HIPAA contains the following key provisions: (i) guaranteed access to health insurance for businesses with 50 or fewer employees; (ii) guaranteed access to health insurance for individuals who lose group coverage; and (iii) protections for individuals with pre-existing medical conditions. In September 1996, the President signed maternity length of stay and mental health parity measures into law. The maternity stay provision requires insurers to cover the cost of a 48-hour hospital stay following delivery and a 96-hour stay following a Caesarian section. The mental health parity provision will require insurance plans that provide mental health benefits to set the same level of yearly and lifetime coverage for mental health benefits as for physical ones. These measures will take effect January 1, 1998. In addition, numerous proposals have been introduced in, or are being considered by, the United States Congress and state legislatures relating to health care reform. There can be no assurance that compliance with recently enacted or future legislation will not have a material adverse impact on WellPoint's claims expense, its financial condition or results of operations.

INTEGRATION OF RECENT ACQUISITIONS; GEOGRAPHIC EXPANSION STRATEGY

     A significant component of the Company's business strategy is to diversify into new geographic markets, particularly through strategic acquisitions. The Company completed the MMHD Acquisition in March 1996. In October 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. This acquisition, which is subject to regulatory approvals and other closing conditions, is currently scheduled to close in January 1997. However, there can be no assurances that such conditions will be satisfied or that such acquisition will be consummated. Further, the consolidation of the acquired MMHD operations and the GBO Operations into the operations of the Company will require a significant amount of management time and could result in a diversion of management resources from other matters. The success of these acquisitions will also require the integration of a significant number of employees into the Company's existing operations. No assurances can be given regarding the ultimate success of the integration of these acquisitions into the Company's business, due in part to the large size and multi-state nature of their businesses.

     Both the acquired MMHD operations and the GBO Operations have substantial indemnity-based insurance operations, with a significant number of members outside of California. Each of these operations experienced varying profitability or losses in recent periods. In addition, the Company expects that it will experience material membership attrition as it pursues its strategy of motivating traditional indemnity health insurance members to select managed care products. A significant percentage of the members of the acquired MMHD operations and the GBO Operations are in geographic areas where managed care health plans are less prevalent and have not gained as great acceptance as in California. See "Business -- Managed Health Care Industry Overview." There can be no assurances that a sufficient number of these members will accept the managed care health plans offered by the Company or that the Company will be able to develop satisfactory provider networks in these geographic areas. The development of such networks will require considerable expenditures by the Company. The availability of funds for these expenditures will be dependent upon, among other things, the continued profitability of the Company's California-based business.

     As the Company pursues its geographic expansion strategy, the Company's market share is not as significant and its provider networks are not as extensive as in California, and the Company will not have the benefit of the Blue Cross mark, all of which are important components of its success in California. After an initial transition period, the Company will also no longer have the benefit of the MassMutual or John Hancock trade names under which these operations were previously conducted. There can be no assurance that the absence of one or more of these elements will not adversely affect the success of the Company's geographic expansion strategy.

COMPETITION

     Managed health care organizations, such as the Company, operate in a highly competitive environment and in an industry that is currently subject to significant changes from business consolidations, new strategic alliances, legislative reform, aggressive marketing practices by other managed health care organizations and market pressures brought about by a better informed and better organized customer base, particularly among large employers. This environment has produced and will likely continue to produce significant pressures on the profitability of managed health care companies. The Company believes that factors affecting the selection of a managed health care plan include price, size of provider networks, quality of service and reputation (which may be affected by accreditation by voluntary organizations such as the National Committee on Quality Assurance ("NCQA")). The Company is currently in litigation with NCQA regarding certain matters. See "Business -- Legal Proceedings."

     The Company's current operations remain heavily concentrated in California, where the managed health care industry is highly competitive on both a regional and statewide basis. In addition, the managed health care industry in California has undergone significant changes in recent years, including substantial consolidation as a result of completed and pending transactions. Outside of California, the Company faces substantial competition in all markets in which it operates from other regional and national companies, many of whom have (or due to future consolidation, may have) significantly greater financial and other resources and market share than the Company. If competition were to further increase in such markets, WellPoint's financial condition or results of operations could be materially adversely affected. See
"Business -- Competition."

     A substantial portion of WellPoint's California business is in the individual and small employer group market, where the loss ratio is significantly lower than in the large employer group market. The individual and small employer group business constituted approximately 46% and 41% of WellPoint's total premium revenue for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. WellPoint has experienced increasing competition in the individual and small employer group market over the past several years, which has contributed to an increase in WellPoint's loss ratio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BLUE CROSS MARK

     The Company is party to a license agreement (the "License Agreement") with the Blue Cross/Blue Shield Association ("BCBSA") which entitles WellPoint and certain of its subsidiaries to use the Blue Cross mark in California. The License Agreement contains certain requirements and restrictions regarding ownership of the Company's Common Stock and compliance with certain financial ratios and operating requirements. Upon the occurrence of any event causing termination of the License Agreement, WellPoint would cease to have the right to use the Blue Cross mark in California and the BCBSA could thereafter issue a license to use the Blue Cross mark in California to another entity, which would adversely affect WellPoint's financial condition or results of operations. See "Business -- Service Marks."

NEED FOR SUBORDINATED DEBT TO MEET ANTICIPATED BCBSA CAPITAL REQUIREMENTS

     The Company is required to maintain minimum tangible net equity ("TNE") by the Company's primary regulator, the DOC, and is required to meet minimum capital requirements prescribed by the BCBSA. In measuring its capital for the BCBSA, the Company is required by the BCBSA to use the method prescribed by the DOC regulations. The failure to meet a specified level (the "Minimum BCBSA Capital") of the BCBSA's base capital requirement can subject the Company to certain corrective actions, while the failure to meet a lower specified level of capital can result in termination of the License Agreement. As of September 30, 1996, the Company's TNE (and thus its capital for purposes of the BCBSA) was approximately $284.0 million and the Minimum BCBSA Capital was approximately $247.4 million. The Minimum BCBSA Capital requirement, which is more restrictive than the DOC's minimum capital requirements, is scheduled to increase for all BCBSA licensees effective December 31, 1996. In addition, the acquisition of the GBO Operations will cause a decrease in the Company's capital for purposes of the BCBSA requirements, because goodwill associated with the acquisition must be excluded from TNE (and thus from capital as calculated for the BCBSA). As a result, the Company must increase its capital to maintain compliance with the Minimum BCBSA Capital requirement.

     To address an anticipated shortfall in the Company's capital under the BCBSA's more stringent requirements, WellPoint has received a commitment letter (the "Commitment Letter") from Bank of America NT&SA for the provision of a $200 million subordinated debt facility (the "Subordinated Debt Facility"). The DOC regulations permit the Company to include in TNE (and thus in capital for BCBSA purposes) the amount of any indebtedness which is subordinated to the Company's obligation to maintain the DOC's required minimum TNE (approximately $20 million as of September 30, 1996). Pursuant to the terms of the Commitment Letter, the Subordinated Debt Facility will contain certain financial ratio and other requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company believes that borrowings under the Subordinated Debt Facility will qualify as TNE and that the Company's resulting capital will exceed the Minimum BCBSA Capital requirement, both at December 31, 1996 and upon completion of the acquisition of the GBO Operations.

     The Company intends promptly to negotiate the terms of definitive documentation related to the Subordinated Debt Facility substantially as described above or to take other appropriate actions so that the Company will meet the Minimum BCBSA Capital requirements at December 31, 1996 and after acquisition of the GBO Operations. However, there can be no assurance that the Company will be able to conclude the negotiations regarding the Subordinated Debt Facility or another qualifying transaction prior to December 31, 1996. Quarterly amortization payments will be due beginning March 31, 1998, and all outstanding indebtedness under the Subordinated Debt Facility will be due December 31, 1998. There can be no assurances that the Company will generate sufficient cash flow from operations for repayment of this indebtedness.

EVOLVING THEORIES OF RECOVERY

     WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. In the ordinary course of its business, WellPoint is subject to the claims of its members arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it were to result in a significant punitive damage award, could have a material adverse effect on WellPoint's financial condition or results of operations. In addition, the risk of potential liability under punitive damage theories may significantly increase the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is presently unknown.

EFFECT OF OWNERSHIP AND TRANSFER RESTRICTIONS ON FUTURE CHANGES OF CONTROL

     The ownership and transfer restrictions contained in the WellPoint Articles of Incorporation provide that no person or entity or affiliated group of persons or entities (other than the Foundation) may beneficially own more than one share less than 5% of the outstanding voting securities of the Company (the "Ownership Limit"). See "Description of Capital Stock." The ownership and transfer restrictions can generally not be amended without the affirmative vote of at least 75% of each class of the outstanding shares of voting capital stock represented and voting at a duly held meeting of the shareholders at which a quorum is present. Accordingly, the ownership and transfer restrictions, as well as requirements under the License Agreement, may have the effect of discouraging or even preventing a merger or business combination, a tender offer or similar extraordinary transaction involving WellPoint. See "-- Future Sales of Common Stock; Principal Shareholder" and "Description of Capital Stock."

SUBSTANTIAL INDEBTEDNESS; LEVERAGE

     As a result of the Recapitalization and the MMHD Acquisition, the Company incurred indebtedness of $837.0 million and a decrease in its tangible net worth of $1.4 billion. The Company's total indebtedness was $747.0 million as of September 30, 1996. This indebtedness will require that a portion of WellPoint's future cash flow be applied to the payment of interest and repayment of principal. This indebtedness may adversely affect WellPoint's ability to finance operations and could limit its ability to pursue business opportunities that may be in the interest of WellPoint and its shareholders. In addition, any additional indebtedness, such as borrowings under the Subordinated Debt Facility, may affect WellPoint's ability to maintain an investment grade rating with respect to its indebtedness or a favorable claims paying rating, which could have a material adverse effect on WellPoint's financial condition or results of operations. See "-- Need for Subordinated Debt to Meet BCBSA Capital Requirements" and "Unaudited Pro Forma Combined Condensed Financial Statements."

FUTURE SALES OF COMMON STOCK; PRINCIPAL SHAREHOLDER

     As of September 30, 1996, the Foundation owned 53,360,000 shares of the Company's Common Stock, representing approximately 80.3% of the total outstanding shares. Following the Offerings, the Foundation will own 40,360,000 shares of the Company's Common Stock, which will represent approximately 60.7% of the total outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Company's Common Stock, which will represent approximately 57.8% of the total outstanding shares). Such ownership, however, is subject to the provisions of a voting trust agreement (the "Voting Trust Agreement") and a voting agreement (the "Voting Agreement"), which may inhibit or delay changes of control or other significant corporate events. See "The Company -- Recent Recapitalization," "Relationship with the Foundation" and "Description of Capital Stock." The Foundation, while not being entitled to exercise a majority of the outstanding voting power of WellPoint, will by virtue of the voting power under its control have the ability to exert influence over shareholder actions, including the sale or merger of WellPoint. In exercising this voting power, the Foundation may have interests that diverge from those of WellPoint's other shareholders.

     The Company has entered into a registration rights agreement with the Foundation (the "Registration Rights Agreement"), granting the Foundation certain demand and "piggyback" registration rights. Sales of WellPoint Common Stock pursuant to any exercise of such rights may adversely affect the market price of WellPoint Common Stock. The shares being sold in the Offerings by the Foundation are being sold pursuant to the exercise of its registration rights.

     Sales of substantial amounts of Common Stock in the public market by the Foundation could adversely affect the market price of the Common Stock. Pursuant to the undertakings made by BCC in connection with the DOC's approval of the Recapitalization, the Foundation is required to make certain minimum annual distributions beginning in 1997. In order to fund required distributions, the Foundation may periodically sell shares of its WellPoint Common Stock. In addition, pursuant to the requirements of the BCBSA, the Foundation has agreed to reduce its voting power in WellPoint to less than 20% within three years of May 20, 1996 and to less than 5% within five years of such date, either through sales of shares or by deposit of such shares into the voting trust. See "Relationship with the Foundation" and "Description of Capital Stock."

CERTAIN TAX ISSUES RELATING TO THE RECAPITALIZATION

     In connection with the Recapitalization, BCC received a ruling from the Internal Revenue Service ("IRS") that, among other things, the conversion of BCC from non-profit to for-profit status as part of the Recapitalization (the "BCC Conversion") qualified as a tax-free transaction and that no gain or loss was recognized by BCC for Federal income tax purposes.

     If the ruling were subsequently revoked, modified or not honored by the IRS (due to a change in law or for any other reason), WellPoint, as the successor to BCC, could be subject to Federal income tax in an amount equal to the difference between the value of BCC at the time of the BCC Conversion and BCC's tax basis in its assets at the time of the BCC Conversion. The potential tax liability to WellPoint if the BCC Conversion is treated as a taxable transaction is currently estimated to be approximately $696 million, plus interest (and possibly penalties). BCC and the Foundation entered into an indemnification agreement (the "Indemnification Agreement") that provides, with certain exceptions, that the Foundation will indemnify WellPoint against the net tax liability as a result of a revocation or modification, in whole or in part, of the ruling by the IRS or a determination by the IRS that the BCC Conversion constitutes a taxable transaction for Federal income tax purposes. There can be no assurance that the Foundation will have sufficient assets to satisfy the liability in full, in which case WellPoint would bear all or a portion of the cost of the liability, which could have a material adverse effect on WellPoint's financial condition. See "Relationship with the Foundation."

                                  THE COMPANY

GENERAL

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     The Company's primary market for managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.

     Over the past decade, the Company has successfully transitioned substantially all of its California indemnity health insurance customers to managed care products. An important element of the Company's geographic expansion strategy is to replicate this success in other states. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health insurance products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such acquisitions will provide its UNICARE operations with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group plans.

     Consistent with the Company's acquisition strategy, on October 10, 1996 the Company signed a definitive agreement to purchase the GBO Operations from John Hancock (See "Business -- Recent Development -- Pending Acquisition of the GBO Operations") and in March 1996 acquired MMHD from MassMutual.

RECENT RECAPITALIZATION

     The Company's predecessor, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), was organized in 1992 as a public for-profit subsidiary of BCC, to own and operate substantially all of the managed health care business of BCC. On May 20, 1996, Old WellPoint and BCC completed the Recapitalization in order to fulfill BCC's public benefit obligation to the State of California arising out of the above-described creation of Old WellPoint. In connection with the Recapitalization, Old WellPoint paid a $10.00 per share special dividend ($995.0 million in the aggregate) of which $800.0 million was donated by BCC to the California Endowment (the "Endowment"), which together with the Foundation was one of two new foundations created to facilitate the Recapitalization. After BCC changed its status to a California for-profit business corporation, Old WellPoint merged with and into BCC (the "Merger") and the survivor, BCC, changed its name to WellPoint Health Networks Inc. Old WellPoint's outstanding shares of Class A Common Stock were each converted into 0.667 shares of Common Stock of the Company. The outstanding Common Stock of the Company held by the Foundation was exchanged for (i) 53,360,000 shares of the post-Merger Company's Common Stock and (ii) a cash payment of $235.0 million to reflect the value of the BCC Commercial Operations, including the Blue Cross mark. In October 1996, the Company and the Foundation agreed in principle to amend the terms of the Recapitalization to provide for the substitution by the Company of $7.0 million in cash for the capital stock of certain entities owning the real estate surrounding the Company's headquarters building.

     In connection with the Recapitalization and pursuant to requirements of the BCBSA, the Foundation entered into the Voting Trust Agreement and the Voting Agreement to ensure the continued election of directors nominated by the Nominating Committee of the Company's Board of Directors and to require the reduction of holdings by the Foundation of the Company's shares, either through sales or deposits into the Voting Trust, to less than 20% and 5% of the outstanding Company Common Stock on and after the third and fifth anniversaries, respectively, of May 20, 1996. The Company and the Foundation also entered into the Registration Rights Agreement which, among other things, granted the Foundation certain demand and "piggyback" registration rights to facilitate the sale of its holdings of the Company's Common Stock. See "Relationship with the Foundation."

     In addition, in connection with the Recapitalization, the Company entered into the License Agreement with the BCBSA, which makes the Company the exclusive licensee of the Blue Cross mark in California. The License Agreement requires the Company to, among other things, prohibit any person other than the Foundation from beneficially owning stock in excess of the Ownership Limit, eliminate cumulative voting and establish a classified Board of Directors. See "Risk Factors -- Future Sales of Common Stock; Principal Shareholder,"
"Business -- Service Marks" and "Relationship with the Foundation."

     Unless the context otherwise requires, all information herein gives effect to the Merger or Recapitalization. Any references herein to the "Company" or "WellPoint" prior to the Recapitalization shall mean Old WellPoint.

     The Company is a corporation organized under the laws of the State of California. The Company's principal executive offices are located at 21555 Oxnard Street, Woodland Hills, California 91367 and its telephone number is
(818) 703-4000.

                                USE OF PROCEEDS

     All of the shares of Common Stock being offered hereby are owned by the Foundation. See "Selling Shareholder." The Company will not receive any proceeds from the sale of shares offered hereby.

                                DIVIDEND POLICY

     The Company currently intends to retain all of its current and future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. In connection with the Recapitalization, Old WellPoint paid a special dividend of $10.00 per share to the holders of its Class A and Class B Common Stock. See "The Company -- Recent Recapitalization." The payment of any future dividends will be at the discretion of the Company's Board of Directors.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been traded on the New York Stock Exchange under the symbol "WLP" since the Company's initial public offering on January 27, 1993. The following table sets forth for the periods indicated the high and low sale prices for the Common Stock. For periods prior to the consummation of the Recapitalization on May 20, 1996 the information given below is with respect to Old WellPoint Class A Common Stock without adjustment for the two-for-three exchange occurring as part of the Recapitalization. In connection with the Recapitalization, Old WellPoint paid a special dividend of $10.00 per share to its stockholders of record as of May 15, 1996. See "The Company -- Recent Recapitalization."

                                                                           HIGH       LOW
                                                                           ----       ----
    PRE-RECAPITALIZATION:
    Year Ended December 31, 1994
      First Quarter......................................................  $37      $29 3/4
      Second Quarter.....................................................   34       29 3/8
      Third Quarter......................................................   32 1/2   24 1/4
      Fourth Quarter.....................................................   31 1/4   25 7/8
    Year Ended December 31, 1995
      First Quarter......................................................  $37      $27
      Second Quarter.....................................................   34 3/8   27 3/8
      Third Quarter......................................................   31       27 7/8
      Fourth Quarter.....................................................   33 3/8   29 1/8
    Year Ended December 31, 1996
      First Quarter......................................................  $36      $31 7/8
      Second Quarter (through May 20, 1996)..............................   36 5/8   26
    POST-RECAPITALIZATION:
      Second Quarter (May 21, 1996 to June 30, 1996).....................  $39 1/8  $31 1/8
      Third Quarter......................................................   33 3/4   23 3/8
      Fourth Quarter (through November 21, 1996).........................   32 5/8   28 3/8

     On November 21, 1996, the closing price on the New York Stock Exchange for the Company's Common Stock was $28 5/8 per share. As of November 12, 1996, there were approximately 150 holders of record of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996 (i) on an actual basis and (ii) on a pro forma basis to reflect the acquisition of the GBO Operations and the incurrence and assumption of additional indebtedness in connection therewith. See "Business -- Recent Development -- Pending Acquisition of the GBO Operations." This table should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this Prospectus.

                                                                      SEPTEMBER 30, 1996
                                                                 ----------------------------
                                                                   ACTUAL         PRO FORMA
                                                                 ----------     -------------
                                                                        (IN THOUSANDS)
    Long-term debt.............................................  $  747,000      $   833,700
    Stockholders' equity:
      Preferred Stock, $0.01 par value, 50,000,000 shares
         authorized, none issued and outstanding...............          --               --
      Common Stock, $0.01 par value, 300,000,000 shares
         authorized, 66,484,298 issued and outstanding,
         actual and pro forma..................................         665              665
      Additional paid-in capital...............................     760,917          760,917
      Unrealized valuation adjustment..........................     (20,365)         (20,365)
      Retained earnings........................................      70,893           70,893
                                                                 ----------         --------
              Total stockholders' equity.......................     812,110          812,110
                                                                 ----------         --------
                   Total capitalization........................  $1,559,110      $ 1,645,810
                                                                 ==========         ========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth for the periods indicated selected consolidated financial data and operating statistics for the Company. For the years ended December 31, 1991 and 1992, WellPoint's business was conducted by BCC. In accordance with generally accepted accounting principles, the assets and liabilities of WellPoint's business for such periods have been reflected in its financial statements on the basis of BCC's historical cost. The selected historical consolidated financial data and operating statistics presents WellPoint's financial position and results of operations for such periods as if it had been operating as a separate stand-alone entity. For the years ended and as of December 31, 1991 through December 31, 1995 and the nine months ended September 30, 1995, the selected historical consolidated financial data does not include the BCC Commercial Operations. Information as of December 31, 1994 and 1995 and for each of the three years ended December 31, 1995 has been derived from the Consolidated Financial Statements of WellPoint contained herein, which have been audited by Coopers & Lybrand L.L.P., independent public accountants for WellPoint, whose report appears elsewhere in this Prospectus. Information as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 have been derived from WellPoint's audited consolidated financial statements. The selected financial data presented for the nine months ended September 30, 1995 and 1996 has been derived from WellPoint's unaudited consolidated financial statements and contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information. The operating results for the nine months ended and as of September 30, 1996 are not necessarily indicative of the operating results to be expected for the full year. The following data should be read in conjunction with the accompanying Consolidated Financial Statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                            (IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues:
    Premium revenue..................  $1,844,909   $2,161,216   $2,355,980   $2,647,951   $2,910,622   $2,181,446   $2,801,246
    Management services revenue......      14,317       17,952       18,121       36,274       61,151       44,484      105,473
    Investment income................      67,498       95,987       75,074      107,447      135,306      102,488      107,008
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                        1,926,724    2,275,155    2,449,175    2,791,672    3,107,079    2,328,418    3,013,727
  Operating expenses:
    Health care services and other
      benefits.......................   1,370,974    1,591,725    1,719,853    1,927,954    2,199,953    1,640,897    2,159,062
    Selling expense..................     105,562      128,653      147,097      169,483      190,161      141,932      166,805
    General and administrative
      expense........................     222,360      263,263      266,295      334,206      344,427      256,110      388,868
    Nonrecurring costs...............          --           --           --           --       57,074(1)         --          --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                        1,698,896    1,983,641    2,133,245    2,431,643    2,791,615    2,038,939    2,714,735
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income...................     227,828      291,514      315,930      360,029      315,464      289,479      298,992
  Interest expense...................          --           --           --           --           --           --       23,319
  Other expense, net.................       2,389        2,419        2,901        8,008       12,677        8,845       15,107
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before provision for income
    taxes, extraordinary gain and
    cumulative effect of accounting
    changes..........................     225,439      289,095      313,029      352,021      302,787      280,634      260,566
    Provision for income taxes.......      84,950      114,337      126,385      138,851      122,798      113,924      105,580
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before extraordinary gain
    and cumulative effect of
    accounting changes...............     140,489      174,758      186,644      213,170      179,989      166,710      154,986
    Extraordinary gain -- tax benefit
      from utilization of net
      operating loss carryforwards...      19,210           --           --           --           --           --           --
    Cumulative effect of accounting
      changes -- adoption of SFAS
      Nos. 106 and 109...............          --           --      (21,260)          --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $  159,699   $  174,758   $  165,384   $  213,170   $  179,989   $  166,710   $  154,986
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995       1996(2)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AND OPERATING STATISTICS)
EARNINGS PER SHARE(3):
  Income before extraordinary gain
    and cumulative effect of
    accounting changes...............       $2.12        $2.63        $2.81        $3.21        $2.71        $2.51        $2.33
  Extraordinary gain--tax benefit
    from utilization of net operating
    loss
    carryforwards....................        0.29           --           --           --           --           --           --
  Cumulative effect of accounting
    changes..........................          --           --        (0.32)          --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................       $2.41        $2.63        $2.49        $3.21        $2.71(6)      $2.51       $2.33
                                        =========    =========    =========    =========    =========    =========    =========
OPERATING STATISTICS(4):
  Loss ratio.........................        74.3%        73.6%        73.0%        72.8%        75.6%        75.2%        77.1%
  Selling expense ratio..............         5.7          5.9          6.2          6.3          6.4          6.4          5.7
  General and administrative expense
    ratio............................        12.0         12.1         11.2         12.5         11.6         11.5         13.4
  Net income ratio...................         8.6          8.0          7.0          7.9          6.1          7.5          5.3
  Number of medical members at end of
    period(5)........................   1,938,000    2,162,000    2,322,000    2,617,000    2,797,000    2,778,000    4,388,000

                                                                DECEMBER 31,                                 SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Cash and investment securities.....    $783,242   $1,039,106   $1,779,495   $1,962,290   $2,244,605   $2,166,427   $2,026,935
  Total assets.......................     871,936    1,155,883    1,921,832    2,385,636    2,679,257    2,650,853    3,447,883
  Long-term debt.....................          --           --           --           --           --           --      747,000
  Stockholders' equity...............     321,725      507,483    1,233,190    1,418,919    1,670,226    1,642,344      812,110

---------------
(1) This charge included $29.8 million of costs, primarily professional fees, associated with the proposed recapitalization of the Company and the terminated acquisition of Health Systems International, Inc. and $27.3 million for the impairment of the Company's pharmaceutical benefits management business.

(2) On May 20, 1996, the Company completed the Recapitalization, including the payment of a special dividend in the aggregate amount of $995.0 million, which was financed in part by the incurrence of $775.0 million in indebtedness. On March 31, 1996, the Company completed the MMHD Acquisition.

(3) Earnings per share for all periods presented prior to 1996 have been recomputed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares, plus the weighted average number of shares issued since the Recapitalization.

(4) The loss ratio represents health care services and other benefits as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue.

(5) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by each contract.

(6) Earnings per share for the year ended December 31, 1995 includes nonrecurring costs of $0.52 per share.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following sets forth the unaudited pro forma combined condensed balance sheet for WellPoint as of September 30, 1996, and unaudited pro forma combined condensed income statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The Unaudited Pro Forma Combined Condensed Financial Statements include historical amounts of Old WellPoint, adjusted to reflect the Recapitalization including the acquisition of the BCC Commercial Operations, and historical amounts of MMHD and the GBO Operations, adjusted to reflect their acquisition by WellPoint. Reference is made to the notes to the Unaudited Pro Forma Combined Condensed Financial Statements for a discussion of such transactions. For the purpose of presenting the unaudited pro forma combined condensed balance sheet, the Recapitalization and the MMHD Acquisition are considered to have occurred on their effective dates, and the pending acquisition of the GBO Operations is considered to have occurred as of September 30, 1996, while the unaudited pro forma combined condensed income statements are presented on the basis that such transactions occurred as of the beginning of each period presented.

     As further discussed in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements, the acquisition of the BCC Commercial Operations, the MMHD Acquisition and the pending acquisition of the GBO Operations are accounted for using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations, MMHD and the GBO Operations are recorded at their estimated fair value.

     Certain data and notes normally included in financial statements in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited pro forma combined condensed balance sheet is not necessarily indicative of the financial condition had the pending acquisition of the GBO Operations been completed as of September 30, 1996. The unaudited pro forma combined condensed income statements are not necessarily indicative of the results of operations of WellPoint had the Recapitalization (including the acquisition of the BCC Commercial Operations), the MMHD Acquisition and the pending acquisition of the GBO Operations actually been completed as of the dates indicated. In addition, the Unaudited Pro Forma Combined Condensed Financial Statements are not necessarily indicative of the future financial condition or results of operations of WellPoint. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, which are included in this Prospectus, and the historical financial statements of the BCC Commercial Operations, MMHD and the GBO Operations, which are incorporated by reference herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                   WELLPOINT    GBO OPERATIONS   ADJUSTMENTS          TOTAL
                                                   ----------   --------------   -----------        ----------
                                                                         (IN THOUSANDS)
ASSETS
Cash and current investments.....................  $2,026,935      $417,016       $      --         $2,443,951
Other current assets.............................     557,257       213,686              --            770,943
                                                   ----------      --------        --------         ----------
         Total current assets....................   2,584,192       630,702              --          3,214,894
Intangible assets................................     552,601         9,552         127,700(1)         689,853
Other non-current assets.........................     311,090        25,975              --            337,065
                                                   ----------      --------        --------         ----------
         Total assets............................  $3,447,883      $666,229       $ 127,700         $4,241,812
                                                   ==========      ========        ========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Medical claims payable and loss reserves.........  $  819,843      $159,741       $      --         $  979,584
Unearned premiums................................     160,463            --              --            160,463
Experience rated and other refunds...............     151,191        24,873              --            176,064
Other current liabilities........................     470,142        84,674          41,000(1)         595,816
                                                   ----------      --------        --------         ----------
         Total current liabilities...............   1,601,639       269,288          41,000          1,911,927
Long-term debt...................................     747,000            --          86,700(2)         833,700
Other non-current liabilities....................     287,134       396,941              --            684,075
                                                   ----------      --------        --------         ----------
         Total liabilities.......................   2,635,773       666,229         127,700          3,429,702
Total stockholders' equity.......................     812,110            --              --            812,110
                                                   ----------      --------        --------         ----------
  Total liabilities and stockholders' equity.....  $3,447,883      $666,229       $ 127,700         $4,241,812
                                                   ==========      ========        ========         ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WELLPOINT HEALTH NETWORKS INC.

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                      RECAPITALIZATION
                           AND BCC                          WELLPOINT
                         COMMERCIAL                            POST                         GBO
         WELLPOINT      OPERATIONS(3)     ADJUSTMENTS    RECAPITALIZATION    MMHD(8)     OPERATIONS   ADJUSTMENTS        TOTAL
         ----------   -----------------   -----------    ----------------   ----------   ----------   -----------      ----------
         (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
Revenues... $2,485,153     $ 319,850       $  (9,667)(4)    $2,795,336      $  592,420    $573,619     $  (5,187)(9)  $3,956,188
Expenses...  2,228,663       297,226           2,039(5)      2,527,928         571,860     565,020         4,849(10)   3,669,657
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Operating
  and
  other
  income...    256,490        22,624         (11,706)          267,408          20,560       8,599       (10,036)        286,531
Interest
expense...         --        20,974           21,167(6)         42,141           2,346          --         6,275(11)      50,762
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Income
 before
  provision
  (benefit)
  for
 income
 taxes...    256,490          1,650          (32,873)          225,267          18,214       8,599       (16,311)        235,769
Provision
(benefit)
  for
 income
 taxes...    103,878            668          (13,313)(7)        91,233           6,375       3,010        (5,741)(12)     94,877
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Net
 income
 (loss)... $  152,612     $     982        $ (19,560)       $  134,034      $   11,839    $  5,589     $ (10,570)     $  140,892
         ==========        ========         ========          ========      ==========    ========       =======      ==========
Primary
  and
  fully
diluted
earnings
  per
  share...                                                                                                            $     2.12(13)
                                                                                                                      ==========
Weighted
 average
 number
 shares
  outstanding...                                                                                                          66,416
                                                                                                                      ==========

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                             BCC                            WELLPOINT
                         COMMERCIAL                            POST                         GBO
         WELLPOINT       OPERATIONS       ADJUSTMENTS    RECAPITALIZATION      MMHD      OPERATIONS   ADJUSTMENTS        TOTAL
         ----------   -----------------   -----------    ----------------   ----------   ----------   -----------      ----------
                                                (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
Revenues... $3,107,079     $ 448,493       $ (25,025)(4)    $3,530,547      $  888,542    $739,726     $ (18,711)(9)  $5,140,104
Expenses...  2,804,292       441,988           5,111(5)      3,251,391         814,675     752,440        10,883(10)   4,829,389
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Operating
  and
  other
  income...    302,787         6,505         (30,136)          279,156          73,867     (12,714)      (29,594)        310,715
Interest
expense...         --            --           56,188(6)         56,188              --          --        10,781(11)      66,969
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Income
 (loss)
 before
  provision
  (benefit)
  for
 income
 taxes...    302,787          6,505          (86,324)          222,968          73,867     (12,714)      (40,375)        243,746
Provision
(benefit)
  for
 income
 taxes...    122,798          2,323          (34,819)(7)        90,302          24,385      (4,450)      (12,621)(12)     97,616
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Net
 income
 (loss)... $  179,989     $   4,182        $ (51,505)       $  132,666      $   49,482    $ (8,264)    $ (27,754)     $  146,130
         ==========        ========         ========         =========      ==========    ========      ========      ==========
Primary
  and
  fully
diluted
earnings
  per
  share...                                                                                                            $     2.20(13)
                                                                                                                      ==========
Weighted
 average
 number
 shares
  outstanding...                                                                                                          66,367
                                                                                                                      ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WELLPOINT HEALTH NETWORKS INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On March 31, 1996 the Company completed the MMHD Acquisition.

     On May 20, 1996, the Company, BCC and Old WellPoint completed the Recapitalization, which has been accounted for in the Unaudited Pro Forma Combined Condensed Financial Statements using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations are recorded at their estimated fair market value. In connection with the Recapitalization, stockholders of Old WellPoint received a cash dividend of $10.00 per share of Old WellPoint Common Stock ($995.0 million in aggregate), followed by the Merger of Old WellPoint with and into converted BCC (thereafter "WellPoint") with each share of Old WellPoint Common Stock effectively converted into 0.667 of a share of WellPoint Common Stock. WellPoint paid $235.0 million in cash for the BCC Commercial Operations, including the value of the Blue Cross name and mark. The total cash paid in the Recapitalization was $1,230.0 million.

     On October 10, 1996, WellPoint executed a definitive agreement to acquire the GBO Operations for approximately $86.7 million. This transaction is expected to close in January 1997.

 (1) The net increase in intangible assets is a result of the excess of cost over the fair market value of the net assets of the GBO Operations (purchase price of $86.7 million) and certain purchase price adjustments related to the pending acquisition of the GBO Operations.

 (2) Reflects the issuance of long-term indebtedness of $86.7 million associated with the pending acquisition of the GBO Operations.

 (3) The historical operating results of the BCC Commercial Operations have been adjusted for the period from the date of acquisition by WellPoint through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and the BCC Commercial Operations' revenues have been decreased by $8.3 million to reflect interest income on cash and investments used by WellPoint to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend of $995.0 million; (b) WellPoint's expenses have been decreased and the BCC Commercial Operations' expenses have been increased by $1.8 million to reflect amortization of the intangible assets arising out of the acquisition of the BCC Commercial Operations; and (c) WellPoint's interest expense has been decreased and the BCC Commercial Operations' interest expense has been increased by $21.0 million to reflect debt incurred to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend.

 (4) The reduction in revenues reflects the foregone interest, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, at 5.50% per annum on the $455.0 million of cash and investments used to fund a special dividend and the acquisition of the BCC Commercial Operations.

 (5) Reflects the adjustment required to amortize, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, the intangible assets of $204.5 million created as a result of the acquisition of the BCC Commercial Operations on a straight-line basis over 40 years.

 (6) Reflects the adjustment required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, on the issuance of $775.0 million of indebtedness incurred by WellPoint in connection with the payment of a special dividend in the amount of $995.0 million. An increase in the assumed interest rate by 0.25% results in additional interest expense of $1.9 million on an annual basis and reduces earnings per share by $0.02 on an annual basis.

 (7) Reflects the tax effect of the pro forma adjustments to effect the acquisition of the BCC Commercial Operations and payment of a special dividend of $995.0 million.

 (8) The historical operating results of MMHD have been adjusted for the period from the date of acquisition through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and MMHD's revenues have been decreased by $8.8 million to reflect the interest income on cash and investments used by WellPoint to finance the MMHD Acquisition; and (b) WellPoint's interest expense has been decreased and MMHD's interest expense has been increased by $2.3 million to reflect the cost of debt incurred to finance the MMHD Acquisition. The historical expenses of MMHD include amortization of $3.4 million from the date of the acquisition to September 30, 1996, reflecting amortization of intangible assets created as a result of the MMHD Acquisition.

 (9) The reduction in revenues reflects the foregone interest at 5.50% per annum, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the $340.2 million of cash and investments used in connection with the MMHD Acquisition.

(10) Reflects the adjustments required to amortize the intangible assets of $231.9 million created as a result of the MMHD Acquisition on a straight-line basis over 35 years, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, and to amortize the intangible assets of $127.7 million expected to be created as a result of the pending acquisition of the GBO Operations on a straight-line basis over 30 years, from January 1, 1996 through September 30, 1996 and for the year ended December 31, 1995.

(11) Reflects the adjustments required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the issuance of $62.0 million of indebtedness incurred by WellPoint in connection with the MMHD Acquisition, and the interest expense (at an assumed rate of 7.25% per annum) on the issuance of $86.7 million of indebtedness expected to be incurred by WellPoint in connection with the pending acquisition of the GBO Operations for all periods presented. An increase in the assumed interest rate by 0.25% results in additional interest expense of $0.4 million on an annual basis and has minimal effect on earnings per share on an annual basis.

(12) Reflects the tax effect of the pro forma adjustments to effect the MMHD Acquisition and the pending acquisition of the GBO Operations.

(13) Earnings per share for the year ended December 31, 1995 has been computed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares plus the weighted average number of shares issued since the Recapitalization.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus. See "Cautionary Disclosure Regarding Forward-Looking Statements."

OVERVIEW

     WellPoint is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans, and traditional indemnity products. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company provides underwriting, actuarial services, network access, medical cost management, claims processing and administrative services to self-funded employers. The Company's primary market for its managed care products is the State of California.

     In March 1996, the Company completed the MMHD Acquisition and began the integration of the acquired large employer group operations into its business. This acquisition involves traditional group life and health indemnity businesses which have experienced fluctuations in revenues and net income. In addition, prior to their acquisition by the Company, the MMHD large employer group operations (as well as the BCC Commercial Operations) have traditionally experienced higher health care services expense as a percentage of premium revenue (the "loss ratio") than the Company. As a result, the Company may experience a higher overall loss ratio in future periods. In addition, there can be no assurance that the Company will be able to successfully integrate MMHD into its business or take appropriate measures to control its associated loss ratio.

     In October 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. Although a majority of the GBO Operations involve the provision of administrative services to self-funded employer plans, the indemnity-based portions of the GBO Operations have also experienced a higher overall loss ratio than the Company's core business. If the acquisition of the GBO Operations is completed, the Company may experience a higher overall loss ratio. In addition, the integration of its operations may have an adverse effect on the Company's financial condition or results of operations. The Company expects to incur approximately $35 million to $45 million of restructuring costs relating to this acquisition during 1997, a portion of which is expected to be reflected in the Company's results of operations. The Company expects that it will experience material membership attrition as it pursues its strategy of motivating traditional indemnity health insurance members to select managed care products. See "Risk Factors -- Geographic Expansion Strategy; Integration of Recent Acquisitions."

     A variety of health care reform measures are currently pending or have been recently enacted at the Federal and state levels. Recent Federal legislation seeks, among other things, to insure the portability of health coverage and mandates minimum maternity hospital stays. These and other proposed measures may have the effect of dramatically altering the regulation of the provision of health care and of increasing the Company's loss ratio. See "Risk
Factors -- Health Care Regulations; Legislative Reform" and "Business -- Government Regulation."

RESULTS OF OPERATIONS

     WellPoint's revenues are generated from premiums earned for health care and specialty services provided to its members, fees for administrative services, including claims processing and access to provider networks for self-insured employers, and investment income. WellPoint's operating expenses include health care services and other benefits expenses, consisting primarily of payments for physicians, hospitals and other providers for health care and specialty products claims; selling expenses for broker and agent commissions; general and administrative expenses; interest expense and income taxes.

     The Company's consolidated results of operations for the nine months ended September 30, 1996 include the results of MMHD and the BCC Commercial Operations from March 31, 1996 and May 20, 1996, respectively, the effective date of each acquisition.

MEDICAL MEMBERSHIP

     The following table sets forth membership data and the percent change in membership:

                                                               AS OF SEPTEMBER 30,
                                                            -------------------------     PERCENT
                                                               1995           1996         CHANGE
                                                            ----------     ----------     --------
  CALIFORNIA
    Group Services:
       HMO..............................................       615,623        663,271          7.7%
       PPO and Other (a)................................       765,744      1,284,245         67.7%
                                                            ----------     ----------
            Total (b)                                        1,381,367      1,947,516         41.0%
                                                            ----------     ----------
    Individual, Small Group and Senior:
       HMO..............................................       167,171        258,582         54.7%
       PPO and Other....................................     1,194,415      1,198,677          0.4%
                                                            ----------     ----------
            Total.......................................     1,361,586      1,457,259          7.0%
                                                            ----------     ----------
    Medi-Cal HMO Programs...............................        35,177         59,454         69.0%
                                                            ----------     ----------
  Total California Medical Membership (c)...............     2,778,130      3,464,229         24.7%
                                                            ----------     ----------
  OUT-OF-STATE
    Group Services:
       HMO..............................................            --          2,506          N/A
       PPO and Other (a)                                            --        899,759          N/A
                                                            ----------     ----------
            Total (b)...................................            --        902,265          N/A
                                                            ----------     ----------
    Individual, Small Group and Senior:
       PPO and Other....................................            --         21,016          N/A
                                                            ----------     ----------
  Total Out-of-State Medical Membership.................            --        923,281          N/A
                                                            ----------     ----------
  TOTAL MEDICAL MEMBERSHIP..............................     2,778,130      4,387,510         57.9%
                                                            ==========     ==========
    HMO.................................................       817,971        983,813         20.3%
    PPO and Other                                            1,960,159      3,403,697         73.6%
                                                            ----------     ----------
  TOTAL MEDICAL MEMBERSHIP..............................     2,778,130      4,387,510         57.9%
                                                            ==========     ==========

---------------

(a) California and Out-of-State include 723,857 and 492,026 management services members, respectively, as of September 30, 1996. Of the 723,857 California management services members, 81,056 are from the acquired MMHD operations. California includes 476,401 management services members as of September 30, 1995.

(b) As of September 30, 1996, total MMHD medical membership was approximately 1,051,000, of which approximately 149,000 were California members and approximately 902,000 were Out-of-State members.

(c) As of September 30, 1996, total BCC Commercial Operations membership was approximately 264,100, all of which were California members.

     The following table sets forth selected operating ratios. The loss ratio for health care services and other benefits is shown as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue combined.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                      YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                     -------------------------     ---------------
                                                     1993      1994      1995      1995      1996
                                                     -----     -----     -----     -----     -----
Operating Revenues:
  Premium revenue ratio............................   99.2%     98.7%     97.9%     98.0%     96.4%
  Management services revenue ratio................    0.8       1.3       2.1       2.0       3.6
                                                     ------    ------    ------    ------    ------
                                                     100.0%    100.0%    100.0%    100.0%    100.0%
Operating Expenses:
  Health care services and other
     benefits (loss ratio).........................   73.0%     72.8%     75.6%     75.2%     77.1%
  Selling expense ratio............................    6.2       6.3       6.4       6.4       5.7
  General and administrative expense
     ratio.........................................   11.2      12.5      11.6      11.5      13.4

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Premium revenue increased 28.4% to $2,801.2 million for the nine months ended September 30, 1996 from $2,181.4 million for the nine months ended September 30, 1995. Premium revenue of $341.1 million and $122.4 million was attributable to MMHD and the BCC Commercial Operations, respectively. Also contributing to increased premium revenue was a 5.6% increase in medical membership from September 30, 1995 to September 30, 1996, excluding MMHD and the BCC Commercial Operations. Workers' compensation premium revenues increased 47.4% from the first nine months of 1995 to the first nine months of 1996, due to a large increase in the number of insured employer groups, primarily in the small employer and California school districts workers' compensation markets. In addition, an increase in premium revenue resulted from moderate increases in the premiums per member in the individual, small group and senior markets and increases in dental premium revenue, largely due to membership growth as a result of the introduction of a new dental PPO product.

     Management services revenue increased $61.0 million to $105.5 million for the nine months ended September 30, 1996 from $44.5 million for the nine months ended September 30, 1995. The increase was primarily due to $43.3 million of management services revenue from MMHD. Also contributing to the increase were new pharmacy and clinical management accounts and revenue from the BCC Commercial Operations. Excluding MMHD and the BCC Commercial Operations, management services medical membership increased 28.9% from September 30, 1995 to September 30, 1996.

     Investment income increased to $107.0 million for the nine months ended September 30, 1996 as compared to $102.5 million for the same period in 1995. Interest and dividend income increased from $90.9 million to $95.3 million for the nine months ended September 30, 1995 and 1996, respectively. This increase was due to MMHD interest income of $14.3 million and a decrease in net financing and investment expense of $0.4 million. Offsetting these increases was a decrease in net gains on the sales of investment securities from $13.1 million for the nine months ended September 30, 1995 to $12.7 million for the current period. Excluding MMHD, interest and dividend income would have decreased to $81.1 million as a result of cash and investments used in the acquisitions of MMHD and the BCC Commercial Operations. Excluding MMHD net gains on the disposal of assets of $0.7 million, net gains would have decreased to $12.0 million.

     Health care services and other benefits expense increased 31.6% to $2,159.1 million for the first nine months of 1996 from $1,640.9 million for the same period in 1995. Of the $518.2 million increase, $260.9 million was attributable to MMHD and $115.6 million was attributable to the BCC Commercial Operations. Excluding MMHD and the BCC Commercial Operations, increased health care services also resulted from medical membership growth. In addition, mix and product design changes, such as the introduction of the Company's new Prudent Buyer Co-pay product (which replaced deductibles with co-payments), benefits design changes which eliminated deductibles for some pharmacy products, and growth in the workers' compensation business also contributed to the increase. These increases were partially offset by savings from hospital recontracting, which was implemented January 1, 1996. Additional savings were realized by savings from specialist and laboratory recontracting, which was implemented during the third quarter of 1995. The loss ratio for the first nine months of 1996 increased to 77.1% compared to 75.2% in 1995 due to the PPO benefits changes described above, an increase in the loss and loss adjustment expense reserves related to a portion of the Company's workers' compensation business and the incremental effect of the BCC Commercial Operations on the Company's overall results. The BCC Commercial Operations has traditionally experienced a higher loss ratio than the Company. Additionally, the Company may experience higher loss ratios during the remainder of 1996 and in future periods due to the incremental effect of the BCC Commercial Operations and MMHD (which has also historically experienced a higher loss ratio than the Company). The increase in the loss ratio was partially offset by the Company's continuing cost containment efforts, such as the hospital recontracting program. The hospital recontracting program provides incentives to those hospitals that are successfully controlling costs. See "Business -- The Blue Cross of California Business." Excluding the Company's workers' compensation business and the acquisitions of the MMHD operations and the BCC Commercial Operations, the loss ratio was 75.0% for the nine months ended September 30, 1996. The loss ratio for the same period in 1995, also excluding the workers' compensation business, was 74.9%.

     Selling expense consists of commissions paid to outside brokers and agents representing the Company. Selling expense for the nine months ended September 30, 1996 increased 17.5% to $166.8 million compared to $141.9 million for the comparable period in 1995, corresponding with continued overall premium revenue growth and an additional $14.1 million in selling expense attributable to MMHD. The selling expense ratio decreased for the first nine months of 1996 to 5.7% from 6.4% for the prior year, largely due to the acquisitions of MMHD and the BCC Commercial Operations, which both have a lower selling expense ratio than the Company's existing business. Excluding the acquisitions, the selling expense ratio would have been 6.4% for the nine months ended September 30, 1996, consistent with the comparable period in the prior year.

     General and administrative expense for the nine months ended September 30, 1996 increased 51.8% to $388.9 million from $256.1 million for the same period in 1995. Of the $132.8 million increase, $100.7 million resulted from the MMHD Acquisition. The administrative expense ratio increased to 13.4% for the first nine months of 1996 compared to 11.5% in 1995, primarily due to the increased administrative expense associated with the Company's continued investment in geographic expansion and the MMHD Acquisition. The increase was partially offset by the BCC Commercial Operations' lower administrative expense ratio. Excluding MMHD and the BCC Commercial Operations, the administrative expense ratio would have been 11.8%. MMHD has historically had a higher administrative expense ratio due to its higher percentage of management services business.

     Interest expense was $23.3 million for the nine months ended September 30, 1996. The Company had no interest expense during the comparable period in 1995. The interest expense in the current period related to $775.0 million drawn under the Company's revolving credit facility on May 15, 1996 to fund a special dividend paid in connection with the Recapitalization, as well as interest on the amounts payable to MassMutual, including a Series A term note of $62.0 million issued in connection with the MMHD Acquisition. At September 30, 1996, the outstanding balance drawn under the credit facility was $685.0 million. The weighted average interest rate for nine months ended September 30, 1996 was 6.00%.

     The Company's net income for the nine months ended September 30, 1996 was $155.0 million or $2.33 per share compared to $166.7 million or $2.51 per share for the nine months ended September 30, 1995. Earnings per share for the nine months ended September 30, 1996 have been recomputed using 66.4 million shares, the number of shares outstanding immediately following the Recapitalization, plus the weighted average number of shares issued since the Recapitalization. The number of shares outstanding for the nine months ended September 30, 1995 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the weighted average number of common shares outstanding.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Premium revenue increased 9.9% to $2.9 billion for the year ended December 31, 1995 from $2.6 billion for the year ended December 31, 1994. This increase was primarily due to a 4.7% increase in medical members, excluding management services members, to 2.3 million as of December 31, 1995 from 2.2 million members as of December 31, 1994. The increase in premium revenue due to membership growth was partially offset by the conversion of some PPO Cost Plus members to management services arrangements. This conversion was principally due to regulatory actions taken by the DOC related to licensure requirements. In addition, increased premium revenues resulted from a shift to certain HMO products that generated a higher premium per member than the Company's PPO products and from membership growth in specialty products.

     Management services revenue increased $24.9 million to $61.2 million for the year ended December 31, 1995 from $36.3 million in 1994. The increase was due to a number of factors, including new pharmacy and clinical management accounts and the acquisitions of Professional Claims Services, Inc. ("Pro-Serv") in August 1994 and Affiliated Healthcare Corporation ("AHI") in February 1995. The conversion of PPO Cost Plus members to management services arrangements also contributed to the increase. This transfer, which was substantially completed in December 1995, did not have a material effect on net income.

     Investment income increased to $135.3 million for the year ended December 31, 1995 as compared to $107.4 million in 1994, due in part to 1995 pretax net gains on the sales of investment securities of $15.4 million as compared to pretax net gains in 1994 of $5.0 million. There were increased sales of investment securities in 1995 in anticipation of the 1996 cash requirements for the Recapitalization and the MMHD Acquisition. The increase also reflected a higher average yield on a larger average portfolio balance, resulting in interest income of $120.1 million for the year ended December 31, 1995 compared to $102.0 million for the prior year.

     Health care services and other benefits expense increased 14.1% to $2.2 billion for the year ended December 31, 1995 from $1.9 billion in 1994. The loss ratio for 1995 increased to 75.6%, compared to 72.8% in 1994, due to several factors. Membership as a percentage of total medical membership in the Company's large group business, which has a higher loss ratio than the Company's small group and individual business, increased in 1995. In addition, moderately higher medical cost trends, a continued competitive pricing environment and the elimination through new regulations of mandatory minimum premiums ("open rating") in the workers' compensation market also contributed to the higher loss ratio in 1995.

     Selling expense for the year ended December 31, 1995 increased 12.2% to $190.2 million compared to $169.5 million for 1994, corresponding with continued overall premium revenue growth. The selling expense ratio increased slightly in 1995 to 6.4% from 6.3% in 1994, largely due to an increase in selling expenses for the Company's workers' compensation products. The commission rates for the Company's workers' compensation products increased due to increased competition resulting from open ratings. Excluding selling expenses for the Company's workers' compensation products, the selling expense ratio would have decreased from 6.3% in 1994 to 6.2% in 1995.

     General and administrative expense for the year ended December 31, 1995 increased 3.1% to $344.4 million from $334.2 million for 1994 due in part to increased personnel service costs consistent with the increases in medical and specialty membership, as well as the acquisition of AHI. The administrative expense ratio decreased to 11.6% for the year ended December 31, 1995 compared to 12.5% in 1994, due to a decrease in policyholder dividends resulting from the open rating environment in the workers' compensation industry. Excluding the conversion of PPO Cost Plus members to management services, the administrative expense ratio would have been 11.1% in 1995, reflecting the Company's continued focus on reducing its administrative costs.

     During the fourth quarter of 1995, the operating results of the Company included charges of $57.1 million ($34.5 million net of a $22.6 million tax benefit) for nonrecurring costs. Approximately $29.8 million resulted from costs, primarily professional fees, associated with the proposed recapitalization of the Company and the proposed acquisition of Health Systems International which was terminated in December 1995. In addition, the Company recorded a charge of $27.3 million for the impairment of intangible assets associated with its pharmaceutical benefits management business based on the Company's most recent analysis to evaluate impairment of long-lived assets in accordance with Company policy. The impairment reflected an anticipated reduction in future claims processing fees. The anticipated reduced fees resulted from an industry-wide market shift whereby pharmaceutical manufacturing companies have purchased pharmaceutical benefits management companies to market their products by reducing claims processing fees. These conditions resulted as the pharmaceutical companies reduced processing fees to increase market share.

     A comparative analysis of the Company's 1995 and 1994 results of operations with and without the 1995 nonrecurring costs is as follows:

                                                        1995                       1994
                                               ----------------------     ----------------------
                                                            PER SHARE                  PER SHARE
                                                AMOUNT       AMOUNT        AMOUNT       AMOUNT
                                               --------     ---------     --------     ---------
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
    Income before nonrecurring costs, net of
      taxes..................................  $214,462       $3.23       $213,170       $3.21
    Nonrecurring costs, net of taxes.........    34,473        0.52          --          --
                                               --------       -----       --------       -----
    Net income...............................  $179,989       $2.71       $213,170       $3.21
                                               ========       =====       ========       =====

     WellPoint's net income for the year ended December 31, 1995 was $180.0 million or $2.71 per share compared to $213.2 million or $3.21 per share for 1994. Net income for the year ended December 31, 1995 excluding nonrecurring costs was $214.5 million or $3.23 per share. The number of shares of Common Stock outstanding for the years ended December 31, 1995 and 1994 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the average number of common shares outstanding.

  YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

     Premium revenue increased 12.4% to $2.6 billion for the year ended December 31, 1994 from $2.4 billion for the year ended December 31, 1993. Excluding the revenue of $98.1 million from UNICARE Financial Corp. ("UFC"), which was acquired in January 1994, premium revenue increased 8.2%. This increase was primarily due to an increase in medical members, excluding management services members, to 2.2 million members as of December 31, 1994 from 2.1 million members as of December 31, 1993. Certain HMO membership, which generates a higher premium per member than PPO products, increased 40.1% over the prior year. In addition, premium revenue increased as a result of rate restructuring for individuals and small groups resulting from the implementation of California Assembly Bill 1672 (Small Group Reform) effective July 1, 1993, with the average medical premium per member increasing slightly for the year ended December 31, 1994 compared to 1993. Membership in the Company's underwritten PPO business declined due to a transfer of approximately 145,000 members from the PPO Cost Plus product to management services arrangements during 1994. This contributed to the $18.2 million increase in management services revenue for the year ended December 31, 1994 with a corresponding decrease in premium revenue of $74.1 million. The transfer of members from PPO Cost Plus to management services arrangements, which was substantially completed in December 1995, corresponded to group contract renewal dates and did not have a material impact on net income.

     Investment income for the year ended December 31, 1994 increased by $32.4 million from 1993. The increase was due to interest earned on a larger investment portfolio, $5.0 million of gains recognized on the sales of investment securities and slightly higher interest rates for 1994.

     Health care services and other benefits expense for the year ended December 31, 1994 was $1.9 billion as compared to $1.7 billion for 1993, a 12.1% increase. Excluding expenses of $61.8 million related to the Company's workers' compensation products, health care services expense increased 8.5%. This increase was partially due to the increase in medical members, excluding management services members. In addition, California legislation and regulatory actions taken by the DOC in the second quarter of 1994 resulted in additional benefits for individual and small group members and more medical membership growth in lower margin products than growth in higher margin products. The Company's loss ratio for the year ended December 31, 1994 decreased slightly to 72.8% from 73.0% for 1993. This resulted from the Company's continued efforts to manage the inflationary trend of health care expenses by negotiating favorable rates with providers and encouraging various managed care techniques such as utilization management and intervention programs.

     Selling expense for the year ended December 31, 1994 increased to $169.5 million compared to $147.1 million for 1993, due to continued premium revenue growth in small employer group and individual businesses which typically have higher commission-based plans and the inclusion of selling expenses related to the Company's workers' compensation products.

     General and administrative expense for the year ended December 31, 1994 increased to $334.2 million from $266.3 million for 1993, due to the addition of the UFC and Pro-Serv operations, increased personnel service costs necessitated in part by the increased medical and specialty membership, policyholder dividends related to the Company's workers' compensation products and non-recurring expenses related to the 1994 Northridge earthquake. The administrative expense ratio increased to 12.5% for the year ended December 31, 1994 compared to 11.2% for 1993. The transfer of business from PPO Cost Plus to a management services arrangement contributed to the increased administrative expense ratio for 1994. Excluding the effect of the business transfer from PPO Cost Plus to management services, results of operations for UFC and Pro-Serv, and policyholder dividends and earthquake related expenses, the 1994 administrative expense ratio was 11.2%, consistent with 1993. The Company's workers' compensation subsidiary contributed to a higher administrative expense ratio since the workers' compensation industry tends to have a higher ratio than the managed care industry.

     WellPoint's net income for the year ended December 31, 1994 was $213.2 million or $3.21 per share. This represented an increase of 14.2% as compared to income before the cumulative effect of accounting changes of $186.6 million or $2.81 per share for 1993. This increase was due to medical membership growth of 12.7%, an increase in investment income and specialty membership growth, as well as individual and small employer group rate increases and small employer group benefit design changes effective July 1, 1993. The number of shares outstanding for the years ended December 31, 1994 and 1993 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the average number of common shares outstanding.

FINANCIAL CONDITION

     The Company's consolidated assets increased by $768.6 million to $3,447.9 million as of September 30, 1996. This represents a 28.7% increase from $2,679.3 million as of December 31, 1995 and resulted primarily from the acquisitions of MMHD and the BCC Commercial Operations as well as cash flow generated from operations. Cash and investments were $2,145.7 million as of September 30, 1996 or 62.2% of total assets.

     The Company issued a Series A term note for $62.0 million during the first quarter of 1996 for the MMHD Acquisition. Under the terms of the acquisition agreement, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. During the first quarter of 1996, the Company accrued for the Series B term note in an amount estimated at $18.0 million. In August 1996, WellPoint paid $22.2 million to MassMutual in full satisfaction of this obligation. Also outstanding at September 30, 1996 was $685.0 million under the Company's revolving credit facility incurred for payment of a special dividend to the Old WellPoint stockholders in connection with the Recapitalization. The Company had no long-term borrowings outstanding as of December 31, 1995.

     Equity totaled $812.1 million as of September 30, 1996, a decrease of $858.1 million from December 31, 1995. The decrease resulted primarily from the $995.0 million dividend to the Old WellPoint stockholders in connection with the Recapitalization and a $22.2 million decrease in the unrealized valuation adjustment on investment securities, net of deferred taxes, due to an increase in market interest rates in 1996 compared to 1995. The decrease was partially offset by net income of $155.0 million for the first nine months of 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary sources of cash are from premiums and management services revenues received and investment income. The primary uses of cash include health care claims, capitation payments, income taxes, repayment of long-term debt, interest expense, broker and agent commissions and administrative expenses. The Company receives premium revenue in advance of anticipated claims for related health care services and other benefits. The Company's investment policies are designed to provide liquidity, preserve capital and maximize yield. Cash and investment balances maintained by the Company are sufficient to meet applicable regulatory financial stability and net worth requirements. As of September 30, 1996, the Company's investment portfolio consisted primarily of fixed maturity securities (which are primarily rated "A" or better by rating agencies) and equity securities.

     Net cash flow provided by operating activities was $271.1 million for the nine months ended September 30, 1996 compared with $136.7 million for the comparable period in 1995. The increase in positive cash flow from operations is mainly due to continuing operations as well as additional revenue generated through the acquisitions of MMHD and the BCC Commercial Operations as well as increased membership growth in the individual, small group, senior and Medi-Cal segments. The cash provided by these activities was partially offset by an increase in the provision for deferred income tax benefits and an increase in other non-current assets due to a net $23.6 million that the Company paid in the 1996 first quarter in connection with a new lease for the Company's headquarters building. See "Business -- Properties."

     Net cash used by investing activities for the first nine months of 1996 totaled $708.0 million, compared with net cash provided by investing activities of $428.6 million for the comparable period in 1995. The additional cash used resulted in part from investment purchases of $755.1 million in 1996. In 1995, the net proceeds from the sale and maturities of investments were invested in cash equivalents in anticipation of the cash requirements for the acquisitions of MMHD and the BCC Commercial Operations as well as the dividend to the Old WellPoint stockholders in connection with the Recapitalization. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million in full satisfaction of this obligation. The MMHD operations were acquired for a total purchase price of $402.2 million (including the payment in satisfaction of the Series B note obligation). MMHD cash acquired was $28.1 million. The net cash used for the MMHD Acquisition amounted to $312.1 million. From the date of acquisition through the end of 1997, the Company expects to incur a total of $30 million to $40 million of restructuring costs related to the MMHD Acquisition, a portion of which is expected to be reflected in the Company's results of operations and a portion of which is expected to affect intangible assets and property and equipment. The BCC Commercial Operations were acquired during the second quarter of 1996 for a purchase price of $235.0 million. Cash acquired from the BCC Commercial Operations was $122.7 million, resulting in net cash used for the acquisition of $112.3 million. Additional costs of $16.7 million were incurred for the acquisitions.

     In connection with the Recapitalization, the Company entered into a $1.25 billion unsecured credit facility. Borrowings under the credit facility bear interest at rates determined by reference to the Bank of America base rate or to the London Interbank Offered Rate ("LIBOR") plus a margin determined by reference to the Company's leverage ratio or the then-current rating of the Company's unsecured long-term debt by specified rating agencies. Borrowings under the credit facility are made on a committed basis or pursuant to an auction-bid process. The credit facility expires as of May 15, 2001, although it may be extended for two additional one-year periods under certain circumstances. The credit agreement requires that the Company comply with certain minimum net worth, leverage ratio and fixed charge coverage ratio requirements and contains certain other customary restrictions, including restrictions on the occurrence of additional indebtedness and the granting of certain liens, limitations on acquisitions and investments and limitations on changes in control. The total amount outstanding under the credit facility was $685.0 million as of September 30, 1996. The weighted average interest rate from May 15, 1996, the initial draw date, through September 30, 1996 was 5.84%.

     In order to limit its exposure to interest rate increases, in August 1996 the Company entered into a swap agreement for a notional amount of $100.0 million bearing a fixed interest rate of 6.45% and having a maturity date of August 17, 1999. In September 1996, the Company entered into two additional swap agreements for notional amounts of $150.0 million each, bearing fixed interest rates of 6.99% and 7.05%, respectively, and having maturity dates of October 17, 2003 and October 17, 2006, respectively.

     In July 1996, the Company filed a registration statement relating to the issuance of $1.0 billion of senior or subordinated unsecured indebtedness. As of September 30, 1996, no indebtedness had been issued pursuant to this registration statement.

     The Company intends to finance the acquisition of the GBO Operations through the incurrence of subordinated indebtedness. Pursuant to the terms of the Commitment Letter between the Company and Bank of America NTS&A, the Company will be able to make borrowings under the Subordinated Debt Facility between December 16, 1996 and February 15, 1997 in the aggregate amount of $200.0 million. Such borrowings will bear interest at rates determined by reference to the Bank of America base rate or to LIBOR plus a margin determined by reference to the Company's leverage ratio or the then-current rating of the Company's unsecured long-term debt by specified rating agencies. The applicable margin will increase with respect to any borrowings outstanding as of July 1, 1997. The Subordinated Debt Facility will require compliance with certain financial ratio and other requirements similar to those in the Company's current credit facility; however, repayment of borrowings will be subordinated in a manner acceptable to the DOC to allow borrowings to be counted as TNE. See "Risk Factors -- Need for Subordinated Debt to Meet Anticipated BCBSA Capital Requirements." The Subordinated Debt Facility will also require that the proceeds of certain sales of capital stock or subordinated debt issued by the Company be used to repay outstanding amounts under the Subordinated Debt Facility. Quarterly amortization payments will be due beginning March 31, 1998, and all borrowings under the Subordinated Debt Facility will become due on December 31, 1998.

     The Company believes that cash flow generated by operations, its cash and investment balances, its existing credit facility, its debt registration statement and the anticipated subordinated indebtedness will be sufficient to fund continuing operations, the pending acquisition and other capital requirements for the foreseeable future.

EXTERNAL INFLUENCES WHICH MAY IMPACT FUTURE OPERATIONS

     The health care industry is affected by various external factors, including rising health care costs, intense price competition, health care reform (including the recently enacted Federal health care reform legislation) and other regulatory issues. As the Company focuses on its future as a leader in the health care industry, management continues to monitor these and other factors that contribute to uncertainty in the health care environment.

     The Company's future results will depend in large part on accurately predicting health care costs and upon its ability to control future health care costs through underwriting criteria, utilization management and negotiation of favorable provider contracts. The aging of the population and other demographic characteristics and advances in medical technology continue to contribute to rising health care costs. Changes in health care practices, inflation, new technologies and numerous other factors affecting the delivery and cost of health care, many of which are beyond the control of the Company, may adversely affect the Company's ability to predict and control health care costs and claims.

     The Company operates primarily in a single industry segment, managed health care. The two primary business activities within the segment ((a) managed care products and (b) management services products, including specialty managed care services) are marketed through two internal business units which are organized on a geographic basis, Blue Cross of California and UNICARE. See "Business." The geographic business units are divided further into individual and small group businesses versus larger employers because of the distinctive differences in the focus needed in targeting each of these markets. The combined cost ratios (medical costs and expenses) for the small group and individual businesses and the large group business vary due primarily to differing product mix between the managed care and management services products and different distribution costs. A greater percentage of small group and individual membership is comprised of higher risk managed care products, which tend to be more profitable than the lower risk managed care and management services products as a result of higher deductibles and co-payments and increased profit margins generally associated with higher underwriting risks. The group services membership is comprised primarily of capitated managed care products and management services products which result in lower margins as a result of the lower level of underwriting risk related to the capitated products and the non-risk nature of the management services products. However, over the past three years, margin erosion has been greater in the individual and small group business than in the large group business primarily as a result of slower growth in membership, product mix change and greater competitive pressure on premium increases. The spread between the profitability of the individual and small group business and large group business in California was 6.4% for the nine months ended September 30, 1996 and 7.7% for the nine months ended September 30, 1995. For the years ended December 31, 1995, 1994 and 1993, the spread between the two units was 6.5%, 9.4% and 10.7%, respectively.

                                    BUSINESS

GENERAL

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     The Company's primary market for managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.

     Over the past decade, the Company has successfully transitioned substantially all of its California indemnity health insurance customers to managed care products. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to transition to the Company's managed care products. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health insurance products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such acquisitions will provide its UNICARE operations with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company than large group plans.

RECENT DEVELOPMENT -- PENDING ACQUISITION OF THE GBO OPERATIONS

     On October 10, 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. The purchase price for the acquisition is $86.7 million, subject to adjustment upon completion of a post-closing audit. The closing of the acquisition, which is subject to a number of conditions including regulatory approvals, is expected to occur in January 1997.

     As of September 30, 1996, the GBO Operations provided benefits to approximately 1.4 million medical members, a majority of which are in health plans that are self-funded by employers. The GBO Operations offer managed indemnity and PPO plans, and also provide life, dental and disability coverage to a variety of employer groups. The GBO Operations focus on the largest employer groups, the so-called "jumbo" accounts with greater than 3,000 employees. Approximately two-thirds of the GBO members are located in California, Texas, Georgia, the Mid-Atlantic/Washington, D.C. area, Massachusetts, the New York/Tri-State area, Ohio, Illinois and Michigan. The pending acquisition of the GBO Operations also includes Cost Care, Inc. ("CCI"), a wholly owned subsidiary of John Hancock, which provides utilization review services. The Company believes that the GBO Operations, when integrated into its UNICARE business, will give the Company increased membership concentration in key geographic areas and create a base for expanding its network models.

MANAGED HEALTH CARE INDUSTRY OVERVIEW

     The market for health care in the United States was more than one trillion dollars in 1995. An increasing focus on costs has spurred the growth of HMO, PPO, POS and other forms of managed care plans as alternatives to traditional indemnity health insurance. In 1995, approximately 112 million people, 43% of the United States population, were provided health coverage by some type of managed care plan, representing a 12% increase from 1994.

     Typically, HMO and PPO, as well as hybrid plans (such as POS plans), develop networks of health care providers by entering into contracts with hospitals, physicians and other providers to deliver health care at favorable rates that incorporate health care utilization management, network credentialing, quality assurance and other cost control measures. HMO, PPO and POS members generally are charged periodic, prepaid premiums, and co-payments or deductibles. PPOs, POS plans and a number of HMOs allow out-of-network usage, typically at substantially higher out-of-pocket costs to members. HMO members generally select one primary care physician from a network who is responsible for coordinating health care services for the member, while PPOs generally allow members to select physicians from a network of providers. Hybrid plans, such as POS plans, typically involve the selection of primary care physicians similar to HMOs, but allow members to choose non-network providers at higher out-of-pocket costs, similar to PPOs.

     The California Market. California is the nation's most populous state. The desire of employers for a range of health care choices that promote effective cost controls and quality care has led to substantial market acceptance of managed health care in California. Although the total penetration of managed health care companies in California is higher than the national average, the Company believes that the large number of people in California that have no health insurance or are covered by traditional indemnity health insurance presents growth opportunities in both the individual and small employer group market and the large employer group market.

     While the Company is a market leader in offering managed health care plans to individuals and small employer groups in California, the Company has experienced increased competition in this market over the last several years. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- External Influences Which May Impact Future Operations." However, the Company believes that there will continue to be opportunities for growth in its small group membership because small employers are the primary source of job growth in California. WellPoint's large group business, which historically lagged the performance of its small group and individual business, has experienced favorable growth since 1994 with the rebound of the California economy and the enhancement of the Company's reputation for customer service and value, especially among established companies.

     Other States. The acceptance of managed health care solutions varies widely outside California. In many states, members are typically offered a spectrum of health care choices which are more focused on traditional indemnity health insurance than in California. Indemnity insurance usually allows members substantial freedom of choice in selecting health care providers but without financial incentives or cost-control measures typical of managed care plans. Health care providers are reimbursed on a retrospective basis and there are few, if any, incentives or measures to control health care costs. Indemnity insurance plans typically require annual deductible obligations of members. Upon satisfaction of the deductible, the member is reimbursed for health care expenses on a full or partial basis of the indicated charges. PPO coverage offered by health plans outside of California is often typified by broad-based, third-party provider networks which do not incorporate the provider selectivity or discounts typical of the Company's proprietary provider networks in California. The Company believes the higher costs generally associated with such third-party PPO networks and traditional indemnity health insurance will continue to cause employers and members to seek out managed health care solutions like those offered by the Company in California which have proven successful in controlling costs.

STRATEGY

     Over the past decade, the Company has established a leading position in the California managed care market by developing a full range of managed care products, implementing a proprietary provider network system and successfully motivating its indemnity members to transition to the Company's managed care products. The Company intends to address the future growth of its business by continuing its successful strategy in California and replicating this strategy in other states with a focus on the following key elements:

     Offering a Broad Line of Innovative Products. The Company offers its customers a full range of managed care health plans, including HMO, PPO and POS plans, and a broad array of specialty products. The Company's product offerings and organizational structure are targeted to address the differing needs of specific market segments. Management believes that WellPoint has been an innovator in the design of new products, such as its Prudent Buyer Co-Pay product, which replaces traditional PPO deductibles with HMO-like co-payment obligations while retaining the member choice typical of PPO plans, and its CaliforniaCare Saver HMO product, which introduces deductible obligations for certain hospital and outpatient benefits. In 1994, the Company introduced UNICARE Integrated, its integrated workers' compensation and benefits product. As customers demand more flexibility in their managed care plans, WellPoint believes its broad product line and product innovation will continue to provide the Company with a competitive advantage in attracting new members.

     Motivating Membership to Select More Intensively Managed Plans. The Company markets a continuum of managed health care plans while providing incentives to members to select more intensively managed plans. Such plans are typically offered at a lower cost to members in exchange for additional cost-control measures, such as limited flexibility in choosing non-network providers. For example, the Company's Prudent Buyer Classic and UNICARE Classic POS plans incorporate highly credentialed provider networks that are more exclusive than typical PPO networks, while allowing members to select specialists without preauthorization from a primary care physician. The Company believes that it is better able to predict and control its health care costs as members select more intensively managed health care plans.

     Pursuing Growth in Specific Customer Segments. The Company focuses on pursuing the most favorable opportunities for membership expansion. The Company remains a leader in California in serving small employer groups despite increased competition, and serves the large employer group market. The Company is also pursuing growth opportunities in the Medicare market, which includes converting Medigap insurance members to Medicare risk products and introducing its Medicare Select PPO products to the senior community. In addition, WellPoint has been awarded Medicaid contracts in nine California counties. The Company intends to expand its national business among all customer segments through selected acquisitions and start-up operations.

     Expanding Geographically through Acquisitions in Selected Markets. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to select from the Company's broad range of managed care products. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these networks to introduce individual, small group and senior plans, which have historically been more profitable for the Company in California than large group products. With the acquisition in March 1996 of the MMHD large employer group business and upon completion of the pending acquisition of the GBO Operations, the Company will have significantly expanded its operations outside of California. The Company believes that its experience in California in motivating its indemnity members to select managed care products will enhance its ability to introduce managed products to its acquired businesses, including those of MMHD and the GBO Operations.

     Expanding Geographically through Start-up Operations in Selected
Markets. The Company intends to commence start-up operations where it can cost-effectively develop individual and small-group operations in new geographic markets and where it can draw upon its acquired membership as a platform to develop complementary provider network systems. The Company has commenced start-up activities in Texas, Georgia and the greater Washington, D.C. metropolitan area. The Company also believes that the development of new proprietary provider networks will enhance the profitability of its acquired businesses by facilitating the transition of large group segments into more intensively managed health care products.

     Expanding Specialty Managed Health Care Plans. The Company continues to develop its specialty managed health care businesses, including dental, pharmacy, integrated workers' compensation, disability insurance and mental health services. One of the key elements of the Company's strategy is to continue marketing these plans to its existing HMO, PPO and POS members, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

     Capitalizing on the Blue Cross Brand Name. In California, the Company operates under the Blue Cross trade name, a well-recognized brand for marketing health care coverage. The brand name has been particularly useful in the individual and small employer group markets, and is expected to assist in marketing the Company's California Medicare products to seniors. In addition, the Company currently provides pharmacy benefit management services to other Blue Cross/Blue Shield entities and intends to market additional specialty products to and pursue other relationships with Blue Cross/Blue Shield plans in the future.

THE BLUE CROSS OF CALIFORNIA BUSINESS

     Due in part to the MMHD Acquisition, the Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Blue Cross of California Business unit contains the Company's California operations.

Marketing and Products

     WellPoint's products are marketed in California under the Blue Cross mark through four major business divisions focusing on specific customer segments:
Group Services ("GS"), Individual and Small Group Services ("ISG"), Senior Services and Medi-Cal. GS provides products to large employers with 51 or more employees, educational and public entities, federal employee health and benefit programs and national employers; ISG provides products to individual purchasers and small groups and products for state-run programs including high risk and underserved markets. Senior Services provides the Company's Medicare risk products and supplemental coverage for Medicare recipients. The Medi-Cal division provides products for Medicaid recipients. Each business unit is responsible for enrolling, underwriting and servicing its respective customers. Sales representatives are generally assigned to a specific geographic region of California to allow WellPoint to tailor its marketing efforts to the particular health care needs of each regional market. Each business unit also uses advertising, public relations, promotion and marketing research to support its efforts. Consistent with the Company's focus on providing a continuum of products, the Company believes that having distinct units segmented by employer size and geographic region better enables it to develop plans and services to meet the needs of specific markets. The GS sales staff markets WellPoint's managed health care plans to large employers in California by working with a broker or consultant to develop a package of managed health care benefits specifically tailored to meet the employer's needs. ISG markets WellPoint's managed health care plans in California primarily through 29 sales managers in both Comprehensive Integrated Marketing Services, Inc. ("CIMS"), a wholly owned subsidiary of the Company, and ISG's sales department, who oversee approximately 20,000 independent brokers.

     HMO Plans. The Company offers a variety of HMO products to its CaliforniaCare members. CaliforniaCare members are generally charged periodic, prepaid premiums that do not vary based on the amount of services rendered, as well as modest copayments (small per-visit charges). Members choose a primary care physician from the HMO network who is responsible for coordinating health care services for the member. Certain plans permit members to receive health care services from providers that are not a part of WellPoint's HMO network at a substantial out-of-pocket cost to members which includes a deductible and higher copayment obligations. To enhance the marketability of its plans, in 1996 the Company introduced its CaliforniaCare Saver HMO product, which introduces deductible obligations for certain hospital and outpatient benefits.

     PPO Plans. The Company's PPO products are designed to address the specific needs of different customer segments. The Company's PPO plans require periodic, prepaid premiums and have copayment obligations for services rendered by network providers that are often similar to the copayment obligations of its HMO plans. Unlike WellPoint's HMO plans, members are not required to select a physician who is responsible for coordinating their care and may be subject to annual deductible requirements. PPO members have the option to receive health care services from providers that are not a part of the network, typically at substantially higher out-of-pocket costs to members. To improve the attractiveness of its PPO Plans to small groups and individual buyers, in 1996 the Company introduced its Prudent Buyer Co-Pay product, which replaces annual deductible obligations with HMO-like co-payments while maintaining the member choice typical of PPO plans.

     Senior Plans. WellPoint offers numerous Medicare supplemental plans, which typically pay the difference between health care costs incurred and amounts paid by Medicare, using existing PPO and HMO provider networks. One such product is Medicare Select, a PPO-based product that offers supplemental Medicare coverage. WellPoint also offers Medicare Select II, a hybrid product which allows seniors over the age of 65 to maintain their full Medicare benefits for any out-of-network benefits while enrolled in a supplemental plan that allows them to choose their own physician with a nominal copayment. As of September 30, 1996, the Medicare supplemental plans served approximately 165,000 members. WellPoint also offers Senior CaliforniaCare, an HMO plan operating in a defined geographic area, under a Medicare risk contract with the Health Care Financing Administration ("HCFA"). This contract entitles WellPoint to a fixed per-member premium and is subject to adjustment annually by HCFA based on certain demographic information relating to the Medicare population and the cost of providing health care in a particular geographic area. In addition to physician care, hospitalization and other benefits covered by Medicare, the benefits under this plan include prescription drugs, routine physical exams, hearing tests, immunizations, eye examinations, counseling and health education services.

     Medicaid Plans. The California Department of Health Services ("DHS") administers Medi-Cal, California's Medicaid program. WellPoint has been awarded contracts to administer Medi-Cal managed care programs in several California counties. Under these programs, WellPoint provides health care coverage to Medi-Cal program members and DHS pays WellPoint a fixed payment per member per month. As of September 30, 1996, more than 50,800 members were enrolled in WellPoint's managed care programs in Sacramento, Orange, Riverside and San Bernardino counties. DHS has also awarded Medi-Cal managed care contracts to WellPoint in San Francisco, Alameda, Santa Clara, Fresno and Kern counties. Enrollment in Alameda and San Francisco counties commenced in the third quarter of 1996. WellPoint has also been approved for plan partnership with the Local Initiative Health Authority for Los Angeles County.

Managed Health Care Networks and Provider Relations

     WellPoint's extensive managed health care provider networks enable it to offer a comprehensive array of managed health care plans throughout California. These networks include its HMO, PPO, POS and specialty managed care networks. In establishing these networks, WellPoint enters into contracts with qualified providers in each geographic area to serve its members. These provider relationships are monitored regularly in order to control the cost of health care while providing access to quality providers. As a result of this network monitoring process as well as member and provider financial incentives, WellPoint reduces or eliminates the need to use out-of-network providers that are not subject to WellPoint's cost and performance controls.

     WellPoint uses its large California membership to negotiate provider contracts at favorable rates that require utilization management and other cost-control measures. Pursuant to these contracts, providers are paid either a specific monthly amount (known as a capitation payment) or on the basis of a fixed fee schedule. In selecting providers for its networks, WellPoint uses its credentialing programs to evaluate the applicant's professional qualifications and experience, including license status, malpractice claims history and hospital affiliations. In addition, the applicant's ability to satisfy expected enrollment demands is evaluated. Providers in WellPoint's California networks are periodically audited for the appropriateness and quality of medical treatment.

     The following is a more detailed description of the principal features of WellPoint's California HMO and PPO networks.

     HMO Network. Membership in WellPoint's HMO plan, CaliforniaCare, has grown to approximately 981,000 members as of September 30, 1996 from 123,000 members as of December 31, 1987, a compound annual growth rate of approximately 27% over such period. For the two-year period ended September 30, 1996 the compound annual growth rate was 20%. As of September 30, 1996, the HMO network included approximately 24,500 primary care and specialist physicians and approximately 410 hospitals throughout California. The physician network of participating medical groups ("PMGs") is comprised of both multi-specialty medical group practices and individual practice associations.

     WellPoint's HMO network has contracts with hospitals, physicians and other health care providers for reduced rates. Substantially all physicians in the HMO network are reimbursed on a capitated basis and have financial incentives to control health care costs. These arrangements specify fixed payments to providers and may result in a marginally higher medical loss ratio than a non-capitated arrangement, but significantly reduce risk to WellPoint. Generally, HMO network hospital provider contracts are on a nonexclusive basis and provide for a per diem (fixed fee schedule where the daily rate is based on the type of service), which is substantially below the hospitals' standard billing rates.

     Contractual arrangements with PMGs typically include provisions under which WellPoint provides limited stop-loss protection. If the PMG's actual charges for medical services provided to a member exceed an agreed-upon threshold amount, WellPoint will pay the group a portion of the excess amount. Provider rates are generally negotiated annually with PMGs and hospitals. To encourage PMGs to contain costs for claims for non-capitated services such as inpatient hospital, outpatient surgery, hemodialysis, emergency room, skilled nursing facility, ambulance, home health and alternative birthing center services, WellPoint's PMG agreements provide for a settlement payment to the PMG based upon the PMG's effective utilization of such non-capitated services and compliance with quality criteria. Amounts that remain in the pool after payment of such claims are shared between WellPoint and the PMGs.

     PPO Network. The PPO network, WellPoint's largest network, included approximately 40,200 physicians and 420 hospitals throughout California as of September 30, 1996. There were approximately 2.3 million members (including administrative services members) enrolled in WellPoint's California PPO health care plans as of such date, approximately 50% of whom were individuals or employees of small groups.

     The cost control methods used by WellPoint for its PPO plans are substantially similar to those WellPoint uses for its HMO plans. WellPoint endeavors to manage and control costs for its PPO plans by negotiating favorable arrangements with physicians, hospitals and other providers, which include utilization management and other cost control measures. In addition, WellPoint controls costs through pricing and product design decisions intended to influence the behavior of both providers and members.

     Like WellPoint's HMO plans, WellPoint's PPO plans provide for the delivery of specified health care services to members by contracting with physicians, hospitals and other providers. PPO network hospital provider contracts are on a nonexclusive basis and are generally paid per diems that provide for rates that are substantially below the hospitals' standard billing rates. Physician provider contracts are also on a nonexclusive basis and specify fixed fee schedules that are significantly below standard billing rates. WellPoint is able to obtain prices for hospitals and physician services significantly below standard billing rates because of the volume of business it offers to health care providers that are part of its network. Provider rates are generally negotiated on an annual or multi-year basis with hospitals. In 1996, the Company concluded an extensive recontracting process with hospitals in its provider network, whereby certain hospitals that demonstrated designated quality and other criteria were given a preferred status in exchange for, among other things, lower negotiated rates. Provider rates for physicians in the Company's PPO network are set from time to time by the Company. When considering whether to contract with a provider for its PPO network, WellPoint conducts a credentialing program to evaluate the applicant's professional experience, including licensure and malpractice claims history, hospital affiliations and ability to satisfy anticipated enrollment demands. Providers in

WellPoint's PPO networks (as well as in its HMO networks) are regularly audited for the appropriateness and quality of medical treatment.

     Utilization Management. WellPoint also manages health care costs in its provider networks by adopting utilization management systems and guidelines that are intended to reduce unnecessary procedures, admissions and other medical costs. The utilization management systems seek to ensure that medical services provided are based on medical necessity and that all final decisions are made by physicians. In its HMO, WellPoint permits PMGs to oversee case utilization management for their particular medical group under these guidelines. Currently, substantially all of the PMGs in WellPoint's HMO network have established committees to oversee utilization management. The medical group must approve in advance non-emergency hospital admissions and, after a patient is admitted, the PMG monitors the patient's length of stay to ensure that it is not longer than is medically appropriate. The PMG also monitors the amount and types of services it provides to HMO members. For its PPO network, WellPoint uses treatment guidelines, requires pre-admission approvals of hospital stays and concurrent review of all admissions and retrospectively reviews physician practice patterns. Utilization management also includes an outpatient program, with pre-authorization and retrospective review, ongoing supervision of inpatient and outpatient care of members, case management and discharge planning capacity. Review of practice patterns may result in modifications and refinements to the PPO plan offerings, treatment guidelines and network contractual arrangements.

     In addition, WellPoint manages health care costs by reviewing monthly cost and utilization trends within its provider networks. Cases are reviewed in the aggregate to identify a high volume of a particular type of service to determine whether costs for these treatments can be more effectively managed. In addition, the highest cost services are identified to determine if costs in the aggregate can be reduced by using new, cost-effective technologies or by creating additional networks, such as networks of ambulatory care centers, to reduce provider costs.

     Underwriting. In establishing premium rates for its health care plans, WellPoint uses underwriting criteria based upon its accumulated actuarial data, with adjustments for factors such as claims experience, member mix and industry differences to evaluate anticipated health care costs. WellPoint's underwriting practices in the individual and small group market are subject to California legislation affecting the individual and small employer group market. See
"-- Government Regulation."

     Quality Management. Quality management for the Company's California HMO is overseen by the Company's Quality Management Department and is designed to ensure that necessary care is provided by qualified personnel. Quality management encompasses plan level quality performance, physician credentialing, provider and member grievance monitoring and resolution, medical group auditing, monitoring medical group compliance with CaliforniaCare standards for medical records and medical offices, physician peer review and an active quality management committee.

THE UNICARE BUSINESS

     The Company believes that its success in the highly competitive California managed care market is attributable to its broad range of managed care products which target the differing needs of specific market segments. The Company's acquisition strategy has focused on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group products. As of September 30, 1996, the Company had approximately 1.1 million members enrolled in its UNICARE health plans. Approximately 50% of UNICARE medical membership is concentrated in seven states:
California, New York, Texas, Georgia, Massachusetts, Illinois and Virginia.

     The Company believes that it possesses a competency with respect to the management and migration of indemnity-based business to managed care products. Starting in 1986, and led by the Company's current management team, the Company's predecessor converted substantially all of its California indemnity business to managed care. The Company believes that its success in California in motivating its indemnity members to select its managed care products will enhance its ability to introduce similar products to acquired businesses.

Marketing and Products

     WellPoint's products are marketed outside of California under the UNICARE brand name through business units which are organized on a customer-segment basis. The large employer group business acquired in the MMHD Acquisition has a national focus as a result of the multi-state needs of employers in its customer segment. Other business units, such as those focusing on the individual and small employer group, senior and Medicaid markets, have a more regional focus as a result of the more localized nature of customers in this segment. Upon completion of the acquisition of the GBO Operations, UNICARE will gain membership in the "jumbo" account market. Similar to the Company's Blue Cross of California business, each UNICARE business unit is responsible for marketing, enrolling, underwriting and servicing its specific customers.

     Outside of California, the Company offers PPO products that use third-party provider networks as well as traditional fee-for-service products. As WellPoint develops proprietary provider network systems in these geographic areas, the Company intends to offer more intensively managed products to the existing members of acquired businesses and to new individual, small group and senior customers outside of California.

Managed Health Care Networks and Provider Relations

     Due to the recent development of the Company's national operations, the Company's relations with health care providers outside of California are more varied than in California. The Company currently contracts with a number of third-party networks, which generally lack the provider selectivity and discounts typical of the Company's California networks. One of the Company's strategies for the expansion of its UNICARE operations is to build proprietary provider network systems similar to those offered in California, which provide a full continuum of managed-care products to various customer segments. As the Company expands its out-of-state operations, it intends to build or acquire such network operations and, over time, to replace or supplement the current third-party network arrangements.

     The Company offers managed health care products and services in Texas through certain subsidiaries. A subsidiary of AHI, UNICARE of Texas Health Plans, Inc., also is currently licensed as an HMO in the Houston area. This HMO began marketing operations to large employer groups in October 1996. The Company expects to begin marketing the HMO product in the individual and small group markets in the first quarter of 1997. The Company has developed an HMO network of approximately 3,700 primary care and specialist physicians and 53 hospitals in the Houston area. The Company intends to seek approval to extend this HMO product to the Dallas, Austin, San Antonio, Corpus Christi and Beaumont metropolitan areas. The Company has commenced start-up activities in Georgia and intends to begin building HMO and PPO networks in the greater Atlanta and Savannah areas. The Company currently expects that it will begin commercial marketing operations in Georgia in the second half of 1997.

     As part of the MMHD Acquisition, the Company also acquired majority ownership interests in a start-up HMO, National Capital Health Plan ("NCHP"), and an existing PPO, National Capital Preferred Provider Organization ("NCPPO"). Both entities operate in the greater Washington, D.C. metropolitan area and are joint ventures with local health care providers. The NCPPO network includes approximately 5,100 primary care and specialist physicians and 42 hospitals. WellPoint anticipates that NCHP will commence commercial operations in April 1997.

     Utilization Management. For the Company's UNICARE business, utilization management is provided both by UNICARE employees and employees of third-party provider networks. As part of the acquisition of the GBO Operations, the Company will also acquire CCI, which provides utilization review services. The Company expects that over time CCI will become the primary platform for the provision of utilization review services to UNICARE members.

     Underwriting. As with the Company's California operations, the UNICARE underwriting activities use criteria based upon accumulated actuarial data, with adjustments for factors such as claims experience, member mix and industry differences to evaluate anticipated health care costs. Due to the administrative services only component of the Company's national membership, more than 50% of the UNICARE business involves no underwriting risk to the Company. Because UNICARE's members are in every state, the Company's underwriting practices, especially in the individual and small group market, are subject to a variety of legislative and regulatory requirements and restrictions. See "-- Government Regulation."

SPECIALTY MANAGED HEALTH CARE PLANS

     WellPoint offers a variety of specialty managed health care services. WellPoint believes that these specialty networks and plans complement and facilitate WellPoint's marketing of its HMO, PPO and POS plans and give it a competitive advantage in attracting employer groups and other members that are increasingly seeking a wider variety of options and services. One of WellPoint's strategies is to expand its specialty managed care business by marketing these plans to the approximately 4.4 million members of its medical plans, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

Pharmacy Products

     WellPoint offers pharmacy services to its California members through its subsidiary WellPoint Pharmacy Plan and offers pharmacy benefit management services nationwide through Pro-Serv. WellPoint Pharmacy Plan and Pro-Serv incorporate features such as drug formularies (a WellPoint-developed listing of preferred, cost-effective drugs), a pharmacy network and maintenance of a prescription drug database and mail order capabilities. Moreover, pharmacy benefit management services provided by WellPoint Pharmacy Plan and Pro-Serv include management of drug utilization through outpatient prescription drug formularies, retrospective review and drug education for physicians, pharmacists and members. As of September 30, 1996, WellPoint Pharmacy Plan and Pro-Serv had more than 12.2 million risk and non-risk members and approximately 44,200 participating pharmacies.

Dental Plans

     WellPoint's dental plans include Dental Net, its California dental HMO, with a provider network of approximately 2,000 dentists reimbursed on a capitated basis, a dental PPO, with a network of approximately 9,000 dentists, and traditional indemnity plans. The dental plans provide primary and specialty dental services, including orthodontic services, and as of September 30, 1996, served approximately 1.5 million dental members.

Life Insurance

     In addition to its managed health care plans, WellPoint provides traditional medical and dental indemnity coverage and administrative services to large group employers that maintain self-funded health plans. The Company also offers primarily term-life insurance to employers, generally in conjunction with the Company's health plans. As of September 30, 1996, the Company had approximately 724,000 life insurance members.

Mental Health Plans

     WellPoint offers a specialized mental health and substance abuse program through the Behavioral Health Access ("BHA") program, which was established in 1990. The plan covers mental health and substance abuse treatment services on both an inpatient and an outpatient basis, through a network of approximately 3,000 contracting providers. In addition, approximately 240 employee assistance and behavioral managed care programs have been implemented for a wide variety of businesses throughout the United States. As of September 30, 1996, there were approximately 472,000 members covered under its mental health plans.

Workers' Compensation

     UFC's principal operating subsidiary, UNICARE Insurance Company, underwrites workers' compensation insurance primarily in California. UFC historically focused on insuring large accounts, working with a select group of large property and casualty insurance brokers. In August 1994, the Company introduced "UNICARE Integrated," a new integrated managed care product for workers' compensation and medical benefits. Under UNICARE Integrated, WellPoint has combined its existing HMO and PPO networks with a workers' compensation occupational medical network of physicians and clinics. UNICARE Integrated offers single point-of-service and account management for the employer and affords employees access to existing HMO and PPO networks. WellPoint believes that by integrating managed care and workers' compensation, medical treatment costs and workers' compensation costs can be reduced.

Disability Plans

     As a result of the MMHD Acquisition, the Company now provides long-term and short-term disability coverage. As of September 30, 1996, the Company provided disability coverage to approximately 108,000 persons.

Ancillary Networks

     WellPoint evaluates current and emerging high volume or high cost services to determine whether developing an ancillary service network will yield cost control benefits. In establishing these ancillary service networks, WellPoint seeks to enter into capitation or fixed fee arrangements with providers of these services. WellPoint regularly collects and analyzes industry data on high cost or high volume unmanaged services to identify the need for specialty managed care networks. For example, WellPoint added specialty networks in clinical laboratory and diagnostic imaging in 1993 and has created Centers of Expertise for certain transplant services.

MANAGED CARE SERVICES

     WellPoint provides administrative services to large group employers that maintain self-funded health plans. The Company often has been able to transition these customers into other lines of business by introducing WellPoint's managed care products. WellPoint offers managed care services, including underwriting, actuarial services, medical cost management, claims processing and administrative services for self-funded employers. WellPoint also enables employers with self-funded health plans to access WellPoint's PPO, POS and HMO provider networks and to realize savings through WellPoint's favorable provider arrangements, while allowing employers the ability to design certain health benefit plans in accordance with their own requirements and objectives. As of September 30, 1996, WellPoint serviced self-insured health plans covering approximately 1.2 million medical members, of which approximately 573,100 were attributable to the large employer group operations acquired in the MMHD Acquisition. Management services revenue for these services was $61.2 million and $105.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

MARKET RESEARCH AND ADVERTISING

     WellPoint conducts market research and advertising programs to develop products and marketing techniques tailored to customer segments. WellPoint uses print and broadcast advertising to promote its health care plans. In addition, the Company engages in promotional activities with agents, brokers and consultants. WellPoint spent approximately $22.8 million, $21.2 million, $17.7 million and $14.1 million on advertising for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The Company is currently planning an extensive advertising campaign to promote its UNICARE brand name in certain key markets around the United States.

INFORMATION SYSTEMS

     The data processing systems used by the Company are designed to support customer service, health care cost and quality management and corporate management. The systems are supported by custom applications that were developed to meet the unique needs of the Company's customers and products. The Company is dependent upon this data processing system for electronic claims receipt, utilization management authorization processing, claims adjudication and payment, eligibility and billing processing and corporate accounting. In case of emergency, the Company has a disaster recovery plan and agreements for the transfer of its system and backed-up data to a computer in the midwestern United States that is capable of emergency backup processing on compatible equipment. WellPoint believes that its data processing capabilities are sufficient to meet the needs of its business, including projected growth, for the foreseeable future.

     The Company also uses a proprietary management information system, Executive Information System ("EIS"), that provides on-line access to operational, financial and clinical performance, utilization and other cost data, sales and revenue trends, health care cost trends and relative performance of the Company as compared to its competitors. Information gathered and processed by EIS is used by the Company to analyze costs and trends by business segment and to assist managers of the Company in making decisions concerning cost and utilization, customer service, enrollment, finances and administration.

COMPETITION

     The managed health care industry in California is competitive on both a regional and statewide basis. In addition, in recent months there has been a trend of increasing consolidation among both national and California-based health care companies, which may further increase competitive pressures. WellPoint competes with other companies that offer similar managed health care plans, some of which have greater resources than WellPoint. The large employer group market is especially competitive, as employers continue to demand increasing variety and flexibility from their health plans while trying to limit increases in premiums. Currently, WellPoint is a market leader in offering managed health care plans to individuals and small employer groups in California. The medical loss ratio attributed to WellPoint's individual and small group business is lower than that for its large employer group business. As a result, a larger portion of WellPoint's profitability is due to the individual and small group business. WellPoint has been experiencing increased competition in this market, which could adversely affect its medical loss ratio and future financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- External Influences Which May Impact Future Operations."

     The markets in which the Company operates outside of California are also highly competitive. Because of the many different markets in which the Company now serves members, the Company faces unique competitive pressures in regional markets as well as on a national basis. The Company competes with other companies that offer similar managed health care plans as well as traditional indemnity insurance products. Many of these companies have greater financial and other resources than the Company and greater market share on either a regional or national basis. As the Company continues to geographically expand its operations, it will be subject to national competitive factors as well as unique competitive conditions which may affect the more localized markets in which the Company operates.

     In addition to rising health care costs and increased competition, legislation and regulatory initiatives will contribute to certain changes in the health care industry. See "-- Government Regulation." Although the effects of these activities cannot yet be determined, WellPoint remains committed to participate in the debate over health care reform and lead the industry in the restructuring of the health care system.

     WellPoint believes that the most significant factors in the selection of a managed health care plan by employers and individual members include price, the extent and depth of provider networks, flexibility and scope of benefits, quality of services, market presence, reputation (which may be affected by public rankings or accreditation by voluntary organizations such as the National Committee on Quality Assurance ("NCQA")) and financial stability. WellPoint believes that it competes effectively with respect to these factors.

GOVERNMENT REGULATION

California

     The Knox-Keene Act. WellPoint offers its managed health care services in California through subsidiaries, CaliforniaCare Health Plans ("CaliforniaCare"), WellPoint Dental Plan and WellPoint Pharmacy Plan, whose business is subject to regulation principally by the DOC under the Knox-Keene Act. Under the Knox-Keene Act, WellPoint's managed health care plans are each subject to various minimum tangible net equity ("TNE"), deposit and other financial requirements. The ability of WellPoint to issue capital stock or to pay dividends, and of its subsidiaries to pay dividends or to diversify and implement changes in their products, and the ability to effect intercompany transactions, are also subject to DOC regulation. WellPoint must also file periodic financial reports with the DOC regarding its activities and is subject to periodic reviews of those activities by the DOC. In addition, WellPoint must obtain approval from the DOC for all of its forms of individual and group subscriber contracts. Any material modifications to the organization or operations of WellPoint are subject to prior review and approval by the DOC. The approval process can be lengthy and there is no certainty of approval by the DOC.

     Under the Knox-Keene Act, WellPoint's managed health care programs are also subject to extensive regulation by the DOC regarding minimum benefit and coverage levels, WellPoint's contractual and business relationships with health care providers, administrative capacity, marketing and advertising, procedures for quality assurance and subscriber and enrollee grievance resolution.

     DOI Regulation. The California DOI regulates the insurance business, including the third party administrator and workers' compensation activities, conducted by BC Life & Health Insurance Company ("BC Life," formerly known as WellPoint Life Insurance Company) and UNICARE Insurance Company. BC Life and UNICARE Insurance Company are subject to various capital reserve and other financial requirements established by the California DOI. BC Life and UNICARE Insurance Company must also file periodic reports regarding their activities regulated by the California DOI and are subject to periodic reviews of those activities by the California DOI. BC Life must also obtain approval from the California DOI for all of its group insurance policies and certain aspects of its individual policies prior to issuing those policies. CIMS, which operates a general insurance agency, is also subject to regulation by the California DOI. Under such regulation, CIMS is required to be licensed by the California DOI and is prohibited from engaging in certain business practices. There can be no assurance that any future regulatory action by the California DOI will not have an adverse impact on the ability of BC Life, UNICARE Insurance Company and CIMS to conduct their business profitably.

     California Health Care Legislation. From time to time, new California legislation is enacted and regulatory interpretations are adopted that adversely affect WellPoint. For example, California's small group reform legislation requires that coverage be offered to certain small groups, limits rate increases, limits exclusions based on pre-existing conditions and imposes other requirements designed to increase the availability of coverage for small groups. In addition, California has adopted legislation that requires health care service plans and insurance carriers to provide additional benefits for individuals and small group members by limiting the application of preexisting condition limitations and waivers (temporary exclusions for individuals of specifically identified preexisting conditions). This legislation has resulted in increased claims expense for the Company. In addition, in 1996 WellPoint voluntarily removed certain temporary exclusions, including a temporary exclusion for maternity services which will likely result in increased claims expense for the Company. Further California legislation addresses the practice of "freezing," or discontinuing the offering of certain benefit plans, by health care service plans and insurance carriers. WellPoint has taken action to respond to and resolve certain member complaints relating to this legislation. There can be no assurance that compliance with the legislation discussed above will not adversely affect the financial condition or results of operations of WellPoint. The legislation described above and any similar legislation in California or other states may result in increased claims expense.

Federal

     Recent Federal Health Care Legislation. On August 21, 1996, the President signed into law the Health Insurance Portability and Accountability Act of 1996 (originally known in the Senate as the Kennedy-Kassebaum bill) ("HIPAA"). HIPAA imposes new obligations for issuers of health insurance coverage and health benefit plan sponsors. The insurance reform provisions of HIPAA become effective for "plan years" beginning July 1, 1997.

     HIPAA requires health plans in the small group market (50 or fewer employees) to accept every employer, employee and family member, subject to certain prescribed exceptions. Plans must apply any restriction uniformly and without regard to health status. HIPAA also guarantees the renewability of coverage, regardless of the health status of any member of a group. Access to coverage in the individual market is guaranteed to people who lose their group coverage (due to loss of employment, change of jobs or other reasons). Alternatively, states may develop programs to assure that comparable coverage is available to these people. The coverage will be available without regard to health status, and renewal will be guaranteed.

     HIPAA further prohibits health plans from establishing enrollment eligibility rules or premiums for individuals based on specified "health status" related factors. An exception to this policy of nondiscrimination is provided with respect to premium discounts or rebates, or modified copayments and deductibles related to health promotion and disease prevention programs.

     HIPAA provides parameters for the use of pre-existing condition limits by health plans. Plans may limit or exclude benefits for a pre-existing condition only if the exclusion is limited to 12 months for conditions diagnosed or treated in the previous six months. Insurers cannot impose new pre-existing condition exclusions for workers with previous coverage. HMOs only may use an affiliation period of up to two months. The pre-existing condition exclusion period is reduced or credited for each month of prior continuous coverage.

     On September 26, 1996 the President signed maternity length of stay and mental health parity benefits measures into law. The maternity stay provision requires insurers to cover the cost of a 48-hour hospital stay (96 hours following a Caesarian section). This measure does not mandate the length of hospital stays but requires that longer stays are covered if deemed necessary by a woman, her family and her physician. Health plans would be barred from offering financial incentives for early discharges. The mental health parity provision will require insurance plans that provide mental health benefits to set the same level of yearly and lifetime coverage for mental health benefits as for physical ones. The measures will take effect January 1, 1998. Approximately 30 states already guarantee minimum hospital stays for mothers and newborns. In many regions, the maternity length of stay provisions reflect the existing average length of stay. As a result of these factors and the significant time period before the measures take effect, it is unclear what implications, if any, these measures will have on WellPoint's operations.

     WellPoint intends to take action to bring its operations into compliance with the two new laws described above. There can be no assurance that compliance with this legislation will not adversely affect the operating results of WellPoint, and in particular, will not result in an increased claims expense for WellPoint.

     Medicare Legislation. WellPoint's health benefits programs include products that are marketed to Medicare beneficiaries as a supplement to their Medicare coverage. These products are subject to federal regulations that are directed toward providing Medicare supplement customers with standard minimum benefits and levels of coverage and full disclosure of the terms under which that coverage is provided, and toward assuring that fair sales practices are employed in the marketing of Medicare supplement coverage.

     WellPoint provides a senior plan product under a Medicare risk contract that is subject to regulation by HCFA. Under this contract and HCFA regulations, if WellPoint's premiums received for Medicare-covered health care services provided to senior plan Medicare members are more than the premiums received for the same health care services provided to non-senior plan members, then WellPoint must provide its senior plan members with additional benefits beyond those required by Medicare or reduce its premiums, or deductibles or co-payments, if any. WellPoint's senior plan is not permitted to account for more than one-half of WellPoint's total HMO members in each of WellPoint's geographic markets. HCFA has the right to audit

HMOs operating under Medicare contracts to determine the quality of care being rendered and the degree of compliance with HCFA's contracts and regulations.

     Future Health Care Reform. A number of legislative proposals, including national health care reform, have been made at the Federal and state levels. Certain of these proposals would require all employers to purchase health care coverage for their employees, either from private providers or from a government-sponsored program that would also make available coverage to the uninsured or underinsured. Certain of these proposals would further prohibit exclusions or denials of coverage for pre-existing conditions, and would provide for "community rating" of risks. To help meet the needs of the uninsured, in 1994 WellPoint offered guaranteed coverage to individuals, including those with pre-existing conditions. To control medical costs, proposed legislation may also set or limit fees of health care providers, which may be established through a governmental board.

     WellPoint is unable to evaluate what legislation may be proposed and when or whether any legislation will be enacted and implemented. However, certain of the proposals, if adopted, could have a material adverse effect on WellPoint's financial condition or results of operations, while others, if adopted, could potentially benefit WellPoint's business. Although the effects of these activities cannot yet be determined, WellPoint remains committed to participate in the debate over health care reform and in the restructuring of the health care system.

Other States

     The Company's activities in other states are subject to state regulation applicable to the provision of health care services and the sale of traditional health indemnity and workers' compensation insurance. For instance, most of the products and plans offered by WellPoint in Texas are regulated by the Texas Department of Insurance. As a result of the MMHD Acquisition, the Company and certain of its subsidiaries are also subject to regulation by the DOI in the various states in which they conduct business. The Company believes it is in compliance in all material respects with all current state regulatory requirements applicable to its business as presently conducted. However, changes in government regulation policy could affect the level of services which the Company is required to provide or the rates which the Company can charge for its health care services. Such changes could adversely affect the financial condition or results of operations of WellPoint.

SERVICE MARKS

     "CaliforniaCare," "Prudent Buyer Plan" and "UNICARE" are registered service marks of WellPoint. In addition to these marks, WellPoint has filed for registration of and maintains several other service marks, trademarks and trade names at the Federal level and in California. WellPoint and CaliforniaCare are currently parties to license agreements with the BCBSA which allow them to use the Blue Cross name and mark in California with respect to WellPoint's HMO and PPO network-based plans. The BCBSA is a national trade association of Blue Cross and Blue Shield licensees, the primary function of which is to promote the Blue Cross and Blue Shield names. Each licensee is an independent legal organization and is not responsible for the obligations of other BCBSA member organizations. A Blue Cross license requires payment of a fee to the BCBSA and compliance with various requirements established by the BCBSA, including the maintenance of Minimum BCBSA Capital. The failure to meet the Minimum BCBSA Capital requirements can subject the Company to certain corrective action, while the failure to meet a lower specified level of capital can result in termination of the License Agreement. As of September 30, 1996, the Company's TNE (and thus its capital for purposes of the BCBSA) was approximately $284.0 million and the Minimum BCBSA Capital was approximately $247.4 million. The Company has entered into the Commitment Letter for the provision of the Subordinated Debt Facility to meet an anticipated shortfall in capital under the BCBSA requirements because of an increase in the Minimum BCBSA Capital requirements as of December 31, 1996 and the pending acquisition of the GBO Operations. While the Company believes that borrowings under the Subordinated Debt Facility will qualify as TNE (and thus as capital for BCBSA purposes) and that the Company's resulting capital will exceed the Minimum BCBSA Capital, there can be no assurance that the Company will be able to enter into definitive documentation for the Subordinated Debt Facility or conclude another qualifying transaction. See "Risk
Factors -- Need for Subordinated Debt to Meet Anticipated BCBSA Capital

Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." WellPoint considers the licensed Blue Cross name and its registered service marks, trademarks and trade names important in the operation of its business.

EMPLOYEES

     At September 30, 1996, WellPoint and its subsidiaries employed approximately 6,600 people (not including the approximately 3,000 employees of the GBO Operations). Approximately 116 of the Company's employees are presently covered by a collective bargaining agreement with the Office and Professional Employees International Union, Local 29. WellPoint believes that its relations with its employees are good, and it has not experienced any work stoppages.

PROPERTIES

     Effective as of January 1, 1996, the lease for the Company's Woodland Hills, California headquarters facility was renegotiated to provide for a term expiring in December 2019 with two options to extend the term for up to two additional five-year terms. Rent expense under the new lease is anticipated to be approximately $5.3 million for calendar year 1996. The annual rent for 1995 was approximately $10.3 million, of which approximately $9.0 million was paid by WellPoint pursuant to the terms of an Administrative Services Agreement between WellPoint and BCC. In addition, the Company, as well as the GBO Operations, have offices in California and various other states.

LEGAL PROCEEDINGS

     NCQA Lawsuit. On October 20, 1995, a lawsuit was filed in the United States District Court for the District of Columbia by CaliforniaCare against the National Committee for Quality Assurance ("NCQA"). The NCQA is an organization that reviews and accredits HMOs and managed care plans and, in October 1995, NCQA denied accreditation to CaliforniaCare. CaliforniaCare's lawsuit alleges, among other things, that in its accreditation review of CaliforniaCare and in its subsequent decision to deny accreditation to CaliforniaCare, NCQA: (1) failed to follow its own policies, procedures and guidelines; (2) failed to afford CaliforniaCare fair and due process; (3) breached its contractual obligations with CaliforniaCare; and (4) that CaliforniaCare suffered substantial damage as a result of the denial of accreditation. The complaint seeks a declaratory judgement against NCQA, as well as a permanent injunction prohibiting NCQA from implementing, acting upon, or disseminating further its accreditation decision, and compensatory damages. CaliforniaCare and NCQA have been engaged since January 11, 1996 in court-ordered mediation in an attempt to resolve the lawsuit. On March 1, 1996, the Federal district court judge assigned to the case ordered the litigation "stayed" until September 30, 1996 (subsequently extended to December 16, 1996) while the parties continue to seek a resolution through mediation. As a result of this mediation, CaliforniaCare and NCQA have jointly agreed that NCQA will conduct another accreditation audit of CaliforniaCare. The on-site field work for this audit was completed in September 1996. The Company expects that NCQA will issue the final results of its review on or before December 31, 1996. There can be no assurances that CaliforniaCare will receive accreditation from NCQA. The failure to receive accreditation could have an adverse effect on the Company's competitive position. The management of CaliforniaCare continues to believe strongly in the merits of its original claims in this litigation and will decide on which action to take, if any, after completion of the mediation and re-auditing process.

     Stockholder Litigation. On March 29, 1995, a class action and derivative lawsuit, captioned Gollomp and Gover, et al, v. Schaeffer, Williams, Rich, Weinberg, et al., was filed in the Superior Court of the State of California, County of Los Angeles against Old WellPoint, its directors and BCC. The complaint alleged, among other things, that the directors breached their fiduciary duty to Old WellPoint's public stockholders by pursuing a business combination with Health Systems International, Inc. ("HSI") and allegedly rejecting certain other proposals without due consideration. The complaint sought, among other things, a declaration that the proposed business combination with HSI would be unfair, unjust and inequitable to WellPoint and its public stockholders, an injunction from proceeding with the business combination, actual and punitive damages and attorneys' fees. These claims were asserted on behalf of the members of the alleged class, and derivatively on behalf of WellPoint. On or about March 31, 1995, two additional class action and derivative lawsuits captioned Greenberg, et al. v. Schaeffer Williams, Rich, Weinberg, et al. and Freed, et al. v. Schaeffer Williams, Rich, Weinberg, et al., were filed. A fourth class action lawsuit, captioned Kaiser v. WellPoint Health Networks Inc., Blue Cross of California, et al., was filed in the Superior Court of the State of California, County of Los Angeles on April 14, 1995, and was served on WellPoint on May 16, 1995. The basic allegations of the Greenberg, the Freed and the Kaiser complaint were not materially different from those made in the Gallomp complaint.

     All class action claims asserted on behalf of WellPoint's public stockholders were dismissed on August 10, 1995, leaving only claims asserted derivatively on behalf of WellPoint. On October 9, 1996, the settlement of the remaining claims asserted in the actions was approved by the court as fair, reasonable and adequate to WellPoint and its stockholders after notice to stockholders and the opportunity to object to its terms. On October 21, 1996 the court issued an order (i) extending the period for objections to the settlement to be filed until November 8, 1996 and (ii) setting a status conference regarding the proposed judgment for November 26, 1996.

     The management of WellPoint believes that its directors acted in good faith and in an independent, informed and appropriate manner in all aspects of the decision to approve the BCC/WellPoint transaction and the business combination with HSI, and to not approve the alternative proposals. Based upon the foregoing, the management of WellPoint believes that these lawsuits are without merit and intends to continue to defend those actions vigorously if the settlement does not receive final approval from the court.

     Miscellaneous Proceedings. WellPoint and certain of its subsidiaries are also parties to various legal proceedings, many of which involve claims for coverage encountered in the ordinary course of its business. WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. In the ordinary course of its business, WellPoint is subject to the claims of its enrollees arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it resulted in a significant punitive damage award, could have a material adverse effect on WellPoint. In addition, the risk of potential liability under punitive damage theories may increase significantly the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is at present unknown.

     Certain of such legal proceedings are or may be covered under insurance policies or indemnification agreements. Based upon information presently available, the Company believes that the final outcome of all such proceedings should not have a material adverse effect upon WellPoint's results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

                       NAME                  AGE                POSITION
        -----------------------------------  ---   -----------------------------------
        Leonard D. Schaeffer...............  51    Chairman of the Board of Directors
                                                   and Chief Executive Officer
        David R. Banks.....................  59    Director
        W. Toliver Besson..................  52    Director
        Roger E. Birk......................  66    Director
        Stephen L. Davenport...............  64    Director
        Julie A. Hill......................  50    Director
        Robert T. Knight...................  58    Director
        Elizabeth A. Sanders...............  51    Director
        D. Mark Weinberg...................  44    Executive Vice President, National
                                                   Businesses and Specialty Products
        Ronald A. Williams.................  46    Executive Vice President,
                                                   California Businesses
        Howard G. Phanstiel................  47    Executive Vice President, Finance
                                                   and Information Services
        John C. Shaw.......................  62    Office of the Chairman
        Thomas C. Geiser...................  46    Executive Vice President, General
                                                   Counsel and Secretary
        Yon Y. Jorden......................  41    Senior Vice President, Chief
                                                   Financial Officer

     LEONARD D. SCHAEFFER has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1992. From 1989 until May 1996, Mr. Schaeffer was also Chairman of the Board of Directors and, from 1986, Chief Executive Officer of BCC. From 1982 to 1986, Mr. Schaeffer served as President of Group Health, Inc., an HMO in the midwestern United States. Prior to joining Group Health, Inc., Mr. Schaeffer was the Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae), a financial institution that provides a secondary market for student loans, from 1980 to 1981. From 1978 to 1980, Mr. Schaeffer was the Administrator of HCFA. HCFA administers the Federal Medicare, Medicaid and Peer Review Organization programs. Mr. Schaeffer serves as a director of Allergan, Inc. and Metra Biosystems.

     DAVID R. BANKS has been an independent director of the Company since April 1993. He has been Chairman and Chief Executive Officer of Beverly Enterprises since September 1979. Beverly Enterprises operates health care facilities in 34 states and the District of Columbia. Mr. Banks serves as a director of Ralston Purina and Nationwide Health Properties. Mr. Banks serves on the Nominating and Compensation Committees of the Board and is Chairperson of the Compensation Committee.

     W. TOLIVER BESSON has been an independent director of the Company since May 1996, was an independent director of BCC from April 1994 until May 1996 and prior to that served as an advisory director of BCC from 1989. He has been a partner at the law firm of Paul, Hastings, Janofsky & Walker since 1977. He served on its national management committee from 1985 to 1990 and served on the Board of Governors of the California State Bar from 1979 to 1980. He currently serves as a member of the management committee of Cross Country Ventures (a venture capital limited partnership). Pursuant to an undertaking with the DOC, Mr. Besson has effectively agreed to not serve as a director beyond April 2003. Mr. Besson serves on the Audit Committee of the Board.

     ROGER E. BIRK has been an independent director of the Company since April 1993. Mr. Birk served as President of the Federal National Mortgage Association ("Fannie Mae") from 1987 to 1992 and as Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. from 1982 to 1986. Mr. Birk serves as a director of Penske Transportation, Fannie Mae and Mutual of America Capital Corp. Mr. Birk serves as the Chairperson of the Audit Committee of the Board.

     STEPHEN L. DAVENPORT has been an independent director of the Company since May 1996, was an independent director of BCC from 1991 until May 1996 and prior to that served as an advisory director of BCC from 1989. He is retired. From 1980 to 1995 he was president of D/A Financial Group. Prior to that he was Senior Vice President of Provident Mutual Life Insurance Company. He currently serves on the board of directors of Tinsley Laboratories, Inc. Pursuant to an undertaking with the DOC, Mr. Davenport has effectively agreed to not serve as a director beyond April 2002. Mr. Davenport serves on the Compensation Committee of the Board.

     JULIE A. HILL has been an independent director of the Company since March 1994. She has been President and Chief Executive Officer of Costain Homes Inc. ("Costain") since January 1991, having joined Costain in 1988 as Vice President of Sales and Marketing. Costain is a division of London-based Costain Group PLC and builds single-family detached residential communities. Ms. Hill serves on the Compensation and Nominating Committees of the Board.

     ROBERT T. KNIGHT has been an independent director of the Company since May 1996, was an independent director of BCC from 1988 until May 1996 and prior to that served as an advisory director of BCC from 1986. He was Chairman of Digital Sound Corporation from January 1995 to May 1996 and prior to that had been President and Chief Executive Officer of Digital Sound Corporation since 1992. He had previously been a Senior Vice President of Xerox Corporation in Stamford, Connecticut since 1986. He currently serves on the boards of directors of Picture Tel Corporation and Blue Sky Research, Inc. Pursuant to an undertaking with the DOC, Mr. Knight has effectively agreed to not serve as a director beyond April 1997. Mr. Knight serves as the Chairperson of the Nominating Committee of the Board.

     ELIZABETH A. SANDERS has been a director of the Company since May 1996 and has been a consultant to executive management and served as Vice President and General Manager of Nordstrom, Inc. from 1978 to 1990. Ms. Sanders is a founder of the National Bank of Southern California and was on its board of directors from 1983 to 1990. She currently serves on the following boards of directors: H.
F. Ahmanson & Company, Wal-Mart Stores, Inc., Wolverine Worldwide, Inc. and the Flagstar Companies, Inc. Ms. Sanders serves on the Audit Committee of the Board.

     D. MARK WEINBERG has been Executive Vice President, National Businesses and Specialty Products of the Company since October 1995. From August 1992 until May 1996, Mr. Weinberg served as a director of the Company. From February 1993 to October 1995, Mr. Weinberg was Executive Vice President, Consumer and Specialty Services of the Company. Prior to February 1993, Mr. Weinberg was Executive Vice President of BCC's Consumer Services Group from December 1989 to February 1993 and was Senior Vice President of Individual and Senior Services of BCC from April 1987 to December 1989. From 1981 to 1987, Mr. Weinberg held a variety of positions at Touche Ross & Co. From 1976 to 1981, Mr. Weinberg was general manager for the CTX Products Division of PET, Inc.

     RONALD A. WILLIAMS has been Executive Vice President, California Businesses of the Company since October 1995. From August 1992 until May 1996, Mr. Williams served as a director of the Company. From February 1993 to October 1995, Mr. Williams was Executive Vice President, Group and Network Services of the Company. Prior to February 1993, Mr. Williams was Executive Vice President of BCC's Group Services from May 1992 to February 1993. Prior to that time, Mr. Williams served as Executive Vice President of BCC's Health Services and Products Group from December 1989 to May 1992 and as BCC's Senior Vice President of Marketing and Related Products from November 1988 to December 1989. From May 1987 to November 1988 he was Vice President of Corporate Services of BCC. From July 1984 to May 1987 he was Senior Vice President of Vista Health Corporation, an alternative delivery system for outpatient psychological and substance abuse services of which he was also a co-founder.

     HOWARD G. PHANSTIEL has been Executive Vice President, Finance and Information Services since December 1994. Prior to joining the Company, he was Managing Director in the Finance Group of Prudential

Securities Incorporated in New York City and a member of the firm's Operating Council. He also served as Chairman of Prudential-Bache International Bank. Prior to joining Prudential in 1989, Mr. Phanstiel was Chief Financial Officer and Executive Vice President of Marine Midland Bank.

     JOHN (JACK) C. SHAW has been an officer of the Company since October 1994. Prior to joining the Company, Mr. Shaw was the Vice Chairman of Deloitte & Touche Management Consulting since 1989. He joined Deloitte & Touche in 1965 and was named Partner-in-Charge of the New York office in 1977.

     THOMAS C. GEISER has been Executive Vice President, General Counsel and Secretary of the Company since May 1996. From July 1993 until May 1996, Mr. Geiser held the position of Senior Vice President, General Counsel and Secretary. Prior to joining the Company, he was a partner in the law firm of Brobeck, Phleger & Harrison from June 1990 to June 1993 and a partner in the law firm of Epstein Becker Stromberg & Green from May 1985 to May 1990. Mr. Geiser joined the law firm of Hanson, Bridgett, Marcus, Vlahos & Stromberg as an associate in March 1979 and became a partner in the firm, leaving in May 1985.

     YON Y. JORDEN has been Senior Vice President and Chief Financial Officer since May 1994. Ms. Jorden has announced that she will resign from the Company effective as of December 31, 1996. Ms. Jorden will provide consulting services to the Company in 1997. Previous positions with the Company held by Ms. Jorden were Acting Chief Financial Officer, appointed in August 1993, and Vice President and Controller from February 1993 to August 1993. Ms. Jorden was Vice President and Controller of BCC from October 1990 to February 1993. Prior to joining BCC, Ms. Jorden was Vice President of Finance and Corporate Controller of FHP International, a managed care company in Fountain Valley, California from January 1987 to September 1990. Ms. Jorden was director of Internal Audit at Western Digital Corp. in Irvine, California from July 1983 to January 1987.

BOARD OF DIRECTORS

     The WellPoint Articles of Incorporation provide that the Board of Directors is divided into three classes, currently with three directors in each class. Directors in each class serve for a three-year term and the current composition of the classes is as follows: Class I directors (whose terms expire in 1997) consist of Ms. Sanders and Messrs. Birk and Knight; Class II directors (whose terms expire in 1998) consist of Messrs. Banks and Davenport (with one vacancy); and Class III directors (whose terms expire in 1999) consist of Ms. Hill and Messrs. Besson and Schaeffer.

                        RELATIONSHIP WITH THE FOUNDATION

     In order to fulfill BCC's public benefit obligations to the State of California arising out of the creation of Old WellPoint, Old WellPoint and BCC entered into a Recapitalization Agreement dated as of March 31, 1995 regarding certain transactions between Old WellPoint and BCC. On February 20, 1996, Old WellPoint, BCC and the two newly created foundations, the Foundation and the Endowment, executed an Amended and Restated Recapitalization Agreement (the "Amended Recapitalization Agreement"). On May 20, 1996, BCC and Old WellPoint concluded the Recapitalization. Pursuant to the Amended Recapitalization Agreement, (a) Old WellPoint distributed an aggregate of $995.0 million by means of a special dividend of $10.00 per share of its common stock, and BCC, as a California nonprofit public benefit corporation, thereupon immediately donated its portion thereof ($800.0 million) to the Endowment; (b) BCC donated its assets, other than BCC's Old WellPoint Class B Common Stock and the BCC Commercial Operations, to the Foundation; (c) BCC changed its status to a California for-profit business corporation by means of filing Amended and Restated Articles of Incorporation with the California Secretary of State and issued to the Foundation 53,360,000 shares of Common Stock; and (d) Old WellPoint merged with and into BCC and the surviving entity changed its name to WellPoint Health Networks Inc. In the Merger, (i) each outstanding share of Old WellPoint Class A Common Stock was converted into 0.667 shares of the Company's Common Stock, (ii) the outstanding shares of the Company's Common Stock held by the Foundation prior to the Merger were converted into 53,360,000 shares of the post-Merger Company's Common Stock and a cash payment of $235.0 million to reflect the value of the BCC Commercial Operations and the value of the Blue Cross mark and (iii) the outstanding shares of Old WellPoint Class B Common Stock were cancelled. In October 1996, the Company and the Foundation agreed in principle to amend the terms of the Recapitalization to provide for the substitution by the Company of $7.0 million in cash for the capital stock of certain entities owning the real estate surrounding the Company's headquarters building.

     In connection with the Recapitalization, BCC received a ruling from the IRS that, among other things, the BCC Conversion qualified as a tax-free transaction and that no gain or loss was recognized by BCC for Federal income tax purposes. The Foundation and the Company have entered into the Indemnification Agreement which provides, with certain exceptions, that the Foundation will indemnify WellPoint against the net tax liability as a result of a revocation or modification, in whole or in part, of the ruling by the IRS or a determination by the IRS that the BCC Conversion constitutes a taxable transaction for Federal income tax purposes.

     In connection with the Recapitalization, BCC relinquished its rights under the Blue Cross License Agreement dated January 1, 1991, between Blue Cross of California and the BCBSA. The BCBSA and the Company entered into the License Agreement, pursuant to which the Company has become the exclusive licensee for the right to use the Blue Cross name and related service marks in California and has become a member of the BCBSA. See "Risk Factors -- Blue Cross Mark" and "Business -- Service Marks."

     The License Agreement required that the Foundation enter into the Voting Trust Agreement, pursuant to which the Foundation deposited into a voting trust (the "Voting Trust") the number of shares of the Company's Common Stock sufficient to reduce the Foundation's holdings outside such Voting Trust to a level not in excess of 50% of the voting power of the outstanding shares of the Company's Common Stock. The shares held by the trustee under the Voting Trust Agreement (the "Voting Trust Shares") generally will be voted (i) with respect to elections and removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, to support the position of the Board of Directors, (ii) with certain exceptions, on matters requiring a vote of at least an absolute majority of all outstanding shares of Common Stock, as the majority of non-Voting Trust Shares vote, and (iii) on all other matters, in the identical proportion in favor of or in opposition to such matters as non-Voting Trust Shares vote.

     With respect to those shares held by the Foundation in excess of the Ownership Limit that are not subject to the Voting Trust Agreement, the Foundation has also entered into the Voting Agreement. The Voting Agreement provides among other things, that the Foundation, during the period that it continues to own in excess of the Ownership Limit, will vote all shares of the Company's Common Stock owned by it in excess of

5% of the outstanding shares (except those shares held pursuant to the Voting Trust Agreement) in favor of each nominee to the Board of Directors of the Company who has been nominated by the Nominating Committee of the Board of Directors, or under certain circumstances, other subsets of the Board of Directors, all as set forth in the Company's Bylaws. With respect to the removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, the Foundation has also agreed under the Voting Agreement to support the position of the Board of Directors. In addition, the Voting Trust Agreement requires that the Foundation, through sales (which may involve additional exercises of its registration rights discussed below) or additional deposits into the Voting Trust, reduce its holdings outside the Voting Trust to 20% and 5% of the outstanding Common Stock on and after three and five years, respectively, from May 20, 1996.

     In connection with the Recapitalization, the Company and the Foundation also entered into the Registration Rights Agreement with respect to the shares of the Company held by the Foundation. The Registration Rights Agreement grants the Foundation (and certain transferees of the shares covered by the Registration Rights Agreement), certain demand and "piggyback" registration rights. The sale of Common Stock offered hereby by the Foundation is being made pursuant to the exercise of demand registration rights. The undertakings made by Old WellPoint in order to secure the DOC's approval of the Recapitalization require the Foundation to make certain minimum annual distributions beginning in 1997. In order to fund such required distributions, the Foundation may make additional sales of shares of the Company's Common Stock pursuant to the exercise of its rights under the Registration Rights Agreement.

                              SELLING SHAREHOLDER

     As of September 30, 1996 the Foundation owned 53,360,000 shares of the Company's Common Stock, representing approximately 80.3% of the total 66,484,298 shares of Common Stock outstanding. Following the Offerings, the Foundation will own 40,360,000 shares of WellPoint Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of WellPoint Common Stock, which will represent approximately 57.8% of the outstanding shares).

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     Under the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the Company is authorized to issue up to 300,000,000 shares of Common Stock, $0.01 par value ("Common Stock"). As of September 30, 1996, there were 66,484,298 shares of Common Stock issued and outstanding. In addition, up to 5,000,000 shares have been reserved for issuance upon the exercise of options and awards or upon purchase under the Company's 1994 Stock Option/Award Plan, Employee Stock Purchase Plan and Employee Stock Option Plan. The shares of Common Stock are listed on the New York Stock Exchange under the symbol "WLP." Chase Mellon Shareholder Services, L.L.C. is the transfer agent and registrar of the shares of Common Stock.

     The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company. Holders of shares of Common Stock have one vote per share on all matters submitted to a vote of shareholders of the Company, except with respect to shares of Common Stock owned by the Selling Shareholder as described under the caption "Relationship with the Foundation." Subject to the restrictions on shares owned in excess of the Ownership Limit as described below, the holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company out of assets or funds legally available therefor. See "-- Certain Charter Provisions That May Limit Changes in Control -- Restrictions on Ownership and Transfer." The holders of Common Stock do not have cumulative voting rights. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to participate ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding (including the shares offered hereby by the Selling Shareholder) are fully paid and nonassessable.

PREFERRED STOCK

     The Company is authorized to issue 50,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock"), of which no shares were outstanding as of the date hereof. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, without any further vote or action by the Company's shareholders, unless action is required by applicable laws or regulations or by the terms of other outstanding preferred stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

CERTAIN CHARTER PROVISIONS THAT MAY LIMIT CHANGES IN CONTROL

     The License Agreement requires as a condition to the Company's retention of the Blue Cross license that the Company's Articles of Incorporation contain the following provisions:

  Shareholders' Meetings

     The Company's Articles of Incorporation provide that special meetings of the shareholders may be called at any time only by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at the meeting. This provision will make it more difficult for shareholders to take actions opposed by the Board of Directors.

  No Action by Shareholder Consent

     The Company's Articles of Incorporation prohibit action that is required or permitted to be taken at any annual or special meeting of shareholders of the Company from being taken by the written consent of shareholders without a meeting.

  Classified Board of Directors

     The Company's Articles of Incorporation and Bylaws provide that the Company's Board of Directors is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. See "Management -- Board of Directors." These classes (after an interim period) will serve for staggered three-year terms. The classified Board provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. In addition, these provisions could delay shareholders who do not like the policies of the Board of Directors from removing a majority of the members of the Board for two years unless such shareholders can show cause and obtain the requisite vote.

  Restrictions on Ownership and Transfer

     The Company's Articles of Incorporation provide that no person other than existing shareholders on the date the Articles of Incorporation became effective may Beneficially Own (as defined) shares of voting capital stock of the Company in excess of the Ownership Limit. The Foundation was the only 5% or greater shareholder on the date the Articles of Incorporation became effective. Any transfer of stock that would result in any person Beneficially Owning shares of voting capital stock in excess of the Ownership Limit will result in such intended transferee acquiring no rights in such shares (with certain exceptions) and such shares will be deemed transferred to an escrow agent to be held until such time as such shares are transferred to a person whose acquisition thereof will not violate the Ownership Limit. These provisions prevent a third party from obtaining control of the Company without obtaining the vote required to amend the Company's Articles of Incorporation.

  Supermajority Provisions

     Under the Company's Articles of Incorporation, the affirmative vote of the holders of at least 75% of each class of the shares of voting capital stock represented and voting at a duly held meeting of shareholders at which a quorum is present, voting by class, is required to amend certain provisions of the Company's Articles, including the provisions concerning (i) the number of directors, (ii) the classified board provision, (iii) the filling of vacancies on the Board of Directors, (iv) the power of directors to amend the Company's Articles of Incorporation, (v) the prohibition on shareholder action by written consent, (vi) the ownership and transfer restrictions, (vii) the prohibition on cumulative voting by shareholders and (viii) the requirement for supermajority shareholder approval to amend such provisions. In addition, any amendment of the Company's Articles of Incorporation, and amendment of certain provisions of the Company's bylaws, requires the approval of the greater of two-thirds or seven of the Company's directors.

CERTAIN LICENSE AGREEMENT PROVISIONS

     As prescribed by the License Agreement, until the Foundation ceases to own voting capital stock of the Company in excess of the Ownership Limit (as described in "Relationship with the Foundation"), the Nominating Committee of the Company's Board of Directors will be comprised of three directors, each of whom will be an independent director. One of the members of the Nominating Committee must be one of the directors (or their replacement) designated by BCC prior to the Recapitalization. The BCC-designated directors are Messrs. Besson, Davenport and Knight. The Nominating Committee is currently comprised of Robert
T. Knight (Chairman), David R. Banks and Julie A. Hill.

LISTING

     The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "WLP."

                        SHARES ELIGIBLE FOR FUTURE SALE

     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotment option is exercised), may be freely traded without restriction under the Securities Act, except for any shares purchased or held by an "affiliate" of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the shares sold in the Offerings, 1,716,376 shares issuable upon the exercise of options (of which options covering 87,191 shares were exercisable as of September 30, 1996) and approximately 13,011,483 shares of Common Stock outstanding as of September 30, 1996 will be eligible for sale by holders without restrictions under the Securities Act. In addition, 1,334,109 shares issuable upon the exercise of options (of which options covering 57,667 shares will be exercisable immediately following the Offerings), and 112,815 of the outstanding shares, will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions described in the third paragraph below. The remaining 40,360,000 shares held by the Selling Shareholder (assuming no exercise of the Underwriters' over-allotment option), will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. As the shares held by the Foundation were registered in the Recapitalization, they are not subject to the holding period requirements of Rule 144 if sold in compliance with such volume and manner of sale restrictions.

     In general, under Rule 144, as currently in effect, the Foundation or any other affiliate is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then-outstanding shares of Common Stock of the Company or the average weekly trading volume during the four calendar weeks preceding such sale. Under Rule 144(k), a person who is not deemed an affiliate and who has beneficially owned shares for at least three years is entitled to sell such shares at any time under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through the usage of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer. The foregoing is not intended to be a complete description of Rule 144 or of the rights of the Foundation or any other affiliate to sell shares of Common Stock.

     The Company, the Selling Shareholder and Leonard Schaeffer have agreed not to sell, offer to sell, grant any option (other than pursuant to the 1994 Stock Option/Award Plan, Employee Stock Option Plan and Employee Stock Purchase Plan) for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (except for shares offered hereby) for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to certain limited exceptions included in the Purchase Agreements (as defined). Certain other executive officers of the Company have agreed to similar restrictions for a period of 90 days after the date of this Prospectus. See "Underwriting."

     Pursuant to the Voting Trust Agreement, the Foundation has agreed to reduce its holdings outside of the Voting Trust to 20% and 5% of the outstanding Common Stock of the Company on and after three and five years, respectively, from May 20, 1996. Following the Offerings, the Foundation will own 40,360,000 shares of Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Common Stock, which will represent approximately 57.8% of the outstanding shares). Pursuant to the Registration Rights Agreement, the Selling Shareholder has been granted certain demand and "piggy-back" registration rights with respect to the shares of Common Stock held by it. See "Relationship with the Foundation."

     The Company is unable to estimate the number of shares that may be sold in the future by its existing shareholders or the effect, if any, that sales by such shareholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, including pursuant to a demand registration conducted for the benefit of the Selling Shareholder, could adversely affect prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the "U.S. Purchase Agreement"), the Selling Shareholder has agreed to sell to each of the underwriters named below (the "U.S. Underwriters"), and each of the U.S. Underwriters severally has agreed to purchase, the aggregate number of shares of Common Stock set forth opposite its name below.

                                                                                 NUMBER
                 U.S. UNDERWRITER                                               OF SHARES
                 ----------------                                              ----------
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated................................................   2,971,000
    Salomon Brothers Inc ....................................................   2,971,000
    Bear, Stearns & Co. Inc. ................................................   1,486,000
    Dean Witter Reynolds Inc.................................................   1,486,000
    Morgan Stanley & Co. Incorporated........................................   1,486,000
                                                                               ----------
                 Total.......................................................  10,400,000
                                                                               ==========

     The Selling Shareholder has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with Merrill Lynch International, Salomon Brothers International Limited, Bear, Stearns International Limited, Dean Witter International Ltd. and Morgan Stanley & Co. International Limited (collectively, the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"). Subject to the terms and conditions set forth in the International Purchase Agreement, the Selling Shareholder has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase, an aggregate of 2,600,000 shares of Common Stock.

     In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock being sold pursuant to such Purchase Agreement are purchased. Under certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. Each Purchase Agreement provides that the Selling Shareholder is not obligated to sell, and the Underwriters named herein are not obligated to purchase, the shares of Common Stock under the terms of such Purchase Agreement unless all of the shares of Common Stock to be sold pursuant to the other Purchase Agreement are contemporaneously sold.

     The U.S. Underwriters have advised the Selling Shareholder that the U.S. Underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.50 per share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The public offering price per share of Common Stock and the underwriting discount per share of Common Stock are identical for both Offerings.

     The Selling Shareholder has granted to the U.S. Underwriters and the International Managers options to purchase up to an aggregate of 1,560,000 and 390,000 shares of Common Stock, respectively, at the public offering price, less the underwriting discount. Such options, which will expire 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the 13,000,000 shares of Common Stock initially purchased by the Underwriters.

     The Selling Shareholder has been informed that the Underwriters have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other.

     The Company, the Selling Shareholder and Leonard Schaeffer have agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock (other than pursuant to the Company's 1994 Stock Option/Award Plan, Employee Stock Option Plan and Employee Stock Purchase Plan) or securities convertible into or exchangeable or exercisable for Common Stock (except for the shares offered hereby) for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to certain limited exceptions included in the Purchase Agreements. Certain other executive officers of the Company have agreed to similar restrictions for a period of 90 days after the date of this Prospectus. See "Shares Eligible for Future Sale."

     The Selling Shareholder has been informed that, under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any bank, broker, or dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and to offer to resell such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     The Company and the Selling Shareholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Certain of the U.S. Underwriters have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including the Selling Shareholder, in the ordinary course of business. In connection with rendering such services in the past, such U.S. Underwriters have received customary compensation, including reimbursement of related expenses.

                                 LEGAL MATTERS

     The validity of WellPoint Common Stock to be offered in the Offerings will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Francisco, California. Certain legal matters in connection with the Offerings will be passed upon for the Selling Shareholder by Munger, Tolles & Olson, Los Angeles, California and for the U.S. Underwriters by Latham & Watkins, Los Angeles, California. Latham & Watkins has from time to time represented the independent directors of WellPoint in various matters, including their consideration and approval of the Recapitalization.

                                    EXPERTS

     The audited consolidated financial statements of WellPoint Health Networks Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are included herein, in reliance upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of Blue Cross of California Commercial Operations as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

     The audited Post-Reorganization combined financial statements of the Life & Health Benefits Management Division of Massachusetts Mutual Life Insurance Company and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of the Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries at December 31, 1995 and 1994 and for the years then ended, included in the Company's Current Report on Form 8-K dated October 9, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, or 233 South Beaudry Avenue, Los Angeles, California 90012 or by way of the Commission's Internet address, http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

WELLPOINT HEALTH NETWORKS INC.

  Report of Independent Accountants....................................................  F-2
  Consolidated Balance Sheets as of December 31, 1994, 1995 and September 30, 1996.....  F-3
  Consolidated Income Statements for the Years Ended December 31, 1993, 1994, and 1995
     and the Nine Months Ended September 30, 1995 and 1996.............................  F-4
  Consolidated Statements of Changes in Stockholders' Equity for Years Ended December
     31, 1993, 1994 and 1995 and the Nine Months Ended September 30, 1996..............  F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994,
     and 1995 and the Nine Months Ended September 30, 1995 and 1996....................  F-6
  Notes to Consolidated Financial Statements...........................................  F-7

     EXPLANATORY NOTE: Certain historical financial statements with respect to MMHD and the BCC Commercial Operations are included in the Annual Report on Form 10-K for the year ended December 31, 1995 and certain of the Current Reports on Form 8-K incorporated by reference herein. Certain historical financial statements with respect to the GBO Operations are included in a Current Report on Form 8-K, as amended, incorporated by reference herein. See "Documents Incorporated by Reference."

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
WellPoint Health Networks Inc.

     We have audited the accompanying consolidated balance sheets of WellPoint Health Networks Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated income statements, statements of changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 14, on May 20, 1996 the Company concluded a series of transactions in accordance with the Amended and Restated Recapitalization Agreement with its principal shareholder, Blue Cross of California. The effect of these transactions was to substantially reduce stockholders' equity, cash and investment securities and increase long-term indebtedness.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WellPoint Health Networks Inc. and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for certain investments in debt and equity securities effective January 1, 1994 and for postretirement benefits other than pensions and for income taxes effective January 1, 1993.



                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
February 20, 1996, except for
Note 14 as to which the date is
May 20, 1996

                         WELLPOINT HEALTH NETWORKS INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                      SEPTEMBER 30,            DECEMBER 31,
                                                                     --------------     -------------------------
                                                                          1996             1995           1994
                                                                     --------------     ----------     ----------
                                                                      (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents........................................    $  322,785       $1,069,631     $  163,444
  Investment securities, at market value...........................     1,704,150        1,174,974      1,798,846
  Receivables, net.................................................       443,198          149,081        111,047
  Deferred tax assets..............................................        82,390           42,969         83,061
  Other current assets.............................................        31,669           25,651         20,709
                                                                       ----------       ----------     ----------
         Total Current Assets......................................     2,584,192        2,462,306      2,177,107
Property and equipment, net........................................        71,317           42,964         33,903
Intangible assets..................................................       552,601          124,956        142,741
Long-term investments..............................................       118,746           12,664         11,098
Other assets.......................................................       121,027           36,367         20,787
                                                                       ----------       ----------     ----------
         Total Assets..............................................    $3,447,883       $2,679,257     $2,385,636
                                                                       ==========       ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Medical claims payable...........................................    $  672,999       $  362,881     $  367,303
  Loss and loss adjustment expense reserves........................       146,844           66,489         55,499
  Unearned premiums................................................       160,463          132,298        127,363
  Accounts payable and accrued expenses............................       266,047          111,005        122,802
  Experience rated and other refunds...............................       151,191           93,478        129,730
  Income taxes payable and other current liabilities...............       204,095           74,197         15,622
                                                                       ----------       ----------     ----------
         Total Current Liabilities.................................     1,601,639          840,348        818,319
Accrued postretirement benefits....................................        65,230           50,158         45,806
Loss and loss adjustment expense reserves, non-current.............       142,998          107,000         92,409
Long-term debt.....................................................       747,000               --             --
Other non-current liabilities......................................        78,906           11,525         10,183
                                                                       ----------       ----------     ----------
         Total Liabilities.........................................     2,635,773        1,009,031        966,717
Stockholders' Equity:
  Preferred Stock -- $0.01 par value, 50,000,000 shares authorized,
    none issued and outstanding....................................            --               --             --
  Common Stock
    September 30, 1996 -- $0.01 par value, 300,000,000 shares
      authorized, 66,484,298 issued and outstanding; December 31,
      1995 and 1994 -- none........................................           665               --             --
  Class A Common Stock
    September 30, 1996 -- none; December 31, 1995 and 1994 -- $0.01 par value, 200,000,000 shares authorized, 19,500,000 issued
      and outstanding..............................................            --              195            195
  Class B Common Stock
    September 30, 1996 -- none; December 31, 1995 and 1994 -- $0.01 par value 100,000,000 shares authorized, 80,000,000 issued
      and outstanding..............................................            --              800            800
  Additional paid-in capital.......................................       760,917        1,100,288      1,100,288
  Unrealized valuation adjustment..................................       (20,365)           1,820        (69,498)
  Retained earnings................................................        70,893          567,123        387,134
                                                                       ----------       ----------     ----------
         Total Stockholders' Equity................................       812,110        1,670,226      1,418,919
                                                                       ----------       ----------     ----------
         Total Liabilities and Stockholders' Equity................    $3,447,883       $2,679,257     $2,385,636
                                                                       ==========       ==========     ==========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                         CONSOLIDATED INCOME STATEMENTS
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                   ------------------------    --------------------------------------
                                      1996          1995          1995          1994          1993
                                   ----------    ----------    ----------    ----------    ----------
                                         (UNAUDITED)
Revenues:
  Premium revenue................  $2,801,246     2,181,446    $2,910,622    $2,647,951    $2,355,980
  Management services
     revenue.....................     105,473        44,484        61,151        36,274        18,121
  Investment income..............     107,008       102,488       135,306       107,447        75,074
                                   ----------    ----------    ----------    ----------    ----------
                                    3,013,727     2,328,418     3,107,079     2,791,672     2,449,175
Operating Expenses:
  Health care services and other
     benefits....................   2,159,062     1,640,897     2,199,953     1,927,954     1,719,853
  Selling expense................     166,805       141,932       190,161       169,483       147,097
  General and administrative
     expense.....................     388,868       256,110       344,427       334,206       266,295
  Nonrecurring costs.............          --            --        57,074            --            --
                                   ----------    ----------    ----------    ----------    ----------
                                    2,714,735     2,038,939     2,791,615     2,431,643     2,133,245
                                   ----------    ----------    ----------    ----------    ----------
Operating Income.................     298,992       289,479       315,464       360,029       315,930
  Interest expense...............      23,319            --            --            --            --
  Other expense, net.............      15,107         8,845        12,677         8,008         2,901
                                   ----------    ----------    ----------    ----------    ----------
Income before Provision for
  Income Taxes and Cumulative
  Effect of Accounting Changes...     260,566       280,634       302,787       352,021       313,029
  Provision for income taxes.....     105,580       113,924       122,798       138,851       126,385
                                   ----------    ----------    ----------    ----------    ----------
Income before Cumulative Effect
  of Accounting Changes..........     154,986       166,710       179,989       213,170       186,644
  Cumulative effect of accounting
     changes -- adoption of SFAS
     Nos. 106 and 109............          --            --            --            --       (21,260)
                                   ----------    ----------    ----------    ----------    ----------
Net Income.......................     154,986       166,710    $  179,989    $  213,170    $  165,384
                                   ==========    ==========    ==========    ==========    ==========
Earnings Per Share:
  Income before Cumulative Effect
     of Accounting Changes.......  $     2.33    $     2.51    $     2.71    $     3.21    $     2.81
  Cumulative effect of accounting
     changes.....................          --            --            --            --         (0.32)
                                   ----------    ----------    ----------    ----------    ----------
  Net Income.....................  $     2.33    $     2.51    $     2.71    $     3.21    $     2.49
                                   ==========    ==========    ==========    ==========    ==========
Weighted average number of shares
  outstanding....................      66,416        66,367        66,367        66,367        66,367

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                            CLASS A            CLASS B
                                                       COMMON STOCK       COMMON STOCK       COMMON STOCK     ADDITIONAL
                                          PREFERRED   ---------------   ----------------   ----------------    PAID-IN
                                            STOCK     SHARES   AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT    CAPITAL
                                          ---------   ------   ------   -------   ------   -------   ------   ----------
Balance as of December 31, 1992.........   $    --       --     $ --         --   $  --         --   $  --    $       --
  Net income (loss).....................
  Class A Common Stock issued, net......                                 19,500     195                          515,718
  Class B Common Stock issued...........                                                    80,000     800       498,103
  Unrealized valuation adjustment on
    investment securities, net of tax...
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                                                          42,767
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1993.........        --       --       --     19,500     195     80,000     800     1,056,588
  Net income............................
  Unrealized valuation adjustment on
    investment securities, net of tax...
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                                                          43,700
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1994.........        --       --       --     19,500     195     80,000     800     1,100,288
  Net income............................
  Unrealized valuation adjustment on
    investment securities, net of tax...
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1995.........        --       --       --     19,500     195     80,000     800     1,100,288
  Net income (unaudited)................
  Recapitalization (see Note 14)
    Dividends...........................                                                                        (343,784)
    Stock exchange......................              66,367     664    (19,500)   (195 )  (80,000)   (800 )         331
  Stock issued for employee long-term
    incentive plan and director
    compensation (unaudited)............                117        1                                               4,082
  Change in unrealized valuation
    adjustment on investment securities,
    net of tax (unaudited)..............
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of September 30, 1996
  (unaudited)...........................   $    --    66,484    $665         --   $  --         --   $  --    $  760,917
                                           =======    ======    ====    =======   =====    =======   =====    ==========


                                          UNREALIZED                INVESTMENT
                                          VALUATION    RETAINED    BY BLUE CROSS
                                          ADJUSTMENT   EARNINGS    OF CALIFORNIA     TOTAL
                                          ----------   ---------   -------------   ----------
Balance as of December 31, 1992.........   $     --    $      --     $ 507,483     $  507,483
  Net income (loss).....................                 173,964        (8,580)       165,384
  Class A Common Stock issued, net......                                              515,913
  Class B Common Stock issued...........                              (498,903)            --
  Unrealized valuation adjustment on
    investment securities, net of tax...      1,643                                     1,643
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                               42,767
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1993.........      1,643      173,964            --      1,233,190
  Net income............................                 213,170                      213,170
  Unrealized valuation adjustment on
    investment securities, net of tax...    (71,141)                                  (71,141)
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                               43,700
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1994.........    (69,498)     387,134            --      1,418,919
  Net income............................                 179,989                      179,989
  Unrealized valuation adjustment on
    investment securities, net of tax...     71,318                                    71,318
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1995.........      1,820      567,123            --      1,670,226
  Net income (unaudited)................                 154,986                      154,986
  Recapitalization (see Note 14)
    Dividends...........................                (651,216)                    (995,000)
    Stock exchange......................                                                   --
  Stock issued for employee long-term
    incentive plan and director
    compensation (unaudited)............                                                4,083
  Change in unrealized valuation
    adjustment on investment securities,
    net of tax (unaudited)..............    (22,185)                                  (22,185)
                                           --------    ---------     ---------     ----------
Balance as of September 30, 1996
  (unaudited)...........................   $(20,365)   $  70,893     $      --     $  812,110
                                           ========    =========     =========     ==========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                     ----------------------   --------------------------------------
                                                        1996        1995         1995         1994          1993
                                                     ----------   ---------   ----------   -----------   -----------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $  154,986   $ 166,710   $  179,989   $   213,170   $   165,384
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Cumulative effect of accounting changes, net of
      tax..........................................          --          --           --            --        21,260
    Depreciation and amortization, net of
      accretion....................................      27,340      13,115       22,034        20,292         9,896
    Gains on sales of assets, net..................     (10,144)    (13,050)     (14,510)       (4,000)       (1,280)
    Provision (benefit) for deferred income tax
      benefits.....................................     (43,922)     (1,040)     (17,973)       (5,970)       (6,072)
    Amortization of deferred gain on sale of
      building.....................................      (1,475)         --           --            --            --
    Issuance of common stock.......................       4,082          --           --            --            --
    Write down for impairment of intangible
      asset........................................          --          --       27,316            --            --
    (Increase) decrease in certain assets, net of
      acquisitions:
      Receivables, net.............................     (27,086)    (54,033)     (37,508)        6,763         3,948
      Other current assets.........................      37,913     (13,991)      (4,907)      (12,383)       (3,449)
      Other non-current assets.....................     (35,538)         --           --            --            --
    Increase (decrease) in certain liabilities, net
      of acquisitions:
      Medical claims payable.......................     (27,266)    (19,967)      (4,422)        4,267        19,628
      Loss and loss adjustment expense reserves....      32,389      14,681       25,581        14,689            --
      Unearned premiums............................      20,809         203        4,935        (7,961)        1,108
      Accounts payable and accrued expenses........      76,118      (1,862)       3,711        38,545       (55,961)
      Experience rated and other refunds...........       6,869     (28,599)     (36,252)       13,200        17,943
      Income taxes payable and other current
         liabilities...............................      38,157      72,024       (3,304)      (38,973)       64,361
      Accrued postretirement benefits..............       2,544       2,540        4,352         7,101         3,190
      Other non-current liabilities................      15,363          --        1,342        10,183            --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by operating
           activities..............................     271,139     136,731      150,384       258,923       239,956
                                                     ----------   ---------   ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments purchased............................    (755,110)   (549,551)    (706,792)   (1,084,809)   (1,722,029)
  Proceeds from investments sold...................     460,538     761,463      771,074     1,012,726        38,648
  Proceeds from matured investments................      54,225     246,634      686,221        75,112       974,261
  Property and equipment purchased, net............     (26,545)    (16,768)     (25,223)      (22,004)      (13,080)
  Purchase of subsidiaries, net of cash acquired...    (441,093)    (13,177)     (13,177)     (215,813)           --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by (used in) investing
           activities..............................    (707,985)    428,601      712,103      (234,788)     (722,200)
                                                     ----------   ---------   ----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.....................     775,000          --           --            --            --
  Repayment of long-term debt......................     (90,000)         --           --            --            --
  Recapitalization (see Note 14)...................    (995,000)         --           --            --            --
  Repayment of UniCARE Financial Corp's long-term
    note...........................................          --          --           --       (15,000)           --
  Proceeds from initial public offering of Class A
    Common Stock, net of expenses..................          --          --           --            --       515,913
  Additional capital contributed by Blue Cross of
    California.....................................          --          --       43,700        42,767            --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by (used in) financing
           activities..............................    (310,000)         --       43,700        27,767       515,913
                                                     ----------   ---------   ----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents......................................    (746,846)    565,332      906,187        51,902        33,669
Cash and cash equivalents at beginning of period...   1,069,631     163,444      163,444       111,542        77,873
                                                     ----------   ---------   ----------   -----------   -----------
Cash and cash equivalents at end of period.........  $  322,785   $ 728,776   $1,069,631   $   163,444   $   111,542
                                                     ==========   =========   ==========   ===========   ===========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     WellPoint Health Networks Inc. (the "Company" or "WellPoint"), incorporated in 1992, is a publicly traded, majority-owned for-profit subsidiary of Blue Cross of California ("BCC"). In early 1993, BCC, as the sole holder of all Class B Common Stock, transferred certain assets, liabilities and related managed care operations to WellPoint, and WellPoint completed its initial public offering of 19,500,000 shares of Class A Common Stock generating $515.9 million in net proceeds. The Class B Common Stock continues to be held by BCC.

     WellPoint offers a comprehensive array of managed care health care plans to both the large employer and the individual and small employer markets. These plans are marketed through a health maintenance organization ("HMO"), a preferred provider organization ("PPO") and specialty managed care networks. The PPO network is also used to provide claims processing, cost containment and administrative services to self-funded employers. WellPoint serves the health care needs of approximately 2.8 million medical members in HMO, PPO and management services plans and approximately 10.4 million pharmacy/dental members through some of the largest provider networks in California and a nationwide pharmacy network. The Company also offers workers' compensation and life insurance products. The Company's primary market for all of the products it offers, excluding pharmacy managed care services, is the state of California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies used in the preparation of the accompanying consolidated financial statements. Such policies are in accordance with generally accepted accounting principles and have been consistently applied. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. The significant estimates made in the preparation of the Company's consolidated financial statements relate to the assessment of the carrying value of the intangible assets, medical claims payable, loss and loss adjustment expense reserves and contingent liabilities. While management believes that the carrying value of such assets and liabilities are adequate as of December 31, 1995 and 1994, it is reasonably possible that actual results could differ from the estimates upon which the carrying values were based.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

  Cash Equivalents

     The Company considers cash equivalents to include highly liquid debt instruments purchased with an original remaining maturity of three months or less. These investments (primarily commercial paper and money market funds) are carried at cost, which approximates fair value.

  Concentration of Credit Risk

     The Company invests its excess cash primarily in commercial paper and money market funds. Although a majority of the cash accounts exceed the federally insured deposit amount, management does not anticipate nonperformance by financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

                         WELLPOINT HEALTH NETWORKS INC.

  Investment Securities

     Investment securities consist primarily of U.S. Treasury bonds and notes, mortgage-backed securities, investment grade corporate bonds and equity securities. Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires companies to carry certain debt and equity securities at fair value, excluding those debt securities that a company intends and has the ability to hold to maturity. This Statement also requires a company to include in income any unrealized gains and losses on debt and equity securities that are bought and held principally for the purpose of selling in the near term.

     In conjunction with the adoption of SFAS No. 115, the Company has classified its debt and equity securities as "available for sale." The adoption of this Statement did not have a material impact on the Company's consolidated financial position as of December 31, 1994 and had no impact on the results of operations for the year ended December 31, 1994. Debt and equity securities are carried at market value with an adjustment for any unrealized gain or loss in the stockholders' equity section of the balance sheet, net of applicable deferred income taxes.

     Prior to January 1, 1994, investments in debt securities were carried principally at cost adjusted for amortization of premium or discount computed using the straight-line method, which did not materially differ from the interest method.

     Realized gains and losses on the disposition of investments are included in investment income. The first-in first-out method is used in computing the cost of fixed income and equity securities sold. The fair value of the investments is estimated based on quoted market prices.

     The Company has determined that the debt and equity securities are available for use in current operations and, accordingly, has classified such investment securities as current without regard to contractual maturity dates.

  Premiums Receivable

     Premiums receivable are shown net of an allowance based on historical collection trends and management's judgment on the collectibility of these accounts. These collection trends, as well as prevailing and anticipated economic conditions, are routinely monitored by management, and any adjustments required are reflected in current operations.

  Intangible Assets

     Intangible assets represent the cost in excess of fair value of the net assets (including tax attributes) of the companies acquired in purchase transactions. Intangible assets are amortized on a straight-line basis over periods ranging from 25 to 30 years. Amortization charged to operations was $5.6 million in 1995 and $3.2 million in 1994. Accumulated amortization as of December 31, 1995 and 1994 was $8.8 million and $3.2 million, respectively. The Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of goodwill and other identifiable intangible assets. Impairment of the intangible assets is triggered when the estimated future undiscounted cash flows (excluding interest charges) do not exceed the carrying amount of the intangible assets. If the events or circumstances indicate that the remaining balance of the intangible assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the intangible assets and the fair value of such assets determined using the estimated future discounted cash flows (excluding interest charges) generated from the use and ultimate disposition of the respective acquired entity.

                         WELLPOINT HEALTH NETWORKS INC.

  Medical Claims Payable

     Health care services and other benefits expense includes the costs of health care services, capitation expenses and expenses related to risk-sharing agreements with participating physicians, medical groups and hospitals.

     The costs of health care services are accrued as services are rendered, including an estimate for claims incurred but not yet reported which is actuarially determined based on historical claims payment experience and other statistics. The liability for medical claims payable includes claims in process and a provision for incurred but not yet reported claims. Claim processing expenses are also accrued based on an estimate of expenses necessary to process such claims. Such reserves are continually monitored and reviewed with any adjustments reflected in current operations.

     Capitation costs represent monthly fees paid to physicians, certain other medical service providers and hospitals in the Company's HMO network as retainers for providing continuing medical care. The Company maintains various programs that provide incentives to physicians, certain other medical service providers and hospitals participating in its HMO network through the use of risk-sharing agreements and other programs. Payments under such agreements are made based on the providers' performance in controlling health care costs while providing quality health care. Expenses related to these programs, which are based in part on estimates, are recorded in the period in which the related services are dispensed.

  Loss and Loss Adjustment Expense Reserves

     The estimated liabilities for loss and loss adjustment expenses related to the Company's workers' compensation business include the accumulation of estimates for losses and claims reported prior to the balance sheet dates, estimates (based upon projections of historical developments) of claims incurred but not reported and estimates of expenses for investigating and adjusting all incurred and unadjusted claims. Amounts reported are estimates of the ultimate net cost of settlement which is subject to the impact of future changes in economic and social conditions. Such amounts are not discounted for interest. Reserves are continually monitored and reviewed, and as settlements are made or reserves adjusted, differences are reflected in current operations.

  Postretirement Benefits

     The Company provides certain health care and life insurance benefits to eligible retirees and their dependents under plans administered by BCC. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." This Statement requires the Company to accrue the estimated costs of retiree health and other postretirement benefits during the periods in which eligible employees render service to earn the benefits. The Company elected to recognize the accumulated postretirement benefit obligation immediately resulting in a one-time charge of $21.3 million, net of the related tax benefits of $14.2 million in 1993, which was recorded as the cumulative effect of an accounting change.

  Income Taxes

     The operating results of the Company are included in the consolidated income tax returns filed by BCC. The income tax provision is calculated separately for the Company without the benefit of any special tax provisions applicable to BCC or its other subsidiaries. The Company's provision for income taxes is the current and deferred tax consequences of all events that have been recognized in the financial statement as measured by the provision of currently enacted tax laws and rates applicable to future periods.

                         WELLPOINT HEALTH NETWORKS INC.

     The Company adopted SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. The adoption of this Statement did not have a material impact on the Company's net income in 1993 other than the effect relating to the adoption of SFAS No. 106.

  Recognition of Premium Revenue and Management Services Revenue

     For most health care contracts, premiums are billed in advance of coverage periods and are recognized as revenue over the period in which services are obligated to be provided. For other contracts, revenue is recognized based on claims paid, estimated outstanding claims and related administrative fees. Premium revenue is adjusted by a provision for experience rated refunds which is estimated for certain group contracts based on historical and current claims experience.

     Workers' compensation insurance premiums are based upon the payroll of the insured. Premiums are earned on a pro rata basis over the term of the policy, generally one year. The ultimate premiums on retrospectively rated policies are estimated and, if necessary, adjusted for current claims experience.

     Premiums applicable to the unexpired contractual coverage periods are reflected on the accompanying consolidated balance sheets as unearned premiums.

     Management services revenue consists of administrative fees for services provided to third parties including management of medical services, claims processing and access to provider networks.

  Earnings per Share

     Earnings per share is determined by dividing net income by the weighted average number of shares outstanding. The number of shares outstanding for the years ended December 31, 1995, 1994 and 1993 have been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization to give effect to the stock exchange that occurred as part of the Recapitalization. (See Note 14.)

  Reclassifications

     Certain amounts in the prior years financial statements have been reclassified to conform to the 1995 presentation.

3. INVESTMENT SECURITIES

     The Company's investments in debt securities consist of the following (in thousands):

                                                             DECEMBER 31, 1995
                                             -------------------------------------------------
                                                                            GROSS UNREALIZED
                                             AMORTIZED         FAIR        -------------------
                                                COST          VALUE        GAINS       LOSSES
                                             ----------     ----------     ------     --------
    U.S. Treasury and agency...............  $  633,385     $  635,797     $3,661     $  1,249
    Mortgage-backed securities.............     205,361        201,368        131        4,124
    Corporate and other securities.........     273,997        267,200      1,474        8,271
                                             ----------     ----------     ------     --------
              Total debt securities........  $1,112,743     $1,104,365     $5,266     $ 13,644
                                             ==========     ==========     ======     ========

                         WELLPOINT HEALTH NETWORKS INC.

                                                             DECEMBER 31, 1994
                                             -------------------------------------------------
                                                                            GROSS UNREALIZED
                                             AMORTIZED         FAIR        -------------------
                                                COST          VALUE        GAINS       LOSSES
                                             ----------     ----------     ------     --------
    U.S. Treasury and agency...............  $  748,202     $  701,388     $   --     $ 46,814
    Mortgage-backed securities.............     591,982        553,853          7       38,136
    Corporate and other securities.........     490,083        452,958         15       37,140
                                             ----------     ----------     ------     --------
              Total debt securities........  $1,830,267     $1,708,199     $   22     $122,090
                                             ==========     ==========     ======     ========

     The amortized cost and estimated fair value of debt securities as of December 31, 1995, based on contractual maturity dates are summarized below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED         FAIR
                                                                    COST          VALUE
                                                                 ----------     ----------
     Due in one year or less...................................  $   61,864     $   62,187
     Due after one year through five years.....................     505,213        501,174
     Due after five years through ten years....................     388,075        386,779
     Due after ten years.......................................     158,021        154,655
                                                                 ----------     ----------
               Total debt securities...........................  $1,113,173     $1,104,795
                                                                 ==========     ==========

     Unrealized gross gains on equity securities totaled $2.3 million and unrealized gross losses totaled $2.1 million as of December 31, 1995. The cost of equity securities as of December 31, 1995 was $70.4 million. Unrealized gross gains and unrealized gross losses on equity securities were $4.1 million and $4.7 million, respectively, as of December 31, 1994. The cost of equity securities as of December 31, 1994 was $91.2 million.

     Proceeds from the sales of equity securities for the year ended December 31, 1995 were $204.3 million. Gross gains of $21.1 million and gross losses of $2.7 million were realized on the sales of equity securities in 1995. In 1994, proceeds from the sale of equity securities were $64.0 million, and the gross realized gains and gross realized losses on the sale of equity securities were $6.1 million and $4.6 million, respectively. In 1993, proceeds from the sale of equity securities were $38.6 million, and the gross realized gains and gross realized losses on the sale of equity securities were $4.4 million and $3.2 million, respectively.

     For the years ended December 31, 1995, 1994 and 1993, proceeds from the sales and maturities of debt securities were $1,253.0 million, $1,023.8 million and $974.3 million, respectively. Gross gains of $2.2 million and gross losses of $5.2 million were realized on the sales of debt securities for the year ended December 31, 1995. For 1994 gross realized gains from sales of debt securities were $6.2 million and gross realized losses were $2.7 million. In 1993, net realized gains from sales of debt securities were $0.1 million.

     The Company participates in a securities lending program whereby marketable securities in the Company's portfolio are transferred to an independent broker or dealer in exchange for collateral equal to at least 102% of the market value of securities on loan. Securities on loan are included in the Company's cash and investment portfolio shown on the accompanying consolidated balance sheets. Under this program, brokers/dealers are required to deliver substantially the same security to the Company upon completion of the transaction. Transactions under the securities lending program are in accordance with Board approved investment policies and are monitored by the Company's Corporate Treasury Department. The balances of securities on loan as of December 31, 1995 and 1994 were $1,345.5 million and $533.3 million, respectively, and income earned on security lending transactions for the years ended December 31, 1995 and 1994 was $1.2 million and $0.4 million, respectively. There were no securities on loan during the year ended December 31, 1993.

                         WELLPOINT HEALTH NETWORKS INC.

4. RECEIVABLES, NET

     Receivables consist of the following (in thousands):

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                                    --------     --------
     Premiums receivable..........................................  $ 77,508     $ 63,733
     Investment income and other receivables......................    77,902       52,032
                                                                    --------     --------
                                                                     155,410      115,765
     Less allowance for doubtful accounts.........................     6,329        4,718
                                                                    --------     --------
     Receivables, net.............................................  $149,081     $111,047
                                                                    ========     ========

5. PROPERTY AND EQUIPMENT, NET

     Property and equipment, at cost, consist of the following (in thousands):

                                                                         DECEMBER 31,
                                                                      -------------------
                                                                       1995        1994
                                                                      -------     -------
     Furniture and fixtures.........................................  $23,064     $20,202
     Equipment......................................................   36,743      25,355
     Leasehold improvements.........................................   12,602      10,369
                                                                      -------     -------
                                                                       72,409      55,926
     Less accumulated depreciation and amortization.................   29,445      22,023
                                                                      -------     -------
     Property and equipment, net....................................  $42,964     $33,903
                                                                      =======     =======

6. LINE OF CREDIT

     At December 31, 1995 and 1994, the Company had an unused line of credit totaling $250 million. The Company pays commitment fees of 0.625% on the unused portion.

7. INCOME TAXES

     The operating results of the Company are included in the consolidated income tax returns filed by BCC. The income tax provision is calculated on a separate return for the Company without the benefit of any special tax provisions applicable to BCC or its other subsidiaries. BCC assesses the Company for its share of estimated tax payments on a quarterly basis. Income taxes paid for the years ended December 31, 1995, 1994 and 1993 were $79.0 million, $101.9 million and $85.1 million, respectively.

                         WELLPOINT HEALTH NETWORKS INC.

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                             1995        1994        1993
                                                           --------    --------    --------
    Current:
      Federal...........................................   $111,814    $115,001    $104,012
      State.............................................     28,957      29,820      28,445
                                                           --------    --------    --------
                                                            140,771     144,821     132,457
                                                           --------    --------    --------
    Deferred:
      Federal...........................................    (14,998)     (4,791)     (4,943)
      State.............................................     (2,975)     (1,179)     (1,129)
                                                           --------    --------    --------
                                                            (17,973)     (5,970)     (6,072)
                                                           --------    --------    --------
    Provision for income taxes..........................   $122,798    $138,851    $126,385
                                                           ========    ========    ========

     The overall effective tax rate differs from the statutory federal tax rate as follows (percent of pretax income):

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                 1995       1994       1993
                                                                 ----       ----       ----
    Tax provision based on the federal statutory rate......      35.0%      35.0%      35.0%
    State income taxes, net of federal benefit.............       5.6        5.3        5.7
    Salvage and subrogation................................        --         --       (1.0)
    Effect of enacted tax rate change on existing temporary
      difference...........................................        --         --       (0.2)
    Tax exempt income......................................      (1.3)      (1.2)        --
    Non-deductible expenses................................       0.8        0.7         --
    Other, net.............................................       0.5       (0.4)       0.9
                                                                 ----       ----       ----
    Effective tax rate.....................................      40.6%      39.4%      40.4%
                                                                 ====       ====       ====

                         WELLPOINT HEALTH NETWORKS INC.

     Net deferred tax assets are comprised of the following (in thousands):

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1995         1994
                                                                      -------     --------
    Gross deferred tax assets:
      Market valuation on investment securities...................    $   250     $ 42,698
      Vacation and holiday accruals...............................      3,770        2,790
      Incurred claim reserve discounting..........................     15,353       13,004
      Provision for doubtful accounts.............................     11,561        9,552
      Unearned premium reserve....................................     10,393        9,786
      State income taxes..........................................      4,548        8,515
      Postretirement benefits.....................................     19,844       19,053
      Policyholder dividends......................................      4,787        3,987
      Intangible asset impairment.................................     10,850           --
      Other, net..................................................      3,988          369
                                                                      -------     --------
    Total gross deferred tax assets...............................     85,344      109,754
                                                                      -------     --------
    Gross deferred tax liabilities:
      Depreciation and amortization...............................     (1,263)      (1,981)
      Bond discount and basis differences.........................     (3,185)      (2,875)
      Other, net..................................................     (1,560)      (1,050)
                                                                      -------     --------
    Total gross deferred tax liabilities..........................     (6,008)      (5,906)
                                                                      -------     --------
    Net deferred tax assets.......................................    $79,336     $103,848
                                                                      =======     ========

     The deferred tax assets recorded above are comprised of temporary differences that are short-term in nature except for the SFAS No. 106 postretirement benefits liability which will reverse over the next 30 years, intangible asset impairment which will reverse over the next 15 years and depreciation and amortization differences which will reverse over 20 years. Management believes that the deferred tax assets listed above are fully recoverable and, accordingly, no valuation allowance has been recorded.

     In accordance with the Tax Allocation Agreement among BCC and certain subsidiaries of BCC (including the Company and its subsidiaries), a portion of BCC's consolidated AMT credit was allocated to the Company based on the respective tax liabilities in the years that the AMT credits were utilized in the consolidated federal income tax return. The tax benefits associated with the AMT credits were reflected as capital contributions from BCC resulting from the Company's portion of AMT credits utilized. The 1993 capital contribution of $42.8 million was received in 1994 and the 1994 capital contribution of $43.7 million was received in 1995. There was no AMT credit remaining as of December 31, 1995.

8. PENSION AND POSTRETIREMENT BENEFITS

  Pension Benefits

     The Company and its subsidiaries participate in two non-contributory defined benefits pension plans of BCC, covering substantially all Company employees. One plan covers bargaining unit employees, while the second plan, which was established on January 1, 1987, covers all eligible exempt and administrative employees meeting certain age and employment requirements. Plan assets are invested primarily in pooled income funds. BCC's policy is to fund its plans according to the 1974 Employee Retirement Income Security Act and income tax regulations. BCC uses the unit credit method of cost determination.

                         WELLPOINT HEALTH NETWORKS INC.

     The funded status of the BCC plans is as follows (in thousands):

                                                       NON-BARGAINING          BARGAINING
                                                       UNIT EMPLOYEES        UNIT EMPLOYEES
                                                        DECEMBER 31,          DECEMBER 31,
                                                     ------------------    ------------------
                                                      1995       1994       1995       1994
                                                     -------    -------    -------    -------
    Actuarial present value of projected benefit
      obligations:
      Vested......................................   $29,923    $21,374    $ 8,261    $ 6,351
      Non-vested..................................     2,326      2,013         94         50
                                                     -------    -------     ------     ------
    Accumulated benefit obligation................    32,249     23,387      8,355      6,401
    Provision for future salary increases.........     2,543      1,757        578        406
                                                     -------    -------     ------     ------
    Projected benefit obligation..................    34,792     25,144      8,933      6,807
    Less plan assets at fair value................    28,540     20,962      8,496      7,732
                                                     -------    -------     ------     ------
    Projected benefit obligation in excess of
      (less than) plan assets.....................     6,252      4,182        437       (925)
    Unrecognized prior service benefit............       106        122        251        299
    Unrecognized net loss.........................    (7,149)    (4,891)    (2,053)      (710)
    Unrecognized net transition asset.............        --         --         41         67
    Adjustment to recognize minimum liability.....     4,499      3,012         --         --
                                                     -------    -------     ------     ------
    Accrued pension liability (asset).............   $ 3,708    $ 2,425    $(1,324)   $(1,269)
                                                     =======    =======     ======     ======
    Major Assumptions:
      Discount rate...............................     7.25%      8.65%      7.25%      8.65%
      Rate of increase in compensation levels.....     5.50%      5.50%      5.50%      5.50%
      Expected long-term rate of return on plan
         assets...................................     8.50%      8.50%      8.50%      8.50%

     Net periodic pension expense (benefit) for the BCC defined benefit pension plans includes the following components (in thousands):

                                   NON-BARGAINING UNIT EMPLOYEES     BARGAINING UNIT EMPLOYEES
                                      YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                   -----------------------------    ---------------------------
                                    1995       1994       1993       1995      1994      1993
                                   -------    -------    -------    -------    -----    -------
    Service cost-benefits earned
      during the year............  $ 3,084    $ 3,531    $ 3,368    $    76    $ 112    $   152
    Interest cost on projected
      benefits obligations.......    2,402      2,048      1,400        589      607        637
    Actual (return) loss on plan
      assets.....................   (5,417)       319     (1,253)    (1,062)     235         96
    Net amortization and
      deferral...................    3,878     (1,270)       662        342     (945)    (1,052)
                                   -------    -------    -------    -------    -----    -------
    Net periodic pension expense
      (benefit)..................  $ 3,947    $ 4,628    $ 4,177    $   (55)   $   9    $  (167)
                                   =======    =======    =======    =======    =====    =======

     In 1993, BCC recognized a curtailment of the bargaining unit plan due to a reduction in work force. BCC also recognized a settlement for lump-sum payments made to the majority of terminated employees. Pension expense for 1993 includes a net gain of $0.9 million resulting from the curtailment and settlement.

     The pension expense allocated to the Company based on the number of employees, which management believes to be a reasonable and appropriate method of allocation, was $3.6 million, $4.1 million and $2.4 million for the years ended December 31, 1995, 1994 and 1993, respectively.

                         WELLPOINT HEALTH NETWORKS INC.

     The Company and its subsidiaries participate in BCC's Salary Deferral (401(k)) Savings Program (the "Plan"). Employees over 18 years of age are eligible to participate in the Plan if they meet certain length of service requirements. Under this plan, employees may contribute a percentage of their pre-tax earnings to the Plan. After one year of service, employee contributions up to 6% are matched by up to a 75% employer contribution which is immediately vested. Effective January 1, 1994, the employer contribution rate was increased to 85% for employees with ten years of service and to 100% for employees with twenty years of service. Company expenses related to the savings plan totaled $6.1 million, $4.3 million and $3.9 million for the years ended December 31, 1995, 1994 and 1993, respectively.

  Postretirement Benefits

     The Company provides certain health care and life insurance benefits to eligible retirees and their dependents under the BCC plans. The Company's employees are fully eligible for retiree benefits upon attaining 10 years of service and a minimum age of 55. The plan in effect for those retiring prior to September 1, 1994 provides for Company-paid life insurance for all retirees based on age and a percent of salary. In addition, the majority of retirees from age 62 forward receive fully paid health benefit coverage for themselves and their dependents. For employees retiring after September 1, 1994, the Company currently intends to subsidize health benefit coverage based on the retiree's years of service at retirement and date of hire. Life insurance benefits for retirees hired on or after May 1, 1992 are set at $10,000 upon retirement and are reduced to $5,000 at age 70.

     The accumulated postretirement benefit obligation ("APBO") and the accrued postretirement benefit cost as of December 31, 1995 and 1994 are as follows (in thousands):

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1995        1994
                                                                       --------    --------
    Actives not eligible...........................................     $20,411     $22,639
    Actives fully eligible.........................................         152       1,294
    Retirees and dependents........................................      22,750      17,868
                                                                        -------     -------
    Accumulated postretirement benefits obligation.................      43,313      41,801
    Unrecognized net gain from accrued postretirement benefit
      cost.........................................................       6,845       4,005
                                                                        -------     -------
    Accrued Postretirement Benefit Obligation......................     $50,158     $45,806
                                                                        =======     =======

     The above actuarially determined APBO was calculated using discount rates of 7.25% and 8.0% as of December 31, 1995 and 1994, respectively. The medical trend rate is assumed to decline gradually from 14% (under age 65) and 12% (age 65 and over) to 6% by the year 2002. These estimated trend rates are subject to change in the future. The medical trend rate assumption has a significant effect on the amounts reported. For example, an increase in the assumed health care trend rates of one percentage in each year would increase the APBO as of December 31, 1995 by $7.0 million and would increase service and interest costs by $0.8 million. For life insurance benefit calculations, a compensation increase of 5.5% was assumed.

     Net periodic postretirement benefit cost includes the following components (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1995       1994       1993
                                                               ------     ------     ------
     Service cost............................................  $1,691     $2,207     $1,783
     Interest cost...........................................   3,216      3,004      2,600
                                                               ------     ------     ------
     Net periodic postretirement benefit costs...............  $4,907     $5,211     $4,383
                                                               ======     ======     ======

                         WELLPOINT HEALTH NETWORKS INC.

9. LEASES

     The Company has an agreement with BCC to lease office space. BCC's lease terms range from one to ten years with options to renew. As discussed further in
Note 14, the Company renegotiated the lease for their headquarters building effective January 1, 1996. Certain lease agreements provide for escalation of payment which are based on fluctuations in certain published cost-of-living indices.

     Future minimum rental payments under operating leases utilized by the Company having initial or remaining noncancellable lease terms in excess of one year at December 31, 1995, including the new headquarters building lease, are as follows (in thousands):

        YEAR ENDING DECEMBER 31,
        ------------------------
        1996..............................................................  $ 13,228
        1997..............................................................    11,741
        1998..............................................................     9,163
        1999..............................................................     8,337
        2000..............................................................     7,075
        Thereafter........................................................   106,704
                                                                            --------
                  Total payments required.................................  $156,248
                                                                            ========

     Rental expense for the years ended December 31, 1995, 1994 and 1993 for all operating leases was $18.7 million, $17.5 million and $12.9 million, respectively. Contingent rentals included in the above rental expense for the years ended December 31, 1995, 1994 and 1993 were $2.0 million, $1.3 million and $1.1 million, respectively.

10. RELATED PARTY TRANSACTIONS

     Pursuant to the Administrative Services and Product Marketing Agreement, BCC provides office space and certain administrative and support services, including computerized data processing and management information systems, telecommunications systems and other management services to the Company. These expenses are allocated to and paid by the Company in an amount equal to the direct and indirect costs and expenses incurred in furnishing these services. In addition, the Company provides services to BCC which include health plan services, claims processing related to such plans, other financial management services and provider contracting (excluding hospitals and other institutional health care providers) which are reimbursed on a basis that approximates cost. Management of both the Company and BCC consider the allocation methodologies and cost approximations reasonable and appropriate.

     The Administrative Services and Product Marketing Agreement will expire in the year 2003 with subsequent renewals in five-year increments. However, the Company may obtain similar outside services or lease space and equipment from outside vendors as long as BCC is provided with at least six months written notice of its intent to obtain services from a party other than BCC.

     Intercompany charges between the Company and BCC for the respective periods are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1995         1994        1993
                                                          --------     --------     -------
    Services provided by BCC..........................    $ 17,418     $ 37,313     $74,393
    Services provided to BCC..........................     (11,592)     (13,013)     (7,782)
                                                          --------     --------     -------
    Net intercompany charges included in general and
      administrative expense..........................    $  5,826     $ 24,300     $66,611
                                                          ========     ========     =======

                         WELLPOINT HEALTH NETWORKS INC.

     As required by the DOC, non-contract provider services under the Company and BCC's jointly marketed Prudent Buyer and Medicare supplement products are required to be provided by BCC, and revenues attributable to such non-contract provider services are, therefore, not included in the Company's consolidated financial statements. BCC records a portion of premium revenue for these products based on the estimated cost of providing these non-contract provider health care services, plus an underwriting margin equal to the greater of 2.0% or the average percentage of underwriting gain among Blue Cross and Blue Shield Association member plans. For the year ended December 31, 1995, the underwriting margin was estimated at 2.0%. For each of the years ended December 31, 1994 and 1993, the underwriting margin was estimated at 2.5%. Such aggregate premium revenue recognized by BCC related to the non-contract provider services for these products for the years ended December 31, 1995, 1994 and 1993 was $163.4 million, $172.6 million and $235.1 million, respectively. Operating income recognized by BCC on such non-contract provider services for the years ended December 31, 1995, 1994 and 1993 was $3.2 million, $4.3 million and $5.9 million, respectively.

     In accordance with the Line of Business and Assumption Agreement between the Company and BCC, BCC retained medical claims payable of approximately $265 million for health care services incurred prior to February 1, 1993 with an offsetting amount of investments to satisfy such claims. The consolidated statement of cash flows for the year ended December 31, 1993 excludes the impact of the claim liability retained by BCC to reflect the Company's cash flows on a comparable basis.

     In 1993, WellPoint purchased equity securities of $71.8 million from BCC at fair market values as quoted by national markets.

11. COMMITMENTS AND CONTINGENCIES

     WellPoint has had lawsuits filed against it on behalf of its stockholders pertaining to an alleged breach by its Board of Directors of fiduciary duties by pursuing the Health Systems International ("HSI") transaction and allegedly rejecting certain other proposals without due consideration. BCC is also a defendant in the lawsuits against WellPoint. WellPoint believes that its directors acted in good faith and in an independent, informed and appropriate manner in all aspects of their decision to approve the HSI transaction and not to approve alternative proposals. Based upon the foregoing, WellPoint believes that these lawsuits are without merit and intends to vigorously defend such actions.

     In addition, WellPoint and certain of its subsidiaries are also parties to various other legal proceedings, many of which involve claims for coverage encountered in the ordinary course of business. WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. WellPoint is, in its ordinary course of business, subject to the claims of its enrollees arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it results in a significant punitive damage award, could have a material adverse affect on WellPoint. In addition, the risk of potential liability under punitive damage theories may increase significantly the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is at present unknown.

     Certain of such legal proceedings are or may be covered under insurance policies or indemnification agreements. Based upon information presently available, management of WellPoint is of the opinion that the final outcome of all such proceedings should not have a material adverse effect on WellPoint's results of operations or financial condition.

12. NONRECURRING COSTS

     During the fourth quarter of 1995, the operating results of the Company included charges of $57.1 million ($34.5 million net of a $22.6 million tax benefit) for nonrecurring costs. Of the total, $29.8 million resulted

                         WELLPOINT HEALTH NETWORKS INC.

from costs, primarily professional fees, associated with the proposed recapitalization of WellPoint and the terminated acquisition of Health Systems International. In addition, the Company recorded a charge of $27.3 million for the impairment of its pharmaceutical benefits management business based on the Company's most recent analysis to evaluate impairment of long-lived assets in accordance with Company policy. The impairment reflects an anticipated dramatic reduction in future claims processing fees. The anticipated reduced fees result from an industry market shift whereby pharmaceutical manufacturing companies have purchased pharmaceutical benefits management companies to market their products by reducing claims processing fees.

13. REGULATORY REQUIREMENTS

     The Company's regulated subsidiaries must comply with certain minimum capital or tangible net equity requirements in each of the states in which they operate. As of December 31, 1995, all of the Company's regulated subsidiaries were in compliance with these requirements.

14. SUBSEQUENT EVENTS

  New Lease on Headquarters Building

     Effective January 1, 1996, the Company entered into a new lease agreement for a 24 year period. In addition to a base rent, the Company may have to pay a contingent amount, beginning in 1997, based upon annual changes in the CPI Index. The Company has paid $30 million to the owner of the building in connection with the agreement; this amount will be amortized over the life of the lease.

  Recapitalization and Purchase of BCC Commercial Operations

     On May 20, 1996, the Company concluded a series of transactions (collectively, the "Recapitalization") to recapitalize its publicly traded, majority-owned subsidiary, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), pursuant to the Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Amended Recapitalization Agreement"), by and among Old WellPoint, the Company (formerly known as Blue Cross of California ("BCC")), the California HealthCare Foundation (the "Foundation") and the California Endowment Fund (the "Endowment"). In connection with the Recapitalization, (a) Old WellPoint distributed an aggregate of $995.0 million by means of an extraordinary dividend of $10.00 per share to the record holders of its Class A and Class B Common Stock as of May 15, 1996,
(b) BCC, the sole shareholder of Old WellPoint's Class B Common Stock, donated its portion of such dividend ($800.0 million) to the Endowment, (c) BCC donated its assets, other than the shares of the Old WellPoint Class B Common Stock held by BCC and BCC's commercial operations (the "BCC Commercial Operations"), to the Foundation, (d) BCC changed its status from a California nonprofit public benefit corporation to a California for-profit business corporation, in conformity with the terms and orders of the California Department of Corporations, by means of filing amended and restated articles of incorporation with the California Secretary of State, immediately following which BCC issued to the Foundation 53,360,000 shares of its common stock and (e) Old WellPoint merged with and into BCC (the "Merger"), with the resulting entity changing its name to WellPoint Health Networks Inc.

     In connection with the Merger, (i) each outstanding share of Old WellPoint's Class A Common Stock was converted into 0.667 shares of the Company's Common Stock, (ii) the outstanding shares of Old Wellpoint's common stock issued to the Foundation prior to the Merger were converted into 53,360,000 shares of the postmerger Company's Common Stock and a cash payment of $235,000,000 to reflect the value of the BCC Commercial Operations and (iii) the outstanding shares of Old WellPoint's Class B Common Stock were canceled. The BCC Commercial Operations consisted of, among other things, the health care lines of business conducted by Blue Cross of California, substantially all agreements with health care providers that

                         WELLPOINT HEALTH NETWORKS INC.

provided services to enrollees of Blue Cross of California and all of the cash and securities of Blue Cross of California on hand at the time of closing of the Recapitalization.

     By virtue of the Merger and the exchange of shares of Old WellPoint for those of the Company, as of May 20, 1996 (the effective date of the Merger), there were a total of 66,366,500 shares of the Company's Common Stock outstanding, of which 53,360,000 shares (or approximately 80.4%) were held beneficially by the Foundation.

     The purchase method of accounting has been used to account for the acquisition of the BCC Commercial Operations. At the acquisition date, the excess purchase price over assets acquired was approximately $211.4 million and is being amortized on a straight-line basis over 40 years.

15. SUBSEQUENT EVENTS (UNAUDITED)

  Purchase of Massachusetts Mutual Life Insurance Company's Life and Health Benefits Management Division

     On March 31, 1996, the Company completed its acquisition of the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company ("MassMutual"), which conducts business under the name UNICARE Life & Health Insurance Company, through the acquisition of its parent MassMutual Holding Company Two, Inc. The purchase price was $402.2 million. The $402.2 million was funded with $340.2 million in existing cash and a Series A term note for $62.0 million. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million in full satisfaction of this obligation. The purchase method of accounting has been used to account for the acquisition. The excess purchase price over assets acquired was approximately $231.9 million and is being amortized on a straight-line basis over 35 years. The Company has spent approximately $8.5 million on integration costs through September 30, 1996. Through the end of 1997, the Company expects to incur a total of $30 million to $40 million of integration and other restructuring costs related to this acquisition, a portion of which is expected to be reflected in the Company's results of operations and a portion of which is expected to affect the Company's intangible assets and property and equipment.

     MMHD provides medical services to approximately 1.1 million members, focusing on the large employer market (groups of 251 to 3,000), and has medical members in all 50 states. In addition, MMHD also has approximately 0.9 million dental members, 0.4 million life insurance members, 0.5 million pharmacy members and 0.1 million disability members.

  Long-term Debt -- Notes Payable

     During the first quarter of 1996 in connection with the acquisition of MMHD, the Company issued a Series A term note for $62.0 million. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million to MassMutual in full satisfaction of this obligation. The Series A term note will mature on March 31, 1999. From March 31, 1996, the issue date, through September 30, 1996, the weighted average interest rate was set at 5.82%. Thereafter, the interest rate will be equal to the Company's average interest cost by reason of the availability of the revolving credit facility, as described below. Interest will be paid quarterly.

  Long-term Debt -- Revolving Credit Facility

     In May 1996, the Company entered into an agreement with a consortium of financial institutions for a five-year unsecured revolving credit facility which provides a line of credit up to $1.25 billion through May 2001 with extension options through May 2003. The agreement provides for interest on committed advances at a rate equal to the London Interbank Offered Rate plus the applicable margin determined by the long-term

                         WELLPOINT HEALTH NETWORKS INC.

unsecured debt ratings or the leverage ratio as outlined in the agreement, or a reference rate or via a bid auction with the bank syndicate. Interest is determined using whichever of these methods which is the most favorable to the Company. A facility fee based on the facility amount, regardless of utilization, will be payable quarterly. The facility fee rate will also be determined by the unsecured debt ratings or the leverage ratio of the Company. The agreement requires maintenance of certain financial ratios and contains other restrictive covenants. At September 30, 1996, $685 million was outstanding under this facility which was used for the payment of a dividend to WellPoint stockholders in connection with the Recapitalization. At September 30, 1996, the Company was in compliance with the restrictive covenants outlined in the agreement. The weighted average interest rate from May 15, 1996, the initial draw date, through September 30, 1996 was 5.84%. (See Note 14).

  Purchase of Group Benefits Operations of John Hancock Mutual Life Insurance Company

     On October 10, 1996, the Company signed a definitive agreement to acquire part of the Group Benefits Operations of John Hancock Mutual Life Insurance Company for approximately $86.7 million. The acquisition, which is subject to regulatory approvals, is expected to be completed in the first quarter of 1997.

16. BASIS OF PRESENTATION FOR UNAUDITED INTERIM PERIODS

     The accompanying unaudited consolidated financial statements of WellPoint, in the opinion of management, reflect all material adjustments (which are of a normal recurring nature) necessary for the fair presentation of its financial condition as of September 30, 1996, the results of operations for each of the nine-month periods ended September 30, 1996 and 1995, cash flows for each of the nine-month periods ended September 30, 1996 and 1995, and the statement of changes in stockholders' equity for the nine months ended September 30, 1996. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the full year. Certain amounts in previously issued financial statements have been reclassified to conform to the 1996 presentation. The reclassifications had no effect on net income or stockholders' equity as previously reported.

17. EARNINGS PER SHARE -- INTERIM PERIODS (UNAUDITED)

     Earnings per share is determined by dividing net income by the weighted average number of shares outstanding. The number of shares outstanding for the nine months ended September 30, 1996 is 66.4 million. The number of shares outstanding for the nine months ended September 30, 1995 has been recomputed to
66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the stock exchange that occurred as part of the Recapitalization.

     The following unaudited pro forma summary combines the consolidated results of operations of the Company and the BCC Commercial Operations as if the Recapitalization had occurred at the beginning of each period presented, after giving effect to pro forma adjustments, which represent interest expense on long-term debt incurred to pay the special dividend, amortization of intangible assets, foregone interest on net cash used for the purchase of BCC Commercial Operations and payment of the special dividend and the related income tax effect.

                                                                           PRO FORMA
                                                                      FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                        (NET INCOME IN
                                                                          THOUSANDS)
    Net Income.....................................................  $139,290     $136,236
    Earnings per Share.............................................  $   2.09     $   2.06

     Fully diluted earnings per share is equivalent to the earnings per share indicated.

                         WELLPOINT HEALTH NETWORKS INC.

18. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     In accordance with the requirements of Accounting Principles Bulletin No. 16, Business Combinations, the following unaudited pro forma summary combines the consolidated results of operations of the Company, MMHD and the BCC Commercial Operations as if the acquisitions had occurred as of the beginning of each period presented after giving effect to pro forma adjustments. The pro forma adjustments represent interest expense on long-term debt incurred to fund the acquisitions and the Recapitalization, amortization of intangible assets, foregone interest on the net cash used for the acquisitions, administrative expenses related to the investment into national expansion of managed care networks and the related income tax effect. The pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if the Company, MMHD and the BCC Commercial Operations had been a single entity during the nine months ended September 30, 1996 and 1995, nor is it necessarily indicative of the results of operations which may occur in the future. Pro forma earnings per share is calculated based on 66.4 million shares of common stock outstanding during all periods presented.

                                                                   PRO FORMA
                                                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                              ----------------------------------------------------
                                              WELLPOINT    BCC      MMHD    ADJUSTMENTS    TOTAL
                                              ---------   ------   ------   -----------   --------
                                                    (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
    Revenues................................  $2,485.2    $319.9   $592.4     $ (14.9)    $3,382.6
    Net Income..............................  $  152.6    $  1.0   $ 11.8     $ (24.9)    $  140.5
    Earnings Per Share......................                                              $   2.11

                                                                   PRO FORMA
                                                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                              ----------------------------------------------------
                                              WELLPOINT    BCC      MMHD    ADJUSTMENTS    TOTAL
                                              ---------   ------   ------   -----------   --------
                                                    (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
    Revenues................................  $12,328.4   $337.9   $680.0     $ (32.8)    $3,313.5
    Net Income..............................  $  166.7    $  5.7   $ 34.0     $ (53.3)    $  153.1
    Earnings Per Share......................                                              $   2.31

     Lower MMHD net income for the nine months ended September 30, 1996 compared to September 30, 1995 was primarily due to a decrease in the gross underwriting margin from a lower volume of premiums and claims and a decrease of realized gains on investments, goodwill amortization and interest expense in 1996.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

         ------------------------

             TABLE OF CONTENTS

                                        PAGE
                                        ----
Documents Incorporated by Reference...    2
Prospectus Summary....................    3
Cautionary Disclosure Regarding
  Forward-Looking Statements..........    7
Risk Factors..........................    7
The Company...........................   12
Use of Proceeds.......................   14
Dividend Policy.......................   14
Price Range of Common Stock...........   14
Capitalization........................   15
Selected Consolidated Financial and
  Operating Data......................   16
Unaudited Pro Forma Combined Condensed
  Financial Statements................   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   22
Business..............................   32
Management............................   48
Relationship with the Foundation......   51
Selling Shareholder...................   52
Description of Capital Stock..........   53
Shares Eligible for Future Sale.......   55
Underwriting..........................   56
Legal Matters.........................   57
Experts...............................   57
Additional Information................   58
Index to Consolidated Financial
  Statements..........................  F-1

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                 13,000,000 SHARES
                        LOGO
                   COMMON STOCK
           ------------------------------

                     PROSPECTUS

           ------------------------------

                 MERRILL LYNCH & CO.

                SALOMON BROTHERS INC

               BEAR, STEARNS & CO. INC.

               DEAN WITTER REYNOLDS INC.

                 MORGAN STANLEY & CO.
                     INCORPORATED

                  NOVEMBER 21, 1996

------------------------------------------------------
------------------------------------------------------

PROSPECTUS
----------
                               13,000,000 SHARES

                                      LOGO

                                  COMMON STOCK
                            ------------------------

     All of the 13,000,000 shares of Common Stock of WellPoint Health Networks Inc. ("WellPoint" or the "Company") offered hereby are being sold by the California HealthCare Foundation (the "Foundation" or "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholder. Of the 13,000,000 shares of Common Stock being offered hereby, 2,600,000 shares (the "International Shares") are being offered outside the United States and Canada (the "International Offering") by the International Managers and 10,400,000 shares (the "U.S. Shares") are being offered in the United States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings") by the U.S. Underwriters. The price to public and underwriting discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting." The Common Stock of the Company is traded on the New York Stock Exchange under the symbol "WLP." On November 21, 1996, the last sale price of the Common Stock, as reported on the New York Stock Exchange was $28 5/8 per share. See "Price Range of Common Stock."

     As of September 30, 1996, the Foundation owned 53,360,000 shares of the Company's Common Stock (the "Common Stock"), representing approximately 80.3% of the total shares of Common Stock outstanding. Following the Offerings, the Foundation will own 40,360,000 shares of the Company's Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Company's Common Stock, which will represent approximately 57.8% of the outstanding shares). The Company's Articles of Incorporation prohibit any person or entity or affiliated persons or entities (other than the Foundation) from beneficially owning more than one share less than 5% of the outstanding voting securities of the Company. See "Description of Capital Stock."

     SEE "RISK FACTORS" ON PAGES 7 TO 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                      PRICE TO            UNDERWRITING       PROCEEDS TO SELLING
                                       PUBLIC              DISCOUNT(1)         SHAREHOLDER(2)
-------------------------------------------------------------------------------------------------
Per Share......................        $28.00                 $.84                 $27.16
-------------------------------------------------------------------------------------------------
Total(3).......................     $364,000,000           $10,920,000          $353,080,000
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) The Company and the Selling Shareholder have agreed to indemnify the several U.S. Underwriters and International Managers (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Excludes expenses payable by the Company, estimated at $700,000.
(3) The Selling Shareholder has granted to the International Managers and the U.S. Underwriters a 30-day option to purchase an aggregate of 390,000 and 1,560,000 additional shares, respectively of Common Stock solely to cover over-allotments, if any. See "Underwriting." If all such additional shares are purchased, the total Price to Public, Underwriting Discount, and Proceeds to Selling Shareholder will be $418,600,000, $12,558,000 and $406,042,000, respectively.
                            ------------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York on or about November 27, 1996.
                            ------------------------

MERRILL LYNCH INTERNATIONAL               SALOMON BROTHERS INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
                         DEAN WITTER INTERNATIONAL LTD.
                                                            MORGAN STANLEY & CO.
                                                               INTERNATIONAL
                            ------------------------

               The date of this Prospectus is November 21, 1996.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Company's predecessor, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), filed with the Commission are incorporated herein by reference:

          (i) Old WellPoint's Annual Report on Form 10-K (File No. 1-11628) for the year ended December 31, 1995;

          (ii) Old WellPoint's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (iii) Old WellPoint's Current Reports on Form 8-K filed January 9, 1996, February 26, 1996, March 8, 1996 and April 12, 1996.

     The following documents of the Company filed with the Commission (File No. 1-14340) are incorporated herein by reference:

          (i) the Company's Current Report on Form 8-K filed June 3, 1996, Amendment No. 1 on Form 8-K/A filed June 24, 1996, Current Report on Form 8-K filed October 4, 1996, Current Report on Form 8-K filed October 25, 1996 and Amendment No. 1 on Form 8-K/A filed on November 18, 1996;

          (ii) the Company's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A, and for the quarter ended September 30, 1996; and

          (iii) the Company's Registration Statement on Form 8-B filed April 24, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to 21555 Oxnard Street, Woodland Hills, California 91367, Attention: Secretary. The Company's telephone number is
(818) 703-4000.

     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise indicates, references in this Prospectus to the "Company" or "WellPoint" are to WellPoint Health Networks Inc. and its subsidiaries. Except as set forth in the consolidated financial statements or where otherwise noted herein, the information contained in this Prospectus (i) assumes no exercise of the Underwriters' over-allotment option and (ii) assumes the reduction in shares outstanding as a result of the Company's May 1996 Recapitalization described under "The Company -- Recent Recapitalization."

                                  THE COMPANY

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including health maintenance organizations ("HMO"), preferred provider organizations ("PPO"), point-of-service ("POS") and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     Blue Cross of California. The Company's primary market for its managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets. Membership in WellPoint's HMO plan, CaliforniaCare, has grown to approximately 981,000 members as of September 30, 1996 from 123,000 members as of December 31, 1987, a compound annual growth rate of approximately 27% over such period. For the two-year period ended September 30, 1996, the compound annual growth rate was 20%. As of September 30, 1996, the HMO network included approximately 24,500 primary care and specialist physicians and approximately 410 hospitals throughout California. There were approximately 2.3 million members, including administrative service members, enrolled in WellPoint's California PPO health care plans as of September 30, 1996, approximately 50% of whom were individuals or employees of small groups. The PPO network included approximately 40,200 primary care and specialty physicians and 420 hospitals as of such date. WellPoint's large membership base allows it to provide for the delivery of health care services at lower cost than traditional health insurance companies, primarily due to its provider network arrangements that specify favorable rates and incorporate utilization management and other cost-control measures.

     Geographic Expansion Strategy -- UNICARE. The Company believes that its success in the highly competitive California managed care market is attributable to its broad range of managed care products which target the specific needs and demands of different customer segments. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to select from the Company's broad range of managed care products. As of September 30, 1996, the Company had approximately 1.1 million members enrolled in its UNICARE health plans. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group products.

     The Company acquired the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company ("MassMutual") in March 1996 (the "MMHD Acquisition"). The acquired MMHD operations, which have been renamed UNICARE Life & Health Insurance Company, focus on the large employer group market (employers with 251 to 3,000 employees) and provide administrative services, PPO and indemnity insurance products to members in 50 states. Most of the Company's current UNICARE members were previously MMHD members. On October 10, 1996, the Company signed a definitive agreement to purchase certain portions of the Group Benefits Operations (the "GBO Operations") of John Hancock Mutual Life Insurance Company ("John Hancock"). The GBO Operations target the "jumbo" employer segment (employers with 3,000 or more employees) and currently provide administrative services, PPO and indemnity insurance products. This transaction, which is subject to regulatory approvals and other closing conditions, is currently expected to close in January 1997.

     Specialty Managed Health Care Plans. The Company offers pharmacy, dental, workers' compensation and other managed health care plans through its specialty managed care networks. As of September 30, 1996, WellPoint's pharmacy plans served approximately 12.2 million risk and non-risk members and had approximately 44,200 participating pharmacies. The Company's dental products (which include a dental HMO and PPO) served approximately 1.5 million members. The Company is expanding its specialty managed care business by marketing these plans to its existing HMO, PPO and POS members, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

     In May 1996, the Company completed a recapitalization (the
"Recapitalization") with its former majority shareholder, Blue Cross of California ("BCC"). See "The Company -- Recent Recapitalization."

                                 THE OFFERINGS

Common Stock offered by the
  Selling Shareholder:
  U.S. Offering..............................  10,400,000 shares
  International Offering.....................  2,600,000 shares
          Total..............................  13,000,000 shares
Common Stock to be outstanding
  after the Offerings........................  66,484,298 shares(1)
Common Stock to be owned by the Selling
  Shareholder after the Offerings............  40,360,000 shares(2)
Use of Proceeds..............................  The Company will not receive any proceeds from the sale of shares offered hereby. See
                                               "Use of Proceeds."
New York Stock Exchange symbol...............  WLP

---------------
(1) Excludes approximately 3,050,485 shares of Common Stock subject to outstanding options granted by the Company under certain stock option plans, of which 144,858 were exercisable as of September 30, 1996.

(2) Assumes that the over-allotment options in an aggregate amount of 1,950,000 shares granted to the Underwriters are not exercised. If such over-allotment options are exercised in full, the Selling Shareholder will own 38,410,000 shares of Common Stock after the Offerings.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth for the periods indicated selected historical and pro forma consolidated financial data and historical operating statistics for the Company. For the years ended December 31, 1991 and 1992, WellPoint's business was conducted by BCC. The selected historical consolidated financial data and operating statistics presents WellPoint's results of operations for such periods as if it had been operating as a separate stand-alone entity. For the years ended December 31, 1991 through 1995 and as of December 31, 1995, the selected historical consolidated financial data does not include the commercial operations of BCC (the "BCC Commercial Operations"). Information as of December 31, 1995 and for each of the three years ended December 31, 1995 has been derived from the Consolidated Financial Statements of WellPoint contained herein, which have been audited by Coopers & Lybrand L.L.P., independent public accountants for WellPoint, whose report appears elsewhere in this Prospectus. Information for the years ended December 31, 1991 and 1992 has been derived from WellPoint's audited consolidated financial statements. The selected historical financial data presented for the nine months ended September 30, 1995 and 1996 has been derived from WellPoint's unaudited consolidated financial statements and contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the operating results to be expected for the full year. The unaudited pro forma income statement data for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the MMHD Acquisition, the Recapitalization (including the acquisition of the BCC Commercial Operations) and the pending acquisition of the GBO Operations as if each such transaction had been consummated as of the beginning of each period presented. The unaudited pro forma balance sheet data at September 30, 1996 gives effect to the acquisition of the GBO Operations as if such transaction had been consummated as of such date.

                                              YEAR ENDED DECEMBER 31,                           NINE MONTHS ENDED SEPTEMBER 30,
                       ----------------------------------------------------------------------  ----------------------------------
                                                                                      1995                                1996
                          1991        1992        1993        1994        1995     PRO FORMA      1995      1996(7)    PRO FORMA
                       ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING STATISTICS)
INCOME STATEMENT DATA:
 Revenues............. $1,926,724  $2,275,155  $2,449,175  $2,791,672  $3,107,079  $5,140,104  $2,328,418  $3,013,727  $3,956,188
 Operating expenses:
   Operating expenses
     (excluding
     nonrecurring
     costs)...........  1,698,896   1,983,641   2,133,245   2,431,643   2,734,541   4,772,315   2,038,939   2,714,735   3,669,657
   Nonrecurring
     costs............         --          --          --          --      57,074(5)   57,074(5)       --          --          --
 Operating income.....    227,828     291,514     315,930     360,029     315,464     310,715     289,479     298,992     286,531
 Interest
   expense(1).........         --          --          --          --          --      66,969          --      23,319      50,762
 Income before
   extraordinary gain
   and cumulative
   effect of
   accounting
   changes............    140,489     174,758     186,644     213,170     179,989     146,130     166,710     154,986     140,892
 Net income...........    159,699     174,758     165,384     213,170     179,989     146,130     166,710     154,986     140,892
 Earnings per
   share(2):
   Income before
     extraordinary
     gain and
     cumulative effect
     of accounting
     changes..........      $2.12       $2.63       $2.81       $3.21       $2.71       $2.20       $2.51       $2.33       $2.12
   Net income.........       2.41        2.63        2.49        3.21        2.71(6)     2.20(6)     2.51        2.33        2.12
OPERATING
 STATISTICS(3):
 Loss ratio...........       74.3%       73.6%       73.0%       72.8%       75.6%                   75.2%       77.1%
 Selling expense
   ratio..............        5.7         5.9         6.2         6.3         6.4                     6.4         5.7
 General and
   administrative
   expense ratio......       12.0        12.1        11.2        12.5        11.6                    11.5        13.4
 Net income ratio.....        8.6         8.0         7.0         7.9         6.1                     7.5         5.3
 Number of medical
   members at end of
   period(4)..........  1,938,000   2,162,000   2,322,000   2,617,000   2,797,000               2,778,000   4,388,000

                                                                                                            SEPTEMBER 30, 1996
                                                                                         DECEMBER 31,     -----------------------
                                                                                             1995           ACTUAL     PRO FORMA
                                                                                       ----------------   ----------   ----------
                                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets.......................................................................     $2,679,257      $3,447,883   $4,241,812
  Stockholders' equity...............................................................      1,670,226         812,110      812,110

---------------
(1) Interest expense for the pro forma income statement data gives effect to the debt issued with respect to the MMHD Acquisition, the payment of a special dividend in connection with the Recapitalization and the pending acquisition of the GBO Operations as if the transactions had been consummated at the beginning of each period presented. The income statement data for the period ended September 30, 1996 includes the actual interest expense and goodwill amortization incurred with respect to the completed transactions.
(2) Earnings per share for all periods presented prior to 1996 have been recomputed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares, plus the weighted average number of shares issued since the Recapitalization.
(3) The loss ratio represents health care services and other benefits as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue combined.
(4) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by each contract.
(5) This charge included $29.8 million of costs, primarily professional fees, associated with the proposed recapitalization of the Company and the terminated acquisition of Health Systems International, Inc. and $27.3 million for the impairment of the Company's pharmaceutical benefits management business.
(6) Earnings per share for the year ended December 31, 1995 includes nonrecurring costs of $0.52 per share.
(7) On May 20, 1996, the Company completed the Recapitalization, including the payment of a special dividend in the aggregate amount of $995.0 million, which was financed in part by the incurrence of $775.0 million in indebtedness. On March 31, 1996, the Company completed the MMHD Acquisition.

                        CAUTIONARY DISCLOSURE REGARDING
                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" such as statements concerning potential or future loss ratios and administrative expense ratios, certain statements contained in "Business" such as the Company's geographic expansion and other business strategies, the effect of recent health care reform legislation and small group membership growth, and other statements contained herein regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")). Such statements involve a number of risks and uncertainties which may cause actual results to differ from those projected. Factors that can cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors" and in other documents filed from time to time by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby.

HEALTH CARE COSTS AND PREMIUM PRICING PRESSURES

     WellPoint's profitability will depend in large part on accurately predicting health care costs and on its ability to control future health care costs through underwriting criteria, utilization management, product design and negotiation of favorable provider contracts. The aging of the population and other demographic characteristics and advances in medical technology continue to contribute to rising health care costs. Government-imposed limitations on Medicare and Medicaid reimbursement have also caused the private sector to bear a greater share of increasing health care costs. Changes in health care practices, inflation, new technologies, clusters of high-cost cases, changes in the regulatory environment and numerous other factors affecting the cost of health care are beyond any health plan's control and may adversely affect WellPoint's ability to predict and control health care costs as well as WellPoint's financial condition or results of operations. See
"Business -- Managed Health Care Industry Overview" and "Business -- Government Regulation."

     In addition to the challenge of controlling health care costs, the Company faces pressure to contain premium prices. Employer-sponsored and government-sponsored programs are subject to renegotiation as payors seek to control their costs. Fiscal concerns regarding the continued viability of programs such as Medicare and Medicaid may cause decreasing reimbursement rates for government-sponsored programs. WellPoint's financial condition or results of operations would be adversely affected by any limitation on the Company's ability to increase or maintain its premium levels.

HEALTH CARE REGULATIONS; LEGISLATIVE REFORM

     WellPoint's operations are subject to substantial regulation by Federal, state and local agencies. WellPoint offers its managed health care plans in California principally through subsidiaries whose businesses are subject to regulation by the California Department of Corporations (the "DOC") under the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act"). In addition, due in part to the MMHD Acquisition in March 1996, as well as previously existing Company operations, the Company is subject to regulation by the Departments of Insurance in California and various other states. There can be no assurance that any future regulatory action by the DOC or any such other agencies will not have a material adverse effect on the profitability or marketability of WellPoint's health plans or on its financial condition or results of operations. See "Business -- Government Regulation." Because of the Company's participation in government-sponsored programs such as Medicaid and Medicare, changes in government regulations or policy with respect to, among other things, reimbursement levels, could also adversely affect WellPoint's financial condition or results of operations.

     In August 1996, the President signed into law the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The HIPAA contains the following key provisions: (i) guaranteed access to health insurance for businesses with 50 or fewer employees; (ii) guaranteed access to health insurance for individuals who lose group coverage; and (iii) protections for individuals with pre-existing medical conditions. In September 1996, the President signed maternity length of stay and mental health parity measures into law. The maternity stay provision requires insurers to cover the cost of a 48-hour hospital stay following delivery and a 96-hour stay following a Caesarian section. The mental health parity provision will require insurance plans that provide mental health benefits to set the same level of yearly and lifetime coverage for mental health benefits as for physical ones. These measures will take effect January 1, 1998. In addition, numerous proposals have been introduced in, or are being considered by, the United States Congress and state legislatures relating to health care reform. There can be no assurance that compliance with recently enacted or future legislation will not have a material adverse impact on WellPoint's claims expense, its financial condition or results of operations.

INTEGRATION OF RECENT ACQUISITIONS; GEOGRAPHIC EXPANSION STRATEGY

     A significant component of the Company's business strategy is to diversify into new geographic markets, particularly through strategic acquisitions. The Company completed the MMHD Acquisition in March 1996. In October 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. This acquisition, which is subject to regulatory approvals and other closing conditions, is currently scheduled to close in January 1997. However, there can be no assurances that such conditions will be satisfied or that such acquisition will be consummated. Further, the consolidation of the acquired MMHD operations and the GBO Operations into the operations of the Company will require a significant amount of management time and could result in a diversion of management resources from other matters. The success of these acquisitions will also require the integration of a significant number of employees into the Company's existing operations. No assurances can be given regarding the ultimate success of the integration of these acquisitions into the Company's business, due in part to the large size and multi-state nature of their businesses.

     Both the acquired MMHD operations and the GBO Operations have substantial indemnity-based insurance operations, with a significant number of members outside of California. Each of these operations experienced varying profitability or losses in recent periods. In addition, the Company expects that it will experience material membership attrition as it pursues its strategy of motivating traditional indemnity health insurance members to select managed care products. A significant percentage of the members of the acquired MMHD operations and the GBO Operations are in geographic areas where managed care health plans are less prevalent and have not gained as great acceptance as in California. See "Business -- Managed Health Care Industry Overview." There can be no assurances that a sufficient number of these members will accept the managed care health plans offered by the Company or that the Company will be able to develop satisfactory provider networks in these geographic areas. The development of such networks will require considerable expenditures by the Company. The availability of funds for these expenditures will be dependent upon, among other things, the continued profitability of the Company's California-based business.

     As the Company pursues its geographic expansion strategy, the Company's market share is not as significant and its provider networks are not as extensive as in California, and the Company will not have the benefit of the Blue Cross mark, all of which are important components of its success in California. After an initial transition period, the Company will also no longer have the benefit of the MassMutual or John Hancock trade names under which these operations were previously conducted. There can be no assurance that the absence of one or more of these elements will not adversely affect the success of the Company's geographic expansion strategy.

COMPETITION

     Managed health care organizations, such as the Company, operate in a highly competitive environment and in an industry that is currently subject to significant changes from business consolidations, new strategic alliances, legislative reform, aggressive marketing practices by other managed health care organizations and market pressures brought about by a better informed and better organized customer base, particularly among large employers. This environment has produced and will likely continue to produce significant pressures on the profitability of managed health care companies. The Company believes that factors affecting the selection of a managed health care plan include price, size of provider networks, quality of service and reputation (which may be affected by accreditation by voluntary organizations such as the National Committee on Quality Assurance ("NCQA")). The Company is currently in litigation with NCQA regarding certain matters. See "Business -- Legal Proceedings."

     The Company's current operations remain heavily concentrated in California, where the managed health care industry is highly competitive on both a regional and statewide basis. In addition, the managed health care industry in California has undergone significant changes in recent years, including substantial consolidation as a result of completed and pending transactions. Outside of California, the Company faces substantial competition in all markets in which it operates from other regional and national companies, many of whom have (or due to future consolidation, may have) significantly greater financial and other resources and market share than the Company. If competition were to further increase in such markets, WellPoint's financial condition or results of operations could be materially adversely affected. See
"Business -- Competition."

     A substantial portion of WellPoint's California business is in the individual and small employer group market, where the loss ratio is significantly lower than in the large employer group market. The individual and small employer group business constituted approximately 46% and 41% of WellPoint's total premium revenue for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. WellPoint has experienced increasing competition in the individual and small employer group market over the past several years, which has contributed to an increase in WellPoint's loss ratio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BLUE CROSS MARK

     The Company is party to a license agreement (the "License Agreement") with the Blue Cross/Blue Shield Association ("BCBSA") which entitles WellPoint and certain of its subsidiaries to use the Blue Cross mark in California. The License Agreement contains certain requirements and restrictions regarding ownership of the Company's Common Stock and compliance with certain financial ratios and operating requirements. Upon the occurrence of any event causing termination of the License Agreement, WellPoint would cease to have the right to use the Blue Cross mark in California and the BCBSA could thereafter issue a license to use the Blue Cross mark in California to another entity, which would adversely affect WellPoint's financial condition or results of operations. See "Business -- Service Marks."

NEED FOR SUBORDINATED DEBT TO MEET ANTICIPATED BCBSA CAPITAL REQUIREMENTS

     The Company is required to maintain minimum tangible net equity ("TNE") by the Company's primary regulator, the DOC, and is required to meet minimum capital requirements prescribed by the BCBSA. In measuring its capital for the BCBSA, the Company is required by the BCBSA to use the method prescribed by the DOC regulations. The failure to meet a specified level (the "Minimum BCBSA Capital") of the BCBSA's base capital requirement can subject the Company to certain corrective actions, while the failure to meet a lower specified level of capital can result in termination of the License Agreement. As of September 30, 1996, the Company's TNE (and thus its capital for purposes of the BCBSA) was approximately $284.0 million and the Minimum BCBSA Capital was approximately $247.4 million. The Minimum BCBSA Capital requirement, which is more restrictive than the DOC's minimum capital requirements, is scheduled to increase for all BCBSA licensees effective December 31, 1996. In addition, the acquisition of the GBO Operations will cause a decrease in the Company's capital for purposes of the BCBSA requirements, because goodwill associated with the acquisition must be excluded from TNE (and thus from capital as calculated for the BCBSA). As a result, the Company must increase its capital to maintain compliance with the Minimum BCBSA Capital requirement.

     To address an anticipated shortfall in the Company's capital under the BCBSA's more stringent requirements, WellPoint has received a commitment letter (the "Commitment Letter") from Bank of America NT&SA for the provision of a $200 million subordinated debt facility (the "Subordinated Debt Facility"). The DOC regulations permit the Company to include in TNE (and thus in capital for BCBSA purposes) the amount of any indebtedness which is subordinated to the Company's obligation to maintain the DOC's required minimum TNE (approximately $20 million as of September 30, 1996). Pursuant to the terms of the Commitment Letter, the Subordinated Debt Facility will contain certain financial ratio and other requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company believes that borrowings under the Subordinated Debt Facility will qualify as TNE and that the Company's resulting capital will exceed the Minimum BCBSA Capital requirement, both at December 31, 1996 and upon completion of the acquisition of the GBO Operations.

     The Company intends promptly to negotiate the terms of definitive documentation related to the Subordinated Debt Facility substantially as described above or to take other appropriate actions so that the Company will meet the Minimum BCBSA Capital requirements at December 31, 1996 and after acquisition of the GBO Operations. However, there can be no assurance that the Company will be able to conclude the negotiations regarding the Subordinated Debt Facility or another qualifying transaction prior to December 31, 1996. Quarterly amortization payments will be due beginning March 31, 1998, and all outstanding indebtedness under the Subordinated Debt Facility will be due December 31, 1998. There can be no assurances that the Company will generate sufficient cash flow from operations for repayment of this indebtedness.

EVOLVING THEORIES OF RECOVERY

     WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. In the ordinary course of its business, WellPoint is subject to the claims of its members arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it were to result in a significant punitive damage award, could have a material adverse effect on WellPoint's financial condition or results of operations. In addition, the risk of potential liability under punitive damage theories may significantly increase the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is presently unknown.

EFFECT OF OWNERSHIP AND TRANSFER RESTRICTIONS ON FUTURE CHANGES OF CONTROL

     The ownership and transfer restrictions contained in the WellPoint Articles of Incorporation provide that no person or entity or affiliated group of persons or entities (other than the Foundation) may beneficially own more than one share less than 5% of the outstanding voting securities of the Company (the "Ownership Limit"). See "Description of Capital Stock." The ownership and transfer restrictions can generally not be amended without the affirmative vote of at least 75% of each class of the outstanding shares of voting capital stock represented and voting at a duly held meeting of the shareholders at which a quorum is present. Accordingly, the ownership and transfer restrictions, as well as requirements under the License Agreement, may have the effect of discouraging or even preventing a merger or business combination, a tender offer or similar extraordinary transaction involving WellPoint. See "-- Future Sales of Common Stock; Principal Shareholder" and "Description of Capital Stock."

SUBSTANTIAL INDEBTEDNESS; LEVERAGE

     As a result of the Recapitalization and the MMHD Acquisition, the Company incurred indebtedness of $837.0 million and a decrease in its tangible net worth of $1.4 billion. The Company's total indebtedness was $747.0 million as of September 30, 1996. This indebtedness will require that a portion of WellPoint's future cash flow be applied to the payment of interest and repayment of principal. This indebtedness may adversely affect WellPoint's ability to finance operations and could limit its ability to pursue business opportunities that may be in the interest of WellPoint and its shareholders. In addition, any additional indebtedness, such as borrowings under the Subordinated Debt Facility, may affect WellPoint's ability to maintain an investment grade rating with respect to its indebtedness or a favorable claims paying rating, which could have a material adverse effect on WellPoint's financial condition or results of operations. See "-- Need for Subordinated Debt to Meet BCBSA Capital Requirements" and "Unaudited Pro Forma Combined Condensed Financial Statements."

FUTURE SALES OF COMMON STOCK; PRINCIPAL SHAREHOLDER

     As of September 30, 1996, the Foundation owned 53,360,000 shares of the Company's Common Stock, representing approximately 80.3% of the total outstanding shares. Following the Offerings, the Foundation will own 40,360,000 shares of the Company's Common Stock, which will represent approximately 60.7% of the total outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Company's Common Stock, which will represent approximately 57.8% of the total outstanding shares). Such ownership, however, is subject to the provisions of a voting trust agreement (the "Voting Trust Agreement") and a voting agreement (the "Voting Agreement"), which may inhibit or delay changes of control or other significant corporate events. See "The Company -- Recent Recapitalization," "Relationship with the Foundation" and "Description of Capital Stock." The Foundation, while not being entitled to exercise a majority of the outstanding voting power of WellPoint, will by virtue of the voting power under its control have the ability to exert influence over shareholder actions, including the sale or merger of WellPoint. In exercising this voting power, the Foundation may have interests that diverge from those of WellPoint's other shareholders.

     The Company has entered into a registration rights agreement with the Foundation (the "Registration Rights Agreement"), granting the Foundation certain demand and "piggyback" registration rights. Sales of WellPoint Common Stock pursuant to any exercise of such rights may adversely affect the market price of WellPoint Common Stock. The shares being sold in the Offerings by the Foundation are being sold pursuant to the exercise of its registration rights.

     Sales of substantial amounts of Common Stock in the public market by the Foundation could adversely affect the market price of the Common Stock. Pursuant to the undertakings made by BCC in connection with the DOC's approval of the Recapitalization, the Foundation is required to make certain minimum annual distributions beginning in 1997. In order to fund required distributions, the Foundation may periodically sell shares of its WellPoint Common Stock. In addition, pursuant to the requirements of the BCBSA, the Foundation has agreed to reduce its voting power in WellPoint to less than 20% within three years of May 20, 1996 and to less than 5% within five years of such date, either through sales of shares or by deposit of such shares into the voting trust. See "Relationship with the Foundation" and "Description of Capital Stock."

CERTAIN TAX ISSUES RELATING TO THE RECAPITALIZATION

     In connection with the Recapitalization, BCC received a ruling from the Internal Revenue Service ("IRS") that, among other things, the conversion of BCC from non-profit to for-profit status as part of the Recapitalization (the "BCC Conversion") qualified as a tax-free transaction and that no gain or loss was recognized by BCC for Federal income tax purposes.

     If the ruling were subsequently revoked, modified or not honored by the IRS (due to a change in law or for any other reason), WellPoint, as the successor to BCC, could be subject to Federal income tax in an amount equal to the difference between the value of BCC at the time of the BCC Conversion and BCC's tax basis in its assets at the time of the BCC Conversion. The potential tax liability to WellPoint if the BCC Conversion is treated as a taxable transaction is currently estimated to be approximately $696 million, plus interest (and possibly penalties). BCC and the Foundation entered into an indemnification agreement (the "Indemnification Agreement") that provides, with certain exceptions, that the Foundation will indemnify WellPoint against the net tax liability as a result of a revocation or modification, in whole or in part, of the ruling by the IRS or a determination by the IRS that the BCC Conversion constitutes a taxable transaction for Federal income tax purposes. There can be no assurance that the Foundation will have sufficient assets to satisfy the liability in full, in which case WellPoint would bear all or a portion of the cost of the liability, which could have a material adverse effect on WellPoint's financial condition. See "Relationship with the Foundation."

                                  THE COMPANY

GENERAL

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     The Company's primary market for managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.

     Over the past decade, the Company has successfully transitioned substantially all of its California indemnity health insurance customers to managed care products. An important element of the Company's geographic expansion strategy is to replicate this success in other states. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health insurance products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such acquisitions will provide its UNICARE operations with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group plans.

     Consistent with the Company's acquisition strategy, on October 10, 1996 the Company signed a definitive agreement to purchase the GBO Operations from John Hancock (See "Business -- Recent Development -- Pending Acquisition of the GBO Operations") and in March 1996 acquired MMHD from MassMutual.

RECENT RECAPITALIZATION

     The Company's predecessor, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), was organized in 1992 as a public for-profit subsidiary of BCC, to own and operate substantially all of the managed health care business of BCC. On May 20, 1996, Old WellPoint and BCC completed the Recapitalization in order to fulfill BCC's public benefit obligation to the State of California arising out of the above-described creation of Old WellPoint. In connection with the Recapitalization, Old WellPoint paid a $10.00 per share special dividend ($995.0 million in the aggregate) of which $800.0 million was donated by BCC to the California Endowment (the "Endowment"), which together with the Foundation was one of two new foundations created to facilitate the Recapitalization. After BCC changed its status to a California for-profit business corporation, Old WellPoint merged with and into BCC (the "Merger") and the survivor, BCC, changed its name to WellPoint Health Networks Inc. Old WellPoint's outstanding shares of Class A Common Stock were each converted into 0.667 shares of Common Stock of the Company. The outstanding Common Stock of the Company held by the Foundation was exchanged for (i) 53,360,000 shares of the post-Merger Company's Common Stock and (ii) a cash payment of $235.0 million to reflect the value of the BCC Commercial Operations, including the Blue Cross mark. In October 1996, the Company and the Foundation agreed in principle to amend the terms of the Recapitalization to provide for the substitution by the Company of $7.0 million in cash for the capital stock of certain entities owning the real estate surrounding the Company's headquarters building.

     In connection with the Recapitalization and pursuant to requirements of the BCBSA, the Foundation entered into the Voting Trust Agreement and the Voting Agreement to ensure the continued election of directors nominated by the Nominating Committee of the Company's Board of Directors and to require the reduction of holdings by the Foundation of the Company's shares, either through sales or deposits into the Voting Trust, to less than 20% and 5% of the outstanding Company Common Stock on and after the third and fifth anniversaries, respectively, of May 20, 1996. The Company and the Foundation also entered into the Registration Rights Agreement which, among other things, granted the Foundation certain demand and "piggyback" registration rights to facilitate the sale of its holdings of the Company's Common Stock. See "Relationship with the Foundation."

     In addition, in connection with the Recapitalization, the Company entered into the License Agreement with the BCBSA, which makes the Company the exclusive licensee of the Blue Cross mark in California. The License Agreement requires the Company to, among other things, prohibit any person other than the Foundation from beneficially owning stock in excess of the Ownership Limit, eliminate cumulative voting and establish a classified Board of Directors. See "Risk Factors -- Future Sales of Common Stock; Principal Shareholder,"
"Business -- Service Marks" and "Relationship with the Foundation."

     Unless the context otherwise requires, all information herein gives effect to the Merger or Recapitalization. Any references herein to the "Company" or "WellPoint" prior to the Recapitalization shall mean Old WellPoint.

     The Company is a corporation organized under the laws of the State of California. The Company's principal executive offices are located at 21555 Oxnard Street, Woodland Hills, California 91367 and its telephone number is
(818) 703-4000.

                                USE OF PROCEEDS

     All of the shares of Common Stock being offered hereby are owned by the Foundation. See "Selling Shareholder." The Company will not receive any proceeds from the sale of shares offered hereby.

                                DIVIDEND POLICY

     The Company currently intends to retain all of its current and future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. In connection with the Recapitalization, Old WellPoint paid a special dividend of $10.00 per share to the holders of its Class A and Class B Common Stock. See "The Company -- Recent Recapitalization." The payment of any future dividends will be at the discretion of the Company's Board of Directors.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been traded on the New York Stock Exchange under the symbol "WLP" since the Company's initial public offering on January 27, 1993. The following table sets forth for the periods indicated the high and low sale prices for the Common Stock. For periods prior to the consummation of the Recapitalization on May 20, 1996 the information given below is with respect to Old WellPoint Class A Common Stock without adjustment for the two-for-three exchange occurring as part of the Recapitalization. In connection with the Recapitalization, Old WellPoint paid a special dividend of $10.00 per share to its stockholders of record as of May 15, 1996. See "The Company -- Recent Recapitalization."

                                                                           HIGH       LOW
                                                                           ----       ----
    PRE-RECAPITALIZATION:
    Year Ended December 31, 1994
      First Quarter......................................................  $37      $29 3/4
      Second Quarter.....................................................   34       29 3/8
      Third Quarter......................................................   32 1/2   24 1/4
      Fourth Quarter.....................................................   31 1/4   25 7/8
    Year Ended December 31, 1995
      First Quarter......................................................  $37      $27
      Second Quarter.....................................................   34 3/8   27 3/8
      Third Quarter......................................................   31       27 7/8
      Fourth Quarter.....................................................   33 3/8   29 1/8
    Year Ended December 31, 1996
      First Quarter......................................................  $36      $31 7/8
      Second Quarter (through May 20, 1996)..............................   36 5/8   26
    POST-RECAPITALIZATION:
      Second Quarter (May 21, 1996 to June 30, 1996).....................  $39 1/8  $31 1/8
      Third Quarter......................................................   33 3/4   23 3/8
      Fourth Quarter (through November 21, 1996).........................   32 5/8   28 3/8

     On November 21, 1996, the closing price on the New York Stock Exchange for the Company's Common Stock was $28 5/8 per share. As of November 12, 1996, there were approximately 150 holders of record of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996 (i) on an actual basis and (ii) on a pro forma basis to reflect the acquisition of the GBO Operations and the incurrence and assumption of additional indebtedness in connection therewith. See "Business -- Recent Development -- Pending Acquisition of the GBO Operations." This table should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this Prospectus.

                                                                      SEPTEMBER 30, 1996
                                                                 ----------------------------
                                                                   ACTUAL         PRO FORMA
                                                                 ----------     -------------
                                                                        (IN THOUSANDS)
    Long-term debt.............................................  $  747,000      $   833,700
    Stockholders' equity:
      Preferred Stock, $0.01 par value, 50,000,000 shares
         authorized, none issued and outstanding...............          --               --
      Common Stock, $0.01 par value, 300,000,000 shares
         authorized, 66,484,298 issued and outstanding,
         actual and pro forma..................................         665              665
      Additional paid-in capital...............................     760,917          760,917
      Unrealized valuation adjustment..........................     (20,365)         (20,365)
      Retained earnings........................................      70,893           70,893
                                                                 ----------         --------
              Total stockholders' equity.......................     812,110          812,110
                                                                 ----------         --------
                   Total capitalization........................  $1,559,110      $ 1,645,810
                                                                 ==========         ========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth for the periods indicated selected consolidated financial data and operating statistics for the Company. For the years ended December 31, 1991 and 1992, WellPoint's business was conducted by BCC. In accordance with generally accepted accounting principles, the assets and liabilities of WellPoint's business for such periods have been reflected in its financial statements on the basis of BCC's historical cost. The selected historical consolidated financial data and operating statistics presents WellPoint's financial position and results of operations for such periods as if it had been operating as a separate stand-alone entity. For the years ended and as of December 31, 1991 through December 31, 1995 and the nine months ended September 30, 1995, the selected historical consolidated financial data does not include the BCC Commercial Operations. Information as of December 31, 1994 and 1995 and for each of the three years ended December 31, 1995 has been derived from the Consolidated Financial Statements of WellPoint contained herein, which have been audited by Coopers & Lybrand L.L.P., independent public accountants for WellPoint, whose report appears elsewhere in this Prospectus. Information as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 have been derived from WellPoint's audited consolidated financial statements. The selected financial data presented for the nine months ended September 30, 1995 and 1996 has been derived from WellPoint's unaudited consolidated financial statements and contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information. The operating results for the nine months ended and as of September 30, 1996 are not necessarily indicative of the operating results to be expected for the full year. The following data should be read in conjunction with the accompanying Consolidated Financial Statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                            (IN THOUSANDS)
INCOME STATEMENT DATA:
  Revenues:
    Premium revenue..................  $1,844,909   $2,161,216   $2,355,980   $2,647,951   $2,910,622   $2,181,446   $2,801,246
    Management services revenue......      14,317       17,952       18,121       36,274       61,151       44,484      105,473
    Investment income................      67,498       95,987       75,074      107,447      135,306      102,488      107,008
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                        1,926,724    2,275,155    2,449,175    2,791,672    3,107,079    2,328,418    3,013,727
  Operating expenses:
    Health care services and other
      benefits.......................   1,370,974    1,591,725    1,719,853    1,927,954    2,199,953    1,640,897    2,159,062
    Selling expense..................     105,562      128,653      147,097      169,483      190,161      141,932      166,805
    General and administrative
      expense........................     222,360      263,263      266,295      334,206      344,427      256,110      388,868
    Nonrecurring costs...............          --           --           --           --       57,074(1)         --          --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                        1,698,896    1,983,641    2,133,245    2,431,643    2,791,615    2,038,939    2,714,735
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income...................     227,828      291,514      315,930      360,029      315,464      289,479      298,992
  Interest expense...................          --           --           --           --           --           --       23,319
  Other expense, net.................       2,389        2,419        2,901        8,008       12,677        8,845       15,107
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before provision for income
    taxes, extraordinary gain and
    cumulative effect of accounting
    changes..........................     225,439      289,095      313,029      352,021      302,787      280,634      260,566
    Provision for income taxes.......      84,950      114,337      126,385      138,851      122,798      113,924      105,580
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before extraordinary gain
    and cumulative effect of
    accounting changes...............     140,489      174,758      186,644      213,170      179,989      166,710      154,986
    Extraordinary gain -- tax benefit
      from utilization of net
      operating loss carryforwards...      19,210           --           --           --           --           --           --
    Cumulative effect of accounting
      changes -- adoption of SFAS
      Nos. 106 and 109...............          --           --      (21,260)          --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $  159,699   $  174,758   $  165,384   $  213,170   $  179,989   $  166,710   $  154,986
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995       1996(2)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AND OPERATING STATISTICS)
EARNINGS PER SHARE(3):
  Income before extraordinary gain
    and cumulative effect of
    accounting changes...............       $2.12        $2.63        $2.81        $3.21        $2.71        $2.51        $2.33
  Extraordinary gain--tax benefit
    from utilization of net operating
    loss
    carryforwards....................        0.29           --           --           --           --           --           --
  Cumulative effect of accounting
    changes..........................          --           --        (0.32)          --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................       $2.41        $2.63        $2.49        $3.21        $2.71(6)      $2.51       $2.33
                                        =========    =========    =========    =========    =========    =========    =========
OPERATING STATISTICS(4):
  Loss ratio.........................        74.3%        73.6%        73.0%        72.8%        75.6%        75.2%        77.1%
  Selling expense ratio..............         5.7          5.9          6.2          6.3          6.4          6.4          5.7
  General and administrative expense
    ratio............................        12.0         12.1         11.2         12.5         11.6         11.5         13.4
  Net income ratio...................         8.6          8.0          7.0          7.9          6.1          7.5          5.3
  Number of medical members at end of
    period(5)........................   1,938,000    2,162,000    2,322,000    2,617,000    2,797,000    2,778,000    4,388,000

                                                                DECEMBER 31,                                 SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Cash and investment securities.....    $783,242   $1,039,106   $1,779,495   $1,962,290   $2,244,605   $2,166,427   $2,026,935
  Total assets.......................     871,936    1,155,883    1,921,832    2,385,636    2,679,257    2,650,853    3,447,883
  Long-term debt.....................          --           --           --           --           --           --      747,000
  Stockholders' equity...............     321,725      507,483    1,233,190    1,418,919    1,670,226    1,642,344      812,110

---------------
(1) This charge included $29.8 million of costs, primarily professional fees, associated with the proposed recapitalization of the Company and the terminated acquisition of Health Systems International, Inc. and $27.3 million for the impairment of the Company's pharmaceutical benefits management business.

(2) On May 20, 1996, the Company completed the Recapitalization, including the payment of a special dividend in the aggregate amount of $995.0 million, which was financed in part by the incurrence of $775.0 million in indebtedness. On March 31, 1996, the Company completed the MMHD Acquisition.

(3) Earnings per share for all periods presented prior to 1996 have been recomputed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares, plus the weighted average number of shares issued since the Recapitalization.

(4) The loss ratio represents health care services and other benefits as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue.

(5) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by each contract.

(6) Earnings per share for the year ended December 31, 1995 includes nonrecurring costs of $0.52 per share.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following sets forth the unaudited pro forma combined condensed balance sheet for WellPoint as of September 30, 1996, and unaudited pro forma combined condensed income statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The Unaudited Pro Forma Combined Condensed Financial Statements include historical amounts of Old WellPoint, adjusted to reflect the Recapitalization including the acquisition of the BCC Commercial Operations, and historical amounts of MMHD and the GBO Operations, adjusted to reflect their acquisition by WellPoint. Reference is made to the notes to the Unaudited Pro Forma Combined Condensed Financial Statements for a discussion of such transactions. For the purpose of presenting the unaudited pro forma combined condensed balance sheet, the Recapitalization and the MMHD Acquisition are considered to have occurred on their effective dates, and the pending acquisition of the GBO Operations is considered to have occurred as of September 30, 1996, while the unaudited pro forma combined condensed income statements are presented on the basis that such transactions occurred as of the beginning of each period presented.

     As further discussed in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements, the acquisition of the BCC Commercial Operations, the MMHD Acquisition and the pending acquisition of the GBO Operations are accounted for using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations, MMHD and the GBO Operations are recorded at their estimated fair value.

     Certain data and notes normally included in financial statements in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited pro forma combined condensed balance sheet is not necessarily indicative of the financial condition had the pending acquisition of the GBO Operations been completed as of September 30, 1996. The unaudited pro forma combined condensed income statements are not necessarily indicative of the results of operations of WellPoint had the Recapitalization (including the acquisition of the BCC Commercial Operations), the MMHD Acquisition and the pending acquisition of the GBO Operations actually been completed as of the dates indicated. In addition, the Unaudited Pro Forma Combined Condensed Financial Statements are not necessarily indicative of the future financial condition or results of operations of WellPoint. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, which are included in this Prospectus, and the historical financial statements of the BCC Commercial Operations, MMHD and the GBO Operations, which are incorporated by reference herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                   WELLPOINT    GBO OPERATIONS   ADJUSTMENTS          TOTAL
                                                   ----------   --------------   -----------        ----------
                                                                         (IN THOUSANDS)
ASSETS
Cash and current investments.....................  $2,026,935      $417,016       $      --         $2,443,951
Other current assets.............................     557,257       213,686              --            770,943
                                                   ----------      --------        --------         ----------
         Total current assets....................   2,584,192       630,702              --          3,214,894
Intangible assets................................     552,601         9,552         127,700(1)         689,853
Other non-current assets.........................     311,090        25,975              --            337,065
                                                   ----------      --------        --------         ----------
         Total assets............................  $3,447,883      $666,229       $ 127,700         $4,241,812
                                                   ==========      ========        ========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Medical claims payable and loss reserves.........  $  819,843      $159,741       $      --         $  979,584
Unearned premiums................................     160,463            --              --            160,463
Experience rated and other refunds...............     151,191        24,873              --            176,064
Other current liabilities........................     470,142        84,674          41,000(1)         595,816
                                                   ----------      --------        --------         ----------
         Total current liabilities...............   1,601,639       269,288          41,000          1,911,927
Long-term debt...................................     747,000            --          86,700(2)         833,700
Other non-current liabilities....................     287,134       396,941              --            684,075
                                                   ----------      --------        --------         ----------
         Total liabilities.......................   2,635,773       666,229         127,700          3,429,702
Total stockholders' equity.......................     812,110            --              --            812,110
                                                   ----------      --------        --------         ----------
  Total liabilities and stockholders' equity.....  $3,447,883      $666,229       $ 127,700         $4,241,812
                                                   ==========      ========        ========         ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WELLPOINT HEALTH NETWORKS INC.

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                      RECAPITALIZATION
                           AND BCC                          WELLPOINT
                         COMMERCIAL                            POST                         GBO
         WELLPOINT      OPERATIONS(3)     ADJUSTMENTS    RECAPITALIZATION    MMHD(8)     OPERATIONS   ADJUSTMENTS        TOTAL
         ----------   -----------------   -----------    ----------------   ----------   ----------   -----------      ----------
         (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
Revenues... $2,485,153     $ 319,850       $  (9,667)(4)    $2,795,336      $  592,420    $573,619     $  (5,187)(9)  $3,956,188
Expenses...  2,228,663       297,226           2,039(5)      2,527,928         571,860     565,020         4,849(10)   3,669,657
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Operating
  and
  other
  income...    256,490        22,624         (11,706)          267,408          20,560       8,599       (10,036)        286,531
Interest
expense...         --        20,974           21,167(6)         42,141           2,346          --         6,275(11)      50,762
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Income
 before
  provision
  (benefit)
  for
 income
 taxes...    256,490          1,650          (32,873)          225,267          18,214       8,599       (16,311)        235,769
Provision
(benefit)
  for
 income
 taxes...    103,878            668          (13,313)(7)        91,233           6,375       3,010        (5,741)(12)     94,877
         ----------        --------         --------          --------      ----------    --------       -------      ----------
Net
 income
 (loss)... $  152,612     $     982        $ (19,560)       $  134,034      $   11,839    $  5,589     $ (10,570)     $  140,892
         ==========        ========         ========          ========      ==========    ========       =======      ==========
Primary
  and
  fully
diluted
earnings
  per
  share...                                                                                                            $     2.12(13)
                                                                                                                      ==========
Weighted
 average
 number
 shares
  outstanding...                                                                                                          66,416
                                                                                                                      ==========

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                             BCC                            WELLPOINT
                         COMMERCIAL                            POST                         GBO
         WELLPOINT       OPERATIONS       ADJUSTMENTS    RECAPITALIZATION      MMHD      OPERATIONS   ADJUSTMENTS        TOTAL
         ----------   -----------------   -----------    ----------------   ----------   ----------   -----------      ----------
                                                (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
Revenues... $3,107,079     $ 448,493       $ (25,025)(4)    $3,530,547      $  888,542    $739,726     $ (18,711)(9)  $5,140,104
Expenses...  2,804,292       441,988           5,111(5)      3,251,391         814,675     752,440        10,883(10)   4,829,389
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Operating
  and
  other
  income...    302,787         6,505         (30,136)          279,156          73,867     (12,714)      (29,594)        310,715
Interest
expense...         --            --           56,188(6)         56,188              --          --        10,781(11)      66,969
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Income
 (loss)
 before
  provision
  (benefit)
  for
 income
 taxes...    302,787          6,505          (86,324)          222,968          73,867     (12,714)      (40,375)        243,746
Provision
(benefit)
  for
 income
 taxes...    122,798          2,323          (34,819)(7)        90,302          24,385      (4,450)      (12,621)(12)     97,616
         ----------        --------         --------         ---------      ----------    --------      --------      ----------
Net
 income
 (loss)... $  179,989     $   4,182        $ (51,505)       $  132,666      $   49,482    $ (8,264)    $ (27,754)     $  146,130
         ==========        ========         ========         =========      ==========    ========      ========      ==========
Primary
  and
  fully
diluted
earnings
  per
  share...                                                                                                            $     2.20(13)
                                                                                                                      ==========
Weighted
 average
 number
 shares
  outstanding...                                                                                                          66,367
                                                                                                                      ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WELLPOINT HEALTH NETWORKS INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On March 31, 1996 the Company completed the MMHD Acquisition.

     On May 20, 1996, the Company, BCC and Old WellPoint completed the Recapitalization, which has been accounted for in the Unaudited Pro Forma Combined Condensed Financial Statements using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations are recorded at their estimated fair market value. In connection with the Recapitalization, stockholders of Old WellPoint received a cash dividend of $10.00 per share of Old WellPoint Common Stock ($995.0 million in aggregate), followed by the Merger of Old WellPoint with and into converted BCC (thereafter "WellPoint") with each share of Old WellPoint Common Stock effectively converted into 0.667 of a share of WellPoint Common Stock. WellPoint paid $235.0 million in cash for the BCC Commercial Operations, including the value of the Blue Cross name and mark. The total cash paid in the Recapitalization was $1,230.0 million.

     On October 10, 1996, WellPoint executed a definitive agreement to acquire the GBO Operations for approximately $86.7 million. This transaction is expected to close in January 1997.

 (1) The net increase in intangible assets is a result of the excess of cost over the fair market value of the net assets of the GBO Operations (purchase price of $86.7 million) and certain purchase price adjustments related to the pending acquisition of the GBO Operations.

 (2) Reflects the issuance of long-term indebtedness of $86.7 million associated with the pending acquisition of the GBO Operations.

 (3) The historical operating results of the BCC Commercial Operations have been adjusted for the period from the date of acquisition by WellPoint through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and the BCC Commercial Operations' revenues have been decreased by $8.3 million to reflect interest income on cash and investments used by WellPoint to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend of $995.0 million; (b) WellPoint's expenses have been decreased and the BCC Commercial Operations' expenses have been increased by $1.8 million to reflect amortization of the intangible assets arising out of the acquisition of the BCC Commercial Operations; and (c) WellPoint's interest expense has been decreased and the BCC Commercial Operations' interest expense has been increased by $21.0 million to reflect debt incurred to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend.

 (4) The reduction in revenues reflects the foregone interest, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, at 5.50% per annum on the $455.0 million of cash and investments used to fund a special dividend and the acquisition of the BCC Commercial Operations.

 (5) Reflects the adjustment required to amortize, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, the intangible assets of $204.5 million created as a result of the acquisition of the BCC Commercial Operations on a straight-line basis over 40 years.

 (6) Reflects the adjustment required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, on the issuance of $775.0 million of indebtedness incurred by WellPoint in connection with the payment of a special dividend in the amount of $995.0 million. An increase in the assumed interest rate by 0.25% results in additional interest expense of $1.9 million on an annual basis and reduces earnings per share by $0.02 on an annual basis.

 (7) Reflects the tax effect of the pro forma adjustments to effect the acquisition of the BCC Commercial Operations and payment of a special dividend of $995.0 million.

 (8) The historical operating results of MMHD have been adjusted for the period from the date of acquisition through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and MMHD's revenues have been decreased by $8.8 million to reflect the interest income on cash and investments used by WellPoint to finance the MMHD Acquisition; and (b) WellPoint's interest expense has been decreased and MMHD's interest expense has been increased by $2.3 million to reflect the cost of debt incurred to finance the MMHD Acquisition. The historical expenses of MMHD include amortization of $3.4 million from the date of the acquisition to September 30, 1996, reflecting amortization of intangible assets created as a result of the MMHD Acquisition.

 (9) The reduction in revenues reflects the foregone interest at 5.50% per annum, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the $340.2 million of cash and investments used in connection with the MMHD Acquisition.

(10) Reflects the adjustments required to amortize the intangible assets of $231.9 million created as a result of the MMHD Acquisition on a straight-line basis over 35 years, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, and to amortize the intangible assets of $127.7 million expected to be created as a result of the pending acquisition of the GBO Operations on a straight-line basis over 30 years, from January 1, 1996 through September 30, 1996 and for the year ended December 31, 1995.

(11) Reflects the adjustments required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the issuance of $62.0 million of indebtedness incurred by WellPoint in connection with the MMHD Acquisition, and the interest expense (at an assumed rate of 7.25% per annum) on the issuance of $86.7 million of indebtedness expected to be incurred by WellPoint in connection with the pending acquisition of the GBO Operations for all periods presented. An increase in the assumed interest rate by 0.25% results in additional interest expense of $0.4 million on an annual basis and has minimal effect on earnings per share on an annual basis.

(12) Reflects the tax effect of the pro forma adjustments to effect the MMHD Acquisition and the pending acquisition of the GBO Operations.

(13) Earnings per share for the year ended December 31, 1995 has been computed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares plus the weighted average number of shares issued since the Recapitalization.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus. See "Cautionary Disclosure Regarding Forward-Looking Statements."

OVERVIEW

     WellPoint is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans, and traditional indemnity products. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty products, including pharmacy, dental, life, integrated workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company provides underwriting, actuarial services, network access, medical cost management, claims processing and administrative services to self-funded employers. The Company's primary market for its managed care products is the State of California.

     In March 1996, the Company completed the MMHD Acquisition and began the integration of the acquired large employer group operations into its business. This acquisition involves traditional group life and health indemnity businesses which have experienced fluctuations in revenues and net income. In addition, prior to their acquisition by the Company, the MMHD large employer group operations (as well as the BCC Commercial Operations) have traditionally experienced higher health care services expense as a percentage of premium revenue (the "loss ratio") than the Company. As a result, the Company may experience a higher overall loss ratio in future periods. In addition, there can be no assurance that the Company will be able to successfully integrate MMHD into its business or take appropriate measures to control its associated loss ratio.

     In October 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. Although a majority of the GBO Operations involve the provision of administrative services to self-funded employer plans, the indemnity-based portions of the GBO Operations have also experienced a higher overall loss ratio than the Company's core business. If the acquisition of the GBO Operations is completed, the Company may experience a higher overall loss ratio. In addition, the integration of its operations may have an adverse effect on the Company's financial condition or results of operations. The Company expects to incur approximately $35 million to $45 million of restructuring costs relating to this acquisition during 1997, a portion of which is expected to be reflected in the Company's results of operations. The Company expects that it will experience material membership attrition as it pursues its strategy of motivating traditional indemnity health insurance members to select managed care products. See "Risk Factors -- Geographic Expansion Strategy; Integration of Recent Acquisitions."

     A variety of health care reform measures are currently pending or have been recently enacted at the Federal and state levels. Recent Federal legislation seeks, among other things, to insure the portability of health coverage and mandates minimum maternity hospital stays. These and other proposed measures may have the effect of dramatically altering the regulation of the provision of health care and of increasing the Company's loss ratio. See "Risk
Factors -- Health Care Regulations; Legislative Reform" and "Business -- Government Regulation."

RESULTS OF OPERATIONS

     WellPoint's revenues are generated from premiums earned for health care and specialty services provided to its members, fees for administrative services, including claims processing and access to provider networks for self-insured employers, and investment income. WellPoint's operating expenses include health care services and other benefits expenses, consisting primarily of payments for physicians, hospitals and other providers for health care and specialty products claims; selling expenses for broker and agent commissions; general and administrative expenses; interest expense and income taxes.

     The Company's consolidated results of operations for the nine months ended September 30, 1996 include the results of MMHD and the BCC Commercial Operations from March 31, 1996 and May 20, 1996, respectively, the effective date of each acquisition.

MEDICAL MEMBERSHIP

     The following table sets forth membership data and the percent change in membership:

                                                               AS OF SEPTEMBER 30,
                                                            -------------------------     PERCENT
                                                               1995           1996         CHANGE
                                                            ----------     ----------     --------
  CALIFORNIA
    Group Services:
       HMO..............................................       615,623        663,271          7.7%
       PPO and Other (a)................................       765,744      1,284,245         67.7%
                                                            ----------     ----------
            Total (b)                                        1,381,367      1,947,516         41.0%
                                                            ----------     ----------
    Individual, Small Group and Senior:
       HMO..............................................       167,171        258,582         54.7%
       PPO and Other....................................     1,194,415      1,198,677          0.4%
                                                            ----------     ----------
            Total.......................................     1,361,586      1,457,259          7.0%
                                                            ----------     ----------
    Medi-Cal HMO Programs...............................        35,177         59,454         69.0%
                                                            ----------     ----------
  Total California Medical Membership (c)...............     2,778,130      3,464,229         24.7%
                                                            ----------     ----------
  OUT-OF-STATE
    Group Services:
       HMO..............................................            --          2,506          N/A
       PPO and Other (a)                                            --        899,759          N/A
                                                            ----------     ----------
            Total (b)...................................            --        902,265          N/A
                                                            ----------     ----------
    Individual, Small Group and Senior:
       PPO and Other....................................            --         21,016          N/A
                                                            ----------     ----------
  Total Out-of-State Medical Membership.................            --        923,281          N/A
                                                            ----------     ----------
  TOTAL MEDICAL MEMBERSHIP..............................     2,778,130      4,387,510         57.9%
                                                            ==========     ==========
    HMO.................................................       817,971        983,813         20.3%
    PPO and Other                                            1,960,159      3,403,697         73.6%
                                                            ----------     ----------
  TOTAL MEDICAL MEMBERSHIP..............................     2,778,130      4,387,510         57.9%
                                                            ==========     ==========

---------------

(a) California and Out-of-State include 723,857 and 492,026 management services members, respectively, as of September 30, 1996. Of the 723,857 California management services members, 81,056 are from the acquired MMHD operations. California includes 476,401 management services members as of September 30, 1995.

(b) As of September 30, 1996, total MMHD medical membership was approximately 1,051,000, of which approximately 149,000 were California members and approximately 902,000 were Out-of-State members.

(c) As of September 30, 1996, total BCC Commercial Operations membership was approximately 264,100, all of which were California members.

     The following table sets forth selected operating ratios. The loss ratio for health care services and other benefits is shown as a percentage of premium revenue. All other ratios are shown as a percentage of premium revenue and management services revenue combined.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                      YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                     -------------------------     ---------------
                                                     1993      1994      1995      1995      1996
                                                     -----     -----     -----     -----     -----
Operating Revenues:
  Premium revenue ratio............................   99.2%     98.7%     97.9%     98.0%     96.4%
  Management services revenue ratio................    0.8       1.3       2.1       2.0       3.6
                                                     ------    ------    ------    ------    ------
                                                     100.0%    100.0%    100.0%    100.0%    100.0%
Operating Expenses:
  Health care services and other
     benefits (loss ratio).........................   73.0%     72.8%     75.6%     75.2%     77.1%
  Selling expense ratio............................    6.2       6.3       6.4       6.4       5.7
  General and administrative expense
     ratio.........................................   11.2      12.5      11.6      11.5      13.4

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Premium revenue increased 28.4% to $2,801.2 million for the nine months ended September 30, 1996 from $2,181.4 million for the nine months ended September 30, 1995. Premium revenue of $341.1 million and $122.4 million was attributable to MMHD and the BCC Commercial Operations, respectively. Also contributing to increased premium revenue was a 5.6% increase in medical membership from September 30, 1995 to September 30, 1996, excluding MMHD and the BCC Commercial Operations. Workers' compensation premium revenues increased 47.4% from the first nine months of 1995 to the first nine months of 1996, due to a large increase in the number of insured employer groups, primarily in the small employer and California school districts workers' compensation markets. In addition, an increase in premium revenue resulted from moderate increases in the premiums per member in the individual, small group and senior markets and increases in dental premium revenue, largely due to membership growth as a result of the introduction of a new dental PPO product.

     Management services revenue increased $61.0 million to $105.5 million for the nine months ended September 30, 1996 from $44.5 million for the nine months ended September 30, 1995. The increase was primarily due to $43.3 million of management services revenue from MMHD. Also contributing to the increase were new pharmacy and clinical management accounts and revenue from the BCC Commercial Operations. Excluding MMHD and the BCC Commercial Operations, management services medical membership increased 28.9% from September 30, 1995 to September 30, 1996.

     Investment income increased to $107.0 million for the nine months ended September 30, 1996 as compared to $102.5 million for the same period in 1995. Interest and dividend income increased from $90.9 million to $95.3 million for the nine months ended September 30, 1995 and 1996, respectively. This increase was due to MMHD interest income of $14.3 million and a decrease in net financing and investment expense of $0.4 million. Offsetting these increases was a decrease in net gains on the sales of investment securities from $13.1 million for the nine months ended September 30, 1995 to $12.7 million for the current period. Excluding MMHD, interest and dividend income would have decreased to $81.1 million as a result of cash and investments used in the acquisitions of MMHD and the BCC Commercial Operations. Excluding MMHD net gains on the disposal of assets of $0.7 million, net gains would have decreased to $12.0 million.

     Health care services and other benefits expense increased 31.6% to $2,159.1 million for the first nine months of 1996 from $1,640.9 million for the same period in 1995. Of the $518.2 million increase, $260.9 million was attributable to MMHD and $115.6 million was attributable to the BCC Commercial Operations. Excluding MMHD and the BCC Commercial Operations, increased health care services also resulted from medical membership growth. In addition, mix and product design changes, such as the introduction of the Company's new Prudent Buyer Co-pay product (which replaced deductibles with co-payments), benefits design changes which eliminated deductibles for some pharmacy products, and growth in the workers' compensation business also contributed to the increase. These increases were partially offset by savings from hospital recontracting, which was implemented January 1, 1996. Additional savings were realized by savings from specialist and laboratory recontracting, which was implemented during the third quarter of 1995. The loss ratio for the first nine months of 1996 increased to 77.1% compared to 75.2% in 1995 due to the PPO benefits changes described above, an increase in the loss and loss adjustment expense reserves related to a portion of the Company's workers' compensation business and the incremental effect of the BCC Commercial Operations on the Company's overall results. The BCC Commercial Operations has traditionally experienced a higher loss ratio than the Company. Additionally, the Company may experience higher loss ratios during the remainder of 1996 and in future periods due to the incremental effect of the BCC Commercial Operations and MMHD (which has also historically experienced a higher loss ratio than the Company). The increase in the loss ratio was partially offset by the Company's continuing cost containment efforts, such as the hospital recontracting program. The hospital recontracting program provides incentives to those hospitals that are successfully controlling costs. See "Business -- The Blue Cross of California Business." Excluding the Company's workers' compensation business and the acquisitions of the MMHD operations and the BCC Commercial Operations, the loss ratio was 75.0% for the nine months ended September 30, 1996. The loss ratio for the same period in 1995, also excluding the workers' compensation business, was 74.9%.

     Selling expense consists of commissions paid to outside brokers and agents representing the Company. Selling expense for the nine months ended September 30, 1996 increased 17.5% to $166.8 million compared to $141.9 million for the comparable period in 1995, corresponding with continued overall premium revenue growth and an additional $14.1 million in selling expense attributable to MMHD. The selling expense ratio decreased for the first nine months of 1996 to 5.7% from 6.4% for the prior year, largely due to the acquisitions of MMHD and the BCC Commercial Operations, which both have a lower selling expense ratio than the Company's existing business. Excluding the acquisitions, the selling expense ratio would have been 6.4% for the nine months ended September 30, 1996, consistent with the comparable period in the prior year.

     General and administrative expense for the nine months ended September 30, 1996 increased 51.8% to $388.9 million from $256.1 million for the same period in 1995. Of the $132.8 million increase, $100.7 million resulted from the MMHD Acquisition. The administrative expense ratio increased to 13.4% for the first nine months of 1996 compared to 11.5% in 1995, primarily due to the increased administrative expense associated with the Company's continued investment in geographic expansion and the MMHD Acquisition. The increase was partially offset by the BCC Commercial Operations' lower administrative expense ratio. Excluding MMHD and the BCC Commercial Operations, the administrative expense ratio would have been 11.8%. MMHD has historically had a higher administrative expense ratio due to its higher percentage of management services business.

     Interest expense was $23.3 million for the nine months ended September 30, 1996. The Company had no interest expense during the comparable period in 1995. The interest expense in the current period related to $775.0 million drawn under the Company's revolving credit facility on May 15, 1996 to fund a special dividend paid in connection with the Recapitalization, as well as interest on the amounts payable to MassMutual, including a Series A term note of $62.0 million issued in connection with the MMHD Acquisition. At September 30, 1996, the outstanding balance drawn under the credit facility was $685.0 million. The weighted average interest rate for nine months ended September 30, 1996 was 6.00%.

     The Company's net income for the nine months ended September 30, 1996 was $155.0 million or $2.33 per share compared to $166.7 million or $2.51 per share for the nine months ended September 30, 1995. Earnings per share for the nine months ended September 30, 1996 have been recomputed using 66.4 million shares, the number of shares outstanding immediately following the Recapitalization, plus the weighted average number of shares issued since the Recapitalization. The number of shares outstanding for the nine months ended September 30, 1995 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the weighted average number of common shares outstanding.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Premium revenue increased 9.9% to $2.9 billion for the year ended December 31, 1995 from $2.6 billion for the year ended December 31, 1994. This increase was primarily due to a 4.7% increase in medical members, excluding management services members, to 2.3 million as of December 31, 1995 from 2.2 million members as of December 31, 1994. The increase in premium revenue due to membership growth was partially offset by the conversion of some PPO Cost Plus members to management services arrangements. This conversion was principally due to regulatory actions taken by the DOC related to licensure requirements. In addition, increased premium revenues resulted from a shift to certain HMO products that generated a higher premium per member than the Company's PPO products and from membership growth in specialty products.

     Management services revenue increased $24.9 million to $61.2 million for the year ended December 31, 1995 from $36.3 million in 1994. The increase was due to a number of factors, including new pharmacy and clinical management accounts and the acquisitions of Professional Claims Services, Inc. ("Pro-Serv") in August 1994 and Affiliated Healthcare Corporation ("AHI") in February 1995. The conversion of PPO Cost Plus members to management services arrangements also contributed to the increase. This transfer, which was substantially completed in December 1995, did not have a material effect on net income.

     Investment income increased to $135.3 million for the year ended December 31, 1995 as compared to $107.4 million in 1994, due in part to 1995 pretax net gains on the sales of investment securities of $15.4 million as compared to pretax net gains in 1994 of $5.0 million. There were increased sales of investment securities in 1995 in anticipation of the 1996 cash requirements for the Recapitalization and the MMHD Acquisition. The increase also reflected a higher average yield on a larger average portfolio balance, resulting in interest income of $120.1 million for the year ended December 31, 1995 compared to $102.0 million for the prior year.

     Health care services and other benefits expense increased 14.1% to $2.2 billion for the year ended December 31, 1995 from $1.9 billion in 1994. The loss ratio for 1995 increased to 75.6%, compared to 72.8% in 1994, due to several factors. Membership as a percentage of total medical membership in the Company's large group business, which has a higher loss ratio than the Company's small group and individual business, increased in 1995. In addition, moderately higher medical cost trends, a continued competitive pricing environment and the elimination through new regulations of mandatory minimum premiums ("open rating") in the workers' compensation market also contributed to the higher loss ratio in 1995.

     Selling expense for the year ended December 31, 1995 increased 12.2% to $190.2 million compared to $169.5 million for 1994, corresponding with continued overall premium revenue growth. The selling expense ratio increased slightly in 1995 to 6.4% from 6.3% in 1994, largely due to an increase in selling expenses for the Company's workers' compensation products. The commission rates for the Company's workers' compensation products increased due to increased competition resulting from open ratings. Excluding selling expenses for the Company's workers' compensation products, the selling expense ratio would have decreased from 6.3% in 1994 to 6.2% in 1995.

     General and administrative expense for the year ended December 31, 1995 increased 3.1% to $344.4 million from $334.2 million for 1994 due in part to increased personnel service costs consistent with the increases in medical and specialty membership, as well as the acquisition of AHI. The administrative expense ratio decreased to 11.6% for the year ended December 31, 1995 compared to 12.5% in 1994, due to a decrease in policyholder dividends resulting from the open rating environment in the workers' compensation industry. Excluding the conversion of PPO Cost Plus members to management services, the administrative expense ratio would have been 11.1% in 1995, reflecting the Company's continued focus on reducing its administrative costs.

     During the fourth quarter of 1995, the operating results of the Company included charges of $57.1 million ($34.5 million net of a $22.6 million tax benefit) for nonrecurring costs. Approximately $29.8 million resulted from costs, primarily professional fees, associated with the proposed recapitalization of the Company and the proposed acquisition of Health Systems International which was terminated in December 1995. In addition, the Company recorded a charge of $27.3 million for the impairment of intangible assets associated with its pharmaceutical benefits management business based on the Company's most recent analysis to evaluate impairment of long-lived assets in accordance with Company policy. The impairment reflected an anticipated reduction in future claims processing fees. The anticipated reduced fees resulted from an industry-wide market shift whereby pharmaceutical manufacturing companies have purchased pharmaceutical benefits management companies to market their products by reducing claims processing fees. These conditions resulted as the pharmaceutical companies reduced processing fees to increase market share.

     A comparative analysis of the Company's 1995 and 1994 results of operations with and without the 1995 nonrecurring costs is as follows:

                                                        1995                       1994
                                               ----------------------     ----------------------
                                                            PER SHARE                  PER SHARE
                                                AMOUNT       AMOUNT        AMOUNT       AMOUNT
                                               --------     ---------     --------     ---------
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
    Income before nonrecurring costs, net of
      taxes..................................  $214,462       $3.23       $213,170       $3.21
    Nonrecurring costs, net of taxes.........    34,473        0.52          --          --
                                               --------       -----       --------       -----
    Net income...............................  $179,989       $2.71       $213,170       $3.21
                                               ========       =====       ========       =====

     WellPoint's net income for the year ended December 31, 1995 was $180.0 million or $2.71 per share compared to $213.2 million or $3.21 per share for 1994. Net income for the year ended December 31, 1995 excluding nonrecurring costs was $214.5 million or $3.23 per share. The number of shares of Common Stock outstanding for the years ended December 31, 1995 and 1994 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the average number of common shares outstanding.

  YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

     Premium revenue increased 12.4% to $2.6 billion for the year ended December 31, 1994 from $2.4 billion for the year ended December 31, 1993. Excluding the revenue of $98.1 million from UNICARE Financial Corp. ("UFC"), which was acquired in January 1994, premium revenue increased 8.2%. This increase was primarily due to an increase in medical members, excluding management services members, to 2.2 million members as of December 31, 1994 from 2.1 million members as of December 31, 1993. Certain HMO membership, which generates a higher premium per member than PPO products, increased 40.1% over the prior year. In addition, premium revenue increased as a result of rate restructuring for individuals and small groups resulting from the implementation of California Assembly Bill 1672 (Small Group Reform) effective July 1, 1993, with the average medical premium per member increasing slightly for the year ended December 31, 1994 compared to 1993. Membership in the Company's underwritten PPO business declined due to a transfer of approximately 145,000 members from the PPO Cost Plus product to management services arrangements during 1994. This contributed to the $18.2 million increase in management services revenue for the year ended December 31, 1994 with a corresponding decrease in premium revenue of $74.1 million. The transfer of members from PPO Cost Plus to management services arrangements, which was substantially completed in December 1995, corresponded to group contract renewal dates and did not have a material impact on net income.

     Investment income for the year ended December 31, 1994 increased by $32.4 million from 1993. The increase was due to interest earned on a larger investment portfolio, $5.0 million of gains recognized on the sales of investment securities and slightly higher interest rates for 1994.

     Health care services and other benefits expense for the year ended December 31, 1994 was $1.9 billion as compared to $1.7 billion for 1993, a 12.1% increase. Excluding expenses of $61.8 million related to the Company's workers' compensation products, health care services expense increased 8.5%. This increase was partially due to the increase in medical members, excluding management services members. In addition, California legislation and regulatory actions taken by the DOC in the second quarter of 1994 resulted in additional benefits for individual and small group members and more medical membership growth in lower margin products than growth in higher margin products. The Company's loss ratio for the year ended December 31, 1994 decreased slightly to 72.8% from 73.0% for 1993. This resulted from the Company's continued efforts to manage the inflationary trend of health care expenses by negotiating favorable rates with providers and encouraging various managed care techniques such as utilization management and intervention programs.

     Selling expense for the year ended December 31, 1994 increased to $169.5 million compared to $147.1 million for 1993, due to continued premium revenue growth in small employer group and individual businesses which typically have higher commission-based plans and the inclusion of selling expenses related to the Company's workers' compensation products.

     General and administrative expense for the year ended December 31, 1994 increased to $334.2 million from $266.3 million for 1993, due to the addition of the UFC and Pro-Serv operations, increased personnel service costs necessitated in part by the increased medical and specialty membership, policyholder dividends related to the Company's workers' compensation products and non-recurring expenses related to the 1994 Northridge earthquake. The administrative expense ratio increased to 12.5% for the year ended December 31, 1994 compared to 11.2% for 1993. The transfer of business from PPO Cost Plus to a management services arrangement contributed to the increased administrative expense ratio for 1994. Excluding the effect of the business transfer from PPO Cost Plus to management services, results of operations for UFC and Pro-Serv, and policyholder dividends and earthquake related expenses, the 1994 administrative expense ratio was 11.2%, consistent with 1993. The Company's workers' compensation subsidiary contributed to a higher administrative expense ratio since the workers' compensation industry tends to have a higher ratio than the managed care industry.

     WellPoint's net income for the year ended December 31, 1994 was $213.2 million or $3.21 per share. This represented an increase of 14.2% as compared to income before the cumulative effect of accounting changes of $186.6 million or $2.81 per share for 1993. This increase was due to medical membership growth of 12.7%, an increase in investment income and specialty membership growth, as well as individual and small employer group rate increases and small employer group benefit design changes effective July 1, 1993. The number of shares outstanding for the years ended December 31, 1994 and 1993 has been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the share exchange that occurred in connection with the Recapitalization. Earnings per share is determined by dividing net income by the average number of common shares outstanding.

FINANCIAL CONDITION

     The Company's consolidated assets increased by $768.6 million to $3,447.9 million as of September 30, 1996. This represents a 28.7% increase from $2,679.3 million as of December 31, 1995 and resulted primarily from the acquisitions of MMHD and the BCC Commercial Operations as well as cash flow generated from operations. Cash and investments were $2,145.7 million as of September 30, 1996 or 62.2% of total assets.

     The Company issued a Series A term note for $62.0 million during the first quarter of 1996 for the MMHD Acquisition. Under the terms of the acquisition agreement, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. During the first quarter of 1996, the Company accrued for the Series B term note in an amount estimated at $18.0 million. In August 1996, WellPoint paid $22.2 million to MassMutual in full satisfaction of this obligation. Also outstanding at September 30, 1996 was $685.0 million under the Company's revolving credit facility incurred for payment of a special dividend to the Old WellPoint stockholders in connection with the Recapitalization. The Company had no long-term borrowings outstanding as of December 31, 1995.

     Equity totaled $812.1 million as of September 30, 1996, a decrease of $858.1 million from December 31, 1995. The decrease resulted primarily from the $995.0 million dividend to the Old WellPoint stockholders in connection with the Recapitalization and a $22.2 million decrease in the unrealized valuation adjustment on investment securities, net of deferred taxes, due to an increase in market interest rates in 1996 compared to 1995. The decrease was partially offset by net income of $155.0 million for the first nine months of 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary sources of cash are from premiums and management services revenues received and investment income. The primary uses of cash include health care claims, capitation payments, income taxes, repayment of long-term debt, interest expense, broker and agent commissions and administrative expenses. The Company receives premium revenue in advance of anticipated claims for related health care services and other benefits. The Company's investment policies are designed to provide liquidity, preserve capital and maximize yield. Cash and investment balances maintained by the Company are sufficient to meet applicable regulatory financial stability and net worth requirements. As of September 30, 1996, the Company's investment portfolio consisted primarily of fixed maturity securities (which are primarily rated "A" or better by rating agencies) and equity securities.

     Net cash flow provided by operating activities was $271.1 million for the nine months ended September 30, 1996 compared with $136.7 million for the comparable period in 1995. The increase in positive cash flow from operations is mainly due to continuing operations as well as additional revenue generated through the acquisitions of MMHD and the BCC Commercial Operations as well as increased membership growth in the individual, small group, senior and Medi-Cal segments. The cash provided by these activities was partially offset by an increase in the provision for deferred income tax benefits and an increase in other non-current assets due to a net $23.6 million that the Company paid in the 1996 first quarter in connection with a new lease for the Company's headquarters building. See "Business -- Properties."

     Net cash used by investing activities for the first nine months of 1996 totaled $708.0 million, compared with net cash provided by investing activities of $428.6 million for the comparable period in 1995. The additional cash used resulted in part from investment purchases of $755.1 million in 1996. In 1995, the net proceeds from the sale and maturities of investments were invested in cash equivalents in anticipation of the cash requirements for the acquisitions of MMHD and the BCC Commercial Operations as well as the dividend to the Old WellPoint stockholders in connection with the Recapitalization. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million in full satisfaction of this obligation. The MMHD operations were acquired for a total purchase price of $402.2 million (including the payment in satisfaction of the Series B note obligation). MMHD cash acquired was $28.1 million. The net cash used for the MMHD Acquisition amounted to $312.1 million. From the date of acquisition through the end of 1997, the Company expects to incur a total of $30 million to $40 million of restructuring costs related to the MMHD Acquisition, a portion of which is expected to be reflected in the Company's results of operations and a portion of which is expected to affect intangible assets and property and equipment. The BCC Commercial Operations were acquired during the second quarter of 1996 for a purchase price of $235.0 million. Cash acquired from the BCC Commercial Operations was $122.7 million, resulting in net cash used for the acquisition of $112.3 million. Additional costs of $16.7 million were incurred for the acquisitions.

     In connection with the Recapitalization, the Company entered into a $1.25 billion unsecured credit facility. Borrowings under the credit facility bear interest at rates determined by reference to the Bank of America base rate or to the London Interbank Offered Rate ("LIBOR") plus a margin determined by reference to the Company's leverage ratio or the then-current rating of the Company's unsecured long-term debt by specified rating agencies. Borrowings under the credit facility are made on a committed basis or pursuant to an auction-bid process. The credit facility expires as of May 15, 2001, although it may be extended for two additional one-year periods under certain circumstances. The credit agreement requires that the Company comply with certain minimum net worth, leverage ratio and fixed charge coverage ratio requirements and contains certain other customary restrictions, including restrictions on the occurrence of additional indebtedness and the granting of certain liens, limitations on acquisitions and investments and limitations on changes in control. The total amount outstanding under the credit facility was $685.0 million as of September 30, 1996. The weighted average interest rate from May 15, 1996, the initial draw date, through September 30, 1996 was 5.84%.

     In order to limit its exposure to interest rate increases, in August 1996 the Company entered into a swap agreement for a notional amount of $100.0 million bearing a fixed interest rate of 6.45% and having a maturity date of August 17, 1999. In September 1996, the Company entered into two additional swap agreements for notional amounts of $150.0 million each, bearing fixed interest rates of 6.99% and 7.05%, respectively, and having maturity dates of October 17, 2003 and October 17, 2006, respectively.

     In July 1996, the Company filed a registration statement relating to the issuance of $1.0 billion of senior or subordinated unsecured indebtedness. As of September 30, 1996, no indebtedness had been issued pursuant to this registration statement.

     The Company intends to finance the acquisition of the GBO Operations through the incurrence of subordinated indebtedness. Pursuant to the terms of the Commitment Letter between the Company and Bank of America NTS&A, the Company will be able to make borrowings under the Subordinated Debt Facility between December 16, 1996 and February 15, 1997 in the aggregate amount of $200.0 million. Such borrowings will bear interest at rates determined by reference to the Bank of America base rate or to LIBOR plus a margin determined by reference to the Company's leverage ratio or the then-current rating of the Company's unsecured long-term debt by specified rating agencies. The applicable margin will increase with respect to any borrowings outstanding as of July 1, 1997. The Subordinated Debt Facility will require compliance with certain financial ratio and other requirements similar to those in the Company's current credit facility; however, repayment of borrowings will be subordinated in a manner acceptable to the DOC to allow borrowings to be counted as TNE. See "Risk Factors -- Need for Subordinated Debt to Meet Anticipated BCBSA Capital Requirements." The Subordinated Debt Facility will also require that the proceeds of certain sales of capital stock or subordinated debt issued by the Company be used to repay outstanding amounts under the Subordinated Debt Facility. Quarterly amortization payments will be due beginning March 31, 1998, and all borrowings under the Subordinated Debt Facility will become due on December 31, 1998.

     The Company believes that cash flow generated by operations, its cash and investment balances, its existing credit facility, its debt registration statement and the anticipated subordinated indebtedness will be sufficient to fund continuing operations, the pending acquisition and other capital requirements for the foreseeable future.

EXTERNAL INFLUENCES WHICH MAY IMPACT FUTURE OPERATIONS

     The health care industry is affected by various external factors, including rising health care costs, intense price competition, health care reform (including the recently enacted Federal health care reform legislation) and other regulatory issues. As the Company focuses on its future as a leader in the health care industry, management continues to monitor these and other factors that contribute to uncertainty in the health care environment.

     The Company's future results will depend in large part on accurately predicting health care costs and upon its ability to control future health care costs through underwriting criteria, utilization management and negotiation of favorable provider contracts. The aging of the population and other demographic characteristics and advances in medical technology continue to contribute to rising health care costs. Changes in health care practices, inflation, new technologies and numerous other factors affecting the delivery and cost of health care, many of which are beyond the control of the Company, may adversely affect the Company's ability to predict and control health care costs and claims.

     The Company operates primarily in a single industry segment, managed health care. The two primary business activities within the segment ((a) managed care products and (b) management services products, including specialty managed care services) are marketed through two internal business units which are organized on a geographic basis, Blue Cross of California and UNICARE. See "Business." The geographic business units are divided further into individual and small group businesses versus larger employers because of the distinctive differences in the focus needed in targeting each of these markets. The combined cost ratios (medical costs and expenses) for the small group and individual businesses and the large group business vary due primarily to differing product mix between the managed care and management services products and different distribution costs. A greater percentage of small group and individual membership is comprised of higher risk managed care products, which tend to be more profitable than the lower risk managed care and management services products as a result of higher deductibles and co-payments and increased profit margins generally associated with higher underwriting risks. The group services membership is comprised primarily of capitated managed care products and management services products which result in lower margins as a result of the lower level of underwriting risk related to the capitated products and the non-risk nature of the management services products. However, over the past three years, margin erosion has been greater in the individual and small group business than in the large group business primarily as a result of slower growth in membership, product mix change and greater competitive pressure on premium increases. The spread between the profitability of the individual and small group business and large group business in California was 6.4% for the nine months ended September 30, 1996 and 7.7% for the nine months ended September 30, 1995. For the years ended December 31, 1995, 1994 and 1993, the spread between the two units was 6.5%, 9.4% and 10.7%, respectively.

                                    BUSINESS

GENERAL

     The Company is one of the nation's largest publicly traded managed health care companies with approximately 4.4 million medical members, 12.2 million pharmacy members and 1.5 million dental members as of September 30, 1996. The Company offers a diversified mix of managed care products, including HMOs, PPOs, POS and other hybrid plans. The Company's managed care plans incorporate a full range of financial incentives and cost controls for both members and providers. The Company also provides a broad array of specialty managed care products, including pharmacy, dental, life, workers' compensation, preventive care, disability, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services for self-funded employers, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services. By developing a diversified mix of products and services, the Company is able to meet the needs of a broad range of individuals, employer groups and their employees. The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE.

     The Company's primary market for managed care products is California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.

     Over the past decade, the Company has successfully transitioned substantially all of its California indemnity health insurance customers to managed care products. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to transition to the Company's managed care products. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health insurance products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such acquisitions will provide its UNICARE operations with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company than large group plans.

RECENT DEVELOPMENT -- PENDING ACQUISITION OF THE GBO OPERATIONS

     On October 10, 1996, the Company signed a definitive agreement to purchase the GBO Operations of John Hancock. The purchase price for the acquisition is $86.7 million, subject to adjustment upon completion of a post-closing audit. The closing of the acquisition, which is subject to a number of conditions including regulatory approvals, is expected to occur in January 1997.

     As of September 30, 1996, the GBO Operations provided benefits to approximately 1.4 million medical members, a majority of which are in health plans that are self-funded by employers. The GBO Operations offer managed indemnity and PPO plans, and also provide life, dental and disability coverage to a variety of employer groups. The GBO Operations focus on the largest employer groups, the so-called "jumbo" accounts with greater than 3,000 employees. Approximately two-thirds of the GBO members are located in California, Texas, Georgia, the Mid-Atlantic/Washington, D.C. area, Massachusetts, the New York/Tri-State area, Ohio, Illinois and Michigan. The pending acquisition of the GBO Operations also includes Cost Care, Inc. ("CCI"), a wholly owned subsidiary of John Hancock, which provides utilization review services. The Company believes that the GBO Operations, when integrated into its UNICARE business, will give the Company increased membership concentration in key geographic areas and create a base for expanding its network models.

MANAGED HEALTH CARE INDUSTRY OVERVIEW

     The market for health care in the United States was more than one trillion dollars in 1995. An increasing focus on costs has spurred the growth of HMO, PPO, POS and other forms of managed care plans as alternatives to traditional indemnity health insurance. In 1995, approximately 112 million people, 43% of the United States population, were provided health coverage by some type of managed care plan, representing a 12% increase from 1994.

     Typically, HMO and PPO, as well as hybrid plans (such as POS plans), develop networks of health care providers by entering into contracts with hospitals, physicians and other providers to deliver health care at favorable rates that incorporate health care utilization management, network credentialing, quality assurance and other cost control measures. HMO, PPO and POS members generally are charged periodic, prepaid premiums, and co-payments or deductibles. PPOs, POS plans and a number of HMOs allow out-of-network usage, typically at substantially higher out-of-pocket costs to members. HMO members generally select one primary care physician from a network who is responsible for coordinating health care services for the member, while PPOs generally allow members to select physicians from a network of providers. Hybrid plans, such as POS plans, typically involve the selection of primary care physicians similar to HMOs, but allow members to choose non-network providers at higher out-of-pocket costs, similar to PPOs.

     The California Market. California is the nation's most populous state. The desire of employers for a range of health care choices that promote effective cost controls and quality care has led to substantial market acceptance of managed health care in California. Although the total penetration of managed health care companies in California is higher than the national average, the Company believes that the large number of people in California that have no health insurance or are covered by traditional indemnity health insurance presents growth opportunities in both the individual and small employer group market and the large employer group market.

     While the Company is a market leader in offering managed health care plans to individuals and small employer groups in California, the Company has experienced increased competition in this market over the last several years. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- External Influences Which May Impact Future Operations." However, the Company believes that there will continue to be opportunities for growth in its small group membership because small employers are the primary source of job growth in California. WellPoint's large group business, which historically lagged the performance of its small group and individual business, has experienced favorable growth since 1994 with the rebound of the California economy and the enhancement of the Company's reputation for customer service and value, especially among established companies.

     Other States. The acceptance of managed health care solutions varies widely outside California. In many states, members are typically offered a spectrum of health care choices which are more focused on traditional indemnity health insurance than in California. Indemnity insurance usually allows members substantial freedom of choice in selecting health care providers but without financial incentives or cost-control measures typical of managed care plans. Health care providers are reimbursed on a retrospective basis and there are few, if any, incentives or measures to control health care costs. Indemnity insurance plans typically require annual deductible obligations of members. Upon satisfaction of the deductible, the member is reimbursed for health care expenses on a full or partial basis of the indicated charges. PPO coverage offered by health plans outside of California is often typified by broad-based, third-party provider networks which do not incorporate the provider selectivity or discounts typical of the Company's proprietary provider networks in California. The Company believes the higher costs generally associated with such third-party PPO networks and traditional indemnity health insurance will continue to cause employers and members to seek out managed health care solutions like those offered by the Company in California which have proven successful in controlling costs.

STRATEGY

     Over the past decade, the Company has established a leading position in the California managed care market by developing a full range of managed care products, implementing a proprietary provider network system and successfully motivating its indemnity members to transition to the Company's managed care products. The Company intends to address the future growth of its business by continuing its successful strategy in California and replicating this strategy in other states with a focus on the following key elements:

     Offering a Broad Line of Innovative Products. The Company offers its customers a full range of managed care health plans, including HMO, PPO and POS plans, and a broad array of specialty products. The Company's product offerings and organizational structure are targeted to address the differing needs of specific market segments. Management believes that WellPoint has been an innovator in the design of new products, such as its Prudent Buyer Co-Pay product, which replaces traditional PPO deductibles with HMO-like co-payment obligations while retaining the member choice typical of PPO plans, and its CaliforniaCare Saver HMO product, which introduces deductible obligations for certain hospital and outpatient benefits. In 1994, the Company introduced UNICARE Integrated, its integrated workers' compensation and benefits product. As customers demand more flexibility in their managed care plans, WellPoint believes its broad product line and product innovation will continue to provide the Company with a competitive advantage in attracting new members.

     Motivating Membership to Select More Intensively Managed Plans. The Company markets a continuum of managed health care plans while providing incentives to members to select more intensively managed plans. Such plans are typically offered at a lower cost to members in exchange for additional cost-control measures, such as limited flexibility in choosing non-network providers. For example, the Company's Prudent Buyer Classic and UNICARE Classic POS plans incorporate highly credentialed provider networks that are more exclusive than typical PPO networks, while allowing members to select specialists without preauthorization from a primary care physician. The Company believes that it is better able to predict and control its health care costs as members select more intensively managed health care plans.

     Pursuing Growth in Specific Customer Segments. The Company focuses on pursuing the most favorable opportunities for membership expansion. The Company remains a leader in California in serving small employer groups despite increased competition, and serves the large employer group market. The Company is also pursuing growth opportunities in the Medicare market, which includes converting Medigap insurance members to Medicare risk products and introducing its Medicare Select PPO products to the senior community. In addition, WellPoint has been awarded Medicaid contracts in nine California counties. The Company intends to expand its national business among all customer segments through selected acquisitions and start-up operations.

     Expanding Geographically through Acquisitions in Selected Markets. An important element of the Company's geographic expansion strategy is to replicate its success in California in motivating traditional indemnity members to select from the Company's broad range of managed care products. The Company's acquisition strategy focuses on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these networks to introduce individual, small group and senior plans, which have historically been more profitable for the Company in California than large group products. With the acquisition in March 1996 of the MMHD large employer group business and upon completion of the pending acquisition of the GBO Operations, the Company will have significantly expanded its operations outside of California. The Company believes that its experience in California in motivating its indemnity members to select managed care products will enhance its ability to introduce managed products to its acquired businesses, including those of MMHD and the GBO Operations.

     Expanding Geographically through Start-up Operations in Selected
Markets. The Company intends to commence start-up operations where it can cost-effectively develop individual and small-group operations in new geographic markets and where it can draw upon its acquired membership as a platform to develop complementary provider network systems. The Company has commenced start-up activities in Texas, Georgia and the greater Washington, D.C. metropolitan area. The Company also believes that the development of new proprietary provider networks will enhance the profitability of its acquired businesses by facilitating the transition of large group segments into more intensively managed health care products.

     Expanding Specialty Managed Health Care Plans. The Company continues to develop its specialty managed health care businesses, including dental, pharmacy, integrated workers' compensation, disability insurance and mental health services. One of the key elements of the Company's strategy is to continue marketing these plans to its existing HMO, PPO and POS members, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

     Capitalizing on the Blue Cross Brand Name. In California, the Company operates under the Blue Cross trade name, a well-recognized brand for marketing health care coverage. The brand name has been particularly useful in the individual and small employer group markets, and is expected to assist in marketing the Company's California Medicare products to seniors. In addition, the Company currently provides pharmacy benefit management services to other Blue Cross/Blue Shield entities and intends to market additional specialty products to and pursue other relationships with Blue Cross/Blue Shield plans in the future.

THE BLUE CROSS OF CALIFORNIA BUSINESS

     Due in part to the MMHD Acquisition, the Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Blue Cross of California Business unit contains the Company's California operations.

Marketing and Products

     WellPoint's products are marketed in California under the Blue Cross mark through four major business divisions focusing on specific customer segments:
Group Services ("GS"), Individual and Small Group Services ("ISG"), Senior Services and Medi-Cal. GS provides products to large employers with 51 or more employees, educational and public entities, federal employee health and benefit programs and national employers; ISG provides products to individual purchasers and small groups and products for state-run programs including high risk and underserved markets. Senior Services provides the Company's Medicare risk products and supplemental coverage for Medicare recipients. The Medi-Cal division provides products for Medicaid recipients. Each business unit is responsible for enrolling, underwriting and servicing its respective customers. Sales representatives are generally assigned to a specific geographic region of California to allow WellPoint to tailor its marketing efforts to the particular health care needs of each regional market. Each business unit also uses advertising, public relations, promotion and marketing research to support its efforts. Consistent with the Company's focus on providing a continuum of products, the Company believes that having distinct units segmented by employer size and geographic region better enables it to develop plans and services to meet the needs of specific markets. The GS sales staff markets WellPoint's managed health care plans to large employers in California by working with a broker or consultant to develop a package of managed health care benefits specifically tailored to meet the employer's needs. ISG markets WellPoint's managed health care plans in California primarily through 29 sales managers in both Comprehensive Integrated Marketing Services, Inc. ("CIMS"), a wholly owned subsidiary of the Company, and ISG's sales department, who oversee approximately 20,000 independent brokers.

     HMO Plans. The Company offers a variety of HMO products to its CaliforniaCare members. CaliforniaCare members are generally charged periodic, prepaid premiums that do not vary based on the amount of services rendered, as well as modest copayments (small per-visit charges). Members choose a primary care physician from the HMO network who is responsible for coordinating health care services for the member. Certain plans permit members to receive health care services from providers that are not a part of WellPoint's HMO network at a substantial out-of-pocket cost to members which includes a deductible and higher copayment obligations. To enhance the marketability of its plans, in 1996 the Company introduced its CaliforniaCare Saver HMO product, which introduces deductible obligations for certain hospital and outpatient benefits.

     PPO Plans. The Company's PPO products are designed to address the specific needs of different customer segments. The Company's PPO plans require periodic, prepaid premiums and have copayment obligations for services rendered by network providers that are often similar to the copayment obligations of its HMO plans. Unlike WellPoint's HMO plans, members are not required to select a physician who is responsible for coordinating their care and may be subject to annual deductible requirements. PPO members have the option to receive health care services from providers that are not a part of the network, typically at substantially higher out-of-pocket costs to members. To improve the attractiveness of its PPO Plans to small groups and individual buyers, in 1996 the Company introduced its Prudent Buyer Co-Pay product, which replaces annual deductible obligations with HMO-like co-payments while maintaining the member choice typical of PPO plans.

     Senior Plans. WellPoint offers numerous Medicare supplemental plans, which typically pay the difference between health care costs incurred and amounts paid by Medicare, using existing PPO and HMO provider networks. One such product is Medicare Select, a PPO-based product that offers supplemental Medicare coverage. WellPoint also offers Medicare Select II, a hybrid product which allows seniors over the age of 65 to maintain their full Medicare benefits for any out-of-network benefits while enrolled in a supplemental plan that allows them to choose their own physician with a nominal copayment. As of September 30, 1996, the Medicare supplemental plans served approximately 165,000 members. WellPoint also offers Senior CaliforniaCare, an HMO plan operating in a defined geographic area, under a Medicare risk contract with the Health Care Financing Administration ("HCFA"). This contract entitles WellPoint to a fixed per-member premium and is subject to adjustment annually by HCFA based on certain demographic information relating to the Medicare population and the cost of providing health care in a particular geographic area. In addition to physician care, hospitalization and other benefits covered by Medicare, the benefits under this plan include prescription drugs, routine physical exams, hearing tests, immunizations, eye examinations, counseling and health education services.

     Medicaid Plans. The California Department of Health Services ("DHS") administers Medi-Cal, California's Medicaid program. WellPoint has been awarded contracts to administer Medi-Cal managed care programs in several California counties. Under these programs, WellPoint provides health care coverage to Medi-Cal program members and DHS pays WellPoint a fixed payment per member per month. As of September 30, 1996, more than 50,800 members were enrolled in WellPoint's managed care programs in Sacramento, Orange, Riverside and San Bernardino counties. DHS has also awarded Medi-Cal managed care contracts to WellPoint in San Francisco, Alameda, Santa Clara, Fresno and Kern counties. Enrollment in Alameda and San Francisco counties commenced in the third quarter of 1996. WellPoint has also been approved for plan partnership with the Local Initiative Health Authority for Los Angeles County.

Managed Health Care Networks and Provider Relations

     WellPoint's extensive managed health care provider networks enable it to offer a comprehensive array of managed health care plans throughout California. These networks include its HMO, PPO, POS and specialty managed care networks. In establishing these networks, WellPoint enters into contracts with qualified providers in each geographic area to serve its members. These provider relationships are monitored regularly in order to control the cost of health care while providing access to quality providers. As a result of this network monitoring process as well as member and provider financial incentives, WellPoint reduces or eliminates the need to use out-of-network providers that are not subject to WellPoint's cost and performance controls.

     WellPoint uses its large California membership to negotiate provider contracts at favorable rates that require utilization management and other cost-control measures. Pursuant to these contracts, providers are paid either a specific monthly amount (known as a capitation payment) or on the basis of a fixed fee schedule. In selecting providers for its networks, WellPoint uses its credentialing programs to evaluate the applicant's professional qualifications and experience, including license status, malpractice claims history and hospital affiliations. In addition, the applicant's ability to satisfy expected enrollment demands is evaluated. Providers in WellPoint's California networks are periodically audited for the appropriateness and quality of medical treatment.

     The following is a more detailed description of the principal features of WellPoint's California HMO and PPO networks.

     HMO Network. Membership in WellPoint's HMO plan, CaliforniaCare, has grown to approximately 981,000 members as of September 30, 1996 from 123,000 members as of December 31, 1987, a compound annual growth rate of approximately 27% over such period. For the two-year period ended September 30, 1996 the compound annual growth rate was 20%. As of September 30, 1996, the HMO network included approximately 24,500 primary care and specialist physicians and approximately 410 hospitals throughout California. The physician network of participating medical groups ("PMGs") is comprised of both multi-specialty medical group practices and individual practice associations.

     WellPoint's HMO network has contracts with hospitals, physicians and other health care providers for reduced rates. Substantially all physicians in the HMO network are reimbursed on a capitated basis and have financial incentives to control health care costs. These arrangements specify fixed payments to providers and may result in a marginally higher medical loss ratio than a non-capitated arrangement, but significantly reduce risk to WellPoint. Generally, HMO network hospital provider contracts are on a nonexclusive basis and provide for a per diem (fixed fee schedule where the daily rate is based on the type of service), which is substantially below the hospitals' standard billing rates.

     Contractual arrangements with PMGs typically include provisions under which WellPoint provides limited stop-loss protection. If the PMG's actual charges for medical services provided to a member exceed an agreed-upon threshold amount, WellPoint will pay the group a portion of the excess amount. Provider rates are generally negotiated annually with PMGs and hospitals. To encourage PMGs to contain costs for claims for non-capitated services such as inpatient hospital, outpatient surgery, hemodialysis, emergency room, skilled nursing facility, ambulance, home health and alternative birthing center services, WellPoint's PMG agreements provide for a settlement payment to the PMG based upon the PMG's effective utilization of such non-capitated services and compliance with quality criteria. Amounts that remain in the pool after payment of such claims are shared between WellPoint and the PMGs.

     PPO Network. The PPO network, WellPoint's largest network, included approximately 40,200 physicians and 420 hospitals throughout California as of September 30, 1996. There were approximately 2.3 million members (including administrative services members) enrolled in WellPoint's California PPO health care plans as of such date, approximately 50% of whom were individuals or employees of small groups.

     The cost control methods used by WellPoint for its PPO plans are substantially similar to those WellPoint uses for its HMO plans. WellPoint endeavors to manage and control costs for its PPO plans by negotiating favorable arrangements with physicians, hospitals and other providers, which include utilization management and other cost control measures. In addition, WellPoint controls costs through pricing and product design decisions intended to influence the behavior of both providers and members.

     Like WellPoint's HMO plans, WellPoint's PPO plans provide for the delivery of specified health care services to members by contracting with physicians, hospitals and other providers. PPO network hospital provider contracts are on a nonexclusive basis and are generally paid per diems that provide for rates that are substantially below the hospitals' standard billing rates. Physician provider contracts are also on a nonexclusive basis and specify fixed fee schedules that are significantly below standard billing rates. WellPoint is able to obtain prices for hospitals and physician services significantly below standard billing rates because of the volume of business it offers to health care providers that are part of its network. Provider rates are generally negotiated on an annual or multi-year basis with hospitals. In 1996, the Company concluded an extensive recontracting process with hospitals in its provider network, whereby certain hospitals that demonstrated designated quality and other criteria were given a preferred status in exchange for, among other things, lower negotiated rates. Provider rates for physicians in the Company's PPO network are set from time to time by the Company. When considering whether to contract with a provider for its PPO network, WellPoint conducts a credentialing program to evaluate the applicant's professional experience, including licensure and malpractice claims history, hospital affiliations and ability to satisfy anticipated enrollment demands. Providers in

WellPoint's PPO networks (as well as in its HMO networks) are regularly audited for the appropriateness and quality of medical treatment.

     Utilization Management. WellPoint also manages health care costs in its provider networks by adopting utilization management systems and guidelines that are intended to reduce unnecessary procedures, admissions and other medical costs. The utilization management systems seek to ensure that medical services provided are based on medical necessity and that all final decisions are made by physicians. In its HMO, WellPoint permits PMGs to oversee case utilization management for their particular medical group under these guidelines. Currently, substantially all of the PMGs in WellPoint's HMO network have established committees to oversee utilization management. The medical group must approve in advance non-emergency hospital admissions and, after a patient is admitted, the PMG monitors the patient's length of stay to ensure that it is not longer than is medically appropriate. The PMG also monitors the amount and types of services it provides to HMO members. For its PPO network, WellPoint uses treatment guidelines, requires pre-admission approvals of hospital stays and concurrent review of all admissions and retrospectively reviews physician practice patterns. Utilization management also includes an outpatient program, with pre-authorization and retrospective review, ongoing supervision of inpatient and outpatient care of members, case management and discharge planning capacity. Review of practice patterns may result in modifications and refinements to the PPO plan offerings, treatment guidelines and network contractual arrangements.

     In addition, WellPoint manages health care costs by reviewing monthly cost and utilization trends within its provider networks. Cases are reviewed in the aggregate to identify a high volume of a particular type of service to determine whether costs for these treatments can be more effectively managed. In addition, the highest cost services are identified to determine if costs in the aggregate can be reduced by using new, cost-effective technologies or by creating additional networks, such as networks of ambulatory care centers, to reduce provider costs.

     Underwriting. In establishing premium rates for its health care plans, WellPoint uses underwriting criteria based upon its accumulated actuarial data, with adjustments for factors such as claims experience, member mix and industry differences to evaluate anticipated health care costs. WellPoint's underwriting practices in the individual and small group market are subject to California legislation affecting the individual and small employer group market. See
"-- Government Regulation."

     Quality Management. Quality management for the Company's California HMO is overseen by the Company's Quality Management Department and is designed to ensure that necessary care is provided by qualified personnel. Quality management encompasses plan level quality performance, physician credentialing, provider and member grievance monitoring and resolution, medical group auditing, monitoring medical group compliance with CaliforniaCare standards for medical records and medical offices, physician peer review and an active quality management committee.

THE UNICARE BUSINESS

     The Company believes that its success in the highly competitive California managed care market is attributable to its broad range of managed care products which target the differing needs of specific market segments. The Company's acquisition strategy has focused on large employer group plans which offer indemnity and other health care products that are less intensively managed than the Company's current products. In addition, the Company focuses on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. The Company believes that such newly acquired members will provide it with sufficient scale to begin development of proprietary provider network systems in key geographic areas. The Company intends to use these new networks to introduce individual, small group and senior products, which have historically been more profitable for the Company in California than large group products. As of September 30, 1996, the Company had approximately 1.1 million members enrolled in its UNICARE health plans. Approximately 50% of UNICARE medical membership is concentrated in seven states:
California, New York, Texas, Georgia, Massachusetts, Illinois and Virginia.

     The Company believes that it possesses a competency with respect to the management and migration of indemnity-based business to managed care products. Starting in 1986, and led by the Company's current management team, the Company's predecessor converted substantially all of its California indemnity business

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

to managed care. The Company believes that its success in California in motivating its indemnity members to select its managed care products will enhance its ability to introduce similar products to acquired businesses.

Marketing and Products

     WellPoint's products are marketed outside of California under the UNICARE brand name through business units which are organized on a customer-segment basis. The large employer group business acquired in the MMHD Acquisition has a national focus as a result of the multi-state needs of employers in its customer segment. Other business units, such as those focusing on the individual and small employer group, senior and Medicaid markets, have a more regional focus as a result of the more localized nature of customers in this segment. Upon completion of the acquisition of the GBO Operations, UNICARE will gain membership in the "jumbo" account market. Similar to the Company's Blue Cross of California business, each UNICARE business unit is responsible for marketing, enrolling, underwriting and servicing its specific customers.

     Outside of California, the Company offers PPO products that use third-party provider networks as well as traditional fee-for-service products. As WellPoint develops proprietary provider network systems in these geographic areas, the Company intends to offer more intensively managed products to the existing members of acquired businesses and to new individual, small group and senior customers outside of California.

Managed Health Care Networks and Provider Relations

     Due to the recent development of the Company's national operations, the Company's relations with health care providers outside of California are more varied than in California. The Company currently contracts with a number of third-party networks, which generally lack the provider selectivity and discounts typical of the Company's California networks. One of the Company's strategies for the expansion of its UNICARE operations is to build proprietary provider network systems similar to those offered in California, which provide a full continuum of managed-care products to various customer segments. As the Company expands its out-of-state operations, it intends to build or acquire such network operations and, over time, to replace or supplement the current third-party network arrangements.

     The Company offers managed health care products and services in Texas through certain subsidiaries. A subsidiary of AHI, UNICARE of Texas Health Plans, Inc., also is currently licensed as an HMO in the Houston area. This HMO began marketing operations to large employer groups in October 1996. The Company expects to begin marketing the HMO product in the individual and small group markets in the first quarter of 1997. The Company has developed an HMO network of approximately 3,700 primary care and specialist physicians and 53 hospitals in the Houston area. The Company intends to seek approval to extend this HMO product to the Dallas, Austin, San Antonio, Corpus Christi and Beaumont metropolitan areas. The Company has commenced start-up activities in Georgia and intends to begin building HMO and PPO networks in the greater Atlanta and Savannah areas. The Company currently expects that it will begin commercial marketing operations in Georgia in the second half of 1997.

     As part of the MMHD Acquisition, the Company also acquired majority ownership interests in a start-up HMO, National Capital Health Plan ("NCHP"), and an existing PPO, National Capital Preferred Provider Organization ("NCPPO"). Both entities operate in the greater Washington, D.C. metropolitan area and are joint ventures with local health care providers. The NCPPO network includes approximately 5,100 primary care and specialist physicians and 42 hospitals. WellPoint anticipates that NCHP will commence commercial operations in April 1997.

     Utilization Management. For the Company's UNICARE business, utilization management is provided both by UNICARE employees and employees of third-party provider networks. As part of the acquisition of the GBO Operations, the Company will also acquire CCI, which provides utilization review services. The Company expects that over time CCI will become the primary platform for the provision of utilization review services to UNICARE members.

     Underwriting. As with the Company's California operations, the UNICARE underwriting activities use criteria based upon accumulated actuarial data, with adjustments for factors such as claims experience, member mix and industry differences to evaluate anticipated health care costs. Due to the administrative services only component of the Company's national membership, more than 50% of the UNICARE business involves no underwriting risk to the Company. Because UNICARE's members are in every state, the Company's underwriting practices, especially in the individual and small group market, are subject to a variety of legislative and regulatory requirements and restrictions. See "-- Government Regulation."

SPECIALTY MANAGED HEALTH CARE PLANS

     WellPoint offers a variety of specialty managed health care services. WellPoint believes that these specialty networks and plans complement and facilitate WellPoint's marketing of its HMO, PPO and POS plans and give it a competitive advantage in attracting employer groups and other members that are increasingly seeking a wider variety of options and services. One of WellPoint's strategies is to expand its specialty managed care business by marketing these plans to the approximately 4.4 million members of its medical plans, as well as using these specialty products to attract new members. WellPoint also markets these specialty products on a stand-alone basis to other health plans.

Pharmacy Products

     WellPoint offers pharmacy services to its California members through its subsidiary WellPoint Pharmacy Plan and offers pharmacy benefit management services nationwide through Pro-Serv. WellPoint Pharmacy Plan and Pro-Serv incorporate features such as drug formularies (a WellPoint-developed listing of preferred, cost-effective drugs), a pharmacy network and maintenance of a prescription drug database and mail order capabilities. Moreover, pharmacy benefit management services provided by WellPoint Pharmacy Plan and Pro-Serv include management of drug utilization through outpatient prescription drug formularies, retrospective review and drug education for physicians, pharmacists and members. As of September 30, 1996, WellPoint Pharmacy Plan and Pro-Serv had more than 12.2 million risk and non-risk members and approximately 44,200 participating pharmacies.

Dental Plans

     WellPoint's dental plans include Dental Net, its California dental HMO, with a provider network of approximately 2,000 dentists reimbursed on a capitated basis, a dental PPO, with a network of approximately 9,000 dentists, and traditional indemnity plans. The dental plans provide primary and specialty dental services, including orthodontic services, and as of September 30, 1996, served approximately 1.5 million dental members.

Life Insurance

     In addition to its managed health care plans, WellPoint provides traditional medical and dental indemnity coverage and administrative services to large group employers that maintain self-funded health plans. The Company also offers primarily term-life insurance to employers, generally in conjunction with the Company's health plans. As of September 30, 1996, the Company had approximately 724,000 life insurance members.

Mental Health Plans

     WellPoint offers a specialized mental health and substance abuse program through the Behavioral Health Access ("BHA") program, which was established in 1990. The plan covers mental health and substance abuse treatment services on both an inpatient and an outpatient basis, through a network of approximately 3,000 contracting providers. In addition, approximately 240 employee assistance and behavioral managed care programs have been implemented for a wide variety of businesses throughout the United States. As of September 30, 1996, there were approximately 472,000 members covered under its mental health plans.

Workers' Compensation

     UFC's principal operating subsidiary, UNICARE Insurance Company, underwrites workers' compensation insurance primarily in California. UFC historically focused on insuring large accounts, working with a select group of large property and casualty insurance brokers. In August 1994, the Company introduced "UNICARE Integrated," a new integrated managed care product for workers' compensation and medical benefits. Under UNICARE Integrated, WellPoint has combined its existing HMO and PPO networks with a workers' compensation occupational medical network of physicians and clinics. UNICARE Integrated offers single point-of-service and account management for the employer and affords employees access to existing HMO and PPO networks. WellPoint believes that by integrating managed care and workers' compensation, medical treatment costs and workers' compensation costs can be reduced.

Disability Plans

     As a result of the MMHD Acquisition, the Company now provides long-term and short-term disability coverage. As of September 30, 1996, the Company provided disability coverage to approximately 108,000 persons.

Ancillary Networks

     WellPoint evaluates current and emerging high volume or high cost services to determine whether developing an ancillary service network will yield cost control benefits. In establishing these ancillary service networks, WellPoint seeks to enter into capitation or fixed fee arrangements with providers of these services. WellPoint regularly collects and analyzes industry data on high cost or high volume unmanaged services to identify the need for specialty managed care networks. For example, WellPoint added specialty networks in clinical laboratory and diagnostic imaging in 1993 and has created Centers of Expertise for certain transplant services.

MANAGED CARE SERVICES

     WellPoint provides administrative services to large group employers that maintain self-funded health plans. The Company often has been able to transition these customers into other lines of business by introducing WellPoint's managed care products. WellPoint offers managed care services, including underwriting, actuarial services, medical cost management, claims processing and administrative services for self-funded employers. WellPoint also enables employers with self-funded health plans to access WellPoint's PPO, POS and HMO provider networks and to realize savings through WellPoint's favorable provider arrangements, while allowing employers the ability to design certain health benefit plans in accordance with their own requirements and objectives. As of September 30, 1996, WellPoint serviced self-insured health plans covering approximately 1.2 million medical members, of which approximately 573,100 were attributable to the large employer group operations acquired in the MMHD Acquisition. Management services revenue for these services was $61.2 million and $105.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

MARKET RESEARCH AND ADVERTISING

     WellPoint conducts market research and advertising programs to develop products and marketing techniques tailored to customer segments. WellPoint uses print and broadcast advertising to promote its health care plans. In addition, the Company engages in promotional activities with agents, brokers and consultants. WellPoint spent approximately $22.8 million, $21.2 million, $17.7 million and $14.1 million on advertising for the nine months ended September 30, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The Company is currently planning an extensive advertising campaign to promote its UNICARE brand name in certain key markets around the United States.

INFORMATION SYSTEMS

     The data processing systems used by the Company are designed to support customer service, health care cost and quality management and corporate management. The systems are supported by custom applications that were developed to meet the unique needs of the Company's customers and products. The Company is dependent upon this data processing system for electronic claims receipt, utilization management authorization processing, claims adjudication and payment, eligibility and billing processing and corporate accounting. In case of emergency, the Company has a disaster recovery plan and agreements for the transfer of its system and backed-up data to a computer in the midwestern United States that is capable of emergency backup processing on compatible equipment. WellPoint believes that its data processing capabilities are sufficient to meet the needs of its business, including projected growth, for the foreseeable future.

     The Company also uses a proprietary management information system, Executive Information System ("EIS"), that provides on-line access to operational, financial and clinical performance, utilization and other cost data, sales and revenue trends, health care cost trends and relative performance of the Company as compared to its competitors. Information gathered and processed by EIS is used by the Company to analyze costs and trends by business segment and to assist managers of the Company in making decisions concerning cost and utilization, customer service, enrollment, finances and administration.

COMPETITION

     The managed health care industry in California is competitive on both a regional and statewide basis. In addition, in recent months there has been a trend of increasing consolidation among both national and California-based health care companies, which may further increase competitive pressures. WellPoint competes with other companies that offer similar managed health care plans, some of which have greater resources than WellPoint. The large employer group market is especially competitive, as employers continue to demand increasing variety and flexibility from their health plans while trying to limit increases in premiums. Currently, WellPoint is a market leader in offering managed health care plans to individuals and small employer groups in California. The medical loss ratio attributed to WellPoint's individual and small group business is lower than that for its large employer group business. As a result, a larger portion of WellPoint's profitability is due to the individual and small group business. WellPoint has been experiencing increased competition in this market, which could adversely affect its medical loss ratio and future financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- External Influences Which May Impact Future Operations."

     The markets in which the Company operates outside of California are also highly competitive. Because of the many different markets in which the Company now serves members, the Company faces unique competitive pressures in regional markets as well as on a national basis. The Company competes with other companies that offer similar managed health care plans as well as traditional indemnity insurance products. Many of these companies have greater financial and other resources than the Company and greater market share on either a regional or national basis. As the Company continues to geographically expand its operations, it will be subject to national competitive factors as well as unique competitive conditions which may affect the more localized markets in which the Company operates.

     In addition to rising health care costs and increased competition, legislation and regulatory initiatives will contribute to certain changes in the health care industry. See "-- Government Regulation." Although the effects of these activities cannot yet be determined, WellPoint remains committed to participate in the debate over health care reform and lead the industry in the restructuring of the health care system.

     WellPoint believes that the most significant factors in the selection of a managed health care plan by employers and individual members include price, the extent and depth of provider networks, flexibility and scope of benefits, quality of services, market presence, reputation (which may be affected by public rankings or accreditation by voluntary organizations such as the National Committee on Quality Assurance ("NCQA")) and financial stability. WellPoint believes that it competes effectively with respect to these factors.

GOVERNMENT REGULATION

California

     The Knox-Keene Act. WellPoint offers its managed health care services in California through subsidiaries, CaliforniaCare Health Plans ("CaliforniaCare"), WellPoint Dental Plan and WellPoint Pharmacy Plan, whose business is subject to regulation principally by the DOC under the Knox-Keene Act. Under the Knox-Keene Act, WellPoint's managed health care plans are each subject to various minimum tangible net equity ("TNE"), deposit and other financial requirements. The ability of WellPoint to issue capital stock or to pay dividends, and of its subsidiaries to pay dividends or to diversify and implement changes in their products, and the ability to effect intercompany transactions, are also subject to DOC regulation. WellPoint must also file periodic financial reports with the DOC regarding its activities and is subject to periodic reviews of those activities by the DOC. In addition, WellPoint must obtain approval from the DOC for all of its forms of individual and group subscriber contracts. Any material modifications to the organization or operations of WellPoint are subject to prior review and approval by the DOC. The approval process can be lengthy and there is no certainty of approval by the DOC.

     Under the Knox-Keene Act, WellPoint's managed health care programs are also subject to extensive regulation by the DOC regarding minimum benefit and coverage levels, WellPoint's contractual and business relationships with health care providers, administrative capacity, marketing and advertising, procedures for quality assurance and subscriber and enrollee grievance resolution.

     DOI Regulation. The California DOI regulates the insurance business, including the third party administrator and workers' compensation activities, conducted by BC Life & Health Insurance Company ("BC Life," formerly known as WellPoint Life Insurance Company) and UNICARE Insurance Company. BC Life and UNICARE Insurance Company are subject to various capital reserve and other financial requirements established by the California DOI. BC Life and UNICARE Insurance Company must also file periodic reports regarding their activities regulated by the California DOI and are subject to periodic reviews of those activities by the California DOI. BC Life must also obtain approval from the California DOI for all of its group insurance policies and certain aspects of its individual policies prior to issuing those policies. CIMS, which operates a general insurance agency, is also subject to regulation by the California DOI. Under such regulation, CIMS is required to be licensed by the California DOI and is prohibited from engaging in certain business practices. There can be no assurance that any future regulatory action by the California DOI will not have an adverse impact on the ability of BC Life, UNICARE Insurance Company and CIMS to conduct their business profitably.

     California Health Care Legislation. From time to time, new California legislation is enacted and regulatory interpretations are adopted that adversely affect WellPoint. For example, California's small group reform legislation requires that coverage be offered to certain small groups, limits rate increases, limits exclusions based on pre-existing conditions and imposes other requirements designed to increase the availability of coverage for small groups. In addition, California has adopted legislation that requires health care service plans and insurance carriers to provide additional benefits for individuals and small group members by limiting the application of preexisting condition limitations and waivers (temporary exclusions for individuals of specifically identified preexisting conditions). This legislation has resulted in increased claims expense for the Company. In addition, in 1996 WellPoint voluntarily removed certain temporary exclusions, including a temporary exclusion for maternity services which will likely result in increased claims expense for the Company. Further California legislation addresses the practice of "freezing," or discontinuing the offering of certain benefit plans, by health care service plans and insurance carriers. WellPoint has taken action to respond to and resolve certain member complaints relating to this legislation. There can be no assurance that compliance with the legislation discussed above will not adversely affect the financial condition or results of operations of WellPoint. The legislation described above and any similar legislation in California or other states may result in increased claims expense.

Federal

     Recent Federal Health Care Legislation. On August 21, 1996, the President signed into law the Health Insurance Portability and Accountability Act of 1996 (originally known in the Senate as the Kennedy-Kassebaum bill) ("HIPAA"). HIPAA imposes new obligations for issuers of health insurance coverage and health benefit plan sponsors. The insurance reform provisions of HIPAA become effective for "plan years" beginning July 1, 1997.

     HIPAA requires health plans in the small group market (50 or fewer employees) to accept every employer, employee and family member, subject to certain prescribed exceptions. Plans must apply any restriction uniformly and without regard to health status. HIPAA also guarantees the renewability of coverage, regardless of the health status of any member of a group. Access to coverage in the individual market is guaranteed to people who lose their group coverage (due to loss of employment, change of jobs or other reasons). Alternatively, states may develop programs to assure that comparable coverage is available to these people. The coverage will be available without regard to health status, and renewal will be guaranteed.

     HIPAA further prohibits health plans from establishing enrollment eligibility rules or premiums for individuals based on specified "health status" related factors. An exception to this policy of nondiscrimination is provided with respect to premium discounts or rebates, or modified copayments and deductibles related to health promotion and disease prevention programs.

     HIPAA provides parameters for the use of pre-existing condition limits by health plans. Plans may limit or exclude benefits for a pre-existing condition only if the exclusion is limited to 12 months for conditions diagnosed or treated in the previous six months. Insurers cannot impose new pre-existing condition exclusions for workers with previous coverage. HMOs only may use an affiliation period of up to two months. The pre-existing condition exclusion period is reduced or credited for each month of prior continuous coverage.

     On September 26, 1996 the President signed maternity length of stay and mental health parity benefits measures into law. The maternity stay provision requires insurers to cover the cost of a 48-hour hospital stay (96 hours following a Caesarian section). This measure does not mandate the length of hospital stays but requires that longer stays are covered if deemed necessary by a woman, her family and her physician. Health plans would be barred from offering financial incentives for early discharges. The mental health parity provision will require insurance plans that provide mental health benefits to set the same level of yearly and lifetime coverage for mental health benefits as for physical ones. The measures will take effect January 1, 1998. Approximately 30 states already guarantee minimum hospital stays for mothers and newborns. In many regions, the maternity length of stay provisions reflect the existing average length of stay. As a result of these factors and the significant time period before the measures take effect, it is unclear what implications, if any, these measures will have on WellPoint's operations.

     WellPoint intends to take action to bring its operations into compliance with the two new laws described above. There can be no assurance that compliance with this legislation will not adversely affect the operating results of WellPoint, and in particular, will not result in an increased claims expense for WellPoint.

     Medicare Legislation. WellPoint's health benefits programs include products that are marketed to Medicare beneficiaries as a supplement to their Medicare coverage. These products are subject to federal regulations that are directed toward providing Medicare supplement customers with standard minimum benefits and levels of coverage and full disclosure of the terms under which that coverage is provided, and toward assuring that fair sales practices are employed in the marketing of Medicare supplement coverage.

     WellPoint provides a senior plan product under a Medicare risk contract that is subject to regulation by HCFA. Under this contract and HCFA regulations, if WellPoint's premiums received for Medicare-covered health care services provided to senior plan Medicare members are more than the premiums received for the same health care services provided to non-senior plan members, then WellPoint must provide its senior plan members with additional benefits beyond those required by Medicare or reduce its premiums, or deductibles or co-payments, if any. WellPoint's senior plan is not permitted to account for more than one-half of WellPoint's total HMO members in each of WellPoint's geographic markets. HCFA has the right to audit

HMOs operating under Medicare contracts to determine the quality of care being rendered and the degree of compliance with HCFA's contracts and regulations.

     Future Health Care Reform. A number of legislative proposals, including national health care reform, have been made at the Federal and state levels. Certain of these proposals would require all employers to purchase health care coverage for their employees, either from private providers or from a government-sponsored program that would also make available coverage to the uninsured or underinsured. Certain of these proposals would further prohibit exclusions or denials of coverage for pre-existing conditions, and would provide for "community rating" of risks. To help meet the needs of the uninsured, in 1994 WellPoint offered guaranteed coverage to individuals, including those with pre-existing conditions. To control medical costs, proposed legislation may also set or limit fees of health care providers, which may be established through a governmental board.

     WellPoint is unable to evaluate what legislation may be proposed and when or whether any legislation will be enacted and implemented. However, certain of the proposals, if adopted, could have a material adverse effect on WellPoint's financial condition or results of operations, while others, if adopted, could potentially benefit WellPoint's business. Although the effects of these activities cannot yet be determined, WellPoint remains committed to participate in the debate over health care reform and in the restructuring of the health care system.

Other States

     The Company's activities in other states are subject to state regulation applicable to the provision of health care services and the sale of traditional health indemnity and workers' compensation insurance. For instance, most of the products and plans offered by WellPoint in Texas are regulated by the Texas Department of Insurance. As a result of the MMHD Acquisition, the Company and certain of its subsidiaries are also subject to regulation by the DOI in the various states in which they conduct business. The Company believes it is in compliance in all material respects with all current state regulatory requirements applicable to its business as presently conducted. However, changes in government regulation policy could affect the level of services which the Company is required to provide or the rates which the Company can charge for its health care services. Such changes could adversely affect the financial condition or results of operations of WellPoint.

SERVICE MARKS

     "CaliforniaCare," "Prudent Buyer Plan" and "UNICARE" are registered service marks of WellPoint. In addition to these marks, WellPoint has filed for registration of and maintains several other service marks, trademarks and trade names at the Federal level and in California. WellPoint and CaliforniaCare are currently parties to license agreements with the BCBSA which allow them to use the Blue Cross name and mark in California with respect to WellPoint's HMO and PPO network-based plans. The BCBSA is a national trade association of Blue Cross and Blue Shield licensees, the primary function of which is to promote the Blue Cross and Blue Shield names. Each licensee is an independent legal organization and is not responsible for the obligations of other BCBSA member organizations. A Blue Cross license requires payment of a fee to the BCBSA and compliance with various requirements established by the BCBSA, including the maintenance of Minimum BCBSA Capital. The failure to meet the Minimum BCBSA Capital requirements can subject the Company to certain corrective action, while the failure to meet a lower specified level of capital can result in termination of the License Agreement. As of September 30, 1996, the Company's TNE (and thus its capital for purposes of the BCBSA) was approximately $284.0 million and the Minimum BCBSA Capital was approximately $247.4 million. The Company has entered into the Commitment Letter for the provision of the Subordinated Debt Facility to meet an anticipated shortfall in capital under the BCBSA requirements because of an increase in the Minimum BCBSA Capital requirements as of December 31, 1996 and the pending acquisition of the GBO Operations. While the Company believes that borrowings under the Subordinated Debt Facility will qualify as TNE (and thus as capital for BCBSA purposes) and that the Company's resulting capital will exceed the Minimum BCBSA Capital, there can be no assurance that the Company will be able to enter into definitive documentation for the Subordinated Debt Facility or conclude another qualifying transaction. See "Risk
Factors -- Need for Subordinated Debt to Meet Anticipated BCBSA Capital

Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." WellPoint considers the licensed Blue Cross name and its registered service marks, trademarks and trade names important in the operation of its business.

EMPLOYEES

     At September 30, 1996, WellPoint and its subsidiaries employed approximately 6,600 people (not including the approximately 3,000 employees of the GBO Operations). Approximately 116 of the Company's employees are presently covered by a collective bargaining agreement with the Office and Professional Employees International Union, Local 29. WellPoint believes that its relations with its employees are good, and it has not experienced any work stoppages.

PROPERTIES

     Effective as of January 1, 1996, the lease for the Company's Woodland Hills, California headquarters facility was renegotiated to provide for a term expiring in December 2019 with two options to extend the term for up to two additional five-year terms. Rent expense under the new lease is anticipated to be approximately $5.3 million for calendar year 1996. The annual rent for 1995 was approximately $10.3 million, of which approximately $9.0 million was paid by WellPoint pursuant to the terms of an Administrative Services Agreement between WellPoint and BCC. In addition, the Company, as well as the GBO Operations, have offices in California and various other states.

LEGAL PROCEEDINGS

     NCQA Lawsuit. On October 20, 1995, a lawsuit was filed in the United States District Court for the District of Columbia by CaliforniaCare against the National Committee for Quality Assurance ("NCQA"). The NCQA is an organization that reviews and accredits HMOs and managed care plans and, in October 1995, NCQA denied accreditation to CaliforniaCare. CaliforniaCare's lawsuit alleges, among other things, that in its accreditation review of CaliforniaCare and in its subsequent decision to deny accreditation to CaliforniaCare, NCQA: (1) failed to follow its own policies, procedures and guidelines; (2) failed to afford CaliforniaCare fair and due process; (3) breached its contractual obligations with CaliforniaCare; and (4) that CaliforniaCare suffered substantial damage as a result of the denial of accreditation. The complaint seeks a declaratory judgement against NCQA, as well as a permanent injunction prohibiting NCQA from implementing, acting upon, or disseminating further its accreditation decision, and compensatory damages. CaliforniaCare and NCQA have been engaged since January 11, 1996 in court-ordered mediation in an attempt to resolve the lawsuit. On March 1, 1996, the Federal district court judge assigned to the case ordered the litigation "stayed" until September 30, 1996 (subsequently extended to December 16, 1996) while the parties continue to seek a resolution through mediation. As a result of this mediation, CaliforniaCare and NCQA have jointly agreed that NCQA will conduct another accreditation audit of CaliforniaCare. The on-site field work for this audit was completed in September 1996. The Company expects that NCQA will issue the final results of its review on or before December 31, 1996. There can be no assurances that CaliforniaCare will receive accreditation from NCQA. The failure to receive accreditation could have an adverse effect on the Company's competitive position. The management of CaliforniaCare continues to believe strongly in the merits of its original claims in this litigation and will decide on which action to take, if any, after completion of the mediation and re-auditing process.

     Stockholder Litigation. On March 29, 1995, a class action and derivative lawsuit, captioned Gollomp and Gover, et al, v. Schaeffer, Williams, Rich, Weinberg, et al., was filed in the Superior Court of the State of California, County of Los Angeles against Old WellPoint, its directors and BCC. The complaint alleged, among other things, that the directors breached their fiduciary duty to Old WellPoint's public stockholders by pursuing a business combination with Health Systems International, Inc. ("HSI") and allegedly rejecting certain other proposals without due consideration. The complaint sought, among other things, a declaration that the proposed business combination with HSI would be unfair, unjust and inequitable to WellPoint and its public stockholders, an injunction from proceeding with the business combination, actual and punitive damages and attorneys' fees. These claims were asserted on behalf of the members of the alleged class, and derivatively on behalf of WellPoint. On or about March 31, 1995, two additional class action and derivative lawsuits captioned Greenberg, et al. v. Schaeffer Williams, Rich, Weinberg, et al. and Freed, et al. v. Schaeffer Williams, Rich, Weinberg, et al., were filed. A fourth class action lawsuit, captioned Kaiser v. WellPoint Health Networks Inc., Blue Cross of California, et al., was filed in the Superior Court of the State of California, County of Los Angeles on April 14, 1995, and was served on WellPoint on May 16, 1995. The basic allegations of the Greenberg, the Freed and the Kaiser complaint were not materially different from those made in the Gallomp complaint.

     All class action claims asserted on behalf of WellPoint's public stockholders were dismissed on August 10, 1995, leaving only claims asserted derivatively on behalf of WellPoint. On October 9, 1996, the settlement of the remaining claims asserted in the actions was approved by the court as fair, reasonable and adequate to WellPoint and its stockholders after notice to stockholders and the opportunity to object to its terms. On October 21, 1996 the court issued an order (i) extending the period for objections to the settlement to be filed until November 8, 1996 and (ii) setting a status conference regarding the proposed judgment for November 26, 1996.

     The management of WellPoint believes that its directors acted in good faith and in an independent, informed and appropriate manner in all aspects of the decision to approve the BCC/WellPoint transaction and the business combination with HSI, and to not approve the alternative proposals. Based upon the foregoing, the management of WellPoint believes that these lawsuits are without merit and intends to continue to defend those actions vigorously if the settlement does not receive final approval from the court.

     Miscellaneous Proceedings. WellPoint and certain of its subsidiaries are also parties to various legal proceedings, many of which involve claims for coverage encountered in the ordinary course of its business. WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. In the ordinary course of its business, WellPoint is subject to the claims of its enrollees arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it resulted in a significant punitive damage award, could have a material adverse effect on WellPoint. In addition, the risk of potential liability under punitive damage theories may increase significantly the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is at present unknown.

     Certain of such legal proceedings are or may be covered under insurance policies or indemnification agreements. Based upon information presently available, the Company believes that the final outcome of all such proceedings should not have a material adverse effect upon WellPoint's results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

                       NAME                  AGE                POSITION
        -----------------------------------  ---   -----------------------------------
        Leonard D. Schaeffer...............  51    Chairman of the Board of Directors
                                                   and Chief Executive Officer
        David R. Banks.....................  59    Director
        W. Toliver Besson..................  52    Director
        Roger E. Birk......................  66    Director
        Stephen L. Davenport...............  64    Director
        Julie A. Hill......................  50    Director
        Robert T. Knight...................  58    Director
        Elizabeth A. Sanders...............  51    Director
        D. Mark Weinberg...................  44    Executive Vice President, National
                                                   Businesses and Specialty Products
        Ronald A. Williams.................  46    Executive Vice President,
                                                   California Businesses
        Howard G. Phanstiel................  47    Executive Vice President, Finance
                                                   and Information Services
        John C. Shaw.......................  62    Office of the Chairman
        Thomas C. Geiser...................  46    Executive Vice President, General
                                                   Counsel and Secretary
        Yon Y. Jorden......................  41    Senior Vice President, Chief
                                                   Financial Officer

     LEONARD D. SCHAEFFER has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1992. From 1989 until May 1996, Mr. Schaeffer was also Chairman of the Board of Directors and, from 1986, Chief Executive Officer of BCC. From 1982 to 1986, Mr. Schaeffer served as President of Group Health, Inc., an HMO in the midwestern United States. Prior to joining Group Health, Inc., Mr. Schaeffer was the Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae), a financial institution that provides a secondary market for student loans, from 1980 to 1981. From 1978 to 1980, Mr. Schaeffer was the Administrator of HCFA. HCFA administers the Federal Medicare, Medicaid and Peer Review Organization programs. Mr. Schaeffer serves as a director of Allergan, Inc. and Metra Biosystems.

     DAVID R. BANKS has been an independent director of the Company since April 1993. He has been Chairman and Chief Executive Officer of Beverly Enterprises since September 1979. Beverly Enterprises operates health care facilities in 34 states and the District of Columbia. Mr. Banks serves as a director of Ralston Purina and Nationwide Health Properties. Mr. Banks serves on the Nominating and Compensation Committees of the Board and is Chairperson of the Compensation Committee.

     W. TOLIVER BESSON has been an independent director of the Company since May 1996, was an independent director of BCC from April 1994 until May 1996 and prior to that served as an advisory director of BCC from 1989. He has been a partner at the law firm of Paul, Hastings, Janofsky & Walker since 1977. He served on its national management committee from 1985 to 1990 and served on the Board of Governors of the California State Bar from 1979 to 1980. He currently serves as a member of the management committee of Cross Country Ventures (a venture capital limited partnership). Pursuant to an undertaking with the DOC, Mr. Besson has effectively agreed to not serve as a director beyond April 2003. Mr. Besson serves on the Audit Committee of the Board.

     ROGER E. BIRK has been an independent director of the Company since April 1993. Mr. Birk served as President of the Federal National Mortgage Association ("Fannie Mae") from 1987 to 1992 and as Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. from 1982 to 1986. Mr. Birk serves as a director of Penske Transportation, Fannie Mae and Mutual of America Capital Corp. Mr. Birk serves as the Chairperson of the Audit Committee of the Board.

     STEPHEN L. DAVENPORT has been an independent director of the Company since May 1996, was an independent director of BCC from 1991 until May 1996 and prior to that served as an advisory director of BCC from 1989. He is retired. From 1980 to 1995 he was president of D/A Financial Group. Prior to that he was Senior Vice President of Provident Mutual Life Insurance Company. He currently serves on the board of directors of Tinsley Laboratories, Inc. Pursuant to an undertaking with the DOC, Mr. Davenport has effectively agreed to not serve as a director beyond April 2002. Mr. Davenport serves on the Compensation Committee of the Board.

     JULIE A. HILL has been an independent director of the Company since March 1994. She has been President and Chief Executive Officer of Costain Homes Inc. ("Costain") since January 1991, having joined Costain in 1988 as Vice President of Sales and Marketing. Costain is a division of London-based Costain Group PLC and builds single-family detached residential communities. Ms. Hill serves on the Compensation and Nominating Committees of the Board.

     ROBERT T. KNIGHT has been an independent director of the Company since May 1996, was an independent director of BCC from 1988 until May 1996 and prior to that served as an advisory director of BCC from 1986. He was Chairman of Digital Sound Corporation from January 1995 to May 1996 and prior to that had been President and Chief Executive Officer of Digital Sound Corporation since 1992. He had previously been a Senior Vice President of Xerox Corporation in Stamford, Connecticut since 1986. He currently serves on the boards of directors of Picture Tel Corporation and Blue Sky Research, Inc. Pursuant to an undertaking with the DOC, Mr. Knight has effectively agreed to not serve as a director beyond April 1997. Mr. Knight serves as the Chairperson of the Nominating Committee of the Board.

     ELIZABETH A. SANDERS has been a director of the Company since May 1996 and has been a consultant to executive management and served as Vice President and General Manager of Nordstrom, Inc. from 1978 to 1990. Ms. Sanders is a founder of the National Bank of Southern California and was on its board of directors from 1983 to 1990. She currently serves on the following boards of directors: H.
F. Ahmanson & Company, Wal-Mart Stores, Inc., Wolverine Worldwide, Inc. and the Flagstar Companies, Inc. Ms. Sanders serves on the Audit Committee of the Board.

     D. MARK WEINBERG has been Executive Vice President, National Businesses and Specialty Products of the Company since October 1995. From August 1992 until May 1996, Mr. Weinberg served as a director of the Company. From February 1993 to October 1995, Mr. Weinberg was Executive Vice President, Consumer and Specialty Services of the Company. Prior to February 1993, Mr. Weinberg was Executive Vice President of BCC's Consumer Services Group from December 1989 to February 1993 and was Senior Vice President of Individual and Senior Services of BCC from April 1987 to December 1989. From 1981 to 1987, Mr. Weinberg held a variety of positions at Touche Ross & Co. From 1976 to 1981, Mr. Weinberg was general manager for the CTX Products Division of PET, Inc.

     RONALD A. WILLIAMS has been Executive Vice President, California Businesses of the Company since October 1995. From August 1992 until May 1996, Mr. Williams served as a director of the Company. From February 1993 to October 1995, Mr. Williams was Executive Vice President, Group and Network Services of the Company. Prior to February 1993, Mr. Williams was Executive Vice President of BCC's Group Services from May 1992 to February 1993. Prior to that time, Mr. Williams served as Executive Vice President of BCC's Health Services and Products Group from December 1989 to May 1992 and as BCC's Senior Vice President of Marketing and Related Products from November 1988 to December 1989. From May 1987 to November 1988 he was Vice President of Corporate Services of BCC. From July 1984 to May 1987 he was Senior Vice President of Vista Health Corporation, an alternative delivery system for outpatient psychological and substance abuse services of which he was also a co-founder.

     HOWARD G. PHANSTIEL has been Executive Vice President, Finance and Information Services since December 1994. Prior to joining the Company, he was Managing Director in the Finance Group of Prudential

Securities Incorporated in New York City and a member of the firm's Operating Council. He also served as Chairman of Prudential-Bache International Bank. Prior to joining Prudential in 1989, Mr. Phanstiel was Chief Financial Officer and Executive Vice President of Marine Midland Bank.

     JOHN (JACK) C. SHAW has been an officer of the Company since October 1994. Prior to joining the Company, Mr. Shaw was the Vice Chairman of Deloitte & Touche Management Consulting since 1989. He joined Deloitte & Touche in 1965 and was named Partner-in-Charge of the New York office in 1977.

     THOMAS C. GEISER has been Executive Vice President, General Counsel and Secretary of the Company since May 1996. From July 1993 until May 1996, Mr. Geiser held the position of Senior Vice President, General Counsel and Secretary. Prior to joining the Company, he was a partner in the law firm of Brobeck, Phleger & Harrison from June 1990 to June 1993 and a partner in the law firm of Epstein Becker Stromberg & Green from May 1985 to May 1990. Mr. Geiser joined the law firm of Hanson, Bridgett, Marcus, Vlahos & Stromberg as an associate in March 1979 and became a partner in the firm, leaving in May 1985.

     YON Y. JORDEN has been Senior Vice President and Chief Financial Officer since May 1994. Ms. Jorden has announced that she will resign from the Company effective as of December 31, 1996. Ms. Jorden will provide consulting services to the Company in 1997. Previous positions with the Company held by Ms. Jorden were Acting Chief Financial Officer, appointed in August 1993, and Vice President and Controller from February 1993 to August 1993. Ms. Jorden was Vice President and Controller of BCC from October 1990 to February 1993. Prior to joining BCC, Ms. Jorden was Vice President of Finance and Corporate Controller of FHP International, a managed care company in Fountain Valley, California from January 1987 to September 1990. Ms. Jorden was director of Internal Audit at Western Digital Corp. in Irvine, California from July 1983 to January 1987.

BOARD OF DIRECTORS

     The WellPoint Articles of Incorporation provide that the Board of Directors is divided into three classes, currently with three directors in each class. Directors in each class serve for a three-year term and the current composition of the classes is as follows: Class I directors (whose terms expire in 1997) consist of Ms. Sanders and Messrs. Birk and Knight; Class II directors (whose terms expire in 1998) consist of Messrs. Banks and Davenport (with one vacancy); and Class III directors (whose terms expire in 1999) consist of Ms. Hill and Messrs. Besson and Schaeffer.

                        RELATIONSHIP WITH THE FOUNDATION

     In order to fulfill BCC's public benefit obligations to the State of California arising out of the creation of Old WellPoint, Old WellPoint and BCC entered into a Recapitalization Agreement dated as of March 31, 1995 regarding certain transactions between Old WellPoint and BCC. On February 20, 1996, Old WellPoint, BCC and the two newly created foundations, the Foundation and the Endowment, executed an Amended and Restated Recapitalization Agreement (the "Amended Recapitalization Agreement"). On May 20, 1996, BCC and Old WellPoint concluded the Recapitalization. Pursuant to the Amended Recapitalization Agreement, (a) Old WellPoint distributed an aggregate of $995.0 million by means of a special dividend of $10.00 per share of its common stock, and BCC, as a California nonprofit public benefit corporation, thereupon immediately donated its portion thereof ($800.0 million) to the Endowment; (b) BCC donated its assets, other than BCC's Old WellPoint Class B Common Stock and the BCC Commercial Operations, to the Foundation; (c) BCC changed its status to a California for-profit business corporation by means of filing Amended and Restated Articles of Incorporation with the California Secretary of State and issued to the Foundation 53,360,000 shares of Common Stock; and (d) Old WellPoint merged with and into BCC and the surviving entity changed its name to WellPoint Health Networks Inc. In the Merger, (i) each outstanding share of Old WellPoint Class A Common Stock was converted into 0.667 shares of the Company's Common Stock, (ii) the outstanding shares of the Company's Common Stock held by the Foundation prior to the Merger were converted into 53,360,000 shares of the post-Merger Company's Common Stock and a cash payment of $235.0 million to reflect the value of the BCC Commercial Operations and the value of the Blue Cross mark and (iii) the outstanding shares of Old WellPoint Class B Common Stock were cancelled. In October 1996, the Company and the Foundation agreed in principle to amend the terms of the Recapitalization to provide for the substitution by the Company of $7.0 million in cash for the capital stock of certain entities owning the real estate surrounding the Company's headquarters building.

     In connection with the Recapitalization, BCC received a ruling from the IRS that, among other things, the BCC Conversion qualified as a tax-free transaction and that no gain or loss was recognized by BCC for Federal income tax purposes. The Foundation and the Company have entered into the Indemnification Agreement which provides, with certain exceptions, that the Foundation will indemnify WellPoint against the net tax liability as a result of a revocation or modification, in whole or in part, of the ruling by the IRS or a determination by the IRS that the BCC Conversion constitutes a taxable transaction for Federal income tax purposes.

     In connection with the Recapitalization, BCC relinquished its rights under the Blue Cross License Agreement dated January 1, 1991, between Blue Cross of California and the BCBSA. The BCBSA and the Company entered into the License Agreement, pursuant to which the Company has become the exclusive licensee for the right to use the Blue Cross name and related service marks in California and has become a member of the BCBSA. See "Risk Factors -- Blue Cross Mark" and "Business -- Service Marks."

     The License Agreement required that the Foundation enter into the Voting Trust Agreement, pursuant to which the Foundation deposited into a voting trust (the "Voting Trust") the number of shares of the Company's Common Stock sufficient to reduce the Foundation's holdings outside such Voting Trust to a level not in excess of 50% of the voting power of the outstanding shares of the Company's Common Stock. The shares held by the trustee under the Voting Trust Agreement (the "Voting Trust Shares") generally will be voted (i) with respect to elections and removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, to support the position of the Board of Directors, (ii) with certain exceptions, on matters requiring a vote of at least an absolute majority of all outstanding shares of Common Stock, as the majority of non-Voting Trust Shares vote, and (iii) on all other matters, in the identical proportion in favor of or in opposition to such matters as non-Voting Trust Shares vote.

     With respect to those shares held by the Foundation in excess of the Ownership Limit that are not subject to the Voting Trust Agreement, the Foundation has also entered into the Voting Agreement. The Voting Agreement provides among other things, that the Foundation, during the period that it continues to own in excess of the Ownership Limit, will vote all shares of the Company's Common Stock owned by it in excess of

5% of the outstanding shares (except those shares held pursuant to the Voting Trust Agreement) in favor of each nominee to the Board of Directors of the Company who has been nominated by the Nominating Committee of the Board of Directors, or under certain circumstances, other subsets of the Board of Directors, all as set forth in the Company's Bylaws. With respect to the removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, the Foundation has also agreed under the Voting Agreement to support the position of the Board of Directors. In addition, the Voting Trust Agreement requires that the Foundation, through sales (which may involve additional exercises of its registration rights discussed below) or additional deposits into the Voting Trust, reduce its holdings outside the Voting Trust to 20% and 5% of the outstanding Common Stock on and after three and five years, respectively, from May 20, 1996.

     In connection with the Recapitalization, the Company and the Foundation also entered into the Registration Rights Agreement with respect to the shares of the Company held by the Foundation. The Registration Rights Agreement grants the Foundation (and certain transferees of the shares covered by the Registration Rights Agreement), certain demand and "piggyback" registration rights. The sale of Common Stock offered hereby by the Foundation is being made pursuant to the exercise of demand registration rights. The undertakings made by Old WellPoint in order to secure the DOC's approval of the Recapitalization require the Foundation to make certain minimum annual distributions beginning in 1997. In order to fund such required distributions, the Foundation may make additional sales of shares of the Company's Common Stock pursuant to the exercise of its rights under the Registration Rights Agreement.

                              SELLING SHAREHOLDER

     As of September 30, 1996 the Foundation owned 53,360,000 shares of the Company's Common Stock, representing approximately 80.3% of the total 66,484,298 shares of Common Stock outstanding. Following the Offerings, the Foundation will own 40,360,000 shares of WellPoint Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of WellPoint Common Stock, which will represent approximately 57.8% of the outstanding shares).

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     Under the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the Company is authorized to issue up to 300,000,000 shares of Common Stock, $0.01 par value ("Common Stock"). As of September 30, 1996, there were 66,484,298 shares of Common Stock issued and outstanding. In addition, up to 5,000,000 shares have been reserved for issuance upon the exercise of options and awards or upon purchase under the Company's 1994 Stock Option/Award Plan, Employee Stock Purchase Plan and Employee Stock Option Plan. The shares of Common Stock are listed on the New York Stock Exchange under the symbol "WLP." Chase Mellon Shareholder Services, L.L.C. is the transfer agent and registrar of the shares of Common Stock.

     The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company. Holders of shares of Common Stock have one vote per share on all matters submitted to a vote of shareholders of the Company, except with respect to shares of Common Stock owned by the Selling Shareholder as described under the caption "Relationship with the Foundation." Subject to the restrictions on shares owned in excess of the Ownership Limit as described below, the holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company out of assets or funds legally available therefor. See "-- Certain Charter Provisions That May Limit Changes in Control -- Restrictions on Ownership and Transfer." The holders of Common Stock do not have cumulative voting rights. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to participate ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding (including the shares offered hereby by the Selling Shareholder) are fully paid and nonassessable.

PREFERRED STOCK

     The Company is authorized to issue 50,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock"), of which no shares were outstanding as of the date hereof. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, without any further vote or action by the Company's shareholders, unless action is required by applicable laws or regulations or by the terms of other outstanding preferred stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

CERTAIN CHARTER PROVISIONS THAT MAY LIMIT CHANGES IN CONTROL

     The License Agreement requires as a condition to the Company's retention of the Blue Cross license that the Company's Articles of Incorporation contain the following provisions:

  Shareholders' Meetings

     The Company's Articles of Incorporation provide that special meetings of the shareholders may be called at any time only by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at the meeting. This provision will make it more difficult for shareholders to take actions opposed by the Board of Directors.

  No Action by Shareholder Consent

     The Company's Articles of Incorporation prohibit action that is required or permitted to be taken at any annual or special meeting of shareholders of the Company from being taken by the written consent of shareholders without a meeting.

  Classified Board of Directors

     The Company's Articles of Incorporation and Bylaws provide that the Company's Board of Directors is divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. See "Management -- Board of Directors." These classes (after an interim period) will serve for staggered three-year terms. The classified Board provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. In addition, these provisions could delay shareholders who do not like the policies of the Board of Directors from removing a majority of the members of the Board for two years unless such shareholders can show cause and obtain the requisite vote.

  Restrictions on Ownership and Transfer

     The Company's Articles of Incorporation provide that no person other than existing shareholders on the date the Articles of Incorporation became effective may Beneficially Own (as defined) shares of voting capital stock of the Company in excess of the Ownership Limit. The Foundation was the only 5% or greater shareholder on the date the Articles of Incorporation became effective. Any transfer of stock that would result in any person Beneficially Owning shares of voting capital stock in excess of the Ownership Limit will result in such intended transferee acquiring no rights in such shares (with certain exceptions) and such shares will be deemed transferred to an escrow agent to be held until such time as such shares are transferred to a person whose acquisition thereof will not violate the Ownership Limit. These provisions prevent a third party from obtaining control of the Company without obtaining the vote required to amend the Company's Articles of Incorporation.

  Supermajority Provisions

     Under the Company's Articles of Incorporation, the affirmative vote of the holders of at least 75% of each class of the shares of voting capital stock represented and voting at a duly held meeting of shareholders at which a quorum is present, voting by class, is required to amend certain provisions of the Company's Articles, including the provisions concerning (i) the number of directors, (ii) the classified board provision, (iii) the filling of vacancies on the Board of Directors, (iv) the power of directors to amend the Company's Articles of Incorporation, (v) the prohibition on shareholder action by written consent, (vi) the ownership and transfer restrictions, (vii) the prohibition on cumulative voting by shareholders and (viii) the requirement for supermajority shareholder approval to amend such provisions. In addition, any amendment of the Company's Articles of Incorporation, and amendment of certain provisions of the Company's bylaws, requires the approval of the greater of two-thirds or seven of the Company's directors.

CERTAIN LICENSE AGREEMENT PROVISIONS

     As prescribed by the License Agreement, until the Foundation ceases to own voting capital stock of the Company in excess of the Ownership Limit (as described in "Relationship with the Foundation"), the Nominating Committee of the Company's Board of Directors will be comprised of three directors, each of whom will be an independent director. One of the members of the Nominating Committee must be one of the directors (or their replacement) designated by BCC prior to the Recapitalization. The BCC-designated directors are Messrs. Besson, Davenport and Knight. The Nominating Committee is currently comprised of Robert
T. Knight (Chairman), David R. Banks and Julie A. Hill.

LISTING

     The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "WLP."

                        SHARES ELIGIBLE FOR FUTURE SALE

     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotment option is exercised), may be freely traded without restriction under the Securities Act, except for any shares purchased or held by an "affiliate" of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the shares sold in the Offerings, 1,716,376 shares issuable upon the exercise of options (of which options covering 87,191 shares were exercisable as of September 30, 1996) and approximately 13,011,483 shares of Common Stock outstanding as of September 30, 1996 will be eligible for sale by holders without restrictions under the Securities Act. In addition, 1,334,109 shares issuable upon the exercise of options (of which options covering 57,667 shares will be exercisable immediately following the Offerings), and 112,815 of the outstanding shares, will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions described in the third paragraph below. The remaining 40,360,000 shares held by the Selling Shareholder (assuming no exercise of the Underwriters' over-allotment option), will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. As the shares held by the Foundation were registered in the Recapitalization, they are not subject to the holding period requirements of Rule 144 if sold in compliance with such volume and manner of sale restrictions.

     In general, under Rule 144, as currently in effect, the Foundation or any other affiliate is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then-outstanding shares of Common Stock of the Company or the average weekly trading volume during the four calendar weeks preceding such sale. Under Rule 144(k), a person who is not deemed an affiliate and who has beneficially owned shares for at least three years is entitled to sell such shares at any time under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through the usage of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer. The foregoing is not intended to be a complete description of Rule 144 or of the rights of the Foundation or any other affiliate to sell shares of Common Stock.

     The Company, the Selling Shareholder and Leonard Schaeffer have agreed not to sell, offer to sell, grant any option (other than pursuant to the 1994 Stock Option/Award Plan, Employee Stock Option Plan and Employee Stock Purchase Plan) for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (except for shares offered hereby) for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to certain limited exceptions included in the Purchase Agreements (as defined). Certain other executive officers of the Company have agreed to similar restrictions for a period of 90 days after the date of this Prospectus. See "Underwriting."

     Pursuant to the Voting Trust Agreement, the Foundation has agreed to reduce its holdings outside of the Voting Trust to 20% and 5% of the outstanding Common Stock of the Company on and after three and five years, respectively, from May 20, 1996. Following the Offerings, the Foundation will own 40,360,000 shares of Common Stock, which will represent approximately 60.7% of the outstanding shares (or, if the over-allotment option is exercised in full, 38,410,000 shares of the Common Stock, which will represent approximately 57.8% of the outstanding shares). Pursuant to the Registration Rights Agreement, the Selling Shareholder has been granted certain demand and "piggy-back" registration rights with respect to the shares of Common Stock held by it. See "Relationship with the Foundation."

     The Company is unable to estimate the number of shares that may be sold in the future by its existing shareholders or the effect, if any, that sales by such shareholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, including pursuant to a demand registration conducted for the benefit of the Selling Shareholder, could adversely affect prevailing market prices.

                   CERTAIN UNITED STATES TAX CONSEQUENCES TO
                           NON-UNITED STATES HOLDERS

     The following is a discussion of certain anticipated United States income and estate tax consequences of the ownership and disposition of the Common Stock by a "Non-U.S. Holder." For the purpose of this discussion, a "Non-U.S. Holder" is any person or entity that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not deal with all aspects of United States income and estate taxation and does not address foreign, state and local tax consequences that may be relevant to Non-U.S. Holders in light of their personal circumstances. Furthermore, the following discussion is based on current provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Prospective foreign investors are urged to consult their tax advisors regarding the United States Federal, state, local and non-United States income and other tax consequences of owning and disposing of Common Stock.

DIVIDENDS

     Generally, any dividend paid to a Non-U.S. Holder of Common Stock will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or at a lesser rate as may be specified by an applicable income tax treaty. Under current United States Treasury regulations, dividends paid to an address in a country other than the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, under proposed United States Treasury regulations not currently in effect, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. Dividends received by a Non-U.S. Holder that are effectively connected with a United States trade or business conducted by such Non-U.S. Holder are exempt from such withholding tax. However, such effectively connected dividends, net of certain deductions and credits, are taxed at the same graduated rates applicable to United States individuals or corporations. A Non-U.S. Holder may claim exemption from withholding under the effectively connected income exception by filing Form 4224 (Statement Claiming Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of Business in the United States) with the Company or its paying agent.

     In addition to the graduated tax described above, dividends received by a corporate Non-U.S. Holder that are effectively connected with a United States trade or business of the corporate Non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% or at a lesser rate as may be specified by an applicable income tax treaty.

     A Non-U.S. Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund for any excess amount withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States Federal income tax on any gain realized upon the sale or other disposition of Common Stock unless (i) such gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (ii) in the case of certain Non-U.S. Holders who are non-resident alien individuals and hold the Common Stock as a capital asset, such individuals are present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, or (iii) the Company is or has been a "United States real property holding corporation" for Federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such holder's holding period. The Company has determined that it is not and does not believe that it will become a "United States real property holding corporation" for Federal income tax purposes. If a Non-U.S. Holder falls under clause (i) above, the holder will be taxed on the net gain derived from the sale under regular graduated United States Federal income tax rates (and, with respect to corporate Non-U.S. Holders, may also be subject to the branch profits tax described above). If an individual Non-U.S. Holder falls under clause (ii) above, the holder generally will be subject to a 30% tax on the gain derived from the sale, which gain may be offset by U.S. capital losses recognized within the same taxable year of such sale.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Generally, the Company must report to the U.S. Internal Revenue Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the U.S. Internal Revenue Service may make its reports available to tax authorities in the recipient's country of residence.

     Dividends paid to a Non-U.S. Holder at an address within the United States may be subject to backup withholding at a rate of 31% if the Non-U.S. Holder fails to establish that it is entitled to an exemption or to provide a correct taxpayer identification number and other information to the payor.

     The payment of the proceeds of the disposition of Common Stock to or through the United States office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-United States office of a non-United States broker. However, information reporting requirements (but not backup withholding) will apply to a payment of disposition proceeds outside the United States through an office outside the United States of a broker that is (a) a United States person; (b) a United States controlled foreign corporation or (c) a foreign person 50% or more of whose gross income for certain periods is from a United States trade or business unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the U.S. Internal Revenue Service.

     The United States Treasury has recently issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantial withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

ESTATE TAX

     An individual Non-U.S. Holder who owns Common Stock at the time of his death or has made certain lifetime transfers of an interest in Common Stock will be required to include the value of such Common Stock in his gross estate for United States Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an international purchase agreement among the Company, the Selling Shareholder and each of the International Managers (as defined below) (the "International Purchase Agreement"), the Selling Shareholder has agreed to sell to each of the underwriters named below (the "International Managers"), and each of the International Managers severally has agreed to purchase, the aggregate number of shares of Common Stock set forth opposite its name below.

                                                                                 NUMBER
               INTERNATIONAL MANAGER                                            OF SHARES
               ---------------------                                            ---------
    Merrill Lynch International...............................................    742,000
    Salomon Brothers International Limited....................................    742,000
    Bear, Stearns International Limited.......................................    372,000
    Dean Witter International Ltd. ...........................................    372,000
    Morgan Stanley & Co. International Limited................................    372,000
                                                                                ---------
                Total.........................................................  2,600,000
                                                                                =========

     The Selling Shareholder has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Bear, Stearns & Co. Inc., Dean Witter Reynolds Inc. and Morgan Stanley & Co. Incorporated (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, the Selling Shareholder has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase, an aggregate of 10,400,000 shares of Common Stock.

     In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock being sold pursuant to such Purchase Agreement are purchased. Under certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. Each Purchase Agreement provides that the Selling Shareholder is not obligated to sell, and the Underwriters named herein are not obligated to purchase, the shares of Common Stock under the terms of such Purchase Agreement unless all of the shares of Common Stock to be sold pursuant to the other Purchase Agreement are contemporaneously sold.

     The International Managers have advised the Selling Shareholder that the International Managers propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.50 per share. The International Managers may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The public offering price per share of Common Stock and the underwriting discount per share of Common Stock are identical for both Offerings.

     The Selling Shareholder has granted to the International Managers and the U.S. Underwriters options to purchase up to an aggregate of 390,000 and 1,560,000 shares of Common Stock, respectively, at the public offering price, less the underwriting discount. Such options, which will expire 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the 13,000,000 shares of Common Stock initially purchased by the Underwriters.

     The Selling Shareholder has been informed that the Underwriters have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Underwriters are permitted to sell shares of Common Stock to each other.

     The Company, the Selling Shareholder and Leonard Schaeffer have agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock (other than pursuant to the

1994 Stock Option/Award Plan, Employee Stock Option Plan and Employee Stock Purchase Plan) or securities convertible into or exchangeable or exercisable for Common Stock (except for the shares offered hereby) for a period of 180 days after the date of this Prospectus without the prior written consent of Merrill Lynch International, subject to certain limited exceptions included in the Purchase Agreements. Certain other executive officers of the Company have agreed to similar restrictions for a period of 90 days after the date of this Prospectus. See "Shares Eligible for Future Sale."

     The Selling Shareholder has been informed that, under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any bank, broker, or dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and to offer to resell such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     Each International Manager agrees that (a) it has not offered or sold and, for a period of six months following consummation of the Offerings, will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the sale of shares of Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued or passed on.

     Each International Manager acknowledges that no action has been or will be taken in any jurisdiction by such International Manager or the Company that would permit a public offering of shares of Common Stock, or possession or distribution of this Prospectus, in preliminary or final form, in any jurisdiction when, or in any circumstances in which, action for that purpose is required, other than in the United States. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager purchases, offers, sells or delivers shares of Common Stock (including, without limitation, any applicable requirements relating to the delivery of this Prospectus, in preliminary or final form), in each case at such International Manager's own expense. In connection with sales of and offers to sell shares of Common Stock made by such International Manager, such International Manager will furnish to each person to whom any such sale or offer is made a copy of this Prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

     The Company and the Selling Shareholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including the Selling Shareholder, in the ordinary course of business. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

                                 LEGAL MATTERS

     The validity of WellPoint Common Stock to be offered in the Offerings will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Francisco, California. Certain legal matters in connection with the Offerings will be passed upon for the Selling Shareholder by Munger, Tolles & Olson, Los Angeles, California and for the International Managers by Latham & Watkins, Los Angeles, California. Latham & Watkins has from time to time represented the independent directors of WellPoint in various matters, including their consideration and approval of the Recapitalization.

                                    EXPERTS

     The audited consolidated financial statements of WellPoint Health Networks Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are included herein, in reliance upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of Blue Cross of California Commercial Operations as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

     The audited Post-Reorganization combined financial statements of the Life & Health Benefits Management Division of Massachusetts Mutual Life Insurance Company and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of the Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries at December 31, 1995 and 1994 and for the years then ended, included in the Company's Current Report on Form 8-K dated October 9, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, or 233 South Beaudry Avenue, Los Angeles, California 90012 or by way of the Commission's Internet address, http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

WELLPOINT HEALTH NETWORKS INC.

  Report of Independent Accountants....................................................  F-2
  Consolidated Balance Sheets as of December 31, 1994, 1995 and September 30, 1996.....  F-3
  Consolidated Income Statements for the Years Ended December 31, 1993, 1994, and 1995
     and the Nine Months Ended September 30, 1995 and 1996.............................  F-4
  Consolidated Statements of Changes in Stockholders' Equity for Years Ended December
     31, 1993, 1994 and 1995 and the Nine Months Ended September 30, 1996..............  F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994,
     and 1995 and the Nine Months Ended September 30, 1995 and 1996....................  F-6
  Notes to Consolidated Financial Statements...........................................  F-7

     EXPLANATORY NOTE: Certain historical financial statements with respect to MMHD and the BCC Commercial Operations are included in the Annual Report on Form 10-K for the year ended December 31, 1995 and certain of the Current Reports on Form 8-K incorporated by reference herein. Certain historical financial statements with respect to the GBO Operations are included in a Current Report on Form 8-K, as amended, incorporated by reference herein. See "Documents Incorporated by Reference."

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
WellPoint Health Networks Inc.

     We have audited the accompanying consolidated balance sheets of WellPoint Health Networks Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated income statements, statements of changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 14, on May 20, 1996 the Company concluded a series of transactions in accordance with the Amended and Restated Recapitalization Agreement with its principal shareholder, Blue Cross of California. The effect of these transactions was to substantially reduce stockholders' equity, cash and investment securities and increase long-term indebtedness.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WellPoint Health Networks Inc. and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for certain investments in debt and equity securities effective January 1, 1994 and for postretirement benefits other than pensions and for income taxes effective January 1, 1993.



                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
February 20, 1996, except for
Note 14 as to which the date is
May 20, 1996

                         WELLPOINT HEALTH NETWORKS INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                      SEPTEMBER 30,            DECEMBER 31,
                                                                     --------------     -------------------------
                                                                          1996             1995           1994
                                                                     --------------     ----------     ----------
                                                                      (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents........................................    $  322,785       $1,069,631     $  163,444
  Investment securities, at market value...........................     1,704,150        1,174,974      1,798,846
  Receivables, net.................................................       443,198          149,081        111,047
  Deferred tax assets..............................................        82,390           42,969         83,061
  Other current assets.............................................        31,669           25,651         20,709
                                                                       ----------       ----------     ----------
         Total Current Assets......................................     2,584,192        2,462,306      2,177,107
Property and equipment, net........................................        71,317           42,964         33,903
Intangible assets..................................................       552,601          124,956        142,741
Long-term investments..............................................       118,746           12,664         11,098
Other assets.......................................................       121,027           36,367         20,787
                                                                       ----------       ----------     ----------
         Total Assets..............................................    $3,447,883       $2,679,257     $2,385,636
                                                                       ==========       ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Medical claims payable...........................................    $  672,999       $  362,881     $  367,303
  Loss and loss adjustment expense reserves........................       146,844           66,489         55,499
  Unearned premiums................................................       160,463          132,298        127,363
  Accounts payable and accrued expenses............................       266,047          111,005        122,802
  Experience rated and other refunds...............................       151,191           93,478        129,730
  Income taxes payable and other current liabilities...............       204,095           74,197         15,622
                                                                       ----------       ----------     ----------
         Total Current Liabilities.................................     1,601,639          840,348        818,319
Accrued postretirement benefits....................................        65,230           50,158         45,806
Loss and loss adjustment expense reserves, non-current.............       142,998          107,000         92,409
Long-term debt.....................................................       747,000               --             --
Other non-current liabilities......................................        78,906           11,525         10,183
                                                                       ----------       ----------     ----------
         Total Liabilities.........................................     2,635,773        1,009,031        966,717
Stockholders' Equity:
  Preferred Stock -- $0.01 par value, 50,000,000 shares authorized,
    none issued and outstanding....................................            --               --             --
  Common Stock
    September 30, 1996 -- $0.01 par value, 300,000,000 shares
      authorized, 66,484,298 issued and outstanding; December 31,
      1995 and 1994 -- none........................................           665               --             --
  Class A Common Stock
    September 30, 1996 -- none; December 31, 1995 and 1994 -- $0.01 par value, 200,000,000 shares authorized, 19,500,000 issued
      and outstanding..............................................            --              195            195
  Class B Common Stock
    September 30, 1996 -- none; December 31, 1995 and 1994 -- $0.01 par value 100,000,000 shares authorized, 80,000,000 issued
      and outstanding..............................................            --              800            800
  Additional paid-in capital.......................................       760,917        1,100,288      1,100,288
  Unrealized valuation adjustment..................................       (20,365)           1,820        (69,498)
  Retained earnings................................................        70,893          567,123        387,134
                                                                       ----------       ----------     ----------
         Total Stockholders' Equity................................       812,110        1,670,226      1,418,919
                                                                       ----------       ----------     ----------
         Total Liabilities and Stockholders' Equity................    $3,447,883       $2,679,257     $2,385,636
                                                                       ==========       ==========     ==========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                         CONSOLIDATED INCOME STATEMENTS
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                   ------------------------    --------------------------------------
                                      1996          1995          1995          1994          1993
                                   ----------    ----------    ----------    ----------    ----------
                                         (UNAUDITED)
Revenues:
  Premium revenue................  $2,801,246     2,181,446    $2,910,622    $2,647,951    $2,355,980
  Management services
     revenue.....................     105,473        44,484        61,151        36,274        18,121
  Investment income..............     107,008       102,488       135,306       107,447        75,074
                                   ----------    ----------    ----------    ----------    ----------
                                    3,013,727     2,328,418     3,107,079     2,791,672     2,449,175
Operating Expenses:
  Health care services and other
     benefits....................   2,159,062     1,640,897     2,199,953     1,927,954     1,719,853
  Selling expense................     166,805       141,932       190,161       169,483       147,097
  General and administrative
     expense.....................     388,868       256,110       344,427       334,206       266,295
  Nonrecurring costs.............          --            --        57,074            --            --
                                   ----------    ----------    ----------    ----------    ----------
                                    2,714,735     2,038,939     2,791,615     2,431,643     2,133,245
                                   ----------    ----------    ----------    ----------    ----------
Operating Income.................     298,992       289,479       315,464       360,029       315,930
  Interest expense...............      23,319            --            --            --            --
  Other expense, net.............      15,107         8,845        12,677         8,008         2,901
                                   ----------    ----------    ----------    ----------    ----------
Income before Provision for
  Income Taxes and Cumulative
  Effect of Accounting Changes...     260,566       280,634       302,787       352,021       313,029
  Provision for income taxes.....     105,580       113,924       122,798       138,851       126,385
                                   ----------    ----------    ----------    ----------    ----------
Income before Cumulative Effect
  of Accounting Changes..........     154,986       166,710       179,989       213,170       186,644
  Cumulative effect of accounting
     changes -- adoption of SFAS
     Nos. 106 and 109............          --            --            --            --       (21,260)
                                   ----------    ----------    ----------    ----------    ----------
Net Income.......................     154,986       166,710    $  179,989    $  213,170    $  165,384
                                   ==========    ==========    ==========    ==========    ==========
Earnings Per Share:
  Income before Cumulative Effect
     of Accounting Changes.......  $     2.33    $     2.51    $     2.71    $     3.21    $     2.81
  Cumulative effect of accounting
     changes.....................          --            --            --            --         (0.32)
                                   ----------    ----------    ----------    ----------    ----------
  Net Income.....................  $     2.33    $     2.51    $     2.71    $     3.21    $     2.49
                                   ==========    ==========    ==========    ==========    ==========
Weighted average number of shares
  outstanding....................      66,416        66,367        66,367        66,367        66,367

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                            CLASS A            CLASS B
                                                       COMMON STOCK       COMMON STOCK       COMMON STOCK     ADDITIONAL
                                          PREFERRED   ---------------   ----------------   ----------------    PAID-IN
                                            STOCK     SHARES   AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT    CAPITAL
                                          ---------   ------   ------   -------   ------   -------   ------   ----------
Balance as of December 31, 1992.........   $    --       --     $ --         --   $  --         --   $  --    $       --
  Net income (loss).....................
  Class A Common Stock issued, net......                                 19,500     195                          515,718
  Class B Common Stock issued...........                                                    80,000     800       498,103
  Unrealized valuation adjustment on
    investment securities, net of tax...
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                                                          42,767
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1993.........        --       --       --     19,500     195     80,000     800     1,056,588
  Net income............................
  Unrealized valuation adjustment on
    investment securities, net of tax...
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                                                          43,700
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1994.........        --       --       --     19,500     195     80,000     800     1,100,288
  Net income............................
  Unrealized valuation adjustment on
    investment securities, net of tax...
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of December 31, 1995.........        --       --       --     19,500     195     80,000     800     1,100,288
  Net income (unaudited)................
  Recapitalization (see Note 14)
    Dividends...........................                                                                        (343,784)
    Stock exchange......................              66,367     664    (19,500)   (195 )  (80,000)   (800 )         331
  Stock issued for employee long-term
    incentive plan and director
    compensation (unaudited)............                117        1                                               4,082
  Change in unrealized valuation
    adjustment on investment securities,
    net of tax (unaudited)..............
                                           -------    ------    ----    -------   -----    -------   -----    ----------
Balance as of September 30, 1996
  (unaudited)...........................   $    --    66,484    $665         --   $  --         --   $  --    $  760,917
                                           =======    ======    ====    =======   =====    =======   =====    ==========


                                          UNREALIZED                INVESTMENT
                                          VALUATION    RETAINED    BY BLUE CROSS
                                          ADJUSTMENT   EARNINGS    OF CALIFORNIA     TOTAL
                                          ----------   ---------   -------------   ----------
Balance as of December 31, 1992.........   $     --    $      --     $ 507,483     $  507,483
  Net income (loss).....................                 173,964        (8,580)       165,384
  Class A Common Stock issued, net......                                              515,913
  Class B Common Stock issued...........                              (498,903)            --
  Unrealized valuation adjustment on
    investment securities, net of tax...      1,643                                     1,643
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                               42,767
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1993.........      1,643      173,964            --      1,233,190
  Net income............................                 213,170                      213,170
  Unrealized valuation adjustment on
    investment securities, net of tax...    (71,141)                                  (71,141)
  Additional capital contributed by Blue
    Cross of California (utilization of
    AMT credit).........................                                               43,700
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1994.........    (69,498)     387,134            --      1,418,919
  Net income............................                 179,989                      179,989
  Unrealized valuation adjustment on
    investment securities, net of tax...     71,318                                    71,318
                                           --------    ---------     ---------     ----------
Balance as of December 31, 1995.........      1,820      567,123            --      1,670,226
  Net income (unaudited)................                 154,986                      154,986
  Recapitalization (see Note 14)
    Dividends...........................                (651,216)                    (995,000)
    Stock exchange......................                                                   --
  Stock issued for employee long-term
    incentive plan and director
    compensation (unaudited)............                                                4,083
  Change in unrealized valuation
    adjustment on investment securities,
    net of tax (unaudited)..............    (22,185)                                  (22,185)
                                           --------    ---------     ---------     ----------
Balance as of September 30, 1996
  (unaudited)...........................   $(20,365)   $  70,893     $      --     $  812,110
                                           ========    =========     =========     ==========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                     ----------------------   --------------------------------------
                                                        1996        1995         1995         1994          1993
                                                     ----------   ---------   ----------   -----------   -----------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $  154,986   $ 166,710   $  179,989   $   213,170   $   165,384
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Cumulative effect of accounting changes, net of
      tax..........................................          --          --           --            --        21,260
    Depreciation and amortization, net of
      accretion....................................      27,340      13,115       22,034        20,292         9,896
    Gains on sales of assets, net..................     (10,144)    (13,050)     (14,510)       (4,000)       (1,280)
    Provision (benefit) for deferred income tax
      benefits.....................................     (43,922)     (1,040)     (17,973)       (5,970)       (6,072)
    Amortization of deferred gain on sale of
      building.....................................      (1,475)         --           --            --            --
    Issuance of common stock.......................       4,082          --           --            --            --
    Write down for impairment of intangible
      asset........................................          --          --       27,316            --            --
    (Increase) decrease in certain assets, net of
      acquisitions:
      Receivables, net.............................     (27,086)    (54,033)     (37,508)        6,763         3,948
      Other current assets.........................      37,913     (13,991)      (4,907)      (12,383)       (3,449)
      Other non-current assets.....................     (35,538)         --           --            --            --
    Increase (decrease) in certain liabilities, net
      of acquisitions:
      Medical claims payable.......................     (27,266)    (19,967)      (4,422)        4,267        19,628
      Loss and loss adjustment expense reserves....      32,389      14,681       25,581        14,689            --
      Unearned premiums............................      20,809         203        4,935        (7,961)        1,108
      Accounts payable and accrued expenses........      76,118      (1,862)       3,711        38,545       (55,961)
      Experience rated and other refunds...........       6,869     (28,599)     (36,252)       13,200        17,943
      Income taxes payable and other current
         liabilities...............................      38,157      72,024       (3,304)      (38,973)       64,361
      Accrued postretirement benefits..............       2,544       2,540        4,352         7,101         3,190
      Other non-current liabilities................      15,363          --        1,342        10,183            --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by operating
           activities..............................     271,139     136,731      150,384       258,923       239,956
                                                     ----------   ---------   ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments purchased............................    (755,110)   (549,551)    (706,792)   (1,084,809)   (1,722,029)
  Proceeds from investments sold...................     460,538     761,463      771,074     1,012,726        38,648
  Proceeds from matured investments................      54,225     246,634      686,221        75,112       974,261
  Property and equipment purchased, net............     (26,545)    (16,768)     (25,223)      (22,004)      (13,080)
  Purchase of subsidiaries, net of cash acquired...    (441,093)    (13,177)     (13,177)     (215,813)           --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by (used in) investing
           activities..............................    (707,985)    428,601      712,103      (234,788)     (722,200)
                                                     ----------   ---------   ----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.....................     775,000          --           --            --            --
  Repayment of long-term debt......................     (90,000)         --           --            --            --
  Recapitalization (see Note 14)...................    (995,000)         --           --            --            --
  Repayment of UniCARE Financial Corp's long-term
    note...........................................          --          --           --       (15,000)           --
  Proceeds from initial public offering of Class A
    Common Stock, net of expenses..................          --          --           --            --       515,913
  Additional capital contributed by Blue Cross of
    California.....................................          --          --       43,700        42,767            --
                                                     ----------   ---------   ----------   -----------   -----------
         Net cash provided by (used in) financing
           activities..............................    (310,000)         --       43,700        27,767       515,913
                                                     ----------   ---------   ----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents......................................    (746,846)    565,332      906,187        51,902        33,669
Cash and cash equivalents at beginning of period...   1,069,631     163,444      163,444       111,542        77,873
                                                     ----------   ---------   ----------   -----------   -----------
Cash and cash equivalents at end of period.........  $  322,785   $ 728,776   $1,069,631   $   163,444   $   111,542
                                                     ==========   =========   ==========   ===========   ===========

      See the accompanying notes to the consolidated financial statements.

                         WELLPOINT HEALTH NETWORKS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     WellPoint Health Networks Inc. (the "Company" or "WellPoint"), incorporated in 1992, is a publicly traded, majority-owned for-profit subsidiary of Blue Cross of California ("BCC"). In early 1993, BCC, as the sole holder of all Class B Common Stock, transferred certain assets, liabilities and related managed care operations to WellPoint, and WellPoint completed its initial public offering of 19,500,000 shares of Class A Common Stock generating $515.9 million in net proceeds. The Class B Common Stock continues to be held by BCC.

     WellPoint offers a comprehensive array of managed care health care plans to both the large employer and the individual and small employer markets. These plans are marketed through a health maintenance organization ("HMO"), a preferred provider organization ("PPO") and specialty managed care networks. The PPO network is also used to provide claims processing, cost containment and administrative services to self-funded employers. WellPoint serves the health care needs of approximately 2.8 million medical members in HMO, PPO and management services plans and approximately 10.4 million pharmacy/dental members through some of the largest provider networks in California and a nationwide pharmacy network. The Company also offers workers' compensation and life insurance products. The Company's primary market for all of the products it offers, excluding pharmacy managed care services, is the state of California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies used in the preparation of the accompanying consolidated financial statements. Such policies are in accordance with generally accepted accounting principles and have been consistently applied. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. The significant estimates made in the preparation of the Company's consolidated financial statements relate to the assessment of the carrying value of the intangible assets, medical claims payable, loss and loss adjustment expense reserves and contingent liabilities. While management believes that the carrying value of such assets and liabilities are adequate as of December 31, 1995 and 1994, it is reasonably possible that actual results could differ from the estimates upon which the carrying values were based.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

  Cash Equivalents

     The Company considers cash equivalents to include highly liquid debt instruments purchased with an original remaining maturity of three months or less. These investments (primarily commercial paper and money market funds) are carried at cost, which approximates fair value.

  Concentration of Credit Risk

     The Company invests its excess cash primarily in commercial paper and money market funds. Although a majority of the cash accounts exceed the federally insured deposit amount, management does not anticipate nonperformance by financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

                         WELLPOINT HEALTH NETWORKS INC.

  Investment Securities

     Investment securities consist primarily of U.S. Treasury bonds and notes, mortgage-backed securities, investment grade corporate bonds and equity securities. Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires companies to carry certain debt and equity securities at fair value, excluding those debt securities that a company intends and has the ability to hold to maturity. This Statement also requires a company to include in income any unrealized gains and losses on debt and equity securities that are bought and held principally for the purpose of selling in the near term.

     In conjunction with the adoption of SFAS No. 115, the Company has classified its debt and equity securities as "available for sale." The adoption of this Statement did not have a material impact on the Company's consolidated financial position as of December 31, 1994 and had no impact on the results of operations for the year ended December 31, 1994. Debt and equity securities are carried at market value with an adjustment for any unrealized gain or loss in the stockholders' equity section of the balance sheet, net of applicable deferred income taxes.

     Prior to January 1, 1994, investments in debt securities were carried principally at cost adjusted for amortization of premium or discount computed using the straight-line method, which did not materially differ from the interest method.

     Realized gains and losses on the disposition of investments are included in investment income. The first-in first-out method is used in computing the cost of fixed income and equity securities sold. The fair value of the investments is estimated based on quoted market prices.

     The Company has determined that the debt and equity securities are available for use in current operations and, accordingly, has classified such investment securities as current without regard to contractual maturity dates.

  Premiums Receivable

     Premiums receivable are shown net of an allowance based on historical collection trends and management's judgment on the collectibility of these accounts. These collection trends, as well as prevailing and anticipated economic conditions, are routinely monitored by management, and any adjustments required are reflected in current operations.

  Intangible Assets

     Intangible assets represent the cost in excess of fair value of the net assets (including tax attributes) of the companies acquired in purchase transactions. Intangible assets are amortized on a straight-line basis over periods ranging from 25 to 30 years. Amortization charged to operations was $5.6 million in 1995 and $3.2 million in 1994. Accumulated amortization as of December 31, 1995 and 1994 was $8.8 million and $3.2 million, respectively. The Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of goodwill and other identifiable intangible assets. Impairment of the intangible assets is triggered when the estimated future undiscounted cash flows (excluding interest charges) do not exceed the carrying amount of the intangible assets. If the events or circumstances indicate that the remaining balance of the intangible assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the intangible assets and the fair value of such assets determined using the estimated future discounted cash flows (excluding interest charges) generated from the use and ultimate disposition of the respective acquired entity.

                         WELLPOINT HEALTH NETWORKS INC.

  Medical Claims Payable

     Health care services and other benefits expense includes the costs of health care services, capitation expenses and expenses related to risk-sharing agreements with participating physicians, medical groups and hospitals.

     The costs of health care services are accrued as services are rendered, including an estimate for claims incurred but not yet reported which is actuarially determined based on historical claims payment experience and other statistics. The liability for medical claims payable includes claims in process and a provision for incurred but not yet reported claims. Claim processing expenses are also accrued based on an estimate of expenses necessary to process such claims. Such reserves are continually monitored and reviewed with any adjustments reflected in current operations.

     Capitation costs represent monthly fees paid to physicians, certain other medical service providers and hospitals in the Company's HMO network as retainers for providing continuing medical care. The Company maintains various programs that provide incentives to physicians, certain other medical service providers and hospitals participating in its HMO network through the use of risk-sharing agreements and other programs. Payments under such agreements are made based on the providers' performance in controlling health care costs while providing quality health care. Expenses related to these programs, which are based in part on estimates, are recorded in the period in which the related services are dispensed.

  Loss and Loss Adjustment Expense Reserves

     The estimated liabilities for loss and loss adjustment expenses related to the Company's workers' compensation business include the accumulation of estimates for losses and claims reported prior to the balance sheet dates, estimates (based upon projections of historical developments) of claims incurred but not reported and estimates of expenses for investigating and adjusting all incurred and unadjusted claims. Amounts reported are estimates of the ultimate net cost of settlement which is subject to the impact of future changes in economic and social conditions. Such amounts are not discounted for interest. Reserves are continually monitored and reviewed, and as settlements are made or reserves adjusted, differences are reflected in current operations.

  Postretirement Benefits

     The Company provides certain health care and life insurance benefits to eligible retirees and their dependents under plans administered by BCC. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." This Statement requires the Company to accrue the estimated costs of retiree health and other postretirement benefits during the periods in which eligible employees render service to earn the benefits. The Company elected to recognize the accumulated postretirement benefit obligation immediately resulting in a one-time charge of $21.3 million, net of the related tax benefits of $14.2 million in 1993, which was recorded as the cumulative effect of an accounting change.

  Income Taxes

     The operating results of the Company are included in the consolidated income tax returns filed by BCC. The income tax provision is calculated separately for the Company without the benefit of any special tax provisions applicable to BCC or its other subsidiaries. The Company's provision for income taxes is the current and deferred tax consequences of all events that have been recognized in the financial statement as measured by the provision of currently enacted tax laws and rates applicable to future periods.

                         WELLPOINT HEALTH NETWORKS INC.

     The Company adopted SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. The adoption of this Statement did not have a material impact on the Company's net income in 1993 other than the effect relating to the adoption of SFAS No. 106.

  Recognition of Premium Revenue and Management Services Revenue

     For most health care contracts, premiums are billed in advance of coverage periods and are recognized as revenue over the period in which services are obligated to be provided. For other contracts, revenue is recognized based on claims paid, estimated outstanding claims and related administrative fees. Premium revenue is adjusted by a provision for experience rated refunds which is estimated for certain group contracts based on historical and current claims experience.

     Workers' compensation insurance premiums are based upon the payroll of the insured. Premiums are earned on a pro rata basis over the term of the policy, generally one year. The ultimate premiums on retrospectively rated policies are estimated and, if necessary, adjusted for current claims experience.

     Premiums applicable to the unexpired contractual coverage periods are reflected on the accompanying consolidated balance sheets as unearned premiums.

     Management services revenue consists of administrative fees for services provided to third parties including management of medical services, claims processing and access to provider networks.

  Earnings per Share

     Earnings per share is determined by dividing net income by the weighted average number of shares outstanding. The number of shares outstanding for the years ended December 31, 1995, 1994 and 1993 have been recomputed to 66.4 million, the number of shares outstanding immediately following the Recapitalization to give effect to the stock exchange that occurred as part of the Recapitalization. (See Note 14.)

  Reclassifications

     Certain amounts in the prior years financial statements have been reclassified to conform to the 1995 presentation.

3. INVESTMENT SECURITIES

     The Company's investments in debt securities consist of the following (in thousands):

                                                             DECEMBER 31, 1995
                                             -------------------------------------------------
                                                                            GROSS UNREALIZED
                                             AMORTIZED         FAIR        -------------------
                                                COST          VALUE        GAINS       LOSSES
                                             ----------     ----------     ------     --------
    U.S. Treasury and agency...............  $  633,385     $  635,797     $3,661     $  1,249
    Mortgage-backed securities.............     205,361        201,368        131        4,124
    Corporate and other securities.........     273,997        267,200      1,474        8,271
                                             ----------     ----------     ------     --------
              Total debt securities........  $1,112,743     $1,104,365     $5,266     $ 13,644
                                             ==========     ==========     ======     ========

                         WELLPOINT HEALTH NETWORKS INC.

                                                             DECEMBER 31, 1994
                                             -------------------------------------------------
                                                                            GROSS UNREALIZED
                                             AMORTIZED         FAIR        -------------------
                                                COST          VALUE        GAINS       LOSSES
                                             ----------     ----------     ------     --------
    U.S. Treasury and agency...............  $  748,202     $  701,388     $   --     $ 46,814
    Mortgage-backed securities.............     591,982        553,853          7       38,136
    Corporate and other securities.........     490,083        452,958         15       37,140
                                             ----------     ----------     ------     --------
              Total debt securities........  $1,830,267     $1,708,199     $   22     $122,090
                                             ==========     ==========     ======     ========

     The amortized cost and estimated fair value of debt securities as of December 31, 1995, based on contractual maturity dates are summarized below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED         FAIR
                                                                    COST          VALUE
                                                                 ----------     ----------
     Due in one year or less...................................  $   61,864     $   62,187
     Due after one year through five years.....................     505,213        501,174
     Due after five years through ten years....................     388,075        386,779
     Due after ten years.......................................     158,021        154,655
                                                                 ----------     ----------
               Total debt securities...........................  $1,113,173     $1,104,795
                                                                 ==========     ==========

     Unrealized gross gains on equity securities totaled $2.3 million and unrealized gross losses totaled $2.1 million as of December 31, 1995. The cost of equity securities as of December 31, 1995 was $70.4 million. Unrealized gross gains and unrealized gross losses on equity securities were $4.1 million and $4.7 million, respectively, as of December 31, 1994. The cost of equity securities as of December 31, 1994 was $91.2 million.

     Proceeds from the sales of equity securities for the year ended December 31, 1995 were $204.3 million. Gross gains of $21.1 million and gross losses of $2.7 million were realized on the sales of equity securities in 1995. In 1994, proceeds from the sale of equity securities were $64.0 million, and the gross realized gains and gross realized losses on the sale of equity securities were $6.1 million and $4.6 million, respectively. In 1993, proceeds from the sale of equity securities were $38.6 million, and the gross realized gains and gross realized losses on the sale of equity securities were $4.4 million and $3.2 million, respectively.

     For the years ended December 31, 1995, 1994 and 1993, proceeds from the sales and maturities of debt securities were $1,253.0 million, $1,023.8 million and $974.3 million, respectively. Gross gains of $2.2 million and gross losses of $5.2 million were realized on the sales of debt securities for the year ended December 31, 1995. For 1994 gross realized gains from sales of debt securities were $6.2 million and gross realized losses were $2.7 million. In 1993, net realized gains from sales of debt securities were $0.1 million.

     The Company participates in a securities lending program whereby marketable securities in the Company's portfolio are transferred to an independent broker or dealer in exchange for collateral equal to at least 102% of the market value of securities on loan. Securities on loan are included in the Company's cash and investment portfolio shown on the accompanying consolidated balance sheets. Under this program, brokers/dealers are required to deliver substantially the same security to the Company upon completion of the transaction. Transactions under the securities lending program are in accordance with Board approved investment policies and are monitored by the Company's Corporate Treasury Department. The balances of securities on loan as of December 31, 1995 and 1994 were $1,345.5 million and $533.3 million, respectively, and income earned on security lending transactions for the years ended December 31, 1995 and 1994 was $1.2 million and $0.4 million, respectively. There were no securities on loan during the year ended December 31, 1993.

                         WELLPOINT HEALTH NETWORKS INC.

4. RECEIVABLES, NET

     Receivables consist of the following (in thousands):

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                                    --------     --------
     Premiums receivable..........................................  $ 77,508     $ 63,733
     Investment income and other receivables......................    77,902       52,032
                                                                    --------     --------
                                                                     155,410      115,765
     Less allowance for doubtful accounts.........................     6,329        4,718
                                                                    --------     --------
     Receivables, net.............................................  $149,081     $111,047
                                                                    ========     ========

5. PROPERTY AND EQUIPMENT, NET

     Property and equipment, at cost, consist of the following (in thousands):

                                                                         DECEMBER 31,
                                                                      -------------------
                                                                       1995        1994
                                                                      -------     -------
     Furniture and fixtures.........................................  $23,064     $20,202
     Equipment......................................................   36,743      25,355
     Leasehold improvements.........................................   12,602      10,369
                                                                      -------     -------
                                                                       72,409      55,926
     Less accumulated depreciation and amortization.................   29,445      22,023
                                                                      -------     -------
     Property and equipment, net....................................  $42,964     $33,903
                                                                      =======     =======

6. LINE OF CREDIT

     At December 31, 1995 and 1994, the Company had an unused line of credit totaling $250 million. The Company pays commitment fees of 0.625% on the unused portion.

7. INCOME TAXES

     The operating results of the Company are included in the consolidated income tax returns filed by BCC. The income tax provision is calculated on a separate return for the Company without the benefit of any special tax provisions applicable to BCC or its other subsidiaries. BCC assesses the Company for its share of estimated tax payments on a quarterly basis. Income taxes paid for the years ended December 31, 1995, 1994 and 1993 were $79.0 million, $101.9 million and $85.1 million, respectively.

                         WELLPOINT HEALTH NETWORKS INC.

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                             1995        1994        1993
                                                           --------    --------    --------
    Current:
      Federal...........................................   $111,814    $115,001    $104,012
      State.............................................     28,957      29,820      28,445
                                                           --------    --------    --------
                                                            140,771     144,821     132,457
                                                           --------    --------    --------
    Deferred:
      Federal...........................................    (14,998)     (4,791)     (4,943)
      State.............................................     (2,975)     (1,179)     (1,129)
                                                           --------    --------    --------
                                                            (17,973)     (5,970)     (6,072)
                                                           --------    --------    --------
    Provision for income taxes..........................   $122,798    $138,851    $126,385
                                                           ========    ========    ========

     The overall effective tax rate differs from the statutory federal tax rate as follows (percent of pretax income):

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                 1995       1994       1993
                                                                 ----       ----       ----
    Tax provision based on the federal statutory rate......      35.0%      35.0%      35.0%
    State income taxes, net of federal benefit.............       5.6        5.3        5.7
    Salvage and subrogation................................        --         --       (1.0)
    Effect of enacted tax rate change on existing temporary
      difference...........................................        --         --       (0.2)
    Tax exempt income......................................      (1.3)      (1.2)        --
    Non-deductible expenses................................       0.8        0.7         --
    Other, net.............................................       0.5       (0.4)       0.9
                                                                 ----       ----       ----
    Effective tax rate.....................................      40.6%      39.4%      40.4%
                                                                 ====       ====       ====

                         WELLPOINT HEALTH NETWORKS INC.

     Net deferred tax assets are comprised of the following (in thousands):

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1995         1994
                                                                      -------     --------
    Gross deferred tax assets:
      Market valuation on investment securities...................    $   250     $ 42,698
      Vacation and holiday accruals...............................      3,770        2,790
      Incurred claim reserve discounting..........................     15,353       13,004
      Provision for doubtful accounts.............................     11,561        9,552
      Unearned premium reserve....................................     10,393        9,786
      State income taxes..........................................      4,548        8,515
      Postretirement benefits.....................................     19,844       19,053
      Policyholder dividends......................................      4,787        3,987
      Intangible asset impairment.................................     10,850           --
      Other, net..................................................      3,988          369
                                                                      -------     --------
    Total gross deferred tax assets...............................     85,344      109,754
                                                                      -------     --------
    Gross deferred tax liabilities:
      Depreciation and amortization...............................     (1,263)      (1,981)
      Bond discount and basis differences.........................     (3,185)      (2,875)
      Other, net..................................................     (1,560)      (1,050)
                                                                      -------     --------
    Total gross deferred tax liabilities..........................     (6,008)      (5,906)
                                                                      -------     --------
    Net deferred tax assets.......................................    $79,336     $103,848
                                                                      =======     ========

     The deferred tax assets recorded above are comprised of temporary differences that are short-term in nature except for the SFAS No. 106 postretirement benefits liability which will reverse over the next 30 years, intangible asset impairment which will reverse over the next 15 years and depreciation and amortization differences which will reverse over 20 years. Management believes that the deferred tax assets listed above are fully recoverable and, accordingly, no valuation allowance has been recorded.

     In accordance with the Tax Allocation Agreement among BCC and certain subsidiaries of BCC (including the Company and its subsidiaries), a portion of BCC's consolidated AMT credit was allocated to the Company based on the respective tax liabilities in the years that the AMT credits were utilized in the consolidated federal income tax return. The tax benefits associated with the AMT credits were reflected as capital contributions from BCC resulting from the Company's portion of AMT credits utilized. The 1993 capital contribution of $42.8 million was received in 1994 and the 1994 capital contribution of $43.7 million was received in 1995. There was no AMT credit remaining as of December 31, 1995.

8. PENSION AND POSTRETIREMENT BENEFITS

  Pension Benefits

     The Company and its subsidiaries participate in two non-contributory defined benefits pension plans of BCC, covering substantially all Company employees. One plan covers bargaining unit employees, while the second plan, which was established on January 1, 1987, covers all eligible exempt and administrative employees meeting certain age and employment requirements. Plan assets are invested primarily in pooled income funds. BCC's policy is to fund its plans according to the 1974 Employee Retirement Income Security Act and income tax regulations. BCC uses the unit credit method of cost determination.

                         WELLPOINT HEALTH NETWORKS INC.

     The funded status of the BCC plans is as follows (in thousands):

                                                       NON-BARGAINING          BARGAINING
                                                       UNIT EMPLOYEES        UNIT EMPLOYEES
                                                        DECEMBER 31,          DECEMBER 31,
                                                     ------------------    ------------------
                                                      1995       1994       1995       1994
                                                     -------    -------    -------    -------
    Actuarial present value of projected benefit
      obligations:
      Vested......................................   $29,923    $21,374    $ 8,261    $ 6,351
      Non-vested..................................     2,326      2,013         94         50
                                                     -------    -------     ------     ------
    Accumulated benefit obligation................    32,249     23,387      8,355      6,401
    Provision for future salary increases.........     2,543      1,757        578        406
                                                     -------    -------     ------     ------
    Projected benefit obligation..................    34,792     25,144      8,933      6,807
    Less plan assets at fair value................    28,540     20,962      8,496      7,732
                                                     -------    -------     ------     ------
    Projected benefit obligation in excess of
      (less than) plan assets.....................     6,252      4,182        437       (925)
    Unrecognized prior service benefit............       106        122        251        299
    Unrecognized net loss.........................    (7,149)    (4,891)    (2,053)      (710)
    Unrecognized net transition asset.............        --         --         41         67
    Adjustment to recognize minimum liability.....     4,499      3,012         --         --
                                                     -------    -------     ------     ------
    Accrued pension liability (asset).............   $ 3,708    $ 2,425    $(1,324)   $(1,269)
                                                     =======    =======     ======     ======
    Major Assumptions:
      Discount rate...............................     7.25%      8.65%      7.25%      8.65%
      Rate of increase in compensation levels.....     5.50%      5.50%      5.50%      5.50%
      Expected long-term rate of return on plan
         assets...................................     8.50%      8.50%      8.50%      8.50%

     Net periodic pension expense (benefit) for the BCC defined benefit pension plans includes the following components (in thousands):

                                   NON-BARGAINING UNIT EMPLOYEES     BARGAINING UNIT EMPLOYEES
                                      YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                   -----------------------------    ---------------------------
                                    1995       1994       1993       1995      1994      1993
                                   -------    -------    -------    -------    -----    -------
    Service cost-benefits earned
      during the year............  $ 3,084    $ 3,531    $ 3,368    $    76    $ 112    $   152
    Interest cost on projected
      benefits obligations.......    2,402      2,048      1,400        589      607        637
    Actual (return) loss on plan
      assets.....................   (5,417)       319     (1,253)    (1,062)     235         96
    Net amortization and
      deferral...................    3,878     (1,270)       662        342     (945)    (1,052)
                                   -------    -------    -------    -------    -----    -------
    Net periodic pension expense
      (benefit)..................  $ 3,947    $ 4,628    $ 4,177    $   (55)   $   9    $  (167)
                                   =======    =======    =======    =======    =====    =======

     In 1993, BCC recognized a curtailment of the bargaining unit plan due to a reduction in work force. BCC also recognized a settlement for lump-sum payments made to the majority of terminated employees. Pension expense for 1993 includes a net gain of $0.9 million resulting from the curtailment and settlement.

     The pension expense allocated to the Company based on the number of employees, which management believes to be a reasonable and appropriate method of allocation, was $3.6 million, $4.1 million and $2.4 million for the years ended December 31, 1995, 1994 and 1993, respectively.

                         WELLPOINT HEALTH NETWORKS INC.

     The Company and its subsidiaries participate in BCC's Salary Deferral (401(k)) Savings Program (the "Plan"). Employees over 18 years of age are eligible to participate in the Plan if they meet certain length of service requirements. Under this plan, employees may contribute a percentage of their pre-tax earnings to the Plan. After one year of service, employee contributions up to 6% are matched by up to a 75% employer contribution which is immediately vested. Effective January 1, 1994, the employer contribution rate was increased to 85% for employees with ten years of service and to 100% for employees with twenty years of service. Company expenses related to the savings plan totaled $6.1 million, $4.3 million and $3.9 million for the years ended December 31, 1995, 1994 and 1993, respectively.

  Postretirement Benefits

     The Company provides certain health care and life insurance benefits to eligible retirees and their dependents under the BCC plans. The Company's employees are fully eligible for retiree benefits upon attaining 10 years of service and a minimum age of 55. The plan in effect for those retiring prior to September 1, 1994 provides for Company-paid life insurance for all retirees based on age and a percent of salary. In addition, the majority of retirees from age 62 forward receive fully paid health benefit coverage for themselves and their dependents. For employees retiring after September 1, 1994, the Company currently intends to subsidize health benefit coverage based on the retiree's years of service at retirement and date of hire. Life insurance benefits for retirees hired on or after May 1, 1992 are set at $10,000 upon retirement and are reduced to $5,000 at age 70.

     The accumulated postretirement benefit obligation ("APBO") and the accrued postretirement benefit cost as of December 31, 1995 and 1994 are as follows (in thousands):

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1995        1994
                                                                       --------    --------
    Actives not eligible...........................................     $20,411     $22,639
    Actives fully eligible.........................................         152       1,294
    Retirees and dependents........................................      22,750      17,868
                                                                        -------     -------
    Accumulated postretirement benefits obligation.................      43,313      41,801
    Unrecognized net gain from accrued postretirement benefit
      cost.........................................................       6,845       4,005
                                                                        -------     -------
    Accrued Postretirement Benefit Obligation......................     $50,158     $45,806
                                                                        =======     =======

     The above actuarially determined APBO was calculated using discount rates of 7.25% and 8.0% as of December 31, 1995 and 1994, respectively. The medical trend rate is assumed to decline gradually from 14% (under age 65) and 12% (age 65 and over) to 6% by the year 2002. These estimated trend rates are subject to change in the future. The medical trend rate assumption has a significant effect on the amounts reported. For example, an increase in the assumed health care trend rates of one percentage in each year would increase the APBO as of December 31, 1995 by $7.0 million and would increase service and interest costs by $0.8 million. For life insurance benefit calculations, a compensation increase of 5.5% was assumed.

     Net periodic postretirement benefit cost includes the following components (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1995       1994       1993
                                                               ------     ------     ------
     Service cost............................................  $1,691     $2,207     $1,783
     Interest cost...........................................   3,216      3,004      2,600
                                                               ------     ------     ------
     Net periodic postretirement benefit costs...............  $4,907     $5,211     $4,383
                                                               ======     ======     ======

                         WELLPOINT HEALTH NETWORKS INC.

9. LEASES

     The Company has an agreement with BCC to lease office space. BCC's lease terms range from one to ten years with options to renew. As discussed further in
Note 14, the Company renegotiated the lease for their headquarters building effective January 1, 1996. Certain lease agreements provide for escalation of payment which are based on fluctuations in certain published cost-of-living indices.

     Future minimum rental payments under operating leases utilized by the Company having initial or remaining noncancellable lease terms in excess of one year at December 31, 1995, including the new headquarters building lease, are as follows (in thousands):

        YEAR ENDING DECEMBER 31,
        ------------------------
        1996..............................................................  $ 13,228
        1997..............................................................    11,741
        1998..............................................................     9,163
        1999..............................................................     8,337
        2000..............................................................     7,075
        Thereafter........................................................   106,704
                                                                            --------
                  Total payments required.................................  $156,248
                                                                            ========

     Rental expense for the years ended December 31, 1995, 1994 and 1993 for all operating leases was $18.7 million, $17.5 million and $12.9 million, respectively. Contingent rentals included in the above rental expense for the years ended December 31, 1995, 1994 and 1993 were $2.0 million, $1.3 million and $1.1 million, respectively.

10. RELATED PARTY TRANSACTIONS

     Pursuant to the Administrative Services and Product Marketing Agreement, BCC provides office space and certain administrative and support services, including computerized data processing and management information systems, telecommunications systems and other management services to the Company. These expenses are allocated to and paid by the Company in an amount equal to the direct and indirect costs and expenses incurred in furnishing these services. In addition, the Company provides services to BCC which include health plan services, claims processing related to such plans, other financial management services and provider contracting (excluding hospitals and other institutional health care providers) which are reimbursed on a basis that approximates cost. Management of both the Company and BCC consider the allocation methodologies and cost approximations reasonable and appropriate.

     The Administrative Services and Product Marketing Agreement will expire in the year 2003 with subsequent renewals in five-year increments. However, the Company may obtain similar outside services or lease space and equipment from outside vendors as long as BCC is provided with at least six months written notice of its intent to obtain services from a party other than BCC.

     Intercompany charges between the Company and BCC for the respective periods are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1995         1994        1993
                                                          --------     --------     -------
    Services provided by BCC..........................    $ 17,418     $ 37,313     $74,393
    Services provided to BCC..........................     (11,592)     (13,013)     (7,782)
                                                          --------     --------     -------
    Net intercompany charges included in general and
      administrative expense..........................    $  5,826     $ 24,300     $66,611
                                                          ========     ========     =======

                         WELLPOINT HEALTH NETWORKS INC.

     As required by the DOC, non-contract provider services under the Company and BCC's jointly marketed Prudent Buyer and Medicare supplement products are required to be provided by BCC, and revenues attributable to such non-contract provider services are, therefore, not included in the Company's consolidated financial statements. BCC records a portion of premium revenue for these products based on the estimated cost of providing these non-contract provider health care services, plus an underwriting margin equal to the greater of 2.0% or the average percentage of underwriting gain among Blue Cross and Blue Shield Association member plans. For the year ended December 31, 1995, the underwriting margin was estimated at 2.0%. For each of the years ended December 31, 1994 and 1993, the underwriting margin was estimated at 2.5%. Such aggregate premium revenue recognized by BCC related to the non-contract provider services for these products for the years ended December 31, 1995, 1994 and 1993 was $163.4 million, $172.6 million and $235.1 million, respectively. Operating income recognized by BCC on such non-contract provider services for the years ended December 31, 1995, 1994 and 1993 was $3.2 million, $4.3 million and $5.9 million, respectively.

     In accordance with the Line of Business and Assumption Agreement between the Company and BCC, BCC retained medical claims payable of approximately $265 million for health care services incurred prior to February 1, 1993 with an offsetting amount of investments to satisfy such claims. The consolidated statement of cash flows for the year ended December 31, 1993 excludes the impact of the claim liability retained by BCC to reflect the Company's cash flows on a comparable basis.

     In 1993, WellPoint purchased equity securities of $71.8 million from BCC at fair market values as quoted by national markets.

11. COMMITMENTS AND CONTINGENCIES

     WellPoint has had lawsuits filed against it on behalf of its stockholders pertaining to an alleged breach by its Board of Directors of fiduciary duties by pursuing the Health Systems International ("HSI") transaction and allegedly rejecting certain other proposals without due consideration. BCC is also a defendant in the lawsuits against WellPoint. WellPoint believes that its directors acted in good faith and in an independent, informed and appropriate manner in all aspects of their decision to approve the HSI transaction and not to approve alternative proposals. Based upon the foregoing, WellPoint believes that these lawsuits are without merit and intends to vigorously defend such actions.

     In addition, WellPoint and certain of its subsidiaries are also parties to various other legal proceedings, many of which involve claims for coverage encountered in the ordinary course of business. WellPoint, like HMOs and health insurers generally, excludes certain health care services from coverage under its HMO, PPO and other plans. WellPoint is, in its ordinary course of business, subject to the claims of its enrollees arising out of decisions to restrict treatment or to restrict reimbursement for certain services. The loss of even one such claim, if it results in a significant punitive damage award, could have a material adverse affect on WellPoint. In addition, the risk of potential liability under punitive damage theories may increase significantly the difficulty of obtaining reasonable settlements of coverage claims. However, the financial and operational impact that such evolving theories of recovery will have on the managed care industry generally, or WellPoint in particular, is at present unknown.

     Certain of such legal proceedings are or may be covered under insurance policies or indemnification agreements. Based upon information presently available, management of WellPoint is of the opinion that the final outcome of all such proceedings should not have a material adverse effect on WellPoint's results of operations or financial condition.

12. NONRECURRING COSTS

     During the fourth quarter of 1995, the operating results of the Company included charges of $57.1 million ($34.5 million net of a $22.6 million tax benefit) for nonrecurring costs. Of the total, $29.8 million resulted

                         WELLPOINT HEALTH NETWORKS INC.

from costs, primarily professional fees, associated with the proposed recapitalization of WellPoint and the terminated acquisition of Health Systems International. In addition, the Company recorded a charge of $27.3 million for the impairment of its pharmaceutical benefits management business based on the Company's most recent analysis to evaluate impairment of long-lived assets in accordance with Company policy. The impairment reflects an anticipated dramatic reduction in future claims processing fees. The anticipated reduced fees result from an industry market shift whereby pharmaceutical manufacturing companies have purchased pharmaceutical benefits management companies to market their products by reducing claims processing fees.

13. REGULATORY REQUIREMENTS

     The Company's regulated subsidiaries must comply with certain minimum capital or tangible net equity requirements in each of the states in which they operate. As of December 31, 1995, all of the Company's regulated subsidiaries were in compliance with these requirements.

14. SUBSEQUENT EVENTS

  New Lease on Headquarters Building

     Effective January 1, 1996, the Company entered into a new lease agreement for a 24 year period. In addition to a base rent, the Company may have to pay a contingent amount, beginning in 1997, based upon annual changes in the CPI Index. The Company has paid $30 million to the owner of the building in connection with the agreement; this amount will be amortized over the life of the lease.

  Recapitalization and Purchase of BCC Commercial Operations

     On May 20, 1996, the Company concluded a series of transactions (collectively, the "Recapitalization") to recapitalize its publicly traded, majority-owned subsidiary, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), pursuant to the Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Amended Recapitalization Agreement"), by and among Old WellPoint, the Company (formerly known as Blue Cross of California ("BCC")), the California HealthCare Foundation (the "Foundation") and the California Endowment Fund (the "Endowment"). In connection with the Recapitalization, (a) Old WellPoint distributed an aggregate of $995.0 million by means of an extraordinary dividend of $10.00 per share to the record holders of its Class A and Class B Common Stock as of May 15, 1996,
(b) BCC, the sole shareholder of Old WellPoint's Class B Common Stock, donated its portion of such dividend ($800.0 million) to the Endowment, (c) BCC donated its assets, other than the shares of the Old WellPoint Class B Common Stock held by BCC and BCC's commercial operations (the "BCC Commercial Operations"), to the Foundation, (d) BCC changed its status from a California nonprofit public benefit corporation to a California for-profit business corporation, in conformity with the terms and orders of the California Department of Corporations, by means of filing amended and restated articles of incorporation with the California Secretary of State, immediately following which BCC issued to the Foundation 53,360,000 shares of its common stock and (e) Old WellPoint merged with and into BCC (the "Merger"), with the resulting entity changing its name to WellPoint Health Networks Inc.

     In connection with the Merger, (i) each outstanding share of Old WellPoint's Class A Common Stock was converted into 0.667 shares of the Company's Common Stock, (ii) the outstanding shares of Old Wellpoint's common stock issued to the Foundation prior to the Merger were converted into 53,360,000 shares of the postmerger Company's Common Stock and a cash payment of $235,000,000 to reflect the value of the BCC Commercial Operations and (iii) the outstanding shares of Old WellPoint's Class B Common Stock were canceled. The BCC Commercial Operations consisted of, among other things, the health care lines of business conducted by Blue Cross of California, substantially all agreements with health care providers that

                         WELLPOINT HEALTH NETWORKS INC.

provided services to enrollees of Blue Cross of California and all of the cash and securities of Blue Cross of California on hand at the time of closing of the Recapitalization.

     By virtue of the Merger and the exchange of shares of Old WellPoint for those of the Company, as of May 20, 1996 (the effective date of the Merger), there were a total of 66,366,500 shares of the Company's Common Stock outstanding, of which 53,360,000 shares (or approximately 80.4%) were held beneficially by the Foundation.

     The purchase method of accounting has been used to account for the acquisition of the BCC Commercial Operations. At the acquisition date, the excess purchase price over assets acquired was approximately $211.4 million and is being amortized on a straight-line basis over 40 years.

15. SUBSEQUENT EVENTS (UNAUDITED)

  Purchase of Massachusetts Mutual Life Insurance Company's Life and Health Benefits Management Division

     On March 31, 1996, the Company completed its acquisition of the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company ("MassMutual"), which conducts business under the name UNICARE Life & Health Insurance Company, through the acquisition of its parent MassMutual Holding Company Two, Inc. The purchase price was $402.2 million. The $402.2 million was funded with $340.2 million in existing cash and a Series A term note for $62.0 million. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million in full satisfaction of this obligation. The purchase method of accounting has been used to account for the acquisition. The excess purchase price over assets acquired was approximately $231.9 million and is being amortized on a straight-line basis over 35 years. The Company has spent approximately $8.5 million on integration costs through September 30, 1996. Through the end of 1997, the Company expects to incur a total of $30 million to $40 million of integration and other restructuring costs related to this acquisition, a portion of which is expected to be reflected in the Company's results of operations and a portion of which is expected to affect the Company's intangible assets and property and equipment.

     MMHD provides medical services to approximately 1.1 million members, focusing on the large employer market (groups of 251 to 3,000), and has medical members in all 50 states. In addition, MMHD also has approximately 0.9 million dental members, 0.4 million life insurance members, 0.5 million pharmacy members and 0.1 million disability members.

  Long-term Debt -- Notes Payable

     During the first quarter of 1996 in connection with the acquisition of MMHD, the Company issued a Series A term note for $62.0 million. Under the terms of the acquisition agreement for MMHD, the Company was obligated to issue a Series B term note based upon the results of a post-closing audit. In August 1996, the Company paid $22.2 million to MassMutual in full satisfaction of this obligation. The Series A term note will mature on March 31, 1999. From March 31, 1996, the issue date, through September 30, 1996, the weighted average interest rate was set at 5.82%. Thereafter, the interest rate will be equal to the Company's average interest cost by reason of the availability of the revolving credit facility, as described below. Interest will be paid quarterly.

  Long-term Debt -- Revolving Credit Facility

     In May 1996, the Company entered into an agreement with a consortium of financial institutions for a five-year unsecured revolving credit facility which provides a line of credit up to $1.25 billion through May 2001 with extension options through May 2003. The agreement provides for interest on committed advances at a rate equal to the London Interbank Offered Rate plus the applicable margin determined by the long-term

                         WELLPOINT HEALTH NETWORKS INC.

unsecured debt ratings or the leverage ratio as outlined in the agreement, or a reference rate or via a bid auction with the bank syndicate. Interest is determined using whichever of these methods which is the most favorable to the Company. A facility fee based on the facility amount, regardless of utilization, will be payable quarterly. The facility fee rate will also be determined by the unsecured debt ratings or the leverage ratio of the Company. The agreement requires maintenance of certain financial ratios and contains other restrictive covenants. At September 30, 1996, $685 million was outstanding under this facility which was used for the payment of a dividend to WellPoint stockholders in connection with the Recapitalization. At September 30, 1996, the Company was in compliance with the restrictive covenants outlined in the agreement. The weighted average interest rate from May 15, 1996, the initial draw date, through September 30, 1996 was 5.84%. (See Note 14).

  Purchase of Group Benefits Operations of John Hancock Mutual Life Insurance Company

     On October 10, 1996, the Company signed a definitive agreement to acquire part of the Group Benefits Operations of John Hancock Mutual Life Insurance Company for approximately $86.7 million. The acquisition, which is subject to regulatory approvals, is expected to be completed in the first quarter of 1997.

16. BASIS OF PRESENTATION FOR UNAUDITED INTERIM PERIODS

     The accompanying unaudited consolidated financial statements of WellPoint, in the opinion of management, reflect all material adjustments (which are of a normal recurring nature) necessary for the fair presentation of its financial condition as of September 30, 1996, the results of operations for each of the nine-month periods ended September 30, 1996 and 1995, cash flows for each of the nine-month periods ended September 30, 1996 and 1995, and the statement of changes in stockholders' equity for the nine months ended September 30, 1996. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the full year. Certain amounts in previously issued financial statements have been reclassified to conform to the 1996 presentation. The reclassifications had no effect on net income or stockholders' equity as previously reported.

17. EARNINGS PER SHARE -- INTERIM PERIODS (UNAUDITED)

     Earnings per share is determined by dividing net income by the weighted average number of shares outstanding. The number of shares outstanding for the nine months ended September 30, 1996 is 66.4 million. The number of shares outstanding for the nine months ended September 30, 1995 has been recomputed to
66.4 million, the number of shares outstanding immediately following the Recapitalization, to give effect to the stock exchange that occurred as part of the Recapitalization.

     The following unaudited pro forma summary combines the consolidated results of operations of the Company and the BCC Commercial Operations as if the Recapitalization had occurred at the beginning of each period presented, after giving effect to pro forma adjustments, which represent interest expense on long-term debt incurred to pay the special dividend, amortization of intangible assets, foregone interest on net cash used for the purchase of BCC Commercial Operations and payment of the special dividend and the related income tax effect.

                                                                           PRO FORMA
                                                                      FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                        (NET INCOME IN
                                                                          THOUSANDS)
    Net Income.....................................................  $139,290     $136,236
    Earnings per Share.............................................  $   2.09     $   2.06

     Fully diluted earnings per share is equivalent to the earnings per share indicated.

                         WELLPOINT HEALTH NETWORKS INC.

18. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     In accordance with the requirements of Accounting Principles Bulletin No. 16, Business Combinations, the following unaudited pro forma summary combines the consolidated results of operations of the Company, MMHD and the BCC Commercial Operations as if the acquisitions had occurred as of the beginning of each period presented after giving effect to pro forma adjustments. The pro forma adjustments represent interest expense on long-term debt incurred to fund the acquisitions and the Recapitalization, amortization of intangible assets, foregone interest on the net cash used for the acquisitions, administrative expenses related to the investment into national expansion of managed care networks and the related income tax effect. The pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if the Company, MMHD and the BCC Commercial Operations had been a single entity during the nine months ended September 30, 1996 and 1995, nor is it necessarily indicative of the results of operations which may occur in the future. Pro forma earnings per share is calculated based on 66.4 million shares of common stock outstanding during all periods presented.

                                                                   PRO FORMA
                                                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                              ----------------------------------------------------
                                              WELLPOINT    BCC      MMHD    ADJUSTMENTS    TOTAL
                                              ---------   ------   ------   -----------   --------
                                                    (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
    Revenues................................  $2,485.2    $319.9   $592.4     $ (14.9)    $3,382.6
    Net Income..............................  $  152.6    $  1.0   $ 11.8     $ (24.9)    $  140.5
    Earnings Per Share......................                                              $   2.11

                                                                   PRO FORMA
                                                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                              ----------------------------------------------------
                                              WELLPOINT    BCC      MMHD    ADJUSTMENTS    TOTAL
                                              ---------   ------   ------   -----------   --------
                                                    (IN MILLIONS, EXCEPT EARNINGS PER SHARE)
    Revenues................................  $12,328.4   $337.9   $680.0     $ (32.8)    $3,313.5
    Net Income..............................  $  166.7    $  5.7   $ 34.0     $ (53.3)    $  153.1
    Earnings Per Share......................                                              $   2.31

     Lower MMHD net income for the nine months ended September 30, 1996 compared to September 30, 1995 was primarily due to a decrease in the gross underwriting margin from a lower volume of premiums and claims and a decrease of realized gains on investments, goodwill amortization and interest expense in 1996.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

         ------------------------

             TABLE OF CONTENTS

                                        PAGE
                                        ----
Documents Incorporated by Reference...    2
Prospectus Summary....................    3
Cautionary Disclosure Regarding
  Forward-Looking Statements..........    7
Risk Factors..........................    7
The Company...........................   12
Use of Proceeds.......................   14
Dividend Policy.......................   14
Price Range of Common Stock...........   14
Capitalization........................   15
Selected Consolidated Financial and
  Operating Data......................   16
Unaudited Pro Forma Combined Condensed
  Financial Statements................   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   22
Business..............................   32
Management............................   48
Relationship with the Foundation......   51
Selling Shareholder...................   52
Description of Capital Stock..........   53
Shares Eligible for Future Sale.......   55
Certain United States Tax Consequences
  to Non-United States Holders........   56
Underwriting..........................   58
Legal Matters.........................   60
Experts...............................   60
Additional Information................   60
Index to Consolidated Financial
  Statements..........................  F-1

------------------------------------------------------
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------------------------------------------------------
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                 13,000,000 SHARES
                        LOGO
                   COMMON STOCK
           ------------------------------

                    PROSPECTUS
           ------------------------------

            MERRILL LYNCH INTERNATIONAL

           SALOMON BROTHERS INTERNATIONAL
                      LIMITED

             BEAR, STEARNS INTERNATIONAL
                      LIMITED

            DEAN WITTER INTERNATIONAL LTD.

                MORGAN STANLEY & CO.
                   INTERNATIONAL

                 NOVEMBER 21, 1996

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